Exhibit 10.21

Certain identified information has been excluded from this exhibit because it is both not material and is the type of information that the registrant treats as private or confidential. [***] indicates that information has been redacted.

EXECUTION VERSION

NSCALE NORWAY DC DA

(as Original Borrower)

ABN AMRO BANK N.V.

DNB BANK ASA

 NORDEA BANK ABP NUF

(as Mandated Lead Arrangers and Bookrunners)

EXPORT FINANCE NORWAY (NW. EKSPORTFINANSIERING NORGE)

SKANDINAVISKA ENSKILDA BANKEN AB

(as Mandated Lead Arrangers)

CERTAIN FINANCIAL INSTITUTIONS

(as Original Secured Hedge Counterparties)

DNB BANK ASA

(as Facility Agent)

DNB BANK ASA

(as Security Agent)

and

DNB BANK ASA

(as Administrative Agent)

SENIOR FACILITIES AGREEMENT

i

26.	Sharing among the Finance Parties	172
27.	Lenders’ Advisors	173
28.	Transfers by the Lenders	174
29.	Restrictions on Debt Purchase Transactions	181
30.	Changes to the Parties	181
31.	Amendments and Waivers	184
32.	Payments	191
33.	Set‑off	197
34.	Notices	197
35.	Calculations and Certificates	198
36.	Partial Invalidity	198
37.	Waivers and Remedies Cumulative	198
38.	Primacy	198
39.	Language	199
40.	Confidential Information	199
41.	Confidentiality of Funding Rates	203
42.	Execution	205
43.	Governing Law	205
44.	Jurisdiction and Enforcement	205
45.	Third Party Rights	206
46.	Survival	206
47.	Entire Agreement	206
48.	Limitations on Liability	206
49.	Bail‑In	206
50.	Acknowledgement Regarding Supported QFCs	207
Schedule 1		212
The Original Parties

ii

Schedule 2	214
Conditions Precedent
Schedule 3	220
Requests
Schedule 4	222
Form of Transfer Certificate
Schedule 5	226
Form of Assignment Agreement
Schedule 6	229
Form of Compliance Certificate
Schedule 7	231
Repayment Schedule
Schedule 8	232
Timetables
Schedule 9	233
Form of Increase Confirmation
Schedule 10	236
Form of Accession Deed
Schedule 11	238
Accordion Facility
Schedule 12	244
Forms of Notifiable Debt Purchase Transaction Notice
Schedule 13	246
Pre-Approved Credit Risk Insurer List

iii

THIS AGREEMENT (the “Agreement”) is dated 7 July 2026 and is made

BETWEEN:

(1)
NSCALE NORWAY DC DA, a partnership (delt ansvar) established and existing under the laws of Norway (business registration number 935 927 382) with its registered address at Teknologiveien 2A, 8517 Narvik, Norway (the “Original Borrower”);
(2)
ABN AMRO BANK N.V., DNB BANK ASA, NORDEA BANK ABP NUF, EXPORT FINANCE NORWAY (NW. EKSPORTFINANSIERING NORGE) and SKANDINAVISKA ENSKILDA BANKEN AB as mandated lead arrangers (whether acting individually or together, the “Mandated Lead Arrangers”);
(3)
ABN AMRO BANK N.V., DNB BANK ASA and NORDEA BANK ABP NUF as bookrunners (whether acting individually or together, the “Bookrunners”);
(4)
THE FINANCIAL INSTITUTIONS listed in Part 1 (Arrangers) of Schedule 1 (The Original Parties) (as “Arrangers”);
(5)
THE FINANCIAL INSTITUTIONS listed in Part 2 (Original Lenders) of Schedule 1 (The Original Parties) (as “Original Lenders”);
(6)
THE FINANCIAL INSTITUTIONS that accede to this Agreement in their capacity as Secured Hedge Counterparties (“Original Secured Hedge Counterparties”);
(7)
DNB BANK ASA, a company incorporated in Oslo, Norway with company number 984 851 006 and having its registered office at Dronning Eufemias gate 30, 0191 Oslo, Norway, in its capacity as agent on behalf of the Finance Parties (the “Facility Agent”);
(8)
DNB BANK ASA, a company incorporated in Oslo, Norway with company number 984 851 006 and having its registered office at Dronning Eufemias gate 30, 0191 Oslo, Norway, in its capacity as security trustee and security agent on behalf of the Secured Parties (the “Security Agent”); and
(9)
DNB BANK ASA, a company incorporated in Oslo, Norway with company number 984 851 006 and having its registered office at Dronning Eufemias gate 30, 0191 Oslo, Norway, in its capacity as administrative agent on behalf of the Finance Parties (the “Administrative Agent”), each, a “Party” and together, the “Parties”.

1.
Definitions and Interpretation
1.1.
Definitions
(a)
Unless the context otherwise requires, words and expressions defined in the Security Agency and Intercreditor Deed shall have the same meaning when used in this Agreement as if set out in full in this Agreement.
(b)
In addition to the definitions incorporated into this Agreement under paragraph (a) above, in this Agreement:

“Acceptable Bank” means a bank or financial institution which has a rating for its long‑term unsecured and non‑credit‑enhanced debt obligations of A‑ or higher by S&P or A‑ or higher by Fitch or A3 or higher by Moody’s.

“Accession Deed” means:

(a)
in respect of the accession to this Agreement, a document substantially in the form set out in Schedule 10 (Form of Accession Deed); and
(b)
in respect of the accession to the Security Agency and Intercreditor Deed, a document substantially in the form set out in schedule 2 (Form of Debtor Accession Deed) of the Security Agency and Intercreditor Deed.

“Accordion Debt Terms” means, with respect to any Financial Indebtedness under any Accordion Facility, that:

(a)
each creditor of such Financial Indebtedness which is not already party to the Security Agency and Intercreditor Deed shall be an Eligible Lender and shall accede to the Security Agency and Intercreditor Deed as an Additional Creditor (as defined therein);
(b)
each creditor of such Financial Indebtedness does not, and may not at any time, benefit from any Security, guarantees or other credit support, or recourse to, any Pledgor, any Obligor or party in respect of such Financial Indebtedness other than pursuant to the Security Documents and the Security Agency and Intercreditor Deed;
(c)
the Facility Agent has received such documents (if any), in form and substance satisfactory to the Facility Agent, as are reasonably necessary as a result of the establishment of such Accordion Facility to maintain the effectiveness of the Security, guarantees, indemnities and other assurance against loss provided to the Finance Parties pursuant to the Finance Documents;
(d)
the Financial Indebtedness would benefit from the Parent Company Guarantee (or an equivalent parent company guarantee) on a pari passu basis, with the Financial Indebtedness benefiting from no other parent company guarantee that is on terms (or subject to conditions) any more favourable to the creditors thereof than the terms of the Parent Company Guarantee;
(e)
the Financial Indebtedness ranks no higher than pari passu with the other Secured Debt then outstanding;
(f)
such Financial Indebtedness does not:
(i)
have a final maturity date falling prior to the Final Maturity Date applicable to the Facilities, and in respect of any repayment date under the Accordion Facility falling on or prior to the Final Maturity Date, such repayment dates shall be aligned with the corresponding Scheduled Repayment Dates under the Term Facility; or
(ii)
provide for any amortisation schedule and any cash sweep that is more favourable to the lenders thereunder than the equivalent provisions applicable to the Term Facility, unless offered to the Lenders under the Term Facility on a pro rata basis; or
(iii)
contain any covenant, event of default or other term that is materially more restrictive to the Borrower than the corresponding provisions under this Agreement;

(g)
the Financial Indebtedness will be made available:
(i)
to finance the payment of Project Costs related to permitted Expansions; and/or
(ii)
for VAT payments and/or ancillary facilities for ordinary course of business;
(h)
the Borrower has supplied a certificate to the Facility Agent confirming that:
(i)
no Default or Event of Default is continuing or would occur as a result of the incurrence of such Financial Indebtedness;
(ii)
no Cash Trap Event is continuing or would occur as a result of the incurrence of such Financial Indebtedness; and
(iii)
the amount of such Financial Indebtedness complies with the Incremental Debt Sizing Criteria; and
(i)
the Facility Agent has received copies of the legal, insurance and technical due diligence reports and model audit letter in respect of the updated Financial Model, in each case as prepared in respect of the Expansion to be funded by such Accordion Facility to the reasonable satisfaction of each Accordion Lender.

“Accordion Facility” means an Accordion Term Facility and/or an Accordion Revolving Facility made available pursuant to Clause 2.2 (Accordion Facility) which are documented under this Agreement as an additional tranche of, or an increase of, any Facility or a previously incurred Accordion Facility.

“Accordion Facility Commencement Date” means, in respect of an Accordion Facility, the date elected by the Borrower and specified as the Accordion Facility Commencement Date in the Accordion Facility Notice relating to that Accordion Facility, which date specified therein shall be the earlier of (a) the date the Accordion Facility is committed, whether or not subject to any conditions to drawing and (b) the date any amount thereof is first utilised.

“Accordion Facility Commitment” means an Accordion Revolving Facility Commitment or an Accordion Term Facility Commitment.

“Accordion Facility Lender” means any Lender or other bank, financial institution, fund, entity or other person (not being a member of the Group) which signs an Accordion Facility Notice and confirms its willingness to provide all or a part of an Accordion Facility.

“Accordion Facility Lender Accession Notice” means a notice substantially in the form set out in Part 1 of Schedule 11 (Accordion Facility) or any other form agreed between the Facility Agent and the Borrower (each acting reasonably).

“Accordion Facility Loan” means an Accordion Term Facility Loan or an Accordion Revolving Facility Loan.

“Accordion Facility Notice” means, in respect of an Accordion Facility, a notice substantially in the form set out in Part 2 of Schedule 11 (Accordion Facility) (or any other form agreed between the Facility Agent and the Borrower (each acting reasonably)) delivered by the Borrower to the Facility Agent in accordance with Clause 2.2 (Accordion Facility).

“Accordion Revolving Facility” means an Accordion Facility made available under Clause 2.2 (Accordion Facility) as a revolving credit facility.

“Accordion Revolving Facility Commitment” means:

(a)
in relation to an Accordion Facility Lender, the amount in USD set out in each Accordion Facility Notice signed by that Accordion Facility Lender and the amount of any other Accordion Revolving Facility Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Accordion Facility) or Clause 2.3 (Increase); and
(b)
in relation to any other Lender, the amount in USD of any Accordion Revolving Facility Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Accordion Facility) or Clause 2.3 (Increase), to the extent not cancelled, reduced or transferred by it under this Agreement.

“Accordion Revolving Facility Lender” means:

(a)
any Accordion Facility Lender in respect of any Accordion Revolving Facility; and
(b)
any bank, financial institution, trust, fund or other entity which has become a Party as an Accordion Revolving Facility Lender in accordance with Clause 2.3 (Increase) or Clause 28 (Transfers by the Lenders).

“Accordion Revolving Facility Loan” means a loan made or to be made under the Accordion Revolving Facility or the principal amount outstanding for the time being of that loan.

“Accordion Revolving Facility Reduction Date” means in relation to an Accordion Revolving Facility, any date specified as an Accordion Revolving Facility Reduction Date in the Accordion Facility Notice relating to that Accordion Revolving Facility.

“Accordion Revolving Facility Reduction Instalment” means any instalment for reduction specified as an Accordion Revolving Facility Reduction Instalment in the Accordion Facility Notice relating to that Accordion Revolving Facility.

“Accordion Term Facility” means an Accordion Facility made available under Clause 2.2 (Accordion Facility) as a term loan facility.

“Accordion Term Facility Commitment” means:

(a)
in relation to an Accordion Facility Lender, the amount in USD set out in each Accordion Facility Notice signed by that Accordion Facility Lender and the amount of any other Accordion Term Facility Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Accordion Facility) or Clause 2.3 (Increase); and
(b)
in relation to any other Lender, the amount in USD of any Accordion Term Facility Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Accordion Facility) or Clause 2.3 (Increase), to the extent not cancelled, reduced or transferred by it under this Agreement.

“Accordion Term Facility Lender” means:

(a)
any Accordion Facility Lender in respect of any Accordion Term Facility; and
(b)
any bank, financial institution, trust, fund or other entity which has become a Party as an Accordion Term Facility Lender in accordance with Clause 2.3 (Increase) or Clause 28 (Transfers by the Lenders).

“Accordion Term Facility Loan” means a loan made or to be made under the Accordion Term Facility or the principal amount outstanding for the time being of that loan.

“Accordion Term Facility Repayment Instalment” means any instalment for repayment specified as an Accordion Term Facility Repayment Instalment in the Accordion Facility Notice relating to that Accordion Term Facility.

“Account Bank” means JPMorgan Chase Bank, N.A., or any replacement bank or financial institution appointed from time to time in accordance with the Accounts Agreement.

“Accounts Agreement” means the accounts agreement entered into on or about the date of this Agreement between, among others, the Borrower, the Account Bank, the Facility Agent and the Security Agent.

“Additional Borrower” means a company which becomes a Borrower in accordance with Clause 30.2 (Additional Borrowers and Additional Land Cos).

“Additional Land Co” means a company which becomes a Land Co in accordance with Clause 30.2 (Additional Borrowers and Additional Land Cos).

“Advisor” means any entity which provides a fund or other entity with advice in relation to the management of investments of that fund or other entity which (other than in relation to actually making decisions to implement such advice) is substantially the same as the services which would be provided by a manager, the fund or other entity, and the term “advised” shall be construed accordingly.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Agent” means:

(a)
the Facility Agent;
(b)
the Administrative Agent; or
(c)
the Security Agent.

“Agreed Hedging Policy” has the meaning given to it in the Security Agency and Intercreditor Deed.

“Ancillary Commencement Date” means, in relation to an Ancillary Facility, the date on which that Ancillary Facility is first made available, which date shall be a Business Day within the Availability Period for the relevant Accordion Revolving Facility.

“Ancillary Commitment” means, in relation to an Ancillary Lender and an Ancillary Facility, the maximum USD amount which that Ancillary Lender has agreed (whether or not subject to satisfaction of conditions precedent) to make available from time to time under an Ancillary Facility and which has been authorised as such under Clause 6 (Ancillary Facilities), to the extent that the amount is not cancelled or reduced under this Agreement or the Ancillary Documents relating to that Ancillary Facility.

“Ancillary Document” means each document relating to or evidencing the terms of an Ancillary Facility.

“Ancillary Facility” means any ancillary facility made available by an Ancillary Lender in accordance with Clause 6 (Ancillary Facilities).

“Ancillary Lender” means each Lender (or Affiliate of a Lender) which makes available an Ancillary Facility in accordance with Clause 6 (Ancillary Facilities).

“Ancillary Outstandings” means, at any time, in relation to an Ancillary Lender and an Ancillary Facility then in force the aggregate of the equivalents (as calculated by that Ancillary Lender) in USD of the following amounts outstanding under that Ancillary Facility:

(a)
the face amount of each guarantee, bond and letter of credit under that Ancillary Facility; and
(b)
the amount fairly representing the aggregate exposure (excluding interest and similar charges) of that Ancillary Lender under each other type of accommodation provided under that Ancillary Facility, in each case as determined by such Ancillary Lender, acting reasonably in accordance with its normal banking practice and in accordance with the relevant Ancillary Document.

“Anti‑Corruption Laws” means, in relation to a relevant person:

(a)
the Foreign Corrupt Practices Act of 1977 of the United States of America, as amended by the Foreign Corrupt Practices Act Amendments of 1988 and 1998;
(b)
the UK Bribery Act 2010;
(c)
the United Nations Convention against Corruption of 31 October 2003;
(d)
Chapters 27 and 30 of the Norwegian Penal Code (Straffeloven 2005);
(e)
Section 5a-e, Chapter 10 of the Swedish Penal Code (Sw. Brottsbalken (1962:700));
(f)
any other laws or regulations promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions of 17 December 1997, the OECD Council Recommendation on Bribery and Officially Supported Export Credits (2019), including as implemented in the domestic laws of Norway, the Netherlands and Sweden; or
(g)
any other laws or regulations in any jurisdiction relating to bribery, corruption and/or any similar practices, in each case to the extent applicable to that relevant person.

“Anti‑Money Laundering Laws” means, in relation to a relevant person, all anti‑money laundering laws, rules, regulations and orders, including the UK Proceeds of Crime Act, the USA PATRIOT Act, the Norwegian Money Laundering Act of 1 June 2018 no. 23 and the Norwegian Money Laundering Regulation of 14 September 2018 no. 1324, the Swedish Anti-Money Laundering Act (Sw. lag (2017:630) om atgarder mot penningtvatt och finansiering av terrorism), the Swedish Measures against Money Laundering and Terrorist Financing Ordinance (Sw. Forordning (2009:92) om atgarder mot penningtvétt och finansiering av terrorism) and the Swedish Registration of Beneficial Owners Act (Sw. Lag (2017:631) om registrering av verkliga huvudman), in each case to the extent applicable to that relevant person.

“Applicable Disposal Proceeds” means the amount of any proceeds of a Permitted Disposal pursuant to paragraph (l) of the definition of that term and after deducting:

(a)
any reasonable expenses which are incurred by any member of the Group with respect to that Permitted Disposal to persons who are not members of the Group; and

(b)
any Tax incurred and required to be paid by the seller in connection with that Permitted Disposal (as reasonably determined by the seller, on the basis of existing rates and taking account of any available credit, deduction or allowance).

“Applicable Insurance Proceeds” means the amount of any Insurance Proceeds that are not Excluded Insurance Proceeds, net of any costs, expenses, and Taxes incurred by the Borrower in connection with the insurance claim or receipt of the Insurance Proceeds.

“Applicable Liquidated Damages Proceeds” means the amount of any Liquidated Damages Proceeds that are not Excluded Liquidated Damages Proceeds.

“Applicable Perfection Date” means, in relation to any Transaction Security to be Perfected, one (1) day after the granting of such Transaction Security.

“Appointed Agent” means the Facility Agent or the Administrative Agent, as applicable.

“Approved Credit Risk Insurer” means any person that is either:

(a)
included in (or is an Affiliate of a person included in) the list of persons set out in Schedule 13 (Pre-Approved Credit Risk Insurer List); provided that person is not a Restricted Lender; or
(b)
a person that is engaged in (and is providing or proposing to provide) trade or credit insurance or reinsurance, or any analogous form of synthetic credit protection or risk participation for the purpose of credit risk mitigation, provided that, in each case, such person is not a commercial bank which may ordinarily participate as a lender of record of the Facilities and is not a Restricted Lender.

“Arrangers” has the meaning given to that term in the Preamble.

“Article 55 BRRD” means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“Assignment Agreement” means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement), or any other form agreed between the relevant assignor and the assignee, provided that if that other form does not contain the undertaking set out at paragraph 2 in the form set out in Schedule 5 (Form of Assignment Agreement), it shall not be an “Assignment Agreement” for the purposes of this Agreement.

“Associate” means, in relation to a person or entity, any person or entity which controls, is controlled by, or is under common control with such person or entity. For purposes of this definition of Associate, “control” shall mean:

(a)
in the case of corporate entities, direct or indirect ownership of more than fifty per cent. (50%) of the stock or shares having the right to vote for the election of directors; or
(b)
in the case of non‑corporate entities, direct or indirect ownership of more than fifty per cent. (50%) of the equity, voting share participation or other interest with the power to direct the management and policies of such non‑corporate entities.

“Auditors” means KPMG or any other firm appointed by the Borrower to act as its statutory auditors.

“Authorisation” means an authorisation, permit, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Availability Period” means:

(a)
in respect of the Term Facility, the period from and including Financial Close until the earlier of:
(i)
the Term Facility being drawn in full;
(ii)
the termination of all outstanding commitments under the Term Facility;
(iii)
the date falling ninety (90) days following the Completion Date;
(iv)
such later date as the Facility Agent (acting on the instructions of all of the Lenders) and the Borrower may agree;
(b)
in respect of the Revolving Facility, the period from and including Financial Close to and including the date falling one (1) month prior to the Final Maturity Date; and
(c)
in relation to any Accordion Facility, the period specified in the notice delivered by the Borrower in accordance with Clause 2.2 (Accordion Facility).

“Available Commitment” means, in relation to a Facility, a Lender’s Commitment under that Facility minus (subject to Clause 6.8 (Affiliates of Lenders as Ancillary Lenders) and as set out below):

(a)
the amount of its participation in any outstanding Utilisations under that Facility and, in the case of a Utilisation under an Accordion Revolving Facility only, the amount of the aggregate of its (and its Affiliate’s) Ancillary Commitments under that Accordion Revolving Facility; and
(b)
in relation to any proposed Utilisation, the amount of its participation in any other Utilisations that are due to be made under that Facility on or before the proposed Utilisation Date and, in the case of an Accordion Revolving Facility only, the amount of its (and its Affiliate’s) Ancillary Commitment in relation to any new Ancillary Facility that is due to be made available on or before the proposed Utilisation Date.

For the purposes of calculating a Lender’s Available Commitment in relation to any proposed Utilisation under an Accordion Revolving Facility only, the following amounts shall not be deducted from a Lender’s Commitment under that Accordion Revolving Facility:

(i)
that Lender’s participation in any Accordion Revolving Facility Loans under that Accordion Revolving Facility that are due to be repaid or prepaid on or before the proposed Utilisation Date for that Accordion Revolving Facility; and
(ii)
that Lender’s (and its Affiliate’s) Ancillary Commitments under that Accordion Revolving Facility to the extent that they are due to be reduced or cancelled on or before the proposed Utilisation Date for that Accordion Revolving Facility.

“Available Credit Balance” means, in relation to an Ancillary Facility, credit balances on any account of the Borrower of that Ancillary Facility with the Ancillary Lender making available that Ancillary Facility to the extent that those credit balances are freely available to be set off by that Ancillary Lender against liabilities owed to it by that Borrower under that Ancillary Facility.

“Available Facility” means, in relation to a Facility, the aggregate for the time being of each Lender’s Available Commitment in respect of that Facility.

“Award Proceeds” means, in relation to any Proceedings, an amount equal to the Net Award in respect of those Proceedings.

“Bail‑In Action” means any exercise of Write‑down and Conversion Powers.

“Bail‑In Legislation” means:

(a)
in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail‑In Legislation Schedule from time to time;
(b)
in relation to the United Kingdom, the UK Bail‑In Legislation; and
(c)
in relation to any state other than such an EEA Member Country or the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write‑down and Conversion Powers contained in that law or regulation.

“Bank Levy” means:

(a)
any amount payable by any Finance Party or any of its Affiliates on the basis of, or in relation to, its balance sheet or capital base or any part of that person’s liabilities or minimum regulatory capital or any combination thereof (including the UK bank levy as set out in the Finance Act 2011 (as amended), the Dutch bankenbelasting as set out in the Dutch Bank Levy Act (Wet bankenbelasting), the ex-ante contributions as set out in Article 70 of the EU Regulation (EU) No 806/2014 of the European Parliament and of the Council of 15 July 2014 establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of a Single Resolution Mechanism and a Single Resolution Fund and amending Regulation (EU) No 1093/2010), and any other levy or tax in any jurisdiction levied on a similar basis or for a similar purpose;
(b)
any financial activities taxes (or other taxes) of a kind contemplated in the European Commission consultation paper on financial sector taxation dated 22 February 2011, including the Norwegian Finance Tax as decided each year by the Norwegian Parliament; and
(c)
any bank surcharge or banking corporation tax surcharge as set out in Finance (No. 2) Act 2015 and any other surcharge or tax of a similar nature implemented in any other jurisdiction,

in each case, which has been enacted or which has been formally announced as proposed as at the date a Finance Party becomes a Party to this Agreement.

“Base Case Forecast” means the original financial projection produced by the Financial Model accepted by the Facility Agent and the Lenders’ Model Auditor on or prior to the Signing Date which shall include the assumptions agreed by the Facility Agent and the Borrower or, if there has been an update to such forecast in accordance with the Finance Documents, then such updated forecast.

“Blocking Law” means:

(a)
any provision of Council Regulation (EC) No 2271/1996 of 22 November 1996 (as amended) (or any law or regulation implementing such Regulation in any member state of the European Union);

(b)
Council Regulation (EC) No 2271/1996 of 22 November 1996 (as amended) as it forms part of the law of the United Kingdom;
(c)
section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung); or
(d)
any other applicable law in the European Economic Area, the European Union and the United Kingdom with similar application that blocks the application of any extraterritorial sanctions.

“Borrower” means:

(a)
prior to the Borrower Restructuring Effective Date, the Original Borrower;
(b)
on and from the Borrower Restructuring Effective Date, the New Borrower; and
(c)
on and from the date it enters into the Accession Deeds set out in Clause 30.2 (Additional Borrowers and Additional Land Cos), any Additional Borrower.

“Borrower Restructuring” means the reorganisation of the Original Borrower, consisting of the following:

(a)
the acquisition or establishment by the Original Borrower of a wholly owned Subsidiary created as a limited liability company under the laws of Norway (the “New Borrower”) (the “Borrower Restructuring Step 1”);
(b)
the transfers by the Original Borrower of all of its activities, assets (including the shares in Land Co) and liabilities to the New Borrower, pursuant to a capital contribution or such other form as is determined by the Original Borrower (the “Borrower Restructuring Step 2”);
(c)
the dissolution of the Original Borrower, with its shares in the New Borrower transferred to the Pledgors (the “Borrower Restructuring Step 3”); and
(d)
the merger of each of the Pledgors into Nscale Ventures DC Holdings AS (the “Borrower Restructuring Step 4”),

in each case as described in the Tax Structuring Report, or as otherwise agreed between the Original Borrower and the Facility Agent (acting on the instructions of the Majority Lenders).

“Borrower Restructuring Effective Date” means the date on which each of the steps set forth in the definition of Borrower Restructuring have been effected.

“Borrower Restructuring Step 1” has the meaning given to that term in the definition of “Borrower Restructuring”.

“Borrower Restructuring Step 2” has the meaning given to that term in the definition of “Borrower Restructuring”.

“Borrower Restructuring Step 3” has the meaning given to that term in the definition of “Borrower Restructuring”.

“Borrower Restructuring Step 4” has the meaning given to that term in the definition of “Borrower Restructuring”.

“Break Costs” means the amount (if any) by which:

(a)
the interest (excluding the Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)
the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Budgeting Year” means a period of twelve (12) calendar months covered by a budget prepared by or on behalf of the Borrower which, as at the Signing Date, will be for a period from 1 January to 31 December.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London, Oslo, Amsterdam, Stockholm and New York.

“Calculation Date” means each 30 June and 31 December.

“Calculation Period” means each period of twelve (12) months ending on (and including) a Calculation Date.

“Cash Trap Amount” means, with respect to any Cash Trap Event, an amount equal to one hundred per cent. (100%) of the Excess Cashflow standing to the credit of the Revenue Account following the occurrence and during the continuation of a Cash Trap Event.

“Cash Trap Event” means an Offtake Cash Trap Event or a Ratio Cash Trap Event.

“Cash Trap Reserve Account” has the meaning given to that term in the Accounts Agreement.

“Cash Trap Test” means no Cash Trap Event has occurred and is continuing.

“Cash Waterfall” has the meaning given to that term in the Accounts Agreement.

“CFADS” means, for any Calculation Period, the aggregate amount (without double counting) of:

(a)
Revenues received (or, in the case of a forecast, to be received) during such period,

less

(b)
any Operating Costs paid (or, in the case of a forecast, to be paid) during such period.

“Change of Control” means:

(a)
any person or group of persons (acting in concert) other than the Initial Investors acquiring direct or indirect ownership of more than thirty-three point three per cent. (33.3%) of the voting power or ownership of the outstanding equity interests in TopCo;
(b)
following an IPO, TopCo does not thereafter remain listed;
(c)
TopCo ceasing to own, directly or indirectly, fifty point one per cent. (50.1%) of the voting power of the outstanding equity interests in Nscale Ventures Holdings Norway AS;

(d)
Nscale Ventures Holdings Norway AS ceasing to own, directly or indirectly, one hundred per cent. (100%) of each Pledgor (or following the Borrower Restructuring, Nscale Ventures DC Holdings AS); or
(e)
the Pledgors together (or following the Borrower Restructuring, Nscale Ventures DC Holdings AS) ceasing to directly own in aggregate one hundred per cent. (100%) of the partnership interests or issued share capital (as applicable) in the Borrower;
(f)
Nscale Ventures Holdings Norway AS ceasing to own, directly or indirectly, one hundred per cent. (100%) of the partnership interests or shares in GPU Co and any other GPU SPV (other than as a result of any permitted enforcement by GPU Co’s lenders in accordance with the Quiet Enjoyment Agreement);
(g)
any person or group of persons (acting in concert), directly or indirectly, acquires, obtains or has the right or ability to (i) appoint, elect, or remove and replace a majority of the members of the board of directors (or equivalent governing body) of the Obligors, or (ii) direct or cause the direction of the operating and financial policies of the Obligors;
(h)
following the Land Co Restructuring, the Original Borrower ceasing to directly own in aggregate one hundred per cent. (100%) of the issued share capital in the Original Land Co; and
(i)
if the Original Borrower has confirmed that an Additional Land Co shall accede in accordance with Clause 30.2 (Additional Borrowers and Additional Land Cos), then following such accession, the Additional Borrower ceasing to directly own in aggregate one hundred per cent. (100%) of the issued share capital in the Additional Land Co, provided that for the avoidance of doubt, none of the Permitted Reorganisation Steps shall constitute a Change of Control.

“Change of Law” means any change which occurs after the date of this Agreement in any law, regulation or Treaty (or in the published interpretation, administration or application of any law, regulation or Treaty) or any published practice or published concession of any relevant tax authority other than any change that occurs pursuant to, or in connection with the adoption, ratification, approval or acceptance of, the MLI in or by any jurisdiction.

“Charged Property” means all of the assets that from time to time are, or are expressed to be, the subject of the Transaction Security.

“Circular Group Contribution” shall have the meaning assigned to such term in the definition of “Permitted Contribution”.

“Code” means the US Internal Revenue Code of 1986.

“Commitment” means a Term Facility Commitment or a Revolving Facility Commitment.

“Commitment Letter” means the commitment letter dated 28 April 2026 between, amongst others, the Company and each of the Arrangers.

“Competitor” means any person that is, or is an Affiliate or Related Fund of, a person that is a direct or indirect competitor of the Group and/or an Initial Investor (other than Sandton Capital Partners) in respect of any of the core business activities of the Group and/or an Initial Investor, provided that in the case of an Affiliate or Related Fund of such a person, any such Affiliate or Related Fund managed independently of such person will not constitute a “Competitor”.

“Completion Date” means the first date on which each of the following has occurred:

(a)
the DC Completion Date; and
(b)
the “service commencement date” has occurred under the DC Services Agreement.

“Completion Long-Stop Date” means 30 June 2027, as may be extended for Force Majeure by up to an additional six (6) month period following the delivery of a copy of any notice of Force Majeure by the Borrower to the Facility Agent.

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 6 (Form of Compliance Certificate).

“Confidential Information” means all information relating to the Group, the Material Project Agreements, the Finance Documents or a Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or a Facility from either:

(a)
any Obligor or any of its advisors; or
(b)
another Finance Party, if the information was obtained by that Finance Party, directly or indirectly, from any Obligor or any of its advisors,

in whatever form, and includes any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information, but excludes:

(i)
information that:
(A)
is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 40 (Confidential Information);
(B)
is identified in writing at the time of delivery as non‑confidential by any Obligor or any of its advisors;
(C)
is given orally; or
(D)
is known by that Finance Party before the date that the information is disclosed to it in accordance with paragraph (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Obligors and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and
(ii)
any Funding Rate.

“Confidentiality Undertaking” means the ‘LMA Master Confidentiality Undertaking’ or such other form of confidentiality undertaking agreed between the Borrower and the relevant Lender, in each case, with such adjustments as may be agreed between such parties (in consultation with the Borrower) to reflect that an Initial Investor may be a listed entity.

“Constitutional Documents” means, in respect of any entity, the certificate of registration, the constitution, articles of association or incorporation, by‑laws, charter or such other document(s) governing the existence of that entity and regulating the structure and control of that entity and its members.

“Construction Budget” means, at any time, the most recent annual construction budget in respect of the Project that has been delivered by the Borrower to the Facility Agent pursuant to and in accordance with Clause 21.11 (Construction Budgets).

“Construction Costs” means all costs, fees, claims and expenses (without double counting) incurred by the Borrower in connection with the design, development, construction, testing, completion and commissioning of the Project, including:

(a)
any costs or expenses under the EPC Contracts;
(b)
all legal, accounting, consulting, advisory and other professional fees and disbursements incurred by or on behalf of the Borrower in connection with the negotiation and entry into of the Transaction Documents;
(c)
Taxes payable under the EPC Contracts at any time prior to the Completion Date; and
(d)
any other costs, fees, claims and expenses as may be approved by the Facility Agent (in consultation with the Lenders’ Technical Advisor) to constitute Construction Costs.

“Construction Report” means each construction report required to be delivered by or on behalf of the Borrower in accordance with Clause 21.7 (Construction Report) and substantially in the form of the pro forma delivered by the Borrower as a condition to Financial Close.

“Corrective Action Plan” or “CAP” means a plan, in form and substance acceptable to Eksfin (acting reasonably) produced by the Borrower pursuant to Clause 20.3 (Environmental and social compliance) and specifying in reasonable detail the corrective actions (including the timing(s) and responsibility for such action(s)) being taken or proposed to be taken in order to remove, remedy, abate, contain, treat, ameliorate or otherwise mitigate or render compliant all adverse consequences caused by an Environmental Incident, Social Incident, Environmental Claim or Social Claim, as such plan may be amended or updated from time to time.

“Cost Overrun” means, at any time, the aggregate amount by which the Project Costs exceed the then most recent Construction Budget.

“Creditor Accession Undertaking” has the meaning given to the term “Accession Undertaking” in the Security Agency and Intercreditor Deed.

“Data Centre” means the data centre located at the Project Site consisting of a data centre building on the Kvandal South site, with an overall capacity of 108 MW together with related facilities and infrastructure (but excluding the Electrical Infrastructure), for the purpose of housing next-generation AI GPUs, as such facilities and infrastructure may be supplemented or modified from time to time, and subject to any Permitted Disposal, but excluding the GPUs, any GPU servers or ancillary components.

“Data Protection Laws” shall mean, collectively, all applicable federal, state, provincial, local or foreign Laws, ordinances, regulations, rules, codes, orders, judgments or other legally binding requirements or rules of Law that relate to the collection, handling, possession, processing, sale, transmission or use of personal data or personal information, including, to the extent applicable to the business of the Obligors, the European Union’s General Data Protection Regulation (Regulation (EU) 2016/679 of the European Parliament and repealing Directive 95/46/EC) and the Privacy and Electronic Communications Directive 2002/58/EC, the UK Data

Protection Act 2018 (“DPA”), the UK General Data Protection Regulation as defined by the DPA as amended by the Data Protection, Privacy and Electronic Communications (Amendments etc.) (EU Exit) Regulations 2019, the Privacy and Electronic Communications Regulations 2003.

“DC Completion Date” means the first date on which:

(a)
the full and successful taking over of the works by the Original Borrower in accordance with clause 37 of the EPC Contract, has occurred under each of the EPC Contracts, as confirmed by the Lenders’ Technical Advisor;
(b)
the Project Development Services Agreement, the Project Operations and Maintenance Agreement and the Power Management Agreement have each been entered into by the parties thereto;
(c)
the installation license according to section 3-1 of the Norwegian Energy Act for construction of internal high-voltage electrical installations currently held by Nscale Norway AS has been transferred to the Borrower, together with the associated grid connection rights under a grid connection agreement with [***]; and
(d)
all undisputed amounts then due and payable by or on behalf of the Borrower under the EPC Contracts have been paid in full (other than with respect to punch list items, amounts that are subject to bona fide dispute, and other items covered by retentions, and, in each case, in respect of which the Borrower has maintained reserves in an amount confirmed by the Lenders’ Technical Advisor as reasonable for such purposes).

“DC Services Agreement” means the long-term master services agreement (together with any related order forms) to be entered into between the Borrower and GPU Co prior to Financial Close, allowing GPU Co access to the relevant data centre buildings with pre-agreed availability of power, cooling, security and other related services, in return for service fees.

“Debt Purchase Transaction” means, in relation to a person, a transaction where such person:

(a)
purchases by way of assignment or transfer;
(b)
enters into any sub-participation in respect of; or
(c)
enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of,

any Commitment or amount outstanding under this Agreement.

“Debt Service” means, in relation to any period, an amount equal to the aggregate of the scheduled repayments of principal under the Term Facility and any Accordion Term Facility and interest payable (or, for the purposes of the Historic DSCR calculation, paid) under the Facilities (taking into account any actual or anticipated receipts of, or payments by, the Borrower in relation to any Interest Rate Hedging Transaction) but for the avoidance of doubt excluding any voluntary or mandatory prepayments of principal under any of the Facilities in each case during such period.

“Debt Service Reserve Account” has the meaning given to that term in the Accounts Agreement.

“Debt Sizing Criteria” means:

(a)
a maximum [***] per cent. ([***]%) Loan to Cost Ratio;
(b)
a maximum [***] per cent. ([***]%) gross balloon payment on the Final Maturity Date, assuming that there is no Offtake Cash Trap Event and exclusive of the DSRA Required Amount; and
(c)
a maximum [***] per cent. ([***]%) net balloon payment on the Final Maturity Date, assuming that the aggregate Cash Trap Amounts projected to be accumulated during the twenty-four (24) month Offtake Cash Trap Event period and the DSRA Required Amount have been applied in full towards repayment of any balloon at the Final Maturity Date, in each case, calculated in accordance with the methodology set out in the Financial Model.

“Default” means an Event of Default or an event or circumstance specified in Clauses 23.1 (Non‑Payment) to 23.29 (Anti-Corruption Laws representations) which would (with the expiry of a grace period, the making of a determination or the giving of notice under the Finance Documents or a combination of the foregoing) be an Event of Default.

“Defaulting Lender” means any Lender:

(a)
which has failed to make its participation in a Loan (or has notified the Facility Agent or the Borrower (which has notified the Facility Agent) that it will not make its participation in a Loan available) by the Utilisation Date of that Loan in accordance with Clause 5.3 (Lenders’ participation);
(b)
which has otherwise rescinded or repudiated a Finance Document; or
(c)
with respect to which a Finance Party Insolvency Event has occurred and is continuing,

unless, in the case of paragraph (a) above:

(i)
its failure to pay is caused by:
(A)
administrative or technical error; or
(B)
a Disruption Event,

and payment is made within five (5) Business Days of its due date; or

(ii)
the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.

“Delegate” has the meaning given to that term in the Security Agency and Intercreditor Deed.

“Deposit Account” has the meaning given to that term in the Accounts Agreement.

“Development Account” has the meaning given to that term in the Accounts Agreement.

“Direct Agreement” means each direct agreement entered into by, amongst others, the Borrower and the Security Agent, relating to a Material Project Agreement and designated as such.

“Discharged Rights and Obligations” has the meaning given to that term in paragraph (c)(i) of Clause 28.6 (Procedure for transfer).

“Disruption Event” means either or both of:

(a)
a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or
(b)
the occurrence of any other event which results in a disruption (of a technical or systems‑related nature) to the treasury or payments operations of a Party preventing that, or any other Party, from:
(i)
performing its payment obligations under the Finance Documents; or
(ii)
communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“Distressed Debt Fund” means any trust, fund or other entity which is or would reasonably be recognised or categorised as a “distressed debt fund” by reputable institutions which are prominent participants in the financial markets or which otherwise invests in any similar sub-par or credit event driven strategies or whose stated purposes or primary business is buying distressed debt and/or non-performing loans and pursuing enforcement policies in respect thereof. Distressed Debt Fund will be construed so as to include the debt trading desk (or equivalent) operated by a bank or financial institution, where that trading desk would be engaging in trading for or on behalf of an entity which itself constitutes a Distressed Debt Fund.

“Distribution” means any dividend, charge, interest, management or other fee, loan, advance or other financial accommodation, payment or other distribution, or redemption, repurchase, defeasance, share buy-back, retirement or repayment relating to any share buy-back, capital reduction, or otherwise to or for the benefit of any Obligor or any holder of the shares of any Obligor.

“Distribution Account” has the meaning given to that term in the Accounts Agreement.

“DSCR” means, for any Calculation Period, the ratio of:

(a)
CFADS;

to

(b)
Debt Service,

in each case, received or made during the relevant period; provided that if the first Historic DSCR Period is less than three (3) Months, the Debt Service will be deemed reduced on a proportionate basis when calculating the Historic DSCR for such Historic DSCR Period.

“DSRA LC” has the meaning given to that term in the Accounts Agreement.

“DSRA Required Amount” means, following the Completion Date, an amount equal to the Debt Service projected to become due and payable within the immediately following six (6)-month period.

“EBITDA” means in relation to a Calculation Period, the operating profit of the Group before taxation:

(a)
before deducting any interest, commission, fees, discounts, prepayment fees, premiums or charges and other finance payments whether paid, payable or capitalised by any member of the Group in respect of that Calculation Period;
(b)
not including (to the extent otherwise included) any accrued interest owing to any member of the Group;
(c)
not including any deferred revenue amount (if any);
(d)
after adding back any amount attributable to the amortisation, depreciation or impairment of assets of members of the Group;
(e)
before taking into account any material items of an unusual or non-recurring nature which represent gains or losses, subject to a cap of [***] per cent. ([***]%) of EBITDA for such Calculation Period;
(f)
before deducting any Transaction Costs;
(g)
after deducting the amount of any profit (or adding back the amount of any loss) of any member of the Group which is attributable to minority interests;
(h)
before taking into account any unrealised gains or losses on any derivative instrument (other than any derivative instrument which is accounted for on a hedge accounting basis);
(i)
before taking into account any gains or losses on revaluations of assets;
(j)
after adding back (to the extent not already included) insurance proceeds relating to business interruption and third party liability insurance; and
(k)
before deducting the amount of any hedging termination payments,

in each case, to the extent added, deducted or taken into account, as the case may be, for the purposes of determining operating profits of the Group before taxation in accordance with the accounting principles.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“Eksfin” means Export Finance Norway (nw. Eksportfinansiering Norge).

“Electrical Infrastructure” means the infrastructure connecting the Project Facilities to the power grid, including the Transformer Station and the Internal Grid Infrastructure.

“Eligible Customer” means:

(a)
any of [***], in each case, provided that such person has an Investment Grade Rating (or has provided credit support from a person who has an Investment Grade Rating in respect of its obligations under the applicable GPU Offtake Contract) at the time of entry into the applicable GPU Offtake Contract to which it is a party; or
(b)
an entity that has otherwise been designated as an Eligible Customer by the Facility Agent (acting upon the instructions of the Super Majority Lenders).

“Eligible GPU Offtake Contract” shall mean any GPU Offtake Contract with any customer that is an Eligible Customer.

“Eligible Lender” means:

(a)
any export credit agency;
(b)
any multilateral agency;
(c)
any development financial institution that is experienced in the financing of data centres;
(d)
any bank or insurance company with a Minimum Rating that is experienced in the financing of data centres; or
(e)
any non‑distressed investment fund that is experienced in the financing of data centres,

provided that, in each case, such person is a person with whom no Lender is prohibited from dealing as a matter of law or regulation at the time it becomes a Lender.

“Emergency” means a condition, circumstance or situation which presents, or is reasonably expected to present, a threat to:

(a)
persons or property;
(b)
the Environment; or
(c)
the security, reliability or operation of the Project,

and which requires the taking of immediate measures to prevent or mitigate such threat within a timeframe that makes it impractical to obtain the prior approval of the Facility Agent or the Lenders’ Technical Advisor.

“Environment” means humans, animals, plants and all other living organisms including the ecological systems of which they form part, the climate and the following media:

(a)
air (including air within natural or man‑made structures whether above or below ground);
(b)
water (including ground water, surface water, territorial, coastal, marine and inland waters, aquifers, water and water under or within land in pipes, drains or sewers);
(c)
soil, land (including surface and sub‑surface soil and land under water), climate and the landscape (including natural or man‑made structures, whether above or below ground);

(d)
natural habitat and the natural built environment;
(e)
human health and wellbeing; and
(f)
cultural heritage (natural, tangible and intangible).

“Environmental Approval” means any material permit, licence, consent, approval and other authorisations and the filing of any notification, or assessment that is required under any Environmental Law with respect to the Project.

“Environmental Claim” means any claim or proceeding by any person or company or any formal notice, in each case with respect to any investigation by relevant public authorities which has been commenced against the Obligors or the Project in respect of (i) any material breach of or material non-conformity with Environmental Law or (ii) any material breach of or material non-conformity with or a revocation or suspension of an Environmental Approval.

“Environmental Incident” means any spill, release or discharge which would cause or reasonably be expected to cause material pollution to the environment in circumstances where:

(a)
the Project is involved; and
(b)
any Obligor is reasonably expected to be liable for Environmental Claims arising from such spill, release or discharge (other than Environmental Claims arising and fully satisfied before the date of this Agreement).

“Environmental Law” means any applicable Law, convention or treaty which relates to the pollution or protection of, or the prevention of harm or damage to, the environment, including the manufacturing, generation, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances.

“Environmental and Social Standards” means the following environmental and social standards as they apply to the Project:

(a)
international conventions to which Norway is a signatory and which have been ratified into law in Norway; and
(b)
the Equator Principles;

provided that in the event of:

(i)
any ambiguity or conflict between any of these standards, (A) the standards applicable in order to comply with Environmental Laws, Environmental Approvals and/or Social Laws shall apply, or (B) if Environmental Laws, Environmental Approvals and/or Social Laws do not apply, the standards applicable in order to comply with Environmental and Social Standards shall apply; and
(ii)
an otherwise ambiguous Environmental and Social Standard that relates to a requirement explicitly covered by any Environmental Law or Social Law, the standards applicable to comply with such Environmental Law or Social Law shall apply.

“Environmental and Social Requirements” means the Environmental Laws, the Social Laws and the Environmental and Social Standards.

“EPC Contract” means:

(a)
the KSB1 Design and Build Contract; and
(b)
the KSB2 Design and Build Contract.

“Equator Principles” means those principles so entitled and described in “The Equator Principles 4 July 2020: A financial industry benchmark for determining, assessing and managing environmental and social risk in projects,” and available at https://equator‑principles.com/wp‑content/uploads/2020/01/The‑Equator‑Principles‑July2020.pdf as adopted in such form by certain financial institutions.

“Equity Compensation Proceeds” means the aggregate of the net amount (after deducting fees, costs and expenses incurred in connection with the receipt of such proceeds and any Taxes payable in respect of such amount) of all sums paid to or for the account of any Obligor or Topco (or an Affiliate thereof) by any Government Authority, in whole or partial settlement of claims, as compensation for or in respect of the seizure, compulsory acquisition, expropriation or nationalisation, directly or indirectly, of the shares or equity interests in any Obligor.

“Equity Funding” means the equity funding that a Pledgor contributes, causes to be contributed to and is received by the Borrower, which (without double counting) will take the form of:

(a)
share capital issued (for payment in cash) to a Pledgor in respect of which there is no unpaid liability (such that they are fully paid up) to the extent not redeemed, reduced, repurchased or repaid; or
(b)
Subordinated Loans that are made by a Pledgor to the Borrower,

provided that, for the avoidance of doubt, repaid, prepaid or reimbursed principal and interest, fees or other amounts paid or payable will not count towards Equity Funding.

“EU Bail‑In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

“Event of Default” means an event or circumstance specified as such in Clauses 23.1 (Non‑Payment) to 23.29 (Anti-Corruption Laws representations).

“Excess Cashflow” means cash on deposit in the Revenue Account (as defined below) after clause 5.2 (Withdrawals) of the Accounts Agreement and after giving effect to all other mandatory prepayments then due and payable under clause 5.2 (Withdrawals) of the Accounts Agreement.

“Excluded Insurance Proceeds” means any Insurance Proceeds which the Borrower notifies the Facility Agent:

(a)
are, or are to be, applied to meet (or reimburse the Borrower for) a third party claim;
(b)
are to cover business interruption or operating losses or otherwise in the nature of revenue replacement;

(c)
are in respect of proceeds from a single claim in an amount less than USD 15,000,000 which are, or will be, applied by the Borrower in the replacement, reinstatement and/or repair of the asset(s) in respect of which the relevant insurance claim was made within six (6) months of receipt of such proceeds (or such longer period (i) required by, or otherwise applicable under, the terms of the relevant insurance policy or as directed or required by the relevant insurer, or (ii) agreed in advance in writing by the Facility Agent (in consultation with the Lenders’ Technical Advisor)); and/or
(d)
are in respect of proceeds from a single claim in an amount equal to or more than USD 15,000,000 which are, or will be, applied by the Borrower in the replacement, reinstatement and/or repair of the assets in respect of which the relevant claim was made, provided that: (i) a Reinstatement Plan has been provided to and approved by the Facility Agent (in consultation with the Lenders’ Technical Advisor); and (ii) such proceeds are applied by the Borrower in accordance with such Reinstatement Plan, provided further that, to the extent the relevant insurer (or the terms of the relevant insurance policy) requires such proceeds to be applied in a specific manner or within a specific period, (A) such proceeds shall be applied as so required by the insurer (and any such application shall be deemed to comply with this paragraph (d)) and (B) the requirements in sub-paragraphs (i) and (ii) above for Facility Agent approval of, and application in accordance with, a Reinstatement Plan shall not apply to such proceeds (and the Borrower shall instead promptly notify the Facility Agent of the manner in which such proceeds are required to be applied).

“Excluded Liquidated Damages Proceeds” means any Liquidated Damages Proceeds which the Borrower notifies the Facility Agent:

(a)
are in respect of proceeds from a single claim (or series of claims) under any EPC Contract in an aggregate amount of less than USD 15,000,000 which are, or will be, applied to complete, repair, replace, refurbish or improve the facilities in respect of which such Liquidated Damages Proceeds were paid (or to repay or reimburse the Borrower to the extent that Equity Funding has been applied for such purposes and the Borrower has certified to the Facility Agent that such Equity Funding has been applied for such purpose); and/or
(b)
are in respect of proceeds from a single claim (or series of claims) under any EPC Contract in an aggregate amount equal to or more than USD 15,000,000 which are, or will be, applied to complete, repair, replace, refurbish or improve the facilities in respect of which such Liquidated Damages Proceeds were paid (or to repay or reimburse the Borrower to the extent that Equity Funding has been applied for such purposes and the Borrower has certified to the Facility Agent that such Equity Funding has been applied for such purpose), provided that: (i) a Reinstatement Plan has been provided to and approved by the Facility Agent (in consultation with the Lenders’ Technical Advisor); and (ii) such proceeds are applied by the Borrower in accordance with the Reinstatement Plan.

“Expansion” means the development, construction, acquisition, operation and maintenance of such assets on the Expansion Site as are required to increase the initial capacity of the Project including:

(a)
entry into all required documentation in connection therewith; and/or
(b)
any works permitted under Clause 22 (Changes to the Project).

“Expansion Account” has the meaning given to that term in the Accounts Agreement.

“Expansion Site” means any land at the Kvandal site (other than the Project Site) which may be owned or leased by the Borrower or the Additional Borrower for the purposes of an Expansion.

“Facility” means the Term Facility, the Revolving Facility or any Accordion Facility.

“Facility Agent” has the meaning given to that term in the Preamble.

“Facility Office” means:

(a)
in respect of a Lender, the office(s) notified by a Lender to the Administrative Agent:
(i)
on or before the date it becomes a Lender; or
(ii)
by not less than five (5) Business Days’ notice,

as the office(s) through which it will perform its obligations under this Agreement; and

(b)
in respect of any other Finance Party, the office in the jurisdiction in which it carries out its business.

“FATCA” means:

(a)
sections 1471 to 1474 of the Code or any associated regulations or other official guidance;
(b)
any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the United States and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (a) above; or
(c)
any agreement pursuant to the implementation of paragraph (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“Fee Letter” means any fee letter between a Finance Party and the Borrower setting out any of the fees referred to in Clause 16.2 (Arrangement fees) to Clause 16.5 (Security Agent’s Fees) (inclusive).

“Final Maturity Date” means:

(a)
in respect of the Term Facility, the date falling six (6) years from the Target Completion Date;
(b)
in respect of the Revolving Facility, the Completion Long-Stop Date; and
(c)
in respect of any Accordion Facility, that which is specified in the applicable Accordion Facility Notice.

“Finance Document” means:

(a)
this Agreement;
(b)
the Security Agency and Intercreditor Deed;
(c)
the Accounts Agreement;
(d)
the Subordination Deed;
(e)
the Parent Company Guarantee;
(f)
any Accession Deed;
(g)
any Assignment Agreement;
(h)
any Creditor Accession Undertaking;
(i)
any Compliance Certificate;
(j)
each Direct Agreement;
(k)
the Quiet Enjoyment Agreement;
(l)
any Utilisation Request;
(m)
each Fee Letter;
(n)
any Secured Hedging Agreement;
(o)
each Security Document;
(p)
any Transfer Certificate;
(q)
any amendment and/or restatement agreement relating to any of the above documents; or
(r)
any other document designated as a Finance Document by the Facility Agent and the Borrower,

provided that where the term “Finance Document” is used in and construed for the purposes of this Agreement, a Secured Hedging Agreement shall be a Finance Document only for the purposes of:

(i)
the definition of “Default”;
(ii)
the definition of “Transaction Document”;
(iii)
paragraphs (a)(ix), (a)(xxi) and (b) of Clause 1.2 (Construction);
(iv)
Clauses 18.4 (Legal validity) and 18.8 (Immunity);
(v)
Clauses 23.1 (Non‑Payment), 23.4 (Breach of other obligations), 23.5 (Misrepresentation), 23.11 (Invalidity of Finance Documents) and 23.17 (Repudiation and rescission of agreements); and

(vi)
Clause 40 (Confidential Information)
(vii)
paragraph (a) of Clause 44.1 (Jurisdiction of the English courts).

“Finance Lease” means any lease or hire purchase contract, a liability under which would, in accordance with GAAP, be treated as a balance sheet liability.

“Finance Party” means:

(a)
the Account Bank;
(b)
each Agent;
(c)
each Lender;
(d)
each Arranger; or
(e)
each Secured Hedge Counterparty,

provided that where the term “Finance Party” is used in and construed for the purposes of this Agreement and a Secured Hedge Counterparty shall be a Finance Party only for the purposes of:

(i)
the definition of “Operating Costs”;
(ii)
paragraphs (a)(i) and (ii) of Clause 1.2 (Construction);
(iii)
Clause 20.21 (Further assurance);
(iv)
Clause 25 (Conduct of Business by the Finance Parties); and
(v)
Clause 40 (Confidential Information).

“Finance Party Insolvency Event”, in relation to a Finance Party, means that the Finance Party:

(a)
is dissolved (other than pursuant to a consolidation, amalgamation or merger);
(b)
fails or admits in writing its inability generally to pay its debts as they become due;
(c)
makes a general assignment, arrangement or composition with or for the benefit of its creditors;
(d)
institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding‑up or liquidation by it or such regulator, supervisor or similar official, in each case, other than where such proceeding or petition is required by law or regulation not to be publicly disclosed;

(e)
has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding‑up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:
(i)
results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding‑up or liquidation; or
(ii)
is not dismissed, discharged, stayed or restrained, in each case, within thirty (30) days of the institution or presentation thereof;
(f)
has a resolution passed for its winding‑up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);
(g)
seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (other than, for so long as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in paragraph (d) above);
(h)
has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case, within thirty (30) days thereafter;
(i)
causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (h) above; or
(j)
takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

“Financial Close” means the date on which the Facility Agent has provided to the Borrower and the Lenders the notice referred to in Clause 4.1 (Initial Conditions Precedent).

“Financial Covenants” means the financial covenants set out in Clause 19.1 (Financial condition).

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)
moneys borrowed and debit balances at banks or other financial institutions;
(b)
any acceptance under any acceptance credit or bill discounting facility (or dematerialised equivalent);
(c)
any note purchase facility or the issue of bonds (but not Trade Instruments), notes, debentures, loan stock or any similar instrument;
(d)
the amount of any liability in respect of any Finance Lease;
(e)
receivables sold or discounted (other than any receivables to the extent that they are sold on a non‑recourse basis and meet any requirement for de‑recognition under GAAP);

(f)
any Treasury Transaction (calculated solely on the basis of the marked to market value of that derivative transaction (or, if any actual amount is due as a result of the termination or close‑out of that derivative transaction, that amount));
(g)
any counterindemnity obligation in respect of any guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument (but not, in any case, Trade Instruments) issued by a bank or financial institution in respect of (i) an underlying liability of an entity which is not an Obligor (or, for the purposes of an Initial Investor, a member of any Investor Group), which liability would fall within one of the other paragraphs of this definition or (ii) any liabilities of any Obligor (or, for the purposes of an Initial Investor, a member of any Investor Group) relating to any postretirement benefit scheme;
(h)
any amount raised by the issue of shares which are redeemable (other than at the option of the issuer) before the Final Maturity Date or are otherwise classified as borrowings under GAAP;
(i)
any amount of any liability under an advance or deferred purchase agreement if (A) one of the primary reasons behind entering into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question or (B) the agreement is in respect of the supply of assets or services and payment is outstanding for more than ninety (90) days after the date of receipt of the relevant invoice, other than as a result of such payment being contested by the relevant Obligor in good faith and by appropriate means;
(j)
any amount raised under any other transaction (including any forward sale or purchase, sale and sale back or sale and leaseback agreement) having the commercial effect of a borrowing or otherwise classified as borrowings under GAAP; and
(k)
the amount of any liability in respect of any guarantee for any of the items referred to in paragraphs (a) to (j) above.

“Financial Model” means the financial model for the Project (in computer legible form) delivered as a condition precedent to Financial Close, in a form agreed between the Borrower and the Facility Agent acting on the instructions of the Lenders and audited by the Lenders’ Model Auditor which, in each case, on the basis of certain assumptions, produces a financial projection (including, among others, projected cashflows, Historic and Projected DSCR and Loan to Cost Ratio), in relation to the Project as the same may be revised or replaced from time to time in accordance with the Security Agency and Intercreditor Deed.

“Financing Costs” means any of the following:

(a)
interest, transaction costs, fees and expenses and other payments not in the nature of principal paid or payable by the Borrower under the Finance Documents;
(b)
any amount payable under any Secured Hedging Agreement in relation to Interest Rate Hedging Transactions other than any Secured Hedging Termination Payment;
(c)
any Tax (other than recoverable VAT) in respect of any costs and expenses set out above; and
(d)
any amounts to be credited to a Development Account at the end of the Availability Period for the Term Facility and to be credited to the Debt Service Reserve Account for the initial funding of the Debt Service Reserve Account only, in each case, until and including the Completion Date.

“First Calculation Date” means the earlier of:

(a)
the first Calculation Date falling at least three (3) months after the Completion Date; and
(b)
the First Scheduled Repayment Date.

“First Currency” has the meaning given to that term in paragraph (a) of Clause 15.1 (Currency indemnity).

“First Scheduled Repayment Date” means 30 June 2027, provided that the First Scheduled Repayment Date may be deferred by the Borrower by up to six (6) months, in the event that the Completion Date is delayed by Force Majeure.

“Fitch” means Fitch Ratings Limited or any successor to its rating business.

“Force Majeure” has the meaning given to the term in the DC Services Agreement.

“Funding Rate” means any individual rate notified by a Lender to the Facility Agent pursuant to the provisions of this Agreement relating to cost of funds.

“Funds Flow Statement” means the funds flow statement delivered by the Borrower to the Facility Agent pursuant to paragraph 16.3 of Part 1 (Initial Conditions Precedent) of Schedule 2 (Conditions Precedent).

“GAAP” means Norwegian GAAP or US GAAP, as applicable.

“GHG Protocol” means the Greenhouse Gas Protocol: A Corporate Accounting and Reporting Standard (Revised Edition 2015), as updated from time to time.

“Government Authority” means:

(a)
any government of any state, city, town or territory, or political sub-division thereof, or local jurisdiction therein;
(b)
any government authority or legal or administrative body, domestic or foreign, national, federal, state or local; or
(c)
any board, commission, bureau, authority, department, division, organ, instrumentality, court or agency of any of the foregoing howsoever constituted.

“GPU” means graphics processing units.

“GPU Co” means Nscale Norway GPU DA, a partnership (delt ansvar) established and existing under the laws of Norway with business registration number [***].

“GPU Co Lenders” means any lenders or other finance parties in connection with the GPU Financing to be entered into by GPU Co.

“GPU Financing” means the financing of, or reimbursement of costs in respect of, GPU Infrastructure.

“GPU Infrastructure” means any infrastructure that is purchased by, or transferred to, GPU Co from time to time for the performance of services under any GPU Offtake Contract, including GPUs, servers and ancillary components, networking infrastructure and other hardware.

“GPU Offtake Contract” means any GPU offtake contract (excluding, for the avoidance of doubt, the [***] Offtake Contract) entered into by GPU Co or a GPU SPV, and a customer from time to time in connection with the Project, provided that: (a) any extension to the [***] Offtake Contract shall be with GPU Co, and (b) any such GPU offtake contract (whether with GPU Co or a GPU SPV) shall be on market terms.

“GPU SPV” means any company (other than GPU Co) that is directly or indirectly wholly owned by Nscale Ventures Holdings Norway AS and has entered into a data centre services agreement with the Borrower or any Additional Borrower.

“Group” means:

(a)
the Borrower; and
(b)
on and from the Land Co Restructuring Effective Date, Land Co.

“Group Structure Chart” means the group structure chart delivered under paragraph 16.1 of Part 1 (Initial Conditions Precedent) of Schedule 2 (Conditions Precedent), setting out the Group corporate structure as at the Signing Date, as may be updated from time to time pursuant to Clause 20.40 (Permitted Restructuring).

“Hedge Fund” means a pooled investment vehicle or similar entity that is or would reasonably be recognised or categorised as a “hedge fund” by reputable institutions which are prominent participants in the financial markets. Hedge Fund will be construed so as to include “vulture funds” and any pass through or structured finance vehicles in whatever legal form which are used by a Hedge Fund as part of structuring an investment.

“Historic DSCR” means, with respect to a Calculation Date, the DSCR occurring during the Historic DSCR Period.

“Historic DSCR Period” means:

(a)
with respect to the First Calculation Date, the period commencing on the Completion Date and ending on the First Calculation Date; and
(b)
with respect to each Calculation Date other than the First Calculation Date, the period of twelve (12) months ending on that Calculation Date.

“Historic Net Leverage” means, in respect of any Calculation Period, the ratio of Total Net Debt, in respect of backward-looking ratios and tests on the last day of such Calculation Period, to EBITDA in respect of the relevant Calculation Period.

“Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary.

“IFRS” means the international financial reporting standards within the meaning of IAS Regulation 1606/2002 as adopted by the European Union, to the extent applicable to the relevant financial statements and otherwise as promulgated by the International Accounting Standards Board from time to time.

“Impaired Agent” means an Agent at any time when:

(a)
it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;
(b)
that Agent otherwise rescinds or repudiates a Finance Document;

(c)
(if that Agent is also a Lender) it is a Defaulting Lender; or
(d)
a Finance Party Insolvency Event has occurred and is continuing with respect to the Facility Agent,

unless, in the case of paragraph (a) above:

(i)
its failure to pay is caused by:
(A)
administrative or technical error; or
(B)
a Disruption Event; and
(C)
payment is made within five (5) Business Days of its due date; or
(ii)
that Agent is disputing in good faith whether it is contractually obliged to make the payment in question.

“Increase Confirmation” means a confirmation substantially in the form set out in Schedule 9 (Form of Increase Confirmation).

“Increase Date” means the date on which the increase in Commitment described in the relevant Increase Confirmation takes effect.

“Increase Lender” has the meaning given to that term in Clause 2.3 (Increase).

“Increased Costs” has the meaning given to that term in paragraph (b)(vi) of Clause 13.1 (Increased Costs).

“Incremental Debt Sizing Criteria” means, with respect to any Financial Indebtedness under any Accordion Facility, the requirement that the following criteria are satisfied:

(a)
a minimum Projected DSCR of 1.20:1.00;
(b)
pro forma compliance with the Ratio Cash Trap Event threshold; and
(a)
a maximum twenty per cent. (20%) net balloon payment on the Final Maturity Date, assuming that the aggregate of any applicable Cash Trap Amounts and the applicable portion of the DSRA Required Amount have been applied in full towards repayment of any balloon at the maturity date under such Accordion Facility, provided that the Incremental Debt Sizing Criteria shall be demonstrated by a run of the Financial Model updated to take into account:

(i)
the projected incurrence of such Financial Indebtedness on a pro forma basis; and
(ii)
projected revenue to be payable by GPU Co (or any GPU SPV) to the Borrower under the DC Services Agreement (or any other DC services agreement); provided that any GPU Offtake Contracts used for purposes of testing the Incremental Debt Sizing Criteria must be in full force and effect at the time of such calculation and must be with [***] (or such other Eligible Customer as may be agreed with all the Lenders).

“Independent Expert” means an independent expert as determined pursuant to the Security Agency and Intercreditor Deed.

“Industry Practices” means good and prudent industry practices and principles as generally followed by the construction and manufacturing industries in general and in Europe in particular under similar circumstances.

“Initial Investor Affiliate” means:

(a)
each Initial Investor and each of its Affiliates;
(b)
any trust of which any Initial Investor or any of its Affiliates is a trustee;
(c)
any partnership of which any Initial Investor or any of its Affiliates is a partner; and
(d)
any trust, fund, or other entity which is managed or advised by, or is under the control of, any Initial Investor or any of its Affiliates,

provided that any such trust, fund or other entity established for at least six (6) months solely for the purpose of making, purchasing or investing in loans or debt securities and which is managed, advised or controlled independently from all other trusts, funds or other entities managed, advised or controlled by any Initial Investor or any of its Affiliates which have been established for the primary or main purpose of investing in the share capital of companies shall not constitute an Initial Investor Affiliate.

“Initial Investors” means Nvidia Corporation, Sandton Capital Partners, Aker ASA and Akron Energy Pty Ltd and each of their Affiliates.

“Initial PPCA” means each of:

(a)
the power purchase commitment agreement entered into by the Borrower (as buyer) with [***], for [***] MW of baseload power at a fixed price, for [***];
(b)
the power purchase commitment agreement entered into by the Borrower (as buyer) with [***], for [***] MW of baseload power at a fixed price, for [***];
(c)
the power purchase commitment agreement entered into by the Borrower (as buyer) with [***], for [***] MW of baseload power at a fixed price, for [***]; and
(d)
the power purchase commitment agreement entered into by the Borrower (as buyer) with [***], for [***] MW of baseload power at a fixed price, for [***].

“Insurance Proceeds” means all proceeds of the Insurances payable to or received by or on behalf of any Obligor.

“Insurance Schedule” means the insurance schedule setting out the insurance requirements applicable to the Obligors, in form and substance reasonably satisfactory to the Lenders’ Insurance Advisor and the Facility Agent.

“Insurances” means the contracts and policies of insurance taken out or required to be taken out by or on behalf of an Obligor in accordance with Clause 20.31 (Insurances).

“Intellectual Property” means any patents, trademarks, service marks, designs, business names, copyrights, database rights, design rights, domain names, inventions, confidential information, knowhow and other intellectual property rights and interests which may now or in the future subsist, whether registered or unregistered, and the benefit of all applications and rights to use such assets.

“Intercompany Loan Agreement” means the intercompany loan agreement entered into by the Borrower (as borrower) and GPU Co (as lender) dated [***].

“Interest Payment Date” means the last day of each Interest Period.

“Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 9 (Interest) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 9.3 (Default interest).

“Interest Rate Hedging Transaction” has the meaning given to that term in the Security Agency and Intercreditor Deed.

“Internal Grid Infrastructure” means the internal medium voltage grid infrastructure from the connection point of the Transformer Station to the Data Centre.

“Interpolated NIBOR” means, in relation to a Loan or, if applicable, any Unpaid Sum, the rate (rounded to the same number of decimal places as NIBOR) which results from interpolating on a linear basis between:

(a)
the applicable NIBOR for the longest period (for which NIBOR is available) which is less than the Interest Period of that Loan or, if applicable, the relevant Unpaid Sum; or
(b)
the applicable NIBOR for the shortest period (for which NIBOR is available) which exceeds the Interest Period of that Loan or, if applicable, the relevant Unpaid Sum,

each as of the Specified Time on the Quotation Day for NOK.

“Interpolated Reference Rate” means:

(a)
with respect to a Loan denominated in NOK, Interpolated NIBOR; and
(b)
with respect to a Loan denominated in USD, Interpolated Term SOFR.

“Interpolated Term SOFR” means, in relation to a Loan or, if applicable, any Unpaid Sum, the rate (rounded to the same number of decimal places as Term SOFR) which results from interpolating on a linear basis between:

(a)
either:
(i)
the applicable Term SOFR for the longest period (for which Term SOFR is available) which is less than the Interest Period of that Loan or, if applicable, the relevant Unpaid Sum; or
(ii)
if no such Term SOFR is available for a period which is less than the Interest Period of that Loan or, if applicable, the relevant Unpaid Sum, SOFR for the day which is two (2) US Government Securities Business Days before the Quotation Day; and
(b)
the applicable Term SOFR for the shortest period (for which Term SOFR is available) which exceeds the Interest Period of that Loan or, if applicable, the relevant Unpaid Sum,

each as of the Specified Time on the Quotation Day for the currency of the Loan.

“Investment Grade Rating” means, in relation to an entity, a rating for its long‑term unsecured and non‑credit‑enhanced debt obligations of BBB‑ or higher by S&P or Fitch or Baa3 or higher by Moody’s or a comparable rating from an internationally recognised credit rating agency.

“Investor Group” means the Initial Investors and their Affiliates.

“IPO” means the initial underwritten public offering which results in the equity interests in Nscale Limited being publicly traded.

“Joint Venture” means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity.

“KSB1 Design and Build Contract” means the Design and Build Contract for the first building on the Kvandal South site dated [***] and entered into between [***] and the Borrower.

“KSB2 Design and Build Contract” means the Design and Build Contract for the second building on the Kvandal South site dated [***] and entered into between [***] and the Borrower.

“Land Co” means the Original Land Co and on and from the date it enters into the Accession Deeds set out in Clause 30.2 (Additional Borrowers and Additional Land Cos), any Additional Land Co.

“Land Co Account” has the meaning given to that term in the Accounts Agreement.

“Land Co Restructuring” means:

(a)
the demerger (and associated steps) of Nscale Site 4 AS resulting in the incorporation of Land Co;
(b)
the transfer of the Project Site from Nscale Site 4 AS to Land Co as the registered owner and title holder of the Project Site (the “Land Co Restructuring Step 2”); and
(c)
Land Co becoming a wholly owned subsidiary of the Borrower,

in each case, carried out in accordance with the Tax Structuring Report, or as otherwise agreed between the Borrower and the Facility Agent (acting on the instructions of the Majority Lenders).

“Land Co Restructuring Effective Date” means the date on which Land Co becomes a wholly owned subsidiary of the Borrower in accordance with the Land Co Restructuring.

“Land Co Restructuring Step 2” has the meaning given to that term in the definition of “Land Co Restructuring”.

“Land Lease Agreement” means the long-term land lease agreement in respect of the Project Site between Nscale Site 4 AS (as lessor) and the Borrower (as lessee) to be entered into, and, following the completion of all the steps required in respect of the Land Co Restructuring, any contemplated amendment agreement including an amendment whereby Nscale Site 4 AS is replaced by Land Co (as lessor).

“Law” means any statute, law, rule, regulation, guideline, ordinance, code, policy or rule of common law issued, administered or enforced by any Government Authority, or any judicial or administrative interpretation thereof.

“Legal Reservations” means, in respect of any matter or circumstance:

(a)
the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)
the potential lack of recognition and enforceability in Norway of final and conclusive judgments in civil or commercial matters relating to English law‑governed documents obtained in the courts of the United Kingdom following termination of the Agreement on the Withdrawal of the United Kingdom of Great Britain and Northern Ireland from the European Union and the European Atomic Energy Community dated 24 January 2020, other than the recognition and enforceability of such judgments in accordance with the Convention between Norway and the United Kingdom providing for the reciprocal recognition and enforcement of judgments in civil matters, signed on 12 June 1961, as amended by the Agreement on the Continued Application and Amendment of the Convention signed on 13 October 2020 between the Government of the United Kingdom of Great Britain and Northern Ireland and the Government of the Kingdom of Norway Providing for the Reciprocal Recognition and Enforcement of Judgements in Civil Matters;
(c)
the time‑barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for or indemnify a person against non‑payment of United Kingdom stamp duty may be void and defences of set‑off or counterclaim;
(d)
similar principles, rights and defences under the laws of the Relevant Jurisdiction; and
(e)
any other matters which are set out as qualifications or reservations as to matters of law of general application in the legal opinions delivered as a condition precedent to Financial Close which shall be in a form and substance acceptable to the Facility Agent, to the extent applicable to that matter or circumstance.

“Lender” means:

(a)
any Original Lender; and
(b)
any bank, financial institution, trust, fund or other entity which has become a Party as a “Lender” in accordance with Clause 28 (Transfers by the Lenders), which, in each case, has not ceased to be a Party as such in accordance with the terms of this Agreement.

“Lender Associate” means:

(a)
any Associate of a Lender;
(b)
any entity (including any fund, unit trust, investment trust, investment vehicle or partnership) which is advised by, or the assets of which are managed from time to time by, a Lender or an Associate of a Lender; or
(c)
any Advisor, nominee, manager, administrator, trustee, general partner or limited partner to or of any entity referred to in paragraph (a) or (b) above.

“Lenders’ Advisors” means:

(a)
Lenders’ International Legal Advisor;
(b)
Lenders’ Market Advisor;
(c)
Lenders’ Model Auditor;
(d)
Lenders’ Norwegian Legal Advisor;

(e)
Lenders’ Insurance Advisor; and
(f)
Lenders’ Technical Advisor.

“Lenders’ Insurance Advisor” means Marsh or such other insurance advisor appointed to act on behalf of the Finance Parties from time to time under the Finance Documents and approved by the Borrower and the Facility Agent.

“Lenders’ International Legal Advisor” means Milbank LLP or such other international legal advisor appointed to act on behalf of the Finance Parties from time to time under the Finance Documents and approved by the Borrower and the Facility Agent.

“Lenders’ Market Advisor” means such market advisor appointed to act on behalf of the Finance Parties from time to time under the Finance Documents and approved by the Borrower and the Facility Agent.

“Lenders’ Model Auditor” means [***] or such other auditor appointed to audit a Financial Model for the Finance Parties from time to time under the Finance Documents and approved by the Borrower and the Facility Agent.

“Lenders’ Norwegian Legal Advisor” means [***] or such other Norwegian legal advisor appointed to act on behalf of the Finance Parties from time to time under the Finance Documents and approved by the Borrower and the Facility Agent.

“Lenders’ Technical Advisor” means [***] or such other Lenders’ Technical Advisor appointed to act on behalf of the Finance Parties from time to time under the Finance Documents and approved by the Borrower and the Facility Agent.

“Limitation Acts” means the Limitation Act 1980 and the Foreign Limitation Periods Act 1984.

“Liquidated Damages Proceeds” means all liquidated damages received by the Borrower pursuant to the terms of any EPC Contract following the failure by an EPC Contractor to achieve the performance guarantees, if such obligation is specified therein.

“Loan” means a Term Loan, a Revolving Loan or an Accordion Facility Loan.

“Loan Acceleration” means an enforcement action to:

(a)
in the case of any Event of Default, declare that all or any part of any amounts outstanding under the Finance Documents are immediately due and payable or declare that amounts outstanding under the Finance Documents are due and payable on the demand of the Facility Agent, pursuant to the terms of this Agreement; or
(b)
in the case of any Mandatory Prepayment, declare that a Mandatory Prepayment is required to be made pursuant to and in accordance with Clauses 8.1 (Mandatory prepayment – illegality), 8.5 (Mandatory prepayment – Sanctions), 8.6 (Mandatory prepayment – Change of Control) or 8.10 (Mandatory prepayment – Environmental and Social Incidents and Claims).

“Loan Participation” means, in relation to any Lender and a Facility:

(a)
prior to the earlier of:
(i)
the end of the applicable Availability Period under that Facility; and
(ii)
any Loan Acceleration,

the US Dollar amount of that Lender’s total individual Commitment under that Facility at that time; and

(b)
after the earlier of:
(i)
the end of the applicable Availability Period under that Facility; and
(ii)
any Loan Acceleration,

the aggregate (expressed as a US Dollar amount) of that Lender’s share in the Loans outstanding under that Facility at that time.

“Loan to Cost Ratio” means the ratio, at any time, of:

(a)
the maximum senior debt commitments; to
(b)
Project Costs,

provided that, for the purposes of calculating the Loan to Cost Ratio, Project Costs shall:

(i)
exclude (A) interest, fees and other transaction costs payable during construction, (B) funding of the Debt Service Reserve Account, and (C) leasing costs;
(ii)
where the Loan to Cost Ratio is calculated for the purpose of the Debt Sizing Criteria, exclude any amounts which would fall within that definition to the extent that they are incurred for or in relation to an Expansion; and
(iii)
be validated in the Technical Due Diligence Report or by Altman Solon LLP.

“LSEG Benchmark” means the London Stock Exchange Group, provider of financial information and interest rate benchmarks formerly provided under the brands Refinitiv and Thomson Reuters.

“LTA Construction Report” means each monitoring report prepared by the Lenders’ Technical Advisor and delivered by the Borrower pursuant to 21.7(b) (Construction Report).

“Majority Lenders” means a Lender or Lenders whose Commitments aggregate more than sixty-six and two-thirds per cent. (66 2/3%) of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than fifty per cent. (50%) of the Total Commitments immediately prior to the reduction), but, for the avoidance of doubt, after the application of Clause 31.9 (Disenfranchisement of Defaulting Lenders).

“Mandatory Prepayment” means a mandatory prepayment of any of the Loans:

(a)
pursuant to Clauses 8.1 (Mandatory prepayment – illegality) to 8.10 (Mandatory prepayment – Environmental and Social Incidents and Claims) (inclusive); or
(b)
pursuant to any other provision in any other Finance Document.

“Margin” means:

(a)
in relation to any Term Loan:
(i)
prior to the Completion Date: three point five per cent. (3.50%) per annum;

(ii)
for the first two (2) years following the Completion Date: three per cent. (3.00%) per annum;
(iii)
for the third (3rd) and fourth (4th) years following the Completion Date: three point twenty-five per cent. (3.25%) per annum;
(iv)
for the fifth (5th) year following the Completion Date: three point five per cent. (3.50%) per annum; and
(v)
for the sixth (6th) year following the Completion Date: three point seventy-five per cent. (3.75%) per annum;
(b)
in relation to any Revolving Loan, two per cent. (2.00%); and
(c)
in relation to any Accordion Facility Loan, that which is specified in the applicable Accordion Facility Notice.

“Material Adverse Effect” means a material adverse effect on:

(a)
the business, assets, operations, property, performance or condition (financial or otherwise) of (i) the Borrower and/or (ii) the Obligors taken as a whole; or
(b)
the ability of an Obligor to perform and comply with its payment or other material obligations under the Finance Documents or any Material Project Agreement or the ability of the Group to implement the Project; or
(c)
the ability of the Parent Guarantors to perform and comply with their payment or other material obligations under the Parent Company Guarantee; or
(d)
the legality, validity or enforceability of, or the effectiveness or ranking of any Security, or the value of such Security taken as a whole, granted or purported to be granted pursuant to any of the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents; or
(e)
the legality, validity or enforceability of any Material Project Agreement or the ability of any Material Project Party to perform its material obligations under a Material Project Agreement, in each case to the extent it is reasonably expected to have a material adverse impact on the Project.

“Material Event of Default” means any Event of Default arising under Clauses 23.1 (Non-Payment), 23.2 (Non-Payment by the Parent Guarantor), 23.7 (Insolvency), 23.9 (Insolvency proceedings), 23.10 (Creditors’ process), 23.16 (Cessation of business), any breach of sanctions and/or anti-corruption laws representations or undertakings pursuant to Clauses 23.26 (Anti-Money Laundering Laws undertakings), 23.27 (Anti-Corruption Laws undertakings), 23.28 (Anti-Money Laundering Laws representations), 23.29 (Anti-Corruption Laws representations) or a Sanctions Event of Default.

“Material Permits” means:

(a)
the first commencement permit (Nw. igangsettingstillatelse) in respect of the construction of the Project;
(b)
the installation license according to section 3-1 of the Norwegian Energy Act for construction of internal high-voltage electrical installations currently held by Nscale Norway AS; and

(c)
any other material Authorisation or Environmental Approval which is required at any time by an Obligor for the development, construction or operation of the Project.

“Material Project Agreement” means:

(a)
the Power Purchase Agreements;
(b)
the Power Management Agreement;
(c)
the Project Operations and Maintenance Agreement;
(d)
the Project Development Services Agreement;
(e)
the EPC Contracts;
(f)
the Land Lease Agreement;
(g)
the DC Services Agreement;
(h)
any agreement or document that is, in form or substance, a confirmation, variation, amendment, rectification, supplement and/or replacement of any agreement or document designated as a Material Project Agreement, referred to under paragraphs (a) to (g) above or otherwise, and the transactions contemplated thereby, either in full or in part, unless, in respect of any supplement or partial replacement, the Lenders’ Technical Advisor has confirmed that any such supplement or replacement is not or is no longer material to the Project, taking into account the subject matter of the agreement or document (and the transactions contemplated thereby), the irreplaceability of the agreement or document and the contracted liabilities or obligations of the Obligor (including any termination fee thereunder) under such agreement or document, as applicable;
(i)
any other material commercial contract entered into by the Obligors from time to time in respect of which the contracted liabilities or obligations of the Obligor thereunder (including any contingent liability or termination fee thereunder) in an amount equal to or more than USD 20,000,000 or which is otherwise material to the construction, development or operation of the Project; and
(j)
any other document which the Borrower (acting reasonably) and the Facility Agent designate as a Material Project Agreement.

“Material Project Party” means each counterparty of an Obligor to a Material Project Agreement, for so long as it has any actual or contingent liability or obligation in such capacity under such Material Project Agreement.

“[***] Offtake Contract” means the initial GPU offtake contract entered into between GPU Co and [***] on [***], with a scope of work for an overall capacity of [***] and with an effective date of [***] and an end date of [***].

“Minimum Rating” means a long‑term credit rating of at least BBB+ (S&P or Fitch) or Baa1 (Moody’s).

“MLI” means the Multilateral Convention to Implement Tax Treaty Related Measures to Prevent Base Erosion and Profit Shifting of 24 November 2016.

“Moody’s” means Moody’s Investors Service Limited or any successor to its rating business.

“MPA Credit Support Document” means any corporate guarantee, letter of credit, bank guarantee or other credit support instrument given by any person in respect of any obligations of any person (other than an Obligor) under a Material Project Agreement.

“Net Award” means any amount received or recovered by any Obligor in relation to any Proceedings and after deducting:

(a)
any reasonable expenses which are incurred by that party in pursuing such Proceedings; and
(b)
any Tax incurred and required to be paid by that Party in connection with that receipt or recovery (as reasonably determined by that party acting in good faith, on the basis of existing rates and taking account of any available credit, deduction or allowance).

“New Borrower” has the meaning given to that term in the definition of “Borrower Restructuring”.

“New Lender” has the meaning given to that term in Clause 28 (Transfers by the Lenders).

“NIBOR” means the Norwegian Interbank Offered Rate administered by Norske Finansielle Referanser AS (or any other person which takes over the administration of that rate) for NOK and the relevant period displayed on the appropriate page of the LSEG Benchmark screen (or any other information service which publishes that rate from time to time).

“Non-Consenting Lender” has the meaning given to that term in Clause 31.8 (Replacement of a Lender).

“Non-Responding Lender” has the meaning given to that term in Clause 31.7 (Excluded Commitments).

“Norwegian GAAP” means the generally accepted accounting principles from time to time in Norway, which include for the avoidance of doubt IFRS.

“Norwegian Kroner” or “NOK” means the lawful currency for the time being and from time to time of Norway.

“Notifiable Debt Purchase Transaction” has the meaning given to it in Clause 29.2(a) (Notification of Debt Purchase Transactions).

“Nscale Site 4 AS” means Nscale Site 4 AS, a limited liability company incorporated and existing under the laws of Norway (business registration number 929 837 452) with its registered address at Teknologiveien 2A, 8517 Narvik, Norway.

“Obligor” means:

(a)
the Borrower;
(b)
on and from the occurrence of the Land Co Restructuring Step 2, Land Co;
(c)
on and from its accession to the Finance Documents in accordance with Clause 30.2 (Additional Borrowers and Additional Land Cos), any Additional Borrower; and
(d)
on and from its accession to the Finance Documents in accordance with Clause 30.2 (Additional Borrowers and Additional Land Cos), any Additional Land Co.

“Offtake Cash Trap Event” means the occurrence of either an Offtake Expiry Event or an Offtake Termination Event.

“Offtake Expiry Event” means that, twenty-four (24) months prior to the scheduled expiry of the [***] Offtake Contract (as may be extended by the parties), GPU Co has not entered into one or more Eligible GPU Offtake Contracts to replace the contracted revenues under the [***] Offtake Contract in an amount sufficient to cover GPU Co’s payment obligations under the DC Services Agreement (any such replacement Eligible GPU Offtake Contract to have a contract term that exceeds the Final Maturity Date by at least two (2) years and to be on terms that do not adversely affect the ability of GPU Co to comply with its payment obligations under the DC Services Agreement).

“Offtake Termination Event” means that the [***] Offtake Contract has been terminated or is otherwise unenforceable prior to its scheduled expiry.

“Offtaker” means any counterparty to a GPU Offtake Contract (in its capacity as purchaser (or other similarly-used term)).

“Operating Budget” has the meaning given to that term in paragraph (a) of Clause 21.12 (Operating Budgets).

“Operating Costs” means, for any period, and without double counting, all cash items of expenditure of the Borrower or Land Co for the purposes of the Project, whether incurred in connection with the construction, operation or maintenance of the Project, including management fees, financing fees, taxes and administrative expenses, but excluding (i) Debt Service, (ii) depreciation, and (iii) one-off and extraordinary costs (subject to a cap of ten per cent. (10%) of EBITDA for such Calculation Period).

“Operations Report” means each operations report substantially in the form required to be delivered by or on behalf of the Borrower in accordance with Clause 21.8 (Operations Report).

“Opportunistic Fund” means any Distressed Debt Fund, any Hedge Fund, or any other trust, fund, or other entity that is or would reasonably be recognised or categorised as an “opportunistic fund” by reputable institutions which are prominent participants in the financial markets or which otherwise invests in any similar strategy in order to exploit perceived or actual stress or distress of the borrower.

“Original Jurisdiction” means, in relation to an Obligor, the jurisdiction under whose laws that Obligor is incorporated as at the Signing Date.

“Original Land Co” means Nscale Land Kvandal South AS (under name change from NFH 260332 AS), a limited liability company incorporated and existing under the laws of Norway with business registration number 937 411 464, to become a wholly owned subsidiary of the Borrower upon the Land Co Restructuring Effective Date.

“Original Lenders” has the meaning given to that term in the Preamble.

“Original Secured Hedge Counterparties” has the meaning given to that term in the Preamble.

“Parent Company Guarantee” means the parent company guarantee between the Parent Guarantor and the Security Agent.

“Parent Guarantor” means each of:

(a)
Nscale Global Holdings Limited, a limited liability company incorporated in England and Wales with registered number 15749408; and

(b)
Nscale Limited, a limited liability company incorporated in England and Wales with registered number 16925886;

provided that Nscale Global Holdings Limited shall cease to be a Parent Guarantor (and shall be irrevocably and unconditionally released from all obligations under and in respect of the Parent Company Guarantee), once Nscale Limited has become TopCo.

“Party” has the meaning given to that term in the Preamble.

“Paying Party” has the meaning given to that term in paragraph (a)(ii) of Clause 32.4 (Impaired Agent).

“Perfected” means, in relation to any Transaction Security and without limitation to Clause 20.21 (Further assurance) or the requirements of any Security Document:

(a)
any notice required by applicable law in respect of such Transaction Security has been duly delivered to the relevant person and reasonable endeavours have been used to procure the acknowledgement by such person of such notice;
(b)
any applicable fee or Tax (including any stamp tax if required by applicable law) in respect of such Transaction Security has been duly paid in full;
(c)
any consent, approval, licence or authorisation of any person required by applicable law in respect of such Transaction Security has been duly obtained;
(d)
any other action identified in any legal opinion delivered to the Facility Agent in respect of such Transaction Security as being considered necessary in relation to the legality or validity of any Transaction Security or the binding and enforceable nature of any obligation of any Pledgor or any insurer (as applicable) granting such Transaction Security in connection therewith has been duly taken;
(e)
any partnership certificate (andelsbevis) required to be delivered in respect of such Transaction Security has been duly delivered to the Security Agent; or
(f)
any public filing or registration required in respect of such Transaction Security has been duly made with the relevant authority,

in each case to the extent required and permitted by law or as otherwise considered necessary by the Facility Agent (and any reference to “Perfect” and “Perfection” shall be construed accordingly) provided that, in respect of Transaction Security for which new floating charges or mortgages are to be registered, Perfection shall be deemed to take place on the day of delivery of duly executed registration forms for such new floating charges or mortgages to the Security Agent (or, if such delivery takes place on a day that is not a Business Day or later than 12:00 CET on any Business Day, on the following Business Day), and further provided that any registration fee in respect of the same shall be payable in accordance with the terms of the relevant invoice received.

“Permitted Contribution” means any group contribution (Nw. konsernbidrag) and related arrangement made pursuant to the Norwegian Tax Act (Nw. skatteloven) Sections 10-2 to 10-4 by way of so called “circular group contributions” made simultaneously and with the same amount between two entities with effect for the same financial year, where one entity receives group contribution with tax effect, while the other entity receives group contribution without tax effect (Nw. sirkelkonsernbidrag) (“Circular Group Contribution”) which is made between any of the Obligors or between any Obligor and any other Affiliate of the Borrower that is part of the same Norwegian tax group as the Borrower, provided that:

(a)
such group contributions are carried out so that any claims or receivables arising between the relevant parties as a result of such group contributions to the fullest extent possible are netted off as between the relevant parties immediately upon the group contributions having been made; and
(b)
there is no negative effect on the equity value of the Norwegian Obligors upon the completion of such Circular Group Contributions compared to the equity value prior to the grant of such Circular Group Contributions taking into consideration that the value of any tax loss utilised by a Norwegian Obligor shall be equal to the amount of tax loss utilised multiplied with the applicable corporate tax rate of the relevant tax year.

“Permitted Disposal” means:

(a)
disposals made in the ordinary course of trading at arm’s length and for full market value;
(b)
any disposal expressly permitted or contemplated by the Material Project Agreements;
(c)
any lease, sub‑lease or other disposal of part of the Project Site in the ordinary course of implementing the Project or activities reasonably incidental or ancillary thereto;
(d)
any (i) rights of way and utility easements in favour of grid operators and utility providers; (ii) temporary access licences to contractors; and (iii) other statutory access rights required in connection with the Project or any Permitted Expansion Initial Activities;
(e)
the sale or other disposal of any worn out, obsolete or redundant assets which have been or are to be replaced by substantially similar assets of the same or greater value at arm’s length and for full market value;
(f)
the sale or other disposal of any assets which are not or (in the reasonable opinion of the Borrower) cease to be necessary or desirable for the operation or maintenance of the Project for cash at arm’s length and for full market value;
(g)
disposals made in compliance with any applicable court or government orders;
(h)
any disposal of cash or investments permitted under the Finance Documents;
(i)
any disposal in connection with the creation of any Permitted Security;
(j)
any licence, sub-licence or other grant of rights to use any Intellectual Property in the ordinary course of business or in connection with the implementation, operation or maintenance of the Project, provided that such licence, sub-licence or grant of rights does not materially impair the Borrower’s ability to use such Intellectual Property for the purposes of implementing the Project;
(k)
the abandonment or permitted lapse of any Intellectual Property which, in the reasonable business judgement of the Borrower, is not material to the Project;

(l)
disposal of any other assets at arm’s length and for full market value, provided that (i) such disposal would not reasonably be expected to have a Material Adverse Effect and (ii) the Borrower complies with its obligations under Clause 8.3 (Mandatory prepayment - Applicable Disposal Proceeds and Award Proceeds);
(m)
any disposal which is necessary to implement a Permitted Restructuring;
(n)
to the extent constituting a disposal, any Permitted Contribution so long as no Event of Default has occurred and is continuing; or
(o)
any other disposal made with the prior written consent of the Facility Agent.

“Permitted Expansion Initial Activities” means any of the following activities and works in respect of an Expansion:

(a)
carrying out, or engaging any third party to carry out, feasibility studies or similar;
(b)
carrying out, or engaging any third party to carry out basic design work and engineering studies;
(c)
carrying out, or engaging any third party to carry out, ground works (including certain storage solutions, backfilling and insulation);
(d)
any action required in order to obtain, amend or maintain permits and consents required for the design, construction, commissioning, operation or maintenance of the Expansion;
(e)
acquisition of any required land or land rights;
(f)
the grant of land rights over the Project Site that do not materially adversely affect the Project Site; and
(g)
any other works reasonably ancillary to the activities listed in paragraphs (a) to (e) above.

“Permitted Financial Indebtedness” means Financial Indebtedness:

(a)
arising under or expressly contemplated by any of the Finance Documents, subject always to the terms of this Agreement and the Security Agency and Intercreditor Deed;
(b)
arising under any hedging arrangement permitted under the Agreed Hedging Policy;
(c)
arising under or in respect of any Trade Instrument issued in the ordinary course of business by the Borrower; which does not exceed USD 10,000,000 in aggregate;
(d)
arising under a performance guarantee issued by or on behalf of the Borrower under a Material Project Agreement to which it is a party;
(e)
in respect of Finance Leases, the aggregate annual amount of lease payments which does not exceed USD 15,000,000 or its equivalent in aggregate for the Obligors at any time;
(f)
incurred with the prior written consent of the Facility Agent;
(g)
incurred in the ordinary course of trade in respect of payment obligations for goods purchased by the Borrower in order to enable deliveries of the relevant goods provided that recourse in respect of such Financial Indebtedness is limited to the relevant goods in transit and any insurance proceeds in respect thereof;
(h)
incurred under the Intercompany Loan Agreement and any other intercompany loan from GPU Co, any GPU SPV, any Pledgor or any Obligor to any Obligor that is unsecured and subordinated in accordance with the terms of the Subordination Deed; and
(i)
to the extent constituting Financial Indebtedness, arising by operation of law as a result of any Obligor being, or becoming, a member of a VAT Group; and
(j)
not permitted by the preceding paragraphs and the outstanding principal amount of which does not exceed USD 15,000,000 or its equivalent in aggregate for the Obligors at any time.

“Permitted Investments” shall have the meaning given to that term in the Accounts Agreement.

“Permitted Reorganisation Steps” means any step necessary to be implemented or otherwise performed in connection with any Permitted Restructuring.

“Permitted Restructuring” means each of:

(a)
the Land Co Restructuring; and
(b)
the Borrower Restructuring.

“Permitted Security” means:

(a)
any Security Interest created or evidenced by a Security Document;
(b)
any Security Interest created or evidenced by a Material Project Agreement provided that this paragraph (b) shall not permit:
(i)
any mortgage or fixed charge over the Project Site;
(ii)
any floating charge over the assets of the Obligors;
(iii)
any Security Interest ranks no higher than pari passu with the other Secured Debt then outstanding; or
(iv)
any Security Interest securing Financial Indebtedness of any person (other than Permitted Financial Indebtedness);
(c)
any lien arising by operation of law and in the ordinary course of trading and not as a result of any default or omission by any Obligor;
(d)
any Security Interest arising by operation of law as a result of any Obligor being, or becoming, a member of a VAT Group;
(e)
any netting or set‑off arrangement entered into by any Obligor in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of the Obligors;
(f)
any customary Security Interest created or set‑off arrangement arising under the general terms and conditions of an Account Bank;

(g)
any payment or close out netting or set‑off arrangement pursuant to a Treasury Transaction entered into by the Borrower which constitutes Permitted Financial Indebtedness, excluding any Security Interests under a credit support arrangement;
(h)
any Security Interest or Quasi-Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having a similar effect in respect of goods supplied to an Obligor in the ordinary course of trading and not arising as a result of any default or omission by any Obligor or any Pledgor, provided that any such Security Interest shall only secure the goods supplied;
(i)
any Security Interest arising as a consequence of any Finance Lease permitted pursuant to paragraph (f) of the definition of Permitted Financial Indebtedness;
(j)
any Quasi‑Security arising as a result of any disposal which is a Permitted Disposal;
(k)
any cash collateral provided in respect of, or any Security Interest or Quasi‑Security securing amounts owed in respect of, any Trade Instrument issued in the ordinary course of business by an Obligor which does not exceed USD 12,000,000 in aggregate;
(l)
any Security Interest created with the prior written consent of the Facility Agent; or
(m)
any Security Interest not permitted by the preceding paragraphs securing indebtedness the outstanding principal amount of which does not exceed USD 5,000,000 or its equivalent in aggregate for the Obligors at any time.

“Personal Data” has the meaning set out in the Data Protection Laws.

“Pledgor” means:

(a)
prior to the Borrower Restructuring, each of:
(i)
Nscale DC Holdings Norway AS, a limited liability company incorporated and existing under the laws of Norway (business registration number 936 253 636) with its registered address at Sam Eydes vei 47, 8160 Glomfjord, Norway; and
(ii)
Nscale DC Holdings Norway II AS, a limited liability company incorporated and existing under the laws of Norway (business registration number 937 170 033) with its registered address at Sam Eydes vei 47, 8160 Glomfjord, Norway; and
(b)
on and from the completion of the Borrower Restructuring, Nscale Ventures DC Holdings AS; provided that, for the avoidance of doubt, upon the completion of the Borrower Restructuring, Nscale DC Holdings Norway AS and Nscale DC Holdings Norway II AS shall cease to be Pledgors, and all references to “the Pledgors” or “each Pledgor” shall be deemed to refer to Nscale Ventures DC Holdings AS.

“Power Management Agreement” means the power management agreement to be entered into by the Borrower in respect of the balancing and settlement services required for the operation of the Project.

“Power Purchase Agreement” means:

(a)
the Initial PPCAs; and

(b)
any other power purchase agreements and power purchase commitment agreements entered into by or on behalf of the Borrower from time to time.

“Pre‑Approved New Lender List” means the list of entities, agreed between the Borrower and the Facility Agent (acting on the instructions of all Lenders) on or prior to Financial Close, and any affiliate or subsidiary of any such entity that is not a Restricted Lender.

“Proceedings” means any litigation, arbitration, proceedings or claim against a Report Provider with a view to obtaining a recovery from that Report Provider.

“Processing” has the meaning set out in the Data Protection Laws (and “Process”, “Processes” and “Processed” shall be construed accordingly).

“Prohibited Payment” means any offer, gift, payment, promise to pay, commission, fee, loan or any other consideration which would constitute bribery or an improper gift or payment and which would be in breach of any applicable Anti‑Corruption Laws.

“Project” means the development, construction and operation of the Project Facilities, together with activities ancillary thereto and any Expansion thereto if permitted under the Finance Documents.

“Project Accounts” means:

(a)
the Revenue Account;
(b)
the Development Account;
(c)
the Deposit Account;
(d)
the Expansion Account;
(e)
the Cash Trap Reserve Account;
(f)
the Debt Service Reserve Account;
(g)
the Distribution Account; and
(h)
the Land Co Account.

“Project Compensation Proceeds” means the aggregate net amount (after deducting fees, costs and expenses incurred in connection with the receipt of such proceeds and any Taxes payable in respect of such amount) of all sums paid or payable to or for the account of an Obligor:

(a)
in respect of the seizure, compulsory acquisition, confiscation, expropriation or nationalisation or other act that amounts to actual or de facto expropriation of all or a material part of the assets of, or shares or other equity interest in, that person; or
(b)
as compensation for any Authorisation or Material Permit not being granted or renewed, revoked or suspended or otherwise ceasing to be in full force and effect without modification (including as compensation for the exercise of any power of resumption over leased land which is required for the Project), in each case, imposed by a Government Authority.

“Project Costs” means all costs, expenses and liabilities and Taxes on or in relation to them which are accrued, paid, payable or reimbursable by or on behalf of the Borrower and Land Co (or an Additional Borrower and/or Additional Land Co) to develop, finance, construct, complete and commission the Project (but without double counting) prior to the Completion Date, in each case, as set out in the most recent Construction Budget, including:

(a)
Construction Costs;
(b)
Operating Costs (to the extent incurred on or prior to the DC Completion Date);
(c)
Financing Costs;
(d)
in respect of engineering, legal, accounting, financial and other professional advisors or consultants, including any fees payable to Agents under any Fee Letter;
(e)
such other costs as set out in the Base Case Forecast; and
(f)
any other costs, expenses and liabilities approved as Project Costs by the Facility Agent (in consultation with the Lenders’ Technical Advisor).

“Project Development Services Agreement” means the development services agreement to be entered into between, among others, the Borrower and Nscale Norway AS, pursuant to which Nscale Norway AS will provide various project development services.

“Project Facilities” means the Data Centre, the Project Site, the Internal Grid Infrastructure (but only following its transfer to the Borrower), and any other ancillary infrastructure related to the same (but excluding for the avoidance of doubt, the Transformer Station and any other grid infrastructure other than the Internal Grid Infrastructure).

“Project Operations and Maintenance Agreement” means the operations and maintenance agreement to be entered into between the Borrower and a joint venture to be established between Nscale Norway AS (or its Affiliate) and Nordkraft (or its Affiliate) (“Nordscale Operations AS”) pursuant to which Nordscale Operations AS will provide various operational services required for the operation of the Project.

“Project Site” means the land to house the Project Facilities comprising land no. 10, title no. 760 in the municipality of Narvik, Norway.

“Projected DSCR” means, with respect to a Calculation Date, the DSCR projected to occur during the Projected DSCR Period, calculated in accordance with the Base Case Forecast.

“Projected DSCR Period” means, with respect to a Calculation Date, the period of twelve (12) months commencing on the day after such Calculation Date or, if shorter, ending on the latest Final Maturity Date of any Facility then outstanding.

“Projected Net Leverage” means in respect of any Calculation Period, the ratio of Total Net Debt, in respect of forward-looking ratios and tests on the first day of such Calculation Period, to EBITDA in respect of the relevant Calculation Period.

“Published Rate” means the Reference Rate for any Quoted Tenor.

“Published Rate Replacement Event” means, in relation to a Published Rate:

(a)
the methodology, formula or other means of determining that Published Rate has, in the opinion of the Lender and the Obligors, materially changed;

(b)
the:
(i)
(A)
administrator of that Published Rate or its supervisor publicly announces that such administrator is insolvent; or
(B)
information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Published Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Published Rate;

(ii)
the administrator of that Published Rate publicly announces that it has ceased or will cease to provide that Published Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Published Rate;
(iii)
the supervisor of the administrator of that Published Rate publicly announces that such Published Rate has been or will be permanently or indefinitely discontinued; or
(iv)
the administrator of that Published Rate or its supervisor announces that that Published Rate may no longer be used;
(c)
the administrator of that Published Rate (or the administrator of an interest rate which is a constituent element of that Published Rate) determines that that Published Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:
(i)
the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Lender and the Obligors) temporary; or
(ii)
that Published Rate is calculated in accordance with any such policy or arrangement for a period no less than one (1) month; or
(d)
in the opinion of the Lender and the Obligors, that Published Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.

“Quasi‑Security” means an arrangement or transaction described in paragraph (b) of Clause 20.20 (Negative pledge).

“Quiet Enjoyment Agreement” means the quiet enjoyment agreement to be entered into by the Lenders and the GPU Co Lenders.

“Quotation Day” means, in relation to any period for which an interest rate is to be determined:

(a)
(if the currency is NOK) two (2) Business Days before the first day of that period; or
(b)
(if the currency is USD) two (2) US Government Securities Business Days before the first day of that period,

unless market practice differs in the relevant syndicated loan market, in which case the Quotation Day will be determined by the Facility Agent in accordance with that market practice (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days).

“Quoted Tenor” means, in relation to the Reference Rate, any period for which that rate is customarily published.

“Ratio Cash Trap Event” means any breach of any Ratio Cash Trap Test.

“Ratio Cash Trap Test” means as of any Calculation Date:

(a)
the Historic DSCR or Projected DSCR is less than 1.15:1.00; or
(b)
the Historic Net Leverage or the Projected Net Leverage is greater than as set out in the Base Case Forecast by more than twenty per cent. (20%).

“Reasonable and Prudent Operator” means a person seeking in good faith to perform its contractual obligations and comply with applicable laws while exercising the degree of skill, diligence, prudence and foresight that would reasonably and ordinarily be expected from a skilled and experienced international and European operator complying with applicable laws and engaging in the same type of undertaking under the same or similar circumstances and conditions.

“Receiver” has the meaning given to that term in the Security Agency and Intercreditor Deed.

“Receiving Party” has the meaning given to that term in paragraph (a)(ii) of Clause 32.4 (Impaired Agent).

“Reference Rate” means, in relation to a Loan:

(a)
Term SOFR (for a Loan denominated in USD) or NIBOR (for a Loan denominated in NOK) as of the relevant Specified Time on the relevant Quotation Day and for a period equal in length to the Interest Period of that Loan; or
(b)
as otherwise determined pursuant to Clause 11.1 (Unavailability of Reference Rate),

and if, in either case, that rate is less than zero, the Reference Rate shall be deemed to be zero.

“Reinstatement Plan” means a plan for the application of such Excluded Insurance Proceeds and other funds available to the Borrower for the repair, reinstatement or replacement of Project Facilities.

“Related Fund”, in relation to a fund (the “first fund”), means a fund which is managed, controlled or advised by the same investment manager or investment advisor as the first fund or, if it is managed by a different investment manager or investment advisor, a fund whose investment manager or investment advisor is an Affiliate or an Associate of the investment manager or investment advisor of the first fund.

“Relevant Jurisdiction” means, in relation to an Obligor:

(a)
its Original Jurisdiction;
(b)
any jurisdiction where any asset subject to or intended to be subject to the Transaction Security to be created by it is situated;

(c)
any jurisdiction in which it conducts its business; and
(d)
the jurisdiction whose laws govern the perfection of any of the Security Documents entered into by it.

“Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

“Relevant Obligations” has the meaning given to that term in paragraph (c)(ii) of Clause 28.7 (Procedure for assignment).

“Relevant Person” means, with respect to any person, any member of its management bodies, including directors, officers and employees, and any agent or representative acting for it or on its behalf, or any other person acting under its control.

“Repayment Instalment” means each instalment of principal that is scheduled to fall due under the Finance Documents.

“Repayment Schedule” has the meaning given to that term in paragraph (a) of Clause 7.1 (Repayment of Term Facility).

“Repeating Representations” means the representations and warranties set out in Clauses 18.2 (Status), 18.3 (Power and authority), 18.4 (Legal validity), 18.5 (Non-conflict), paragraph (c)(ii) of Clause 18.10 (Material Project Agreements), 18.17 (Prohibited Payments), 18.18 (Compliance with Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions), 18.19 (Financial statements), 18.22 (Pari passu ranking) and 18.31 (Filing and stamp duties).

“Replacement Reference Rate” means a reference rate which is:

(a)
formally designated, nominated or recommended as the replacement for a Published Rate by:
(i)
the administrator of that Published Rate (provided that the market or economic reality that such reference rate measures is the same as that measured by that Published Rate); or
(ii)
any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the “Replacement Reference Rate” will be the replacement under paragraph (a) above;

(b)
in the opinion of the Lender and the Obligors, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to a Published Rate; or
(c)
in the opinion of the Lender and the Obligors, an appropriate successor to a Published Rate.

“Report” means each report delivered by the Borrower to the Facility Agent under any Finance Document.

“Report Provider” means any professional advisor or other person who has provided a Report.

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian, (in each case, if any), or the replacement thereof duly appointed pursuant to the relevant Finance Document, including as at the Signing Date, (a) the Facility Agent and (b) each Secured Hedge Counterparty.

“Resolution Authority” means any body which has authority to exercise any Write‑down and Conversion Powers.

“Restricted Lender” means a Competitor, an Opportunistic Fund, a Distressed Debt Fund or a Hedge Fund.

“Restricted Payment” means in respect of the Borrower or Land Co (as applicable) the payment of:

(a)
any dividend, charge, fee or other distribution on or in respect of the equity share capital of the Borrower or Land Co (as applicable);
(b)
any redemption, reduction, repurchase or repayment of share capital, share premium or other capital reserves;
(c)
any repayment of principal, payment of interest or payment of other amounts in respect of Subordinated Loans or any other loans constituting Equity Funding; or
(d)
any other distribution in respect of, or payment on account of, Equity Funding,

whether in cash, property or in kind. For the avoidance of doubt, a VAT Group Settlement Amount shall not constitute a Restricted Payment.

“Restricted Persons” means any person or entity:

(a)
listed on any Sanctions List or which is otherwise the target of any Sanctions;
(b)
domiciled, permanently resident in or organised or incorporated under the laws of a country, region or territory that is or whose government is the subject or a target of any comprehensive country or territory‑wide Sanctions (being, as at the Signing Date, Cuba, Iran, North Korea, the Crimea region of Ukraine, the so‑called Luhansk People’s Republic and the so‑called Donetsk People’s Republic, and the non-government controlled areas of the Kherson and Zaporizhzhia regions of Ukraine) (a “Sanctioned Country”); and/or
(c)
directly or indirectly owned or controlled (as such terms are defined by the relevant Sanctions Authorities) by, or acting on behalf of, at the direction of or for the benefit of, a person or entity referred to in paragraphs (a) or (b) above.

“Revenue Account” has the meaning given to that term in the Accounts Agreement.

“Revenues” means, in relation to any Calculation Period, all funds received or projected to be received by the Borrower or any Additional Borrower into the Revenue Account during such period, including (without double-counting):

(a)
cash-flow generated under the DC Services Agreement and any data centre services agreement that may be entered into from time to time by the Borrower or any Additional Borrower with any GPU SPV;
(b)
earnings on funds held in the Secured Accounts;

(c)
insurance proceeds only from business interruption and delay in start-up insurance proceeds deposited in the Deposit Account, provided that such proceeds are applied to the payment of Operating Costs or as directed by the relevant insurer;
(d)
cash rebates or repayments from tax or other authorities in the ordinary course of business (excluding one-off and extraordinary Tax rebates); and
(e)
amounts received for damages, liquidated damages or indemnities from any party but excluding, in each case (i) proceeds of any third party liability insurance, (ii) proceeds of any Permitted Financial Indebtedness, (iii) Equity Funding (other than permitted Equity Cure Amounts) and (iv) VAT.

“Revolving Facility” means a revolving VAT credit facility made available to the Borrower under this Agreement.

“Revolving Facility Commitment” means:

(a)
in relation to an Original Lender, the amount set opposite its name under the column heading Total and for the row labelled Revolving Facility Commitment (USD) in Part 2 (Original Lenders) of Schedule 1 (The Original Parties) and the amount of any other Revolving Facility Commitment transferred to it under this Agreement; and
(b)
in relation to any other Lender, the amount of any Revolving Facility Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Revolving Loan” means a loan made or deemed to be made under the Revolving Facility or the principal amount outstanding for the time being of that loan.

“Rollover Loan” means one or more Revolving Facility Loans (as applicable):

(a)
made or to be made on the same day that a maturing Revolving Loan under the same Revolving Facility is due to be repaid;
(b)
the aggregate amount of which is equal to or less than the amount of the maturing Revolving Loan;
(c)
in the same currency as the maturing Revolving Loan; and
(d)
made or to be made to the Borrower for the purpose of refinancing that maturing Revolving Loan.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw‑Hill Companies, Inc. or any successor to its rating business.

“Sanctions” means any trade, economic or financial sanctions laws or trade embargoes implemented, adapted, imposed, administered and/or enforced from time to time by any Sanctions Authority.

“Sanctions Authority” means:

(a)
the United Nations Security Council;
(b)
the European Union and any member state or European Economic Area member thereof including Sweden and the Netherlands;

(c)
the United States of America;
(d)
Norway (including its Utenriksdepartementet (Ministry of Foreign Affairs));
(e)
the United Kingdom; and/or
(f)
the respective governmental institutions, legislatures, judicial, enforcement and regulatory authorities of any of the foregoing including the UK Sanctions List, published and maintained by the Foreign, Commonwealth and Development Office, the Office of Foreign Assets Control of the US Department of the Treasury (OFAC), the US Commerce Department, the US Department of State and any other relevant agency or official institution acting on behalf of any of the foregoing in connection with Sanctions.

“Sanctions Event of Default” means the occurrence of an Event of Default under Clause 23.25 (Sanctions Undertakings) or Clause 23.30 (Sanctions Representations).

“Sanctions List” means the “Specially Designated Nationals and Blocked Persons” list maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the “European Union Consolidated Financial Sanctions List” maintained by the European Commission, the “Consolidated List of Financial Sanctions Targets” maintained by His Majesty’s Treasury of the United Kingdom or any similar list maintained by, or public announcement of a Sanctions designation made by, a Sanctions Authority, each as amended, supplemented or substituted from time to time.

“Scheduled Repayment Date” means each 31 March, each 30 June, each 30 September and each 31 December falling after the First Scheduled Repayment Date, as set out in Schedule 7 (Repayment Schedule).

“Second Currency” has the meaning given to that term in paragraph (a) of Clause 15.1 (Currency indemnity).

“Secured Accounts” means all Project Accounts, other than the Distribution Account.

“Secured Debt” means Financial Indebtedness under any Secured Debt Document.

“Secured Debt Document” has the meaning given to that term in the Security Agency and Intercreditor Deed.

“Secured Hedge Counterparty” has the meaning given to it in the Security Agency and Intercreditor Deed.

“Secured Hedging Agreement” has the meaning given to it in the Security Agency and Intercreditor Deed.

“Secured Hedging Termination Payment” means any amount payable by the Borrower under a Secured Hedging Agreement as a result of the termination or close out (whether partial or total) of that Secured Hedging Agreement, other than interest accruing on any amount not paid when due.

“Security Agency and Intercreditor Deed” means the security agency and intercreditor deed dated on or about the date of this Agreement between, among others, the Borrower, the Pledgors, the Facility Agent and the Security Agent.

“Security Agent” has the meaning given to that term in the Preamble.

“Security Document” has the meaning given to that term in the Security Agency and Intercreditor Deed.

“Security Interest” means a mortgage, charge, lien, assignment, hypothecation or other security interest, encumbrance or any other agreement or arrangement having a similar effect.

“Selection Notice” means a notice substantially in the form set out in Part 2 (Form of Selection Notice) of Schedule 3 (Requests) given in accordance with Clause 10 (Interest periods) to select the duration of the next Interest Period for a Loan.

“Signing Date” means the date of this Agreement.

“Social Claim” means any claim or proceeding by any person or any formal notice with respect to any investigation by relevant public authorities having been commenced against the Obligors in respect of (i) any material breach of or material non-conformity with any Social Law or (ii) any material breach of or material non-conformity with or revocation or suspension of a regulatory approval directly relating to a Social Law.

“Social Incident” means:

(a)
an incident or accident related to the Project or any Obligor:
(i)
resulting in death or serious or multiple injury; or
(ii)
following completion of proper investigation by any relevant body or authority, is found to have occurred, wholly or partly, due to material non-compliance with applicable Social Law by any Obligor or otherwise in respect of the Project; or
(b)
a community or worker related grievance or protest related to the Project or any Obligor that has or is reasonably likely to result in a material disruption to the Project or material reputational harm to any Obligor.

“Social Law” means any applicable Law, convention or treaty which relates to human health and safety, labour (and/or the conditions of the workplace) or human rights issues.

“SOFR” means the secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published (before any correction, recalculation or republication by the administrator) by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate).

“Specified Time” means a day or time determined in accordance with Schedule 8 (Timetables).

“Subordinated Loans” means any loans extended to the Obligors from time to time which are subordinated to the interests of the Secured Parties under the Finance Documents.

“Subordination Deed” means the subordination deed entered into between, among others, the Security Agent, GPU Co, and the Obligors, pursuant to which GPU Co agrees to subordinate its claims against the Obligors to the Secured Parties, as amended, restated, supplemented, or otherwise modified from time to time.

“Subsidiary” means any person (referred to as the “First Person”) in respect of which another person (referred to as the “Second Person”):

(a)
has the power (directly or indirectly and whether by way of ownership of shares, proxy, contract, agency or otherwise) to:
(i)
cast, or control the casting of, more than fifty per cent. (50%) of the maximum number of votes that might be cast at a general meeting of the First Person;
(ii)
appoint or remove all, or the majority, of the directors or other equivalent officers of the First Person; or
(iii)
give directions with respect to the operating and financial policies of the First Person with which the directors or other equivalent officers of the First Person are obliged to comply; or
(b)
holds beneficially (directly or indirectly) more than fifty per cent. (50%) of the issued share capital of the First Person (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital).

“Super Majority Lenders” means a Lender or Lenders whose Commitments aggregate at least eighty per cent. (80%) or more of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated eighty per cent. (80%) or more of the Total Commitments immediately prior to that reduction), but, for the avoidance of doubt, after the application of Clause 31.9 (Disenfranchisement of Defaulting Lenders).

“Target Completion Date” means 5 April 2027.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Tax Credit” has the meaning given to that term in Clause 12.1 (Definitions).

“Tax Deduction” has the meaning given to that term in Clause 12.1 (Definitions).

“Tax Payment” has the meaning given to that term in Clause 12.1 (Definitions).

“Tax Structuring Report” means the tax structuring report prepared by [***] and [***].

“Technical Due Diligence Report” means the report from [***] dated [***].

“Term Facility” means the senior term loan facility made available under this Agreement as described in Clause 2.1(a) (The Facilities).

“Term Facility Commitment” means:

(a)
in relation to an Original Lender, the amount set opposite its name under the column heading “Term Facility Commitment” in Part 2 (Original Lenders) of Schedule 1 (The Original Parties) and the amount of any other Term Facility Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.3 (Increase); and

(b)
in relation to any other Lender, the amount of any Term Facility Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.3 (Increase),

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Term Loan” means a loan made or to be made under a Term Facility or the principal amount outstanding for the time being of that loan.

“Term SOFR” means the term SOFR reference rate administered by CME Group Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant period published (before any correction, recalculation or republication by the administrator) by CME Group Benchmark Administration Limited (or any other person which takes over the publication of that rate).

“Third Parties Rights Act” means the Contracts (Rights of Third Parties) Act 1999.

“TopCo” means (a) prior to the listing of shares in Nscale Limited by way of an IPO, Nscale Global Holdings Limited, and (b) following the listing of shares in Nscale Limited by way of an IPO, Nscale Limited.

“Total Accordion Facility Commitments” means the aggregate of any Accordion Facility Commitments from time to time.

“Total Commitments” means the aggregate of the Total Term Facility Commitments, Total Revolving Facility Commitments and Total Accordion Facility Commitments.

“Total Net Debt” means, at any time, the aggregate amount of all obligations of the Group for or in respect of Financial Indebtedness at that time but:

(a)
excluding any subordinated debt under any Subordinated Loan;
(b)
excluding any letters of credit or other contingent obligations until called or drawn (without deducting any cash or cash equivalent investments in relation to contingent liabilities under any outstanding letters of credit);
(c)
including, in the case of finance leases only, their capitalised value; and
(d)
deducting the aggregate amount of cash and cash equivalent investments held by the Borrower at that time.

“Total Revolving Facility Commitments” means the aggregate of the Revolving Facility Commitments, being USD 65,000,000 (or its equivalent in NOK) as at the Signing Date.

“Total Term Facility Commitments” means the aggregate of the Term Facility Commitments, being USD 725,000,000 as at the Signing Date.

“Trade Instrument” means any performance bond, advance payment bond or standby or documentary letter of credit or other contingent instrument issued in respect of the obligations of any Obligor arising in the ordinary course of trading of that Obligor.

“Transaction Document” means:

(a)
any Material Project Agreement; or
(b)
any Finance Document.

“Transaction Security” has the meaning given to that term in the Security Agency and Intercreditor Deed.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Borrower and the Facility Agent.

“Transfer Date” means, in relation to an assignment or a transfer, the later of:

(a)
the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and
(b)
the date on which the Facility Agent executes the relevant Assignment Agreement or Transfer Certificate.

“Transformer Station” means the main 132kV transformer station connected to the Project Site, which is owned by [***].

“Treasury Transaction” means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (including any fluctuations to inflation or any inflation index).

“UK Bail‑In Legislation” means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.

“US” means the United States of America.

“US Dollars” or “USD” means the lawful currency for the time being and from time to time of the US.

“US GAAP” means the generally accepted accounting principles from time to time in the US, which include for the avoidance of doubt IFRS.

“US Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday, or (c) a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities.

“Utilisation Date” means the date on which a Loan is made.

“Utilisation Request” means a request for a Loan substantially in the form set out in Part 1 (Utilisation Requests for Loans) of Schedule 3 (Requests).

“VAT” means:

(a)
any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112);
(b)
any value‑added tax imposed by the Value Added Tax Act 1994;

(c)
any value added tax as provided for in the Norwegian Value Added Tax Act of 19 June 2009 no. 58; and
(d)
any other tax of a similar nature, whether imposed in a member state of the European Union, the United Kingdom or Norway in substitution for, or levied in addition to, such tax referred to in paragraphs (a) to (c) above, or imposed elsewhere.

“VAT Group” means any group, unity (or fiscal unity) or similar arrangement for VAT purposes in Norway.

“VAT Group Settlement Amount” means:

(a)
any payment made by an Obligor which is a member of a VAT Group to the representative member, head or any other member of that VAT Group, provided that the amount of any such payment is equal to, and does not exceed, the proportion of any VAT which is properly attributable to the activities of that Obligor whilst it is a member of that VAT Group (net of any relief from VAT or refundable VAT credit attributable to those activities); and
(b)
any payment made by an Obligor to a person that is a member of the same VAT Group of an amount equivalent to the proportion of any VAT Refund received by that Obligor or any credit obtained by reference to an excess of deductible input Tax over output Tax that is properly attributable to supplies made to and by that person whilst it is a member of that VAT Group.

“VAT Refund” means any refund or recovery of VAT from the relevant tax authority and, in relation to an Obligor that is a member of a VAT Group, any amount received by that Obligor from the representative member, head or any other member of that VAT Group in respect of any refund or recovery of VAT or any credit obtained by reference to an excess of deductible input Tax over output Tax properly attributable to supplies made to and by that Obligor whilst it is a member of that VAT Group.

“Waiver” means any consent, approval or waiver under or in connection with any Finance Document.

“Write‑down and Conversion Powers” means:

(a)
in relation to any Bail‑In Legislation described in the EU Bail‑In Legislation Schedule from time to time, the powers described as such in relation to that Bail‑In Legislation in the EU Bail‑In Legislation Schedule;
(b)
in relation to any UK Bail‑In Legislation, any powers under that UK Bail‑In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail‑In Legislation that are related to or ancillary to any of those powers; and

(c)
in relation to any other applicable Bail‑In Legislation:
(i)
any powers under that Bail‑In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail‑In Legislation that are related to or ancillary to any of those powers; and
(ii)
any similar or analogous powers under that Bail‑In Legislation.

“Written Information” means any factual information provided in writing by or on behalf of an Obligor (including its advisors) or the Pledgor to a Finance Party in connection with the Transaction Documents.

1.2 Construction

(a)
In this Agreement, unless the contrary intention appears, a reference to:
(i)
any Agent, the Borrower, any Facility Agent, any Finance Party, any Lender, any Arranger, any Obligor, any Party, any Secured Hedge Counterparty, any Secured Party or the Security Agent shall be construed to be a reference to it in its capacity as such and not in any other capacity;
(ii)
any Agent, the Borrower, any Facility Agent, any Finance Party, any Lender, any Arranger, any Obligor, any Party, any Secured Hedge Counterparty, any Secured Party, the Security Agent or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees and, in the case of the Security Agent, any person for the time being appointed as Security Agent or Security Agents in accordance with the Finance Documents;
(iii)
unless the context otherwise requires or the relevant Accordion Facility Notice specifies different terms, references to a “Facility” shall include any Accordion Facility, references to a “Commitment” shall include any Accordion Facility Commitment, references to a “Lender” shall include any Accordion Facility Lender, and the provisions of this Agreement shall apply to any Accordion Facility mutatis mutandis, subject to any express modifications set out in the relevant Accordion Facility Notice;
(iv)
a document in “agreed form” is a document which is previously agreed in writing by or on behalf of the Borrower and the Facility Agent or, if not so agreed, is in the form approved by the Facility Agent;
(v)
an “amendment” includes a supplement, novation, extension (whether of maturity or otherwise), restatement or re‑enactment or replacement (however fundamental and whether or not more onerous) and “amended” will be construed accordingly;
(vi)
“assets” includes present and future properties, revenues and rights of every description;

(vii)
“control” means the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:
(A)
cast, or control the casting of, more than fifty per cent. (50%) of the maximum number of votes that may be cast at a general meeting of an entity;
(B)
appoint or remove all, or the majority, of the directors or other equivalent officers of an entity; or
(C)
give directions with respect to the operating and financial policies of an entity with which the directors or other equivalent officers of such entity are obliged to comply;
(viii)
a “credit rating” means, in respect of any:
(A)
person issuing insurance or reinsurance, the then‑current credit rating for its financial strength and ability to meet its ongoing insurance policy and contract obligations;
(B)
other person, the then‑current credit rating for its long‑term unsecured and non‑credit‑enhanced debt obligations; and
(C)
investment, financial instrument or debt obligation, the then‑current credit rating of the credit quality of such investment, financial instrument or debt obligation;
(ix)
a Default (other than an Event of Default) is “continuing” unless it has been remedied or waived and an Event of Default is “continuing” unless (A) prior to the Lenders delivering a notice in accordance with Clause 23.33 (Remedies following an Event of Default) it has been remedied or waived, or (B) following delivery of a notice in accordance with Clause 23.33 (Remedies following an Event of Default) it has been waived;
(x)
“disposal” means a sale, transfer, assignment, grant, lease, licence, declaration of trust or other disposal, whether voluntary or involuntary, and “dispose” will be construed accordingly;
(xi)
a Secured Debt Document, Finance Document or any other agreement or instrument is (other than a reference to a Secured Debt Document, Finance Document or any other agreement or instrument in “original form”) a reference to that Secured Debt Document, Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated as permitted by this Agreement;
(xii)
“implement” the Project or any part of it means to develop, design, engineer, procure, finance, construct, complete, test, commission, own, operate and maintain it;
(xiii)
“including”, “includes” and “include” means “including without limitation” and its derivations;
(xiv)
“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(xv)
a person’s “knowledge” means to the best of such person’s knowledge and belief (having made due enquiry);
(xvi)
“month” and “quarter” mean, respectively, a calendar month and a quarter of a calendar year;
(xvii)
a “person” includes any individual, company, corporation, unincorporated association or body (including a partnership, trust, fund, joint venture or consortium), government, state, agency, organisation or other entity whether or not having separate legal personality;
(xviii)
a “regulation” includes any regulation, rule, official directive, request, order, policy or guideline (whether or not having the force of law) of any governmental, inter‑governmental or supranational body, agency, department or regulatory, self‑regulatory or of any other authority or organisation;
(xix)
a “share” in a company includes a share, participation, participating interest or other analogous ownership interest;
(xx)
a currency is a reference to the lawful currency for the time being of the relevant country;
(xxi)
a provision of law is a reference to that provision as extended, applied, amended or re‑enacted and includes any subordinate legislation;
(xxii)
a Clause, a paragraph, a Schedule or a Part is a reference to a clause or paragraph of, or a schedule to, this Agreement, or a paragraph or Part of a schedule to this Agreement, as the context requires;
(xxiii)
any reference to a Secured Party in any Finance Document is a reference to that party acting in that capacity;
(xxiv)
a decision, consent, determination or similar action to be taken by the Facility Agent shall be a reference to the Facility Agent acting in accordance with this Agreement and the Security Agency and Intercreditor Deed; and
(xxv)
a time of day is a reference to Oslo time, and a calendar period is a reference to the Gregorian calendar.
(b)
In this Agreement, where it relates to a Norwegian entity, a reference to:
(i)
a composition, assignment or similar arrangement with any creditor includes a gjeldsforhandling, rekonstruksjon or konkursbehandling under the Norwegian Bankruptcy Act (Nw. konkursloven) or the Norwegian Reconstruction Act (Nw. rekonstruksjonsloven);
(ii)
a receiver, compulsory manager, trustee or administrator includes a gjeldsnemd or bostyrer under Norwegian law;
(iii)
gross negligence means grov uaktsomhet under Norwegian law;
(iv)
a guarantee includes any garanti or kausjon under Norwegian law which is independent from the debt to which it relates;

(v)
merger includes any fusjon implemented in accordance with Chapter 13 of the applicable of the Norwegian Public Limited Liability Companies Act (Nw. allmennaksjeloven) and the Norwegian Private Limited Liability Companies Act (Nw. aksjeloven);
(vi)
a reconstruction, consolidation or reorganization includes any merger (Nw. fusjon), any contribution of part of its business in consideration of shares (Nw. tingsinnskudd) and any demerger (Nw. fisjon) implemented in accordance with the applicable of the Norwegian Public Limited Liability Companies Act (Nw. allmennaksjeloven) and/or the Norwegian Private Limited Liability Companies Act (Nw. aksjeloven) (as applicable);
(vii)
a winding-up, administration, liquidation or dissolution includes an avvikling, oppløsning or tvangsoppløsning under Chapter 16 of the Norwegian Public Limited Liability Companies Act (Nw. allmennaksjeloven) and/or the Norwegian Private Limited Liability Companies Act (Nw. aksjeloven);
(viii)
if an entity incorporated in Norway is required to hold an amount on trust on behalf of any other party, such Norwegian entity must hold such money on behalf of or as agent for the other party in a separate account and shall promptly pay or transfer the same to the other party or as the other party may direct;
(ix)
the Parties agree that any transfer by novation in accordance with the Finance Documents shall in each case, in relation to any Transaction Security Document governed by Norwegian law be deemed to constitute an assignment (Nw. overdragelse) of the relevant rights and obligations; and
(x)
the Parties agree and acknowledge that:
(A)
any non-mandatory provisions of the Norwegian Financial Agreements Act of 18 December 2020 no. 146 (Nw. finansavtaleloven) (the “Norwegian FA Act”) shall, to the extent permitted by law, not apply to this Agreement or any other Finance Document or to the relationship between the Finance Parties and the Obligors; and
(B)
for the purposes of section 3-12 of the Norwegian FA Act, all information supplied to the Finance Parties by the Obligors pursuant to sections 13–19 of the Norwegian Anti-Money Laundering Act of 1 June 2018 no. 23 (Nw. hvitvaskingsloven) shall be deemed to be part of this Agreement.
(c)
The headings in this Agreement do not affect its interpretation.
(d)
Use of the singular shall, where the context requires, include the plural (and vice versa).
(e)
Words denoting a gender shall include all other genders.
(f)
Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(g)
Where this Agreement specifies an amount in a given currency (the “specified currency”) “or its equivalent”, the “equivalent” is a reference to the amount of any other currency which, when converted into the specified currency utilising the relevant Agent’s spot rate of exchange for the purchase of the specified currency with that other currency at or about 11:00 am on the relevant date, is equal to the relevant amount in the specified currency.

1.3 Blocking laws

Any provision of Clauses 8.1 (Mandatory prepayment - illegality), 18.17 (Prohibited Payments), 18.18 (Compliance with Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions), Clause 20.5 (Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions), 20.6 (Use of proceeds), 8.5 (Mandatory prepayment - Sanctions), 23.25 (Sanctions undertakings), 23.26 (Anti-Money Laundering Laws undertakings), 23.27 (Anti-Corruption Laws undertakings), 23.28 (Anti-Money Laundering Laws representations), 23.29 (Anti-Corruption Laws representations) and, to the extent it relates to the identity of an Eligible Customer, 20.17 (Material Project Agreements), shall not apply to or benefit any Lender which notifies in writing the Facility Agent about a conflict with a Blocking Law it is bound by, to the extent that such Lender complying with or agreeing to or accepting any rights under or enjoying the benefit of (including by exercising any rights on the grounds of breach of or with respect to any request under) such provisions would be in breach or would result in a breach of the applicable Blocking Law by such Lender.

2. The Facilities

2.1 The Facilities

Subject to the terms of this Agreement, the Lenders make available to the Borrower the following facilities:

(a)
a term loan facility in an aggregate amount equal to the Total Term Facility Commitments; and
(b)
a revolving VAT credit facility in an aggregate amount equal to the Total Revolving Facility Commitments.

2.2 Accordion Facility

(a)
Subject to the terms of this Clause 2.2, the Borrower may, at any time during the period from the end of the Coordinated Sell Down Period (as defined in the Commitment Letter), up to and including the date falling one (1) month prior to the latest Final Maturity Date, by delivering to the Facility Agent a duly completed Accordion Facility Notice that complies with paragraph (c) below, establish an Accordion Facility by way of an additional tranche of, or increase in, any Facility or a previously incurred Accordion Facility.
(b)
No consent of any Finance Party (other than, in relation to an Accordion Facility, the relevant Accordion Facility Lender making available the applicable Accordion Facility) is required to establish an Accordion Facility at any time provided that:
(i)
the aggregate principal amount of Accordion Term Facility Commitments shall not exceed USD 725,000,000;
(ii)
the aggregate principal amount of Accordion Revolving Facility Commitments shall not exceed USD 65,000,000;

(iii)
the Borrower may raise Commitments under one or more Accordion Facilities no more than three (3) times in total;
(iv)
the use of proceeds is (A) in the case of the Accordion Term Facility, for the payment or reimbursement (including by way of true-up) of Project Costs related to permitted Expansions, and (B) in the case of the Accordion Revolving Facility, for VAT payments and/or ancillary facilities for ordinary course of business; and
(v)
the Accordion Facility complies with all of the Accordion Debt Terms.
(c)
An Accordion Facility Notice shall not be regarded as having been duly completed unless it specifies the following matters in respect of such Accordion Facility:
(i)
whether such Accordion Facility is a term facility or a revolving credit facility;
(ii)
the person(s) to become an Accordion Facility Lender in respect of the Accordion Facility and the amount of the commitments of such Accordion Facility allocated to each Accordion Facility Lender;
(iii)
the aggregate amount of the commitments of the Accordion Facility being made available and the currency and optional currencies which are available for utilisation under such Accordion Facility;
(iv)
the rate of interest and commitment fee applicable to the Accordion Facility (including any applicable margin, basis and/or margin ratchet);
(v)
the Accordion Facility Commencement Date and Availability Period for the Accordion Facility;
(vi)
the purpose(s) towards which amounts borrowed under the Accordion Facility are to be applied, which shall be as permitted under paragraph (b)(iv) above; and
(vii)
the Final Maturity Date, and any mandatory prepayment provisions (including whether the Accordion Facility will share rateably or less than rateably in mandatory prepayments),

and such Accordion Facility Notice shall be deemed to have been duly completed if it is signed by the Borrower and specifies the matters in paragraphs (i) to (vii) above in respect of such Accordion Facility and prior to the applicable Accordion Facility Commencement Date, without prejudice to the rights of the Facility Agent or the Security Agent to request any other information which the Facility Agent or Security Agent may reasonably require in relation to such Accordion Facility.

(d)
Subject to paragraph (b) and (c) above, following receipt by the Facility Agent of a duly completed Accordion Facility Notice and with effect from the relevant Accordion Facility Commencement Date (or any later date on which the conditions set out in paragraph (e) below are satisfied) the relevant Accordion Facility shall come into effect and be established in accordance with its terms and:
(i)
the Accordion Facility Lender participating in the relevant Accordion Facility shall make available that Accordion Facility in the aggregate amount set out in the Accordion Facility Notice;

(ii)
each of the Obligors and each Accordion Facility Lender shall assume such obligations towards one another and/or acquire such rights against one another as the Obligors and such Accordion Facility Lenders would have assumed and/or acquired had the Accordion Facility Lenders been Original Lenders;
(iii)
each Accordion Facility Lender under the relevant Accordion Facility and each of the other Finance Parties shall assume such obligations towards one another and acquire such rights against one another as those Accordion Facility Lenders and those Finance Parties would have assumed and/or acquired had the Accordion Facility Lenders been Original Lenders; and
(iv)
the Commitments of the other Lenders shall continue in full force and effect.
(e)
The establishment of an Accordion Facility will only be effective on:
(i)
the execution of the Accordion Facility Notice relating to such Accordion Facility by the Borrower and the relevant Accordion Facility Lender(s) and delivery of such executed notice to the Facility Agent at least five (5) Business Days prior to the proposed date of establishment;
(ii)
the payment of all costs, fees and expenses of the Administrative Agent, Facility Agent and Security Agent in connection with the entry into of the Accordion Facility;
(iii)
in relation to an Accordion Facility Lender which is not already a Lender:
(A)
the Accordion Facility Lender acceding as a party to:
(I)
this Agreement by the Facility Agent executing an otherwise fully completed Accordion Facility Lender Accession Notice delivered to the Facility Agent by the relevant Accordion Facility Lender. The Facility Agent shall, subject to paragraph (B) below, as soon as reasonably practicable after receipt by it of a duly completed Accordion Facility Lender Accession Notice appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Accordion Facility Lender Accession Notice; and
(II)
the Security Agency and Intercreditor Deed; and
(B)
the performance by the Facility Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that Accordion Facility Lender making available an Accordion Facility, the completion of which the Facility Agent shall promptly notify to the Borrower, and no Utilisation Request in relation to an Accordion Facility shall be valid unless prior to (or simultaneously with) the delivery of the relevant Utilisation Request in relation to such Accordion Facility, the requirements of this Clause 2.2 have been satisfied.

(f)
Each Obligor irrevocably authorises the Borrower to sign each Accordion Facility Notice.

(g)
Each Finance Party irrevocably authorises, empowers and instructs:
(i)
the Facility Agent (upon request of the Borrower) as soon as reasonably practicable to acknowledge, execute and confirm acceptance of each Accordion Facility Notice delivered in accordance with this Agreement; and
(ii)
each of the Facility Agent and the Security Agent (upon request of the Borrower) as soon as reasonably practicable to acknowledge, execute and confirm acceptance of each Accordion Facility Lender Accession Notice delivered in accordance with this Agreement, and if applicable, the documentation required for the Accordion Facility Lender to accede to the Security Agency and Intercreditor Deed and to execute any necessary amendments, confirmations, supplements or revisions to any Finance Document (including, to the extent required or desirable, the execution of new Security Documents for the purpose of creating lower ranking security for the benefit of the Accordion Facility over the assets subject to Transaction Security (subject to the Security Agency and Intercreditor Deed)) as may be required to ensure the Accordion Facility ranks, if legally possible, in accordance with the provisions set out in the Accordion Facility Notice.
(h)
The Facility Agent shall as soon as reasonably practicable send to the Borrower a copy of each executed Accordion Facility Notice and, if applicable, Accordion Facility Lender Accession Notice and if applicable, the documentation required for the Accordion Facility Lender to accede to the Security Agency and Intercreditor Deed.
(i)
Each Accordion Facility Lender, by executing the relevant Accordion Facility Notice confirms that the Facility Agent has authority to execute on its behalf any consent, release, waiver or amendment that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the relevant Accordion Facility becomes effective and that it is bound by that decision and by the operations of any other provisions of this Agreement in relation to such consent, release, waiver or amendment.
(j)
No Lender will have any obligation to participate in an Accordion Facility (unless it has executed and delivered an Accordion Facility Lender Accession Notice or otherwise become an Accordion Facility Lender in respect of that Accordion Facility).
(k)
In this Clause 2.2(k):

“Accordion Facility Proportion” means, in relation to a Proposed Accordion Facility Size, the proportion borne from time to time by a Participating Lender’s proposed Accordion Facility Commitment to that Proposed Accordion Facility Size.

“Accordion Facility Proposal” means a notice from the Borrower addressed to each Lender which: (A) invites each Lender to participate in a proposed Accordion Facility; and (B) sets out the key terms of the proposed Accordion Facility, including the proposed Accordion Facility Commitments, pricing (including margin and any applicable fees) and any other material terms.

“Accordion Facility Shortfall” means, in relation to a Proposed Accordion Facility Size, any amount by which that Proposed Accordion Facility Size exceeds the aggregate of the proposed Accordion Facility Commitments offered by the Participating Lenders pursuant to paragraph (ii) below (as adjusted, if applicable, pursuant to paragraph (iv) below).

“Accordion Facility Solicitation Period” means, in relation to an Accordion Facility Proposal, the period of time starting on the date of that Accordion Facility Proposal and ending on the date which falls fifteen (15) Business Days after the date of that Accordion Facility Proposal.

“Further Accordion Facility Shortfall” means, in relation to a Proposed Accordion Facility Size, any amount by which that Proposed Accordion Facility Size exceeds the aggregate of the proposed Accordion Facility Commitments offered by the Participating Lenders following the operation of paragraph (v) below.

“Participating Lender” means, in relation to an Accordion Facility Proposal, any Lender which makes an offer in respect of the Accordion Facility proposed in that Accordion Facility Proposal pursuant to paragraph (ii) below.

“Proposed Accordion Facility Size” means, in relation to an Accordion Facility Proposal, the proposed Total Accordion Facility Commitments set out in that Accordion Facility Proposal.

(i)
The Borrower shall solicit potential Accordion Facility Lenders for any proposed Accordion Facility by delivery of an Accordion Facility Proposal to the Facility Agent and each Lender.
(ii)
Any Lender which wishes to become an Accordion Facility Lender in respect of an Accordion Facility proposed in an Accordion Facility Proposal shall notify the Borrower and the Facility Agent of the proposed Accordion Facility Commitment that it unconditionally offers to make available in respect of that proposed Accordion Facility no later than 5:00 p.m. (Oslo time) on the last day of the Accordion Facility Solicitation Period relating to that Accordion Facility Proposal, provided that any such offer shall be for a minimum commitment amount of USD 50,000,000 (or, if less, an amount equal to the Proposed Accordion Facility Size less the aggregate of all other proposed Accordion Facility Commitments offered by other Participating Lenders).
(iii)
Each Participating Lender’s offer under paragraph (ii) above (as adjusted, if applicable, pursuant to paragraphs (iv) or (v) below) in respect of an Accordion Facility proposed in an Accordion Facility Proposal shall, unless otherwise agreed by all the Participating Lenders under that Accordion Facility Proposal, expire on the earlier of: (A) the day falling ten (10) Business Days after the last day of the Accordion Facility Solicitation Period relating to that Accordion Facility Proposal; and (B) the date of any Accordion Facility Notice delivered in respect of that proposed Accordion Facility.
(iv)
If the aggregate amount of the proposed Accordion Facility Commitments offered by the Participating Lenders pursuant to paragraph (ii) above in respect of an Accordion Facility proposed in an Accordion Facility Proposal exceeds the Proposed Accordion Facility Size set out in that Accordion Facility Proposal, each Participating Lender’s Accordion Facility Commitment shall be scaled back on a pro-rata basis based on the proportion borne by each Participating Lender’s existing Commitment such that the aggregate proposed Accordion Facility Commitments equal the Proposed Accordion Facility Size.

(v)
If there is an Accordion Facility Shortfall relating to a Proposed Accordion Facility Size set out in an Accordion Facility Proposal (whether resulting from the operation of paragraph (iv) above or otherwise), the Borrower shall invite each Participating Lender under that Accordion Facility Proposal to increase the proposed Accordion Facility Commitment offered by it in respect of the Accordion Facility proposed in that Accordion Facility Proposal by an amount no greater than its Accordion Facility Proportion of that Accordion Facility Shortfall. Each Participating Lender shall notify the Borrower and the Facility Agent of its offer of an increased proposed Accordion Facility Commitment (if any) no later than 5:00 p.m. (Oslo time) on the day falling ten (10) Business Days after the last day of the Accordion Facility Solicitation Period relating to that Accordion Facility Proposal.
(vi)
If there is a Further Accordion Facility Shortfall relating to a Proposed Accordion Facility Size set out in an Accordion Facility Proposal, the Borrower may invite any Eligible Lender which is not an existing Lender to offer proposed Accordion Facility Commitments in respect of the Accordion Facility proposed in that Accordion Facility Proposal in a maximum aggregate amount no greater than that Further Accordion Facility Shortfall.
(vii)
Each Participating Lender’s Accordion Facility Commitment specified in any Accordion Facility Notice delivered in respect of an Accordion Facility proposed in an Accordion Facility Proposal shall, unless that Participating Lender agrees to be allocated an Accordion Facility Commitment in a lower amount, be in an amount equal to the amount of the proposed Accordion Facility Commitment offered by that Participating Lender in response to that Accordion Facility Proposal (as adjusted, if applicable, pursuant to paragraphs (iv)2.2(k)(vi) or (v)(vii) above).
(viii)
The terms specified in any Accordion Facility Notice delivered in respect of an Accordion Facility and any fee or commission payable to Accordion Facility Lenders under that Accordion Facility shall be the same as those set out in the Accordion Facility Proposal relating to that Accordion Facility.
(ix)
The Borrower shall not amend any Accordion Facility Proposal but may withdraw an Accordion Facility Proposal at any time. Withdrawal of an Accordion Facility Proposal shall terminate the process set out in this Clause 2.2(k) in respect of the Accordion Facility proposed in that Accordion Facility Proposal and that Accordion Facility shall not be established pursuant to that Accordion Facility Proposal.
(l)
By signing an Accordion Facility Notice as an Accordion Facility Lender, each such entity agrees to commit the Accordion Facility Commitments set out against its name in that Accordion Facility Notice.
(m)
The Facility Agent may (with the Borrower’s written consent) disclose the terms of any Accordion Facility Notice to any of the other Finance Parties.
(n)
Clause 28.5 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 2.2 in relation to an Accordion Facility Lender as if references in that Clause to:
(i)
an “Existing Lender” were references to all the Lenders immediately prior to the establishment of the relevant Accordion Facility;

(ii)
the “New Lender” were references to that Accordion Facility Lender; and
(iii)
a “re‑transfer” and “re‑assignment” were references to respectively a transfer and assignment.
(o)
The Borrower may pay to an Accordion Facility Lender a fee in the amount and at the times agreed between the Borrower and the Accordion Facility Lender in a Fee Letter. The Borrower shall also within ten (10) Business Days of demand pay to the Facility Agent and the Security Agent the amount of all costs and expenses (including legal fees) reasonably incurred by either of them in connection with the establishment of any Accordion Facility.
(p)
The establishment, terms or conditions or use of proceeds of any Accordion Facility shall be governed by this Clause 2.2 which shall apply irrespective and notwithstanding any other provision of this Agreement (including Clause 8 (Prepayment and Cancellation), Clause 32.6 (Partial payments), Clause 31 (Amendments and Waivers)) and whether such Accordion Facility is in place prior to the Accordion Facility Commencement Date for the purposes of this Agreement.

2.3 Increase

(a)
The Borrower may, by giving prior notice to the Facility Agent by no later than the date falling ten (10) Business Days after the effective date of a cancellation of:
(i)
the Available Commitments of a Defaulting Lender in accordance with Clause 8.15 (Right of cancellation in relation to a Defaulting Lender); or
(ii)
the Commitments of a Lender in accordance with Clause 8.1 (Mandatory prepayment - Illegality) or Clause 8.16(a) (Right of repayment and cancellation of a single Lender),

request that the Commitments relating to any Facility be increased (and the Commitments relating to that Facility shall be so increased) in an aggregate amount of up to the amount of the Available Commitments or Commitments relating to that Facility so cancelled as follows:

(A)
the increased Commitments will be assumed by one or more Eligible Lenders (each an “Increase Lender”) selected by the Borrower and each of which confirms in writing (whether in the relevant Increase Confirmation or otherwise) its willingness to assume and does assume all the obligations of a Lender corresponding to that part of the increased Commitments which it is to assume, as if it had been an Original Lender in respect of those Commitments;
(B)
each of the Obligors and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another, as the Obligors and the Increase Lender would have assumed and/or acquired had the Increase Lender been an Original Lender in respect of those Commitments;
(C)
each Increase Lender shall become a Party as a “Lender” and any Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another, as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Lender in respect of that part of the increased Commitments which it is to assume;

(D)
the Commitments of the other Lenders shall continue in full force and effect; and
(E)
any increase in the Commitments relating to a Facility shall take effect on the date specified by the Borrower in the notice referred to above or any later date on which the conditions set out in paragraph (c) below are satisfied.
(b)
The Facility Agent shall, subject to paragraph (c) below, as soon as reasonably practicable after receipt by it of a duly completed Increase Confirmation appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Increase Confirmation.
(c)
An increase in the Commitments relating to a Facility will only be effective on:
(i)
the execution by the Facility Agent of an Increase Confirmation from the relevant Increase Lender;
(ii)
in relation to an Increase Lender which is not a Lender immediately prior to the relevant increase:
(A)
the Increase Lender entering into the documentation required for it to accede as a party to the Security Agency and Intercreditor Deed; and
(B)
the Facility Agent being satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments by that Increase Lender. The Facility Agent shall promptly notify the Borrower and the Increase Lender upon being so satisfied.
(d)
Each Increase Lender, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective.
(e)
The Borrower shall promptly on demand pay the Agents the amount of all costs and expenses (including legal fees) reasonably incurred by either of them and, in the case of the Security Agent, by any Receiver or Delegate in connection with any increase in Commitments under this Clause 2.3.
(f)
The Borrower may pay to the Increase Lender a fee in the amount and at the times agreed between the Borrower and an Increase Lender in a Fee Letter.
(g)
Clause 28.5 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 2.3 in relation to an Increase Lender as if references in that Clause to:
(i)
an “Existing Lender” were references to all the Lenders immediately prior to the relevant increase;
(ii)
the “New Lender” were references to that Increase Lender; and
(iii)
a “re‑transfer” and “re‑assignment” were references to respectively a transfer and assignment.

2.4 Nature of a Finance Party’s Rights and Obligations

(a)
The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other person under the Finance Documents.
(b)
The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by an Obligor which relates to a Finance Party’s participation in a Facility or its role under a Finance Document (including any such amount payable to an Agent on its behalf) is a debt owing to that Finance Party by that Obligor.
(c)
A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.

3. Purpose

3.1 Purpose

(a)
The Borrower shall apply all amounts borrowed by it under the Term Facility solely towards making payments of, or reimbursing the Borrower for payments of, Project Costs.
(b)
The Borrower shall apply all amounts borrowed by it under the Revolving Facility solely towards its VAT payment obligations.

3.2 Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to any Finance Document.

4. Conditions Precedent

4.1 Initial conditions precedent

(a)
The Lenders will only be obliged to comply with Clause 5.3 (Lenders’ participation) in relation to any Utilisation if on or before the Utilisation Date for that Utilisation, the Facility Agent has received all of the documents and other evidence listed in Part 1 (Initial Conditions Precedent) of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Facility Agent. The Facility Agent shall notify the Borrower and the Lenders promptly upon being so satisfied.
(b)
Other than to the extent that the Majority Lenders notify the Facility Agent in writing to the contrary before the Facility Agent gives the notification described in paragraph (a) above, the Lenders authorise (but do not require) the Facility Agent to give that notification. The Facility Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.2 Further conditions precedent

Subject to Clause 4.1 (Initial conditions precedent), the Borrower may not request a Loan, and the Lenders shall not be obliged to make available any Loan by the Utilisation Date in accordance with the terms of this Agreement unless the Borrower has delivered a certificate to the Facility Agent confirming:

(a)
in the case of a Rollover Loan or any other Loan, that no Loan Acceleration or a Sanctions Event of Default is continuing or would result from the proposed Loan; and
(b)
in relation to any other Loan (other than a Rollover Loan):
(i)
that no Default or Event of Default is continuing or would result from the proposed Loan;
(ii)
that there is no forecasted funding shortfall (to the extent not covered by the Parent Company Guarantee), by reference to the Technical Due Diligence Report or the most recently delivered LTA Construction Report (as applicable) and subject to a reasonable right of the Facility Agent to request a verification from the Lenders’ Technical Advisor;
(iii)
that, the Borrower believes, acting in good faith, that the Completion Date is expected to occur on or prior to the Completion Long-Stop Date;
(iv)
the Project Costs for the proposed Utilisation (together with copies of applicable invoices, where available, and reference to scheduled payments under the EPC Contracts where invoices are not yet available); and
(v)
that the Repeating Representations, in each case to the extent qualified by materiality or Material Adverse Effect, are true in all respects and, to the extent not so qualified, are true in all material respects.

4.3 Maximum number of Utilisations

(a)
The Borrower may not deliver a Utilisation Request under the Revolving Facility if, as a result of the proposed Utilisation, more than fifteen (15) Revolving Facility Loans would be outstanding.
(b)
A Borrower may not deliver a Utilisation Request under an Accordion Facility if as a result of the proposed Utilisation more than the maximum number of Loans under that Accordion Facility (as specified in the related Accordion Facility Notice, if applicable) would be outstanding.

5. Loans

5.1 Availability and Drawdown

(a)
Subject to the provisions of Clause 4 (Conditions Precedent), Loans under a Facility can be requested only for a Utilisation Date during the Availability Period for that Facility by delivery by the Borrower to the Facility Agent of a duly completed Utilisation Request (substantially in the form set out in Part 1 (Utilisation Requests for Loans) of Schedule 3 (Requests)) no later than the Specified Time.

(b)
Each Utilisation Request delivered in accordance with paragraph (a) above for a Loan shall not be regarded as duly completed unless:
(i)
the Utilisation Date is a Business Day falling within the Availability Period for the relevant Facility;
(ii)
with respect to any Term Loan under a Term Facility:
(A)
it sets out the details of the allocation of the proceeds of that Term Loan to fund and/or reimburse Project Costs;
(B)
it contains a confirmation that the proceeds of that Term Loan will be used to fund and/or reimburse Project Costs in accordance with the Construction Budget; and/or
(C)
(other than in respect of any Term Loan drawn on the last day of the Availability Period of the relevant Term Facility and credited to a Development Account) if the proceeds of the Term Loan are to be applied to fund any Project Cost which is expected to become due and payable after that Term Loan is proposed to be made (and taking into account the proceeds of any prior Term Loans that have not yet been applied), such Utilisation Request includes a certification from the Borrower that, in its reasonable opinion, such Project Cost is then expected by it to fall due for payment within ninety (90) days, after the date that the Term Loan is proposed to be made; and
(iii)
it is signed by a person who is:
(A)
authorised to do so under the board resolutions of the Borrower or is otherwise registered as an authorised signatory and in respect of board resolutions authorising such person and whom a certified specimen signature has been delivered by the Borrower prior to submission of such Utilisation Request; or
(B)
a replacement or successor of such person in respect of whom a similarly certified specimen signature has been delivered to the Facility Agent.
(c)
The Borrower may not make Utilisation Requests for more than one (1) Term Loan under any Term Facility in any one (1) month unless otherwise agreed between the Borrower and the Facility Agent.

5.2 Currency and amount

(a)
The currency specified in a Utilisation Request for the Term Loan Facility must be US Dollars.
(b)
The currency specified in a Utilisation Request for the Revolving Facility must be Norwegian Kroner.
(c)
The amount of the proposed Utilisation must be:
(i)
for a Term Loan Facility, a minimum of USD 5,000,000 or, if less, the Available Facility;
(ii)
for a Revolving Facility, a minimum of USD 5,000,000 (or its equivalent in NOK) or, if less, the Available Facility; and

(iii)
for any Accordion Facility, such minimum amounts and multiples stated in the Accordion Facility Notice for that Accordion Facility.

5.3 Lenders’ participation

(a)
If the conditions set out in this Agreement have been met, and subject to Clause 32.4 (Impaired Agent) and Clause 7.2 (Repayment of Revolving Facility), each Lender shall make its participation in each Loan requested in a duly completed Utilisation Request available to the Facility Agent (for distribution in accordance with Clause 32.2 (Distribution)) by the Utilisation Date specified in that Utilisation Request through its Facility Office.
(b)
The amount of each Lender’s participation in each such Loan under a Facility will be equal to the proportion borne by its Commitment with respect to the relevant Facility immediately prior to making the Loan.

5.4 Saving of right

Without limiting the generality of Clause 31 (Amendments and Waivers), any Waiver of a condition to the disbursement of Loans in Clause 4 (Conditions Precedent) with respect to any Loan, shall be without prejudice to the conditions to the disbursement of any subsequent Loan.

6. Ancillary facilities

6.1 Type of Facility

An Ancillary Facility may be by way of:

(a)
an overdraft facility;
(b)
a guarantee, bonding, documentary or standby letter of credit facility;
(c)
a short‑term loan facility;
(d)
a derivatives facility;
(e)
a foreign exchange facility; or
(f)
any other facility or accommodation required in connection with the business of the Group and which is agreed by the Borrower with an Ancillary Lender.

6.2 Availability

(a)
If the Borrower and a Lender agree and except as otherwise provided in this Agreement, the Lender may provide all or part of its Accordion Revolving Facility Commitment as an Ancillary Facility.
(b)
An Ancillary Facility shall not be made available unless, not later than three (3) Business Days prior to the Ancillary Commencement Date for an Ancillary Facility, the Facility Agent has received from the Borrower:
(i)
a notice in writing of the establishment of an Ancillary Facility and specifying:
(A)
the proposed Borrower or Affiliate(s) of the Borrower which may use the Ancillary Facility;

(B)
the proposed Ancillary Commencement Date and expiry date of the Ancillary Facility;
(C)
the proposed type of Ancillary Facility to be provided;
(D)
the proposed Ancillary Lender; and
(E)
the proposed Ancillary Commitment, the maximum amount of the Ancillary Facility; and
(ii)
any other information which the Facility Agent may reasonably request in connection with the Ancillary Facility.
(c)
The Facility Agent shall promptly notify the Ancillary Lender and the other Lenders of the establishment of an Ancillary Facility.
(d)
An Ancillary Lender will give notice to the Facility Agent confirming its status pursuant to Clause 12.5 (Lender status confirmation) containing information equivalent to that required to be provided under paragraph 4 of Schedule 4 (Form of Transfer Certificate).
(e)
Subject to compliance with paragraph (b) above:
(i)
the Lender concerned will become an Ancillary Lender; and
(ii)
the Ancillary Facility will be available,

with effect from the date agreed by the Borrower and the Ancillary Lender.

6.3 Terms of Ancillary Facilities

(a)
Except as provided below, the terms of any Ancillary Facility will be those agreed by the Ancillary Lender and the Borrower.
(b)
Those terms:
(i)
must be based upon normal commercial terms at that time (except as varied by this Agreement);
(ii)
may allow only the Borrower or Affiliates of the Borrower nominated pursuant to Clause 6.9 (Affiliates of Borrowers) to use the Ancillary Facility;
(iii)
may not allow the Ancillary Outstandings to exceed the Ancillary Commitment;
(iv)
may not allow a Lender’s Ancillary Commitment to exceed that Lender’s Available Commitment relating to the relevant Facility (before taking into account the effect of the Ancillary Facility on that Available Commitment);
(v)
must require that the Ancillary Facility be used for the purposes as permitted pursuant to clause 2.2(b)(iv)(B); and
(vi)
must require that the Ancillary Commitment is reduced to zero (0), and that all Ancillary Outstandings are repaid not later than the Final Maturity Date applicable the relevant Accordion Revolving Facility (or such earlier date as the Commitment under the relevant Facility of the relevant Ancillary Lender (or its Affiliate) is reduced to zero (0)).

(c)
If there is any inconsistency between any term of an Ancillary Facility and any term of this Agreement, this Agreement shall prevail except for:
(i)
Clause 35.3 (Calculations) which shall not prevail for the purposes of calculating fees, interest or commission relating to an Ancillary Facility;
(ii)
an Ancillary Facility comprising more than one (1) account where the terms of the Ancillary Documents shall prevail to the extent required to permit the netting of balances on those accounts; and
(iii)
where the relevant term of this Agreement would be contrary to, or inconsistent with, the law governing the relevant Ancillary Document, in which case that term of this Agreement shall not prevail.
(d)
Interest, commission and fees on Ancillary Facilities are dealt with in Clause 16.7 (Interest, commission and fees on Ancillary Facilities).

6.4 Repayment of Ancillary Facility

(a)
An Ancillary Facility shall cease to be available on the Final Maturity Date applicable to the relevant Facility, or such earlier date on which its expiry date occurs, or on which it is cancelled in accordance with the terms of this Agreement.
(b)
If an Ancillary Facility expires in accordance with its terms, the Ancillary Commitment of the Ancillary Lender shall be reduced to zero (0) (and, if the Ancillary Lender is a Lender which holds a Commitment in a Facility, that Commitment in that Facility shall be increased accordingly or, if the Ancillary Lender is an Affiliate of a Lender which holds a Commitment, the Commitment of that Lender in that Facility shall be increased accordingly).
(c)
No Ancillary Lender may demand repayment or prepayment of any Ancillary Outstandings prior to the expiry date of the relevant Ancillary Facility unless:
(i)
the Total Commitments under the relevant Facility have been cancelled in full, or all outstanding Utilisations under the relevant Facility have become due and payable in accordance with the terms of this Agreement;
(ii)
it becomes unlawful in any applicable jurisdiction for the Ancillary Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in its Ancillary Facility; or
(iii)
both:
(A)
the Available Commitments relating to the relevant Facility; and
(B)
the notice of the demand given by the Ancillary Lender,

would not prevent the Borrower funding the repayment of those Ancillary Outstandings in full by way of a Loan under the relevant Facility.

(d)
If a Loan under the relevant Facility is made to repay Ancillary Outstandings under that Facility in full, the relevant Ancillary Commitment shall be reduced to zero (0).

6.5 Limitation on Ancillary Outstandings

The Borrower shall procure that the Ancillary Outstandings under any Ancillary Facility shall not exceed the Ancillary Commitment applicable to that Ancillary Facility.

6.6 Adjustment for Ancillary Facilities upon acceleration

(a)
In this Clause 6.6:
(i)
“Revolving Outstandings” means, in relation to a Lender, the aggregate of:
(A)
the Lender’s participation in each Loan under any relevant Accordion Revolving Facility then outstanding (together with the aggregate amount of all accrued interest, fees and commission owed to it as a Lender under that Accordion Revolving Facility); and
(B)
if the Lender is also an Ancillary Lender, the Ancillary Outstandings in respect of Ancillary Facilities provided by that Ancillary Lender (or by its Affiliate) (together with the aggregate amount of all accrued interest, fees and commission owed to it (or to its Affiliate) as an Ancillary Lender in respect of the Ancillary Facility).
(ii)
“Total Revolving Outstandings” means the aggregate of all Revolving Outstandings.
(b)
If a notice is served under Clause 23.33 (Remedies following an Event of Default) (other than a notice declaring Utilisations to be due on demand), each Lender and each Ancillary Lender shall promptly adjust (by making or receiving (as the case may be) corresponding transfers of rights and obligations under the Finance Documents relating to Revolving Outstandings) their claims in respect of amounts outstanding to them under each Accordion Revolving Facility and each Ancillary Facility to the extent necessary, to ensure that after such transfers the Revolving Outstandings of each Lender bear the same proportion to the Total Revolving Outstandings as such Lender’s Commitment under any Accordion Revolving Facility bears to the Total Commitments under that Accordion Revolving Facility, each as at the date the notice is served under Clause 23.33 (Remedies following an Event of Default).
(c)
If an amount outstanding under an Ancillary Facility is a contingent liability, and that contingent liability becomes an actual liability or is reduced to zero (0) after the original adjustment is made under paragraph (b) above, then each Lender and Ancillary Lender will make a further adjustment (by making or receiving (as the case may be) corresponding transfers of rights and obligations under the Finance Documents relating to Revolving Outstandings (to the extent necessary)) to put themselves in the position they would have been in had the original adjustment been determined by reference to the actual liability, or, as the case may be, zero (0) liability and not the contingent liability.
(d)
Any transfer of rights and obligations relating to Revolving Outstandings made pursuant to this Clause 6.6 shall be made for a purchase price in cash, payable at the time of transfer, in an amount equal to those Revolving Outstandings (less any accrued interest, fees and commission which the transferor will remain entitled to receive notwithstanding that transfer, pursuant to Clause 28.10 (Pro rata interest settlement)).
(e)
All calculations to be made pursuant to this Clause 6.6 shall be made by the Facility Agent based upon information provided to it by the Lenders and Ancillary Lenders.

6.7 Information

The Borrower and each Ancillary Lender shall, promptly upon request by the Administrative Agent, supply the Administrative Agent with any information relating to the operation of an Ancillary Facility (including the Ancillary Outstandings) as the Administrative Agent may

reasonably request from time to time. The Borrower consents to all such information being released to the Administrative Agent and the other Finance Parties.

6.8 Affiliates of Lenders as Ancillary Lenders

(a)
Subject to the terms of this Agreement, an Affiliate of a Lender may become an Ancillary Lender. In such case, the Lender and its Affiliate shall be treated as a single Lender (other than for the purposes of any clause referring to Tax (including Clause 8.16 (Right of repayment and cancellation of a single Lender), Clause 12.2 (Tax gross‑up), Clause 12.3 (Tax indemnity), and Clause 31.8 (Replacement of a Lender)) to the extent such clauses expressly deal with Tax matters) whose Commitment in the relevant Facility is the amount set out opposite the relevant Lender’s name in Schedule 1 (The Original Parties) and/or the amount of any Commitment in that Facility transferred to or assumed by that Lender under this Agreement, to the extent (in each case) not cancelled, reduced or transferred by it under this Agreement. For the purposes of calculating the Lender’s Available Commitment with respect to any Accordion Revolving Facility, the Lender’s Commitment shall be reduced to the extent of the aggregate of the Ancillary Commitments of its Affiliates in respect of the applicable Accordion Revolving Facility.
(b)
The Borrower shall specify any relevant Affiliate of a Lender in any notice delivered by the Borrower to the Administrative Agent pursuant to paragraph (b)(i) of Clause 6.2 (Availability).
(c)
An Affiliate of a Lender which becomes an Ancillary Lender shall accede to the Security Agency and Intercreditor Deed as an Ancillary Lender and any person which so accedes to the Security Agency and Intercreditor Deed shall at the same time become a Party as an Ancillary Lender in accordance with clause 18.6 (Accession Undertaking) of the Security Agency and Intercreditor Deed.
(d)
If a Lender assigns all of its rights and benefits or transfers all of its rights and obligations to a New Lender, its Affiliate shall cease to have any obligations under this Agreement or any Ancillary Document.
(e)
Where this Agreement or any other Finance Document imposes an obligation on an Ancillary Lender and the relevant Ancillary Lender is an Affiliate of a Lender which is not a party to that document, the relevant Lender shall ensure that the obligation is performed by its Affiliate.

6.9 Additional Borrowers

(a)
Subject to the terms of this Agreement, an Additional Borrower may with the approval of the relevant Lender become a borrower with respect to an Ancillary Facility.
(b)
The Borrower shall specify any Additional Borrower in any notice delivered by the Borrower to the Administrative Agent pursuant to paragraph (b)(i) of Clause 6.2 (Availability).
(c)
Any reference in this Agreement or any other Finance Document to the Borrower being under no obligations (whether actual or contingent) as the Borrower under such Finance Document shall be construed to include a reference to any Additional Borrower being under no obligations under any Finance Document or Ancillary Document.

6.10 Commitment amounts

Notwithstanding any other term of this Agreement, each Lender shall ensure that at all times its Commitment under the Accordion Revolving Facility is not less than:

(a)
its Ancillary Commitment in respect of that Facility; or
(b)
the Ancillary Commitment of its Affiliate in respect of that Facility.

6.11 Amendments and Waivers – Ancillary Facilities

No amendment or waiver of a term of any Ancillary Facility shall require the consent of any Finance Party other than the relevant Ancillary Lender, unless such amendment or waiver itself relates to or gives rise to a matter which would require an amendment of or under this Agreement (including, for the avoidance of doubt, under this Clause 6). In such a case, Clause 31 (Amendments and Waivers) will apply.

7. Repayment

7.1 Repayment of Term Facility

(a)
The Borrower shall repay each Term Facility in instalments on each Scheduled Repayment Date in accordance with Schedule 7 (Repayment Schedule).
(b)
The first Repayment Instalment under the Term Facility will be payable on the First Scheduled Repayment Date.
(c)
Subject to Clause 8 (Prepayment and Cancellation), the final Repayment Instalment under each Term Facility will be payable on the applicable Final Maturity Date.

7.2 Repayment of Revolving Facility

(a)
Subject to paragraph (b) below, the Borrower shall repay a Revolving Facility Loan on the last day of its Interest Period and for the avoidance of doubt, in full on the applicable Final Maturity Date.
(b)
Without prejudice to the Borrower’s obligation under paragraph (a) above, if:
(i)
one or more Revolving Facility Loans are to be made available to the Borrower:
(A)
on the same day that a maturing Revolving Facility Loan under the same Revolving Facility is due to be repaid by the Borrower;
(B)
in the same currency as the maturing Revolving Facility Loan under that Revolving Facility; and
(C)
in whole or in part for the purpose of refinancing the maturing Revolving Facility Loan; and
(ii)
the proportion borne by each Lender’s participation in the maturing Revolving Facility Loan to the amount of that maturing Revolving Facility Loan is the same as the proportion borne by that Lender’s participation in the new Revolving Facility Loans to the aggregate amount of those new Revolving Facility Loans, the aggregate amount of the new Revolving Facility Loans shall, unless the Borrower notifies the Facility Agent to the contrary in the relevant Utilisation Request, be treated as if applied in or towards repayment of the maturing Revolving Facility Loan so that:

(A)
if the amount of the maturing Revolving Facility Loan exceeds the aggregate amount of the new Revolving Facility Loans:
(I)
the Borrower will only be required to make a payment under Clause 32.1 (Payments to the Agents) in an amount in the relevant currency equal to that excess; and
(II)
each Lender’s participation in the new Revolving Facility Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender’s participation in the maturing Revolving Facility Loan and that Lender will not be required to make a payment under Clause 32.1 (Payments to the Agents) in respect of its participation in the new Revolving Facility Loans; and
(B)
if the amount of the maturing Revolving Facility Loan is equal to or less than the aggregate amount of the new Revolving Facility Loans;
(I)
the Borrower will not be required to make a payment under Clause 32.1 (Payments to the Agents); and
(II)
each Lender will be required to make a payment under Clause 32.1 (Payments to the Agents) in respect of its participation in the new Revolving Facility Loans only to the extent that its participation in the new Revolving Facility Loans exceeds that Lender’s participation in the maturing Revolving Facility Loan and that the remainder of that Lender’s participation in the new Revolving Facility Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender’s participation in the maturing Revolving Facility Loan.
(c)
At any time when a Lender becomes a Defaulting Lender, the maturity date of each of the participations of that Lender in the Revolving Facility Loans then outstanding will be automatically extended to the Final Maturity Date applicable to the relevant Revolving Facility under which those Revolving Facility Loans were made available and will be treated as separate Revolving Facility Loans (the “Separate Revolving Facility Loans”) denominated in the currency in which the relevant participations are outstanding.
(d)
If the Borrower makes a prepayment of a Revolving Facility Loan pursuant to Clause 8.12 (Voluntary prepayment of Revolving Facility Loans), it may prepay a Separate Revolving Facility Loan that is outstanding by giving not less than three (3) Business Days’ prior notice to the Facility Agent. The proportion borne by the amount of the prepayment of the Separate Revolving Facility Loan to the amount of the Separate Revolving Facility Loans shall not exceed the proportion borne by the amount of the Revolving Facility Loan to the Revolving Facility Loans. The Facility Agent will forward a copy of a prepayment notice received in accordance with this paragraph (d) to the Defaulting Lender concerned as soon as practicable on receipt.

(e)
Interest in respect of a Separate Revolving Facility Loan will accrue for successive Interest Periods selected by the Borrower by the time and date specified by the Facility Agent (acting reasonably) and will be payable by that Borrower to the Facility Agent (for the account of that Defaulting Lender) on the last day of each Interest Period of that Loan.
(f)
The terms of this Agreement relating to Revolving Facility Loans generally shall continue to apply to Separate Revolving Facility Loans other than to the extent inconsistent with paragraphs (c) to (e) above, in which case those paragraphs shall prevail in respect of any Separate Revolving Facility Loan.
(g)
For the avoidance of doubt, the Borrower shall repay the aggregate outstanding Revolving Facility Loans in full on the Final Maturity Date.

7.3 Repayment of Accordion Facility Loans

Notwithstanding any other provision of this Agreement, the Borrower shall repay all amounts borrowed by it under an Accordion Facility in accordance with the terms set out in the Accordion Facility Notice relating to that Accordion Facility.

8. Prepayment and Cancellation

8.1 Mandatory prepayment – illegality

If, in any applicable jurisdiction, it becomes unlawful or contrary to or in breach of any Sanctions binding upon a Lender (or any Affiliate of a Lender) for such Lender (or that Affiliate of a Lender) to perform any of its obligations as contemplated by this Agreement or under any Finance Document or to fund, issue or maintain its participation in any Loan, then:

(a)
such Lender shall promptly notify the Facility Agent upon becoming aware of that event;
(b)
upon the Facility Agent notifying the Borrower, each Available Commitment of that Lender will be immediately cancelled; and
(c)
to the extent that the Lender’s participation has not been transferred pursuant to Clause 31.8 (Replacement of a Lender), the Borrower shall prepay such Lender’s participation in any outstanding Loans on the first Interest Payment Date occurring after the Facility Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Borrower (being no earlier than the last day of any applicable grace period permitted by law) and that Lender’s corresponding Commitment(s) shall be immediately cancelled in the amount of the participations repaid.

8.2 Mandatory prepayment – insurance and compensation

The Borrower shall, or shall cause its Affiliates to, prepay Loans, and shall cancel Available Commitments, in amounts equal to the following amounts at the times and in the order of application contemplated by Clause 8.17 (General):

(a)
the amount of any Applicable Insurance Proceeds;
(b)
the amount of any Equity Compensation Proceeds; and
(c)
the amount of any Project Compensation Proceeds.

8.3 Mandatory prepayment – Applicable Disposal Proceeds and Award Proceeds

The Borrower shall prepay Term Loans, and cancel Available Commitments, in amounts equal to the Applicable Disposal Proceeds and Award Proceeds, at the times and in the order of application contemplated by Clause 8.17 (General).

8.4 Mandatory prepayment – Liquidated Damages Proceeds

The Borrower shall prepay Term Loans, and cancel Available Commitments, in amounts equal to the amount of Applicable Liquidated Damages Proceeds at the times and in the order of application contemplated by Clause 8.17 (General).

8.5 Mandatory prepayment – Sanctions

(a)
If:
(i)
any Obligor has failed to comply with Clause 20.5 (Anti‑Corruption Laws, Anti‑Money Laundering Laws and Sanctions), Clause 20.6 (Use of proceeds) or any representation in Clause 18.17 (Prohibited Payments) or Clause 18.18 (Compliance with Anti‑Corruption Laws, Anti‑Money Laundering Laws and Sanctions) when made, repeated or deemed to be made by an Obligor is or proves to have been incorrect or misleading when made or deemed to be made, in each case, in relation to Sanctions only; and/or
(ii)
an Obligor or its Affiliate becomes a Restricted Person,

then:

(A)
the Borrower shall promptly notify the Facility Agent thereof; and
(B)
upon:
(I)
the Borrower notifying the Facility Agent; or
(II)
the Facility Agent or a Lender becoming aware thereof and notifying the Borrower,

no Lender shall be obliged to fund a Loan and each Lender shall have the right to:

(1)
cancel its Available Commitment, whereupon the Available Commitment of such Lender will be immediately cancelled; and
(2)
demand that the Borrower repays any Financial Indebtedness owing by it to such Lender, and all other amounts accrued under the Finance Documents on the date specified by the Lender in the notice delivered to the Borrower and the Facility Agent (subject to Sanctions).

(b)
The Borrower shall not be in breach of its obligations to make a mandatory prepayment under paragraph (a) above if funds available to make such mandatory prepayment under clause 5.2 (Withdrawals) of the Accounts Agreement are not sufficient at that time to make such mandatory prepayment in full, provided that the Borrower will continue to:
(i)
pay Repayment Instalments to the extent that they have not been reduced by actual payment and application of such payments under this Clause 8; and
(ii)
make a prepayment of the Loans owed by it under the relevant Facility to the extent that funds are available to make such mandatory prepayment under clause 5.2 (Withdrawals) of the Accounts Agreement and until the mandatory prepayment required under paragraph (a) above has been made in full.

8.6 Mandatory Prepayment – Change of Control

Upon the occurrence of a Change of Control, the Borrower shall promptly notify the Facility Agent of that event and:

(a)
no Lender shall be obliged to fund a Utilisation (except for a Rollover Loan); and
(b)
if a Lender so requires and notifies the Facility Agent within thirty (30) days of the Borrower notifying the Facility Agent of the event, the Facility Agent shall, by not less than ten (10) Business Days’ notice to the Borrower, cancel the Commitments of that Lender and declare the participation of that Lender in all outstanding Utilisations and Ancillary Outstandings, together with accrued interest and all other amounts accrued under the Finance Documents to that Lender, immediately due and payable, whereupon the Commitment of that Lender will be cancelled and all such outstanding amounts will become immediately due and payable.

8.7 Mandatory prepayment – Ratio Cash Trap Event

If a Ratio Cash Trap Event occurs in respect of two (2) successive Calculation Periods, the Borrower shall, within twenty (20) Business Days of the date upon which the Borrower has delivered the Compliance Certificate evidencing the second such successive Ratio Cash Trap Event, prepay the Term Loans in an amount equal to fifty percent (50%) of the amounts deposited in the Cash Trap Reserve Account, and shall continue to prepay the Term Loans in an amount equal to fifty percent (50%) of the applicable Cash Trap Amount in respect of each subsequent Calculation Period for which a Ratio Cash Trap Event is continuing, until no Ratio Cash Trap Event is continuing.

8.8 Mandatory prepayment – Offtake Termination Event

If an Offtake Termination Event is continuing for one (1) year, the Borrower shall apply one hundred percent (100%) of the applicable Cash Trap Amount relating to such Offtake Termination Event in prepayment of the Term Loans on each quarterly repayment date under the Term Facility until such Offtake Cash Trap Event is no longer continuing. For the avoidance of doubt, there shall be no double-counting of any Cash Trap Amount under Clause 8.7 (Mandatory prepayment – Ratio Cash Trap Event) and this Clause 8.8 (Mandatory prepayment – Offtake Termination Event).

8.9 Mandatory prepayment – VAT Refunds

The Borrower shall procure that any VAT Refunds received by it, including any amount treated as a VAT Refund pursuant to Clause 12.9(f) (VAT Group Indemnity), are applied in discharge of any Secondary VAT Liability or in prepayment of the Revolving Facility in accordance with the Accounts Agreement, other than to the extent such VAT Refunds are to be applied in payment of a VAT Group Settlement Amount.

8.10 Mandatory prepayment - Environmental and Social Incidents and Claims

If:

(a)
any Obligor has materially breached any of its requirements in paragraphs (b) to (f), or breached its requirement in paragraph (g), of Clause 20.3 (Environmental and social compliance); or
(b)
Eksfin determines that any part of the Draft CAP B submitted pursuant to paragraph (c) of Clause 20.3 (Environmental and social compliance) remains unacceptable in terms of its material content following the consultation process contemplated by paragraph (f) of Clause 20.3 (Environmental and social compliance); provided that the Environmental Incident, Environmental Claim, Social Incident or Social Claim related to such Draft CAP B is continuing at that time, the Borrower shall prepay in full all Loans owing at such time to Eksfin, and cancel in full any Available Commitments of Eksfin, in each case within thirty (30) days of receipt by the Borrower of a notice of mandatory prepayment from the Facility Agent (acting on the instruction of Eksfin). Any such notice shall set out in reasonable detail the applicable breach to which such prepayment notice relates.

8.11 Voluntary prepayment of Term Loans

(a)
Subject to paragraphs (b) and (c) below, and other than in the circumstances contemplated in Clause 8.15 (Right of cancellation in relation to a Defaulting Lender), the Borrower may, if it gives the Facility Agent not less than five (5) Business Days’ prior notice (or such shorter period as the Facility Agent and the Borrower may agree), prepay the whole or any part of the Term Loans under a Term Facility or Accordion Term Facility Loans under an Accordion Term Facility (but, if in part, being a minimum amount of USD 5,000,000 or, in respect of an Accordion Facility, such other minimum amount as specified in the relevant Accordion Facility Notice).
(b)
A Term Facility Loan may only be prepaid after the last day of the Availability Period for the Term Facility (or, if earlier, the day on which the applicable Available Facility is zero).
(c)
Any voluntary prepayment of Term Loans prior to the Completion Date shall be subject to the Borrower certifying that such prepayment shall not result in a funding shortfall for the Project (by reference to the most recently delivered LTA Construction Report).

8.12 Voluntary prepayment of Revolving Facility Loans

The Borrower may, if it gives the Facility Agent not less than five (5) Business Days’ prior notice, prepay the whole or any part of the Revolving Facility Loans under the Revolving Facility or Accordion Revolving Facility Loans under an Accordion Revolving Facility (but, if in part, being a minimum amount of USD 5,000,000 (or its equivalent in NOK) or, in respect of an Accordion Revolving Facility, such other minimum amount as specified in the relevant Accordion Facility Notice).

8.13 Voluntary cancellation – Term Facility

(a)
Subject to paragraph (b), and other than in the circumstances contemplated in Clause 8.15 (Right of cancellation in relation to a Defaulting Lender), the Borrower may, if it gives the Facility Agent not less than five (5) Business Days’ prior notice, cancel the unutilised amount of the Term Facility or any Accordion Term Facility in whole or in part (but, if in part, being a minimum amount of USD 5,000,000 or, in respect of an

Accordion Term Facility, such other minimum amount as specified in the relevant Accordion Facility Notice).
(b)
Any voluntary cancellation of Term Loans prior to the Completion Date shall be subject to the Borrower certifying that such prepayment shall not result in a funding shortfall for the Project (by reference to the most recently delivered LTA Construction Report).

8.14 Voluntary cancellation – Revolving Facility

(a)
Subject to Clause 8.15 (Right of cancellation in relation to a Defaulting Lender), the Borrower may, if it gives the Facility Agent not less than five (5) Business Days’ prior notice, cancel the unutilised amount of the Revolving Facility or any Accordion Revolving Facility in whole or in part (but, if in part, being a minimum amount of USD 5,000,000 (or its equivalent in NOK) or, in respect of an Accordion Revolving Facility, such other minimum amount as specified in the relevant Accordion Facility Notice).
(b)
The Borrower may not make such cancellation as referred to in this Clause 8.14 prior to the last day of the Availability Period for the Revolving Facility unless it has demonstrated to the satisfaction of the Facility Agent that the Revolving Facility in whole or in part (as applicable) is no longer required.

8.15 Right of cancellation in relation to a Defaulting Lender

(a)
If any Lender becomes a Defaulting Lender, the Borrower may, at any time while the Lender continues to be a Defaulting Lender, give the Facility Agent ten (10) Business Days’ notice of cancellation of each Available Commitment of that Lender.
(b)
Upon the notice referred to in paragraph (a) above becoming effective, each Available Commitment of the Defaulting Lender shall be immediately reduced to zero.
(c)
The Facility Agent shall, as soon as reasonably practicable after receipt of a notice referred to in paragraph (a) above, notify all the Lenders.

8.16 Right of repayment and cancellation of a single Lender

(a)
If:
(i)
any sum payable to any Lender by an Obligor is required to be increased under Clause 12.2 (Tax gross‑up);
(ii)
a Lender becomes a Non‑Consenting Lender or a Non-Responding Lender; or
(iii)
any Lender claims indemnification from the Borrower under Clause 12.3 (Tax indemnity) or Clause 13 (Increased Costs),

then the Borrower may, while the requirement giving rise to the requirement for that increase or indemnification continues, give the notice of cancellation of the Available Commitment(s) of that Lender and its intention to procure the repayment of that Lender’s participation in the Loans, which repayment may be funded from any available source (including Equity Funding or amounts which would otherwise be available to fund a Restricted Payment).

(b)
On receipt of a notice referred to in paragraph (a) above in relation to a Lender, the Available Commitment(s) of that Lender shall be immediately reduced to zero.
(c)
On the last day of each Interest Period which ends after the Borrower has given notice under paragraph (a) above in relation to a Lender, the Borrower shall repay that Lender’s participation in that Loan together with all other amounts accrued under the Finance Documents, and that Lender’s corresponding Commitment(s) shall be immediately cancelled in the amount of the participations repaid.
(d)
If:
(i)
any of the circumstances set out in paragraph (a) above apply to a Lender; or
(ii)
the Borrower becomes obliged to pay any amount in accordance with Clause 8.1 (Mandatory prepayment – illegality),

then the Borrower may, if it gives the Facility Agent and the relevant Lender(s) not less than five (5) Business Days’ prior notice, replace that Lender by requiring that Lender to (and, to the extent permitted by law, that Lender shall) transfer pursuant to Clause 28 (Transfers by the Lenders) all (and not part only) of its rights and obligations under this Agreement to a transferee Lender which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 28 (Transfers by the Lenders) for a purchase price in cash payable at the time of the transfer in an amount equal to the outstanding principal amount of such Lender’s participation in the outstanding Loans, Break Costs (if applicable) and all other amounts payable in relation thereto under the Finance Documents.

8.17 General

(a)
The Borrower will make all prepayments under the Facilities together with accrued interest on the amount prepaid from (but excluding) the date of prepayment and will pay Break Costs (if applicable) if a Loan is prepaid on any date other than the last day of an Interest Period. No other premium or penalty will be payable by the Borrower to the Lenders in respect of any prepayment under the Facilities.
(b)
If the Borrower elects to voluntarily prepay a Term Loan or an Accordion Term Facility Loan other than:
(i)
pursuant to Clause 8.15 (Right of cancellation in relation to a Defaulting Lender);
(ii)
pursuant to Clause 8.16 (Right of repayment and cancellation of a single Lender); or
(iii)
as otherwise expressly provided in this Agreement,

then it must at the same time make a pro rata prepayment (based on the total principal amount outstanding) of each of the other Term Facility and (to the extent specified in the relevant Accordion Facility Notice) any Accordion Term Facility.

(c)
A prepayment of Loans or cancellation of Available Commitments made under Clause 8.2 (Mandatory prepayment – insurance and compensation) to Clause 8.9 (Mandatory prepayment – VAT Refunds) (inclusive) (other than Clause 8.5 (Mandatory prepayment – Sanctions), Clause 8.6 (Mandatory Prepayment – Change of Control) and Clause 8.9 (Mandatory prepayment – VAT Refunds), each of which shall be applied solely as set out in those Clauses) shall be applied in the following order:
(i)
first, in repayment of Term Loans and (to the extent specified in the relevant Accordion Facility Notice as sharing rateably in mandatory prepayments) Accordion Term Facility Loans, as contemplated in paragraphs (d) and (e) below (where applicable);
(ii)
second, in cancellation of Available Commitments under the Revolving Facility and (to the extent specified in the relevant Accordion Facility Notice as sharing rateably in mandatory prepayments) any Accordion Revolving Facility (and the Available Commitments of the Lenders under the Revolving Facility and any such Accordion Revolving Facility will be cancelled rateably);
(iii)
third, in repayment of the Revolving Facility and (to the extent specified in the relevant Accordion Facility Notice as sharing rateably in mandatory prepayments) any Accordion Revolving Facility such that outstanding Revolving Facility Loans and Accordion Revolving Facility Loans shall be prepaid on a pro rata basis; and
(iv)
then, in:
(A)
repayment of the Ancillary Outstandings (and cancellation of corresponding Ancillary Commitments); and
(B)
cancellation of Ancillary Commitments.
(d)
The Borrower shall prepay Term Loans and (to the extent specified in the relevant Accordion Facility Notice as sharing rateably in mandatory prepayments) Accordion Term Facility Loans at the following times:
(i)
in the case of any prepayment relating to the amounts of Applicable Insurance Proceeds, Equity Compensation Proceeds, Project Compensation Proceeds, Applicable Liquidated Damages Proceeds or Applicable Disposal Proceeds, on the next Interest Payment Date;
(ii)
in the case of any prepayment under Clause 8.7 (Mandatory prepayment – Ratio Cash Trap Event), on the date specified; and
(iii)
in the case of any prepayment relating to any other amounts, in accordance with clause 5 (Revenue Accounts) of the Accounts Agreement.
(e)
Subject to paragraph (g) below, all partial voluntary prepayments in respect of Term Loans and (to the extent specified in the relevant Accordion Facility Notice) Accordion Term Facility Loans will be applied in the following manner:
(i)
in or towards reducing each Term Loan and (to the extent specified in the relevant Accordion Facility Notice) each Accordion Term Facility Loan by a pro rata portion of the aggregate amount to be applied in prepayment of principal (based on the proportion which that Loan bears to the aggregate of all Loans being prepaid);

(ii)
the amount applied in prepayment of the Loans will be applied so as to reduce pro rata the amount of each Repayment Instalment with respect to such Loan for each Scheduled Repayment Date falling after that prepayment; and
(iii)
under Clause 8.16 (Right of repayment and cancellation of a single Lender):
(A)
against the Loans made by the affected Lender or Lenders only; and
(B)
such that the amount of each Repayment Instalment for each Loan in which the relevant Lender participates that falls due on each Scheduled Repayment Date falling after that prepayment will be reduced by a pro rata portion of the amount so prepaid (based on the proportion which those Repayment Instalments bear to the Loans under the relevant Facility).
(f)
Subject to paragraph (g) below, all partial mandatory prepayments:
(i)
under Clause 8.1 (Mandatory prepayment – illegality) and Clause 8.5 (Mandatory prepayment – Sanctions) will be applied:
(A)
against the Loans made by the affected Lender or Lenders only; and
(B)
such that the amount of each Repayment Instalment for each Loan in which the relevant Lender participates due on each Scheduled Repayment Date falling after that prepayment will reduce in inverse chronological order each Repayment Instalment for the Loans that are due on each Scheduled Repayment Date falling after that prepayment; or
(ii)
under Clause 8.2 (Mandatory prepayment – insurance and compensation) and Clause 8.4 (Mandatory prepayment –Liquidated Damages Proceeds) will be applied such that the amount owed to each Lender as part of each Repayment Instalment for the Loans that are due on each Scheduled Repayment Date falling after that prepayment will be reduced by a pro rata portion of the amount so prepaid; or
(iii)
under Clause 8.6 (Mandatory Prepayment – Change of Control) will be applied:
(A)
against the Loans made by the relevant Lender or Lenders who demand a prepayment of the Loans only; and
(B)
such that the amount of each Repayment Instalment for each Loan in which the relevant Lender participates due on each Scheduled Repayment Date falling after that prepayment will reduce in inverse chronological order each Repayment Instalment for the Loans that are due on each Scheduled Repayment Date falling after that prepayment; or
(iv)
under Clause 8.3 (Mandatory prepayment – Applicable Disposal Proceeds and Award Proceeds), Clause 8.7 (Mandatory prepayment – Ratio Cash Trap Event) and Clause 8.8 (Mandatory prepayment – Offtake Termination Event), will be applied so as to reduce in inverse chronological order each Repayment Instalment for the Loans that are due on each Scheduled Repayment Date falling after that prepayment; or

(v)
under Clause 8.10 (Mandatory prepayment - Environmental and Social Incidents and Claims) will be applied (A) against the Loans made by, and Available Commitments of, Eksfin only and (B) such that the amount of each Repayment Instalment for each Loan in which Eksfin participates due on each Scheduled Repayment Date falling after that prepayment will reduce in inverse chronological order.
(g)
Subject to paragraph (h) below, all partial prepayments with respect to the Term Facility or any Accordion Term Facility shall be applied towards the remaining Repayment Instalments with respect to that Term Facility or (as applicable) towards the remaining Accordion Term Facility Repayment Instalments with respect to that Accordion Term Facility in accordance with this Agreement.
(h)
Except as otherwise provided under this Agreement, each prepayment of a Loan or reduction or cancellation of the Total Commitments, will be made or allocated among the Lenders under that Facility pro rata according to their respective Loan Participations or Available Commitments (as applicable).
(i)
Any part of the Total Commitments unutilised at 5:00 pm on the last Business Day of the applicable Availability Period will be cancelled automatically (without premium or penalty).
(j)
Where Excluded Insurance Proceeds or Excluded Liquidated Damages Proceeds include amounts which are intended to be used for a specific purpose within a specified period (as set out in the relevant definition of Excluded Insurance Proceeds or Excluded Liquidated Damages Proceeds), the Borrower shall ensure that those amounts are used for that purpose and shall promptly deliver a certificate to the Administrative Agent at the time of such application and at the end of such period confirming the amount (if any) which has been so applied within the required time periods provided for in the relevant definition.
(k)
Except to the extent that a longer notice period is required pursuant to this Clause 8, the Borrower shall provide the Facility Agent with at least five (5) Business Days’ notice prior to making any prepayment under any Facility.

8.18 Facility Agent’s receipt of notices

If the Facility Agent receives a notice under Clause 8.1 (Mandatory prepayment – illegality), Clause 8.5 (Mandatory prepayment – Sanctions), Clause 8.11 (Voluntary prepayment of Term Loans), Clause 8.12 (Voluntary prepayment of Revolving Facility Loans), Clause 8.13 (Voluntary cancellation – Term Facility), Clause 8.14 (Voluntary cancellation – Revolving Facility), Clause 8.15 (Right of cancellation in relation to a Defaulting Lender) or Clause 8.16 (Right of repayment and cancellation of a single Lender) or Clause 8.6 (Mandatory Prepayment – Change of Control), it shall promptly forward a copy of that notice or election, demand or request to the Borrower, as appropriate.

8.19 Restrictions

(a)
Any notice of cancellation, prepayment, authorisation or other election given by any Party under Clause 8.1 (Mandatory prepayment – illegality), Clause 8.5 (Mandatory prepayment – Sanctions), Clause 8.6 (Mandatory Prepayment – Change of Control), Clause 8.11 (Voluntary prepayment of Term Loans), Clause 8.12 (Voluntary prepayment of Revolving Facility Loans), Clause 8.13 (Voluntary cancellation – Term Facility), Clause 8.14 (Voluntary cancellation – Revolving Facility), Clause 8.15 (Right of cancellation in relation to a Defaulting Lender) or Clause 8.16 (Right of repayment and cancellation of a single Lender), in each case, shall (subject to the terms of those

Clauses) be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.
(b)
The Borrower may not reborrow any part of a Term Facility which is prepaid.
(c)
Unless a contrary indication appears in any Finance Document, any part of the Revolving Facility which is prepaid or repaid may be reborrowed in accordance with the terms of this Agreement.
(d)
The Borrower shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.
(e)
No amount of the Total Commitments or Commitments cancelled under this Agreement may be subsequently reinstated.
(f)
If all or part of any Lender’s participation in a Loan is repaid or prepaid, an amount of that Lender’s Commitment (equal to the amount of the participation which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment.

9. Interest

9.1 Calculation of interest

(a)
The rate of interest on each Loan for an Interest Period is the percentage rate per annum which is the aggregate of the applicable:
(i)
Margin; and
(ii)
the Reference Rate for such Interest Period,
(b)
and if, in either case, that rate is less than zero, the Reference Rate shall be deemed to be zero.

9.2 Payment of interest

The Borrower shall pay accrued interest on each Loan on the last day of each Interest Period.

9.3 Default interest

(a)
If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which is two per cent. (2%) per annum higher than the rate which would have been payable if the overdue amount had, during the period of non‑payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Facility Agent (acting reasonably). Any interest accruing under this Clause 9.3 shall be immediately payable by the Obligor on demand by the Facility Agent.
(b)
Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

9.4 Notification of rates of interest

The Facility Agent shall promptly notify the Lenders and the Borrower of the determination of a rate of interest under this Agreement.

10. Interest periods

10.1 Selection of Interest Periods

(a)
The Borrower may select an Interest Period for a Loan in the Utilisation Request for that Loan or (if the Loan is a Term Facility Loan that has already been borrowed) in a Selection Notice.
(b)
Each Selection Notice is irrevocable and must be delivered to the Facility Agent by the Borrower to which that Loan was made not later than the Specified Time.
(c)
If the Borrower fails to deliver a Selection Notice to the Facility Agent in accordance with paragraph (b) above, the relevant Interest Period will be six (6) months.
(d)
Subject to this Clause 10, the Borrower may select an Interest Period of:
(i)
one (1), three (3) or six (6) months;
(ii)
at the Borrower’s option in respect of:
(A)
the first Interest Period for any Loan drawn on Financial Close;
(B)
the Interest Period for any Loan immediately prior to the Final Maturity Date in respect of the relevant Facility; and/or
(C)
any Interest Period for any Loan immediately prior to any reasonably anticipated prepayment in full or part of the relevant Facility,

any period not exceeding six (6) months selected by the Borrower in its discretion at least five (5) Business Days prior to the end of the then current Interest Period; or

(iii)
(where the Borrower reasonably anticipates the incurrence of Permitted Financial Indebtedness) such period not exceeding six (6) months as selected by the Borrower at least five (5) Business Days prior to the end of the then current Interest Period, or (in each case) any other period agreed between the Borrower and the Facility Agent in relation to the relevant Loan (acting on the instruction of all the Lenders participating in the relevant Loan).

(e)
In respect of the first Interest Period for a Loan, the Borrower may also select any Interest Period (the “first interest period”) not exceeding six (6) months required in order to align the last day of the first interest period of such Loan with:
(i)
the last day of any other Interest Period which aligns to any Interest Period previously specified by the Borrower in a Utilisation Request delivered within the preceding three (3)-month period;
(ii)
any payment date under any Secured Hedging Agreement; or

(iii)
the relevant payment date for any commitment fee due to be paid in respect of the relevant Facility pursuant to this Agreement.
(f)
An Interest Period for a Loan shall not extend beyond the applicable Final Maturity Date.
(g)
Notwithstanding any other provision of this Clause 10.1, with respect to any Interest Period for any Loan during which the First Scheduled Repayment Date occurs, such Interest Period shall be shortened so as to end on the First Scheduled Repayment Date, and each subsequent Interest Period thereafter shall start on the last day of the preceding Interest Period and shall end on a Scheduled Repayment Date.
(h)
Each Interest Period for a Term Facility Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.
(i)
A Revolving Facility Loan has one (1) Interest Period only.
(j)
The Borrower may only select up to a maximum of twelve (12) one (1)-month Interest Periods for Term Facility Loans.

10.2 Non‑Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

10.3 Consolidation and division of Term Facility Loans

(a)
Subject to paragraph (b) below, if two (2) or more Interest Periods:
(i)
relate to Term Facility Loans made to the same Borrower in respect of the same Facility; and
(ii)
end on the same date,

those Loans will, unless the Borrower specifies to the contrary in the Selection Notice for the next Interest Period, be consolidated into, and treated as, a single Loan under the relevant Facility on the last day of the Interest Period.

(b)
Subject to Clause 4.3 (Maximum number of Utilisations) and Clause 5.2 (Currency and amount), if the Borrower requests in a Selection Notice that a Term Facility Loan be divided into two (2) or more Loans in respect of the relevant Facility, that Loan will, on the last day of its Interest Period, be so divided with the respective amounts specified in that Selection Notice, being an aggregate amount equal to the amount of the relevant Loan immediately before its division.

11. Changes to the Calculation of Interest

11.1 Unavailability of Reference Rate

(a)
Interpolated Reference Rate: If no Reference Rate is available for the Interest Period of a Loan, the applicable Reference Rate shall be the Interpolated Reference Rate for a period equal in length to the relevant Interest Period of that Loan.
(b)
Cost of funds: If paragraph (a) above applies but it is not possible to calculate the Interpolated Reference Rate, Clause 11.3 (Cost of Funds) shall apply to that Loan for that Interest Period.

11.2 Notification to Borrower

If Clause 11.1 (Unavailability of Reference Rate) applies, the Lender shall, as soon as practicable, notify the Borrower.

11.3 Cost of funds

(a)
If this Clause 11.3 applies to a Loan for an Interest Period, Clause 9.1 (Calculation of Interest) shall not apply to that Loan for that Interest Period and the rate of interest on each Lenders’ share of that Loan for that Interest Period shall be the percentage rate per annum which is the sum of:
(i)
the Margin; and
(ii)
the rate notified by that Lender to the Administrative Agent as soon as practicable and in any event before the date on which interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum its cost of funds relating to that Loan from whatever source it may reasonably select.
(b)
If this Clause 11.3 applies and the Administrative Agent or the Borrower so requires, the Administrative Agent and the Borrower shall enter into negotiations (for a period of not more than thirty (30) days) with a view to agreeing a substitute basis for determining the rate of interest.
(c)
Any alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.

11.4 Break Costs

(a)
The Borrower shall, within five (5) Business Days of demand by the Lender that is accompanied by a certificate confirming the amount of its Break Costs, pay to the Lender its Break Costs (if any) attributable to all or any part of a Loan or Unpaid Sum being paid by the Borrower on a day prior to the last day of an Interest Period for that Loan or Unpaid Sum.
(b)
The Lender shall, as soon as reasonably practicable after a demand by the Borrower, provide a certificate confirming the amount of its Break Costs for any Interest Period in respect of which they may become payable.

12. Tax Gross‑Up and Indemnities

12.1 Definitions

For the purposes of this Clause 12:

“Protected Party” means a Finance Party which is or will be subject to any liability or required to make any payment for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

“Qualifying Lender” means:

(a)
a Lender which is entitled under the domestic laws of Norway (other than by reason of being a Treaty Lender) to receive interest payable to that Lender in respect of an advance under a Finance Document free of any Tax Deduction imposed by Norway; or

(b)
a Treaty Lender.

“Tax Credit” means a credit against, relief or remission for or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment by an Obligor under a Finance Document other than a FATCA Deduction.

“Tax Payment” means either the increase in the payment made by an Obligor to a Finance Party under Clause 12.2 (Tax gross‑up) or a payment under Clause 12.3 (Tax indemnity).

“Treaty Lender” means a Lender which is entitled to interest payable to that Lender in respect of an advance under a Finance Document and:

(a)
is treated as a resident of a Treaty State for the purposes of the relevant Treaty;
(b)
does not carry on a business in Norway through a permanent establishment with which that Lender’s participation in the Loan is effectively connected; and
(c)
fulfils any other conditions which must be fulfilled under the Treaty to obtain full exemption from taxation imposed by Norway on such payments to that Lender in respect of an advance under a Finance Document, including the completion of any necessary procedural formalities required to be completed by the Lender.

“Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with Norway which makes provision for full exemption from tax imposed by Norway on interest.

Unless a contrary indication appears, in this Clause 12, a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination acting reasonably and in good faith.

12.2 Tax gross‑up

(a)
Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.
(b)
The Borrower shall, promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction), notify the Facility Agent accordingly (and the Facility Agent shall promptly notify the relevant Lender(s)). Similarly, a Lender shall promptly notify the Facility Agent on becoming so aware in respect of a payment payable to that Lender. If the Facility Agent receives such notification from a Lender, it shall promptly notify the relevant Obligor.
(c)
If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.
(d)
A payment shall not be increased under paragraph (c) above by reason of a Tax Deduction on account of Tax imposed by Norway if, on the date on which the payment falls due:
(i)
the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender, but on that date, that Lender is not or has ceased to be a Qualifying Lender other than as a result of any Change of Law; or

(ii)
the relevant Lender is a Treaty Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraph (h) below.
(e)
If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.
(f)
That Obligor shall, within thirty (30) days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, deliver to the Facility Agent evidence reasonably satisfactory to the Lender entitled to the payment that the Tax Deduction has been made or (as applicable) any appropriate payment has been paid to the relevant taxing authority.
(g)
A Finance Party shall, upon a reasonable written request by an Obligor, provide the Obligor with such reasonable information and assistance as may be necessary for that Obligor to make an assessment of the Finance Party’s status.
(h)
A Treaty Lender and each Obligor which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction and maintain that authorisation where it ceases or expires.

12.3 Tax indemnity

(a)
The Borrower shall (within five (5) Business Days of demand by the Facility Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.
(b)
Paragraph (a) above shall not apply:
(i)
with respect to any Tax assessed on a Finance Party:
(A)
under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or
(B)
under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)
to the extent that a loss, liability or cost:
(A)
is compensated for by an increased payment under Clause 12.2 (Tax gross‑up) or a payment under Clause 12.7 (Stamp Taxes); or
(B)
would have been compensated for by an increased payment under Clause 12.2 (Tax gross‑up) or a payment under Clause 12.7 (Stamp Taxes) but was not so compensated because one of the exclusions set out therein applied; or

(C)
is in respect of an amount of VAT (which shall be dealt with in accordance with Clause 12.8 (VAT)); or
(D)
is suffered or incurred in respect of any Bank Levy (or any payment attributable to, or liability arising as consequence of, a Bank Levy); or
(E)
is attributable to a Lender’s failure to comply with Clause 12.5 (Lender status confirmation); or
(F)
relates to a FATCA Deduction required to be made by a Party.
(c)
A Protected Party making, or intending to make, a claim under paragraph (a) above shall promptly notify the Facility Agent of the event which will give, or has given, rise to the claim, following which the Facility Agent shall notify the Borrower. A Protected Party shall, upon a reasonable request by the Facility Agent or the Borrower, provide reasonable evidence to support its claim under paragraph (a) above.
(d)
A Protected Party shall, on receiving a payment under this Clause 12.3, notify the Facility Agent that it has received such payment.

12.4 Tax Credit

If an Obligor makes a Tax Payment to a Finance Party and that Finance Party determines that:

(a)
a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and
(b)
that Finance Party (or any of its Affiliates) has obtained and utilised that Tax Credit (directly or on an affiliated group basis),

then the Finance Party must pay an amount to that Obligor which that Finance Party determines will leave it (directly or on an affiliated group basis and after that payment) in the same after‑Tax position as it would have been in had the Tax Payment not been required to be made by that Obligor.

12.5 Lender status confirmation

(a)
Each Lender, which is an Original Lender, shall confirm, opposite its name in Schedule 1 (The Original Parties), which of the following categories it falls in:
(i)
not a Qualifying Lender;
(ii)
a Qualifying Lender (other than a Treaty Lender); or
(iii)
a Treaty Lender.
(b)
Each Lender, which is not an Original Lender, shall indicate, in the documentation which it executes on becoming a Party as a Lender, which of the following categories it falls in:
(i)
not a Qualifying Lender;
(ii)
a Qualifying Lender (other than a Treaty Lender); or

(iii)
a Treaty Lender,

and the Facility Agent shall promptly send a copy of such documentation to the relevant Obligors.

(c)
If such a Lender fails to indicate its status in accordance with this Clause 12.5, then that Lender shall be treated for the purposes of this Agreement (including by each Obligor) as if it is not a Qualifying Lender until such time as it notifies the Facility Agent which category applies (and the Facility Agent, upon receipt of such notification, shall promptly inform the Borrower). For the avoidance of doubt, the documentation which a Lender executes on becoming a Party as a Lender shall not be invalidated by any failure of a Lender to comply with Clause 12.5(b).

12.6 Tax Clawback

If:

(a)
a Tax Deduction on account of Tax imposed by Norway (“Norwegian Tax Deduction”) should have been made in respect of a payment made by or on account of an Obligor to a Lender under a Finance Document; and
(b)
such Obligor was unaware, and could not reasonably be expected to have been aware, that such Norwegian Tax Deduction was required and as a result did not make the Norwegian Tax Deduction or made a Norwegian Tax Deduction at a reduced rate; and
(c)
either:
(i)
the relevant Lender has not complied with its obligations under Clause 12.2(b) (Tax gross-up) and as a result such Obligor did not make the Norwegian Tax Deduction or made a Norwegian Tax Deduction at a reduced rate; or
(ii)
in reliance on the notifications and confirmation pursuant to Clause 12.5 (Lender status confirmation), the relevant Obligor did not make such Norwegian Tax Deduction or made a Norwegian Tax Deduction at a reduced rate; and
(d)
the Obligor would not have been required to make an increased payment under Clause 12.2(c) (Tax gross-up) in respect of that Norwegian Tax Deduction,

then the recipient of the payment in respect of which the Norwegian Tax Deduction should have been made (or made at a higher rate) undertakes promptly to reimburse, upon a written request by that Obligor, such Obligor for the amount of the Norwegian Tax Deduction that should have been (but was not) made (the “Tax Deduction Reimbursement Amount”) (including any penalty and interest payable in connection with any failure to pay or any delay in paying any of the same to the extent such penalty or interest arises as a result of (i) a failure by the relevant Lender to comply with its obligations under Clause 12.2(b) (Tax gross-up) or (ii) the information provided by the relevant Lender pursuant to Clause 12.5 (Lender status confirmation) being incorrect, but excluding, for the avoidance of doubt, in all cases any penalty or interest which arises as a result of the relevant Obligor failing to promptly pay any Tax Deduction Reimbursement Amount received from a Lender pursuant to this Clause 12.6 to a tax authority).

12.7 Stamp taxes

The Borrower shall pay and, within five (5) Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration, excise, property and other similar documentary Taxes payable in respect of any Finance Document, including any stamp duty and fees reasonably necessary to perfect each Security Interest (other than in connection with (i) any assignment or transfer under Clause 28 (Transfers by the Lenders) or (ii) any voluntary registration or filing of a Finance Document made by a Finance Party where such registration or filing is not required to maintain, preserve, establish or enforce the rights of the Finance Parties under the Finance Documents).

12.8 VAT

(a)
All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and, accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document, and such Finance Party is required to account to the relevant tax authority for the VAT, then that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).
(b)
If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) under a Finance Document, and any Party other than the Recipient (the “Relevant Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):
(i)
(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and
(ii)
(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.
(c)
Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)
Any reference in this Clause 12.8 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated at that time as making the supply, or, where appropriate, as receiving the supply, under VAT grouping rules provided for in article 11 of Council Directive 2006/112/EC (or as implemented by the relevant European Union member state) or any similar provision in any jurisdiction which is not a member state of the European Union (including, for the avoidance of doubt, in accordance with section 43 of Value Added Tax Act 1994) so that a reference to a Party shall be construed as a reference to that Party or the relevant group or unity (or fiscal unity) of which that Party is a member for VAT purposes at the relevant time or the representative member of such group or unity (or fiscal unity) at the relevant time (as the case may be).
(e)
In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party’s VAT registration and such other information as is reasonably requested in connection with such Finance Party’s VAT reporting requirements in relation to such supply.

12.9 VAT Group Indemnity

(a)
In this Clause 12.9, “Secondary VAT Liability” means any VAT (and any related interest, penalties or similar costs) which an Obligor is required to pay to a tax authority, by reason of any joint and several or secondary liability arising by operation of law as a result of its membership of a VAT Group, to the extent properly attributable to the activities of another member of that VAT Group which is not an Obligor.
(b)
No Obligor shall be a member of a VAT Group of which a person that is not an Obligor is also a member unless the Borrower has first procured that a Parent Guarantor (or another non-Obligor member of the Borrower’s group acceptable to the Facility Agent) has, on terms satisfactory to the Facility Agent, irrevocably and unconditionally undertaken to indemnify each relevant Obligor, within ten (10) Business Days of demand by that Obligor, against the full amount of any Secondary VAT Liability suffered or incurred by that Obligor (a “VAT Group Indemnity”).
(c)
The Borrower shall procure that each VAT Group Indemnity remains in full force and effect for so long as the relevant Obligor remains a member of the relevant VAT Group.
(d)
To the extent that any VAT Refund or credit (by reference to an excess of deductible input Tax over output Tax) attributable to supplies made to and by an Obligor whilst it is a member of a VAT Group is received by another member of that VAT Group which is not an Obligor, the Borrower shall procure that such member pays to that Obligor an amount equal to the proportion of that VAT Refund or credit properly attributable to those supplies.
(e)
Any amount received by an Obligor under a VAT Group Indemnity shall be applied in discharge of the relevant Secondary VAT Liability in respect of which that amount was received or, if already discharged, in accordance with the Accounts Agreement.
(f)
Any amount received by an Obligor pursuant to paragraph (d) above shall be treated as a VAT Refund and shall be applied in accordance with Clause 8.9 (Mandatory prepayment – VAT Refunds), save to the extent that such amount is required to be applied (i) in discharge of any Secondary VAT Liability of that Obligor, or (ii) in payment of a VAT Group Settlement Amount.

(g)
For the avoidance of doubt, no amount received by an Obligor under a VAT Group Indemnity or pursuant to paragraph (d) above shall constitute Revenues.

12.10 FATCA information

(a)
Subject to paragraph (c) below, each Party must, within ten (10) Business Days of a reasonable request by another Party:
(i)
confirm to that other Party whether it is:
(A)
a FATCA Exempt Party; or
(B)
not a FATCA Exempt Party;
(ii)
supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and
(iii)
supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation or exchange of information regime.
(b)
If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party, and it subsequently becomes aware that it is not, or has ceased to be, a FATCA Exempt Party, then that Party must notify that other Party reasonably promptly.
(c)
Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:
(i)
any law or regulation;
(ii)
any fiduciary duty; or
(iii)
any duty of confidentiality.
(d)
If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (a)(ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

12.11 FATCA Deduction

(a)
Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.
(b)
Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to which it is making the payment and, in addition, shall notify the Borrower and the Facility Agent and the Facility Agent shall notify the other Finance Parties.

13. Increased Costs

13.1 Increased Costs

(a)
Subject to Clause 13.3 (Exceptions), the Borrower shall, within three (3) Business Days of a demand by the Facility Agent, pay for the account of a Finance Party or any of its Affiliates the amount of any Increased Costs incurred by that Finance Party or its Affiliates as a result of:
(i)
the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation; or
(ii)
compliance with any law or regulation; or
(iii)
the implementation or application of, or compliance with Basel III, CRD IV or CRD V or any other law or regulation which implements Basel III, CRD IV or CRD V (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates), in each case, made after the Signing Date.

(b)
In this Agreement:
(i)
“Basel III” means:
(A)
the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;
(B)
the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and
(C)
any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.
(ii)
“CRD IV” means EU CRD IV and UK CRD IV.
(iii)
“CRD V” means EU CRD V and UK CRD V.
(iv)
“EU CRD IV” means:
(A)
Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending regulation (EU) No. 648/2012; and
(B)
Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC.

(v)
“EU CRD V” means:
(A)
Regulation (EU) 2019/876 of the European Parliament and of the Council of 20 May 2019 amending the Capital Requirements Regulation as regards the leverage ratio, the net stable funding ratio, requirements for own funds and eligible liabilities, counterparty credit risk, market risk, exposures to central counterparties, exposures to collective investment undertakings, large exposures, reporting and disclosure requirements (CRR II); and
(B)
Directive 2019/878/EU of the European Parliament and of the Council of 20 May 2019 amending the CRD IV Directive as regards exempted entities, financial holding companies, mixed financial holding companies, remuneration, supervisory measures and powers and capital conservation measures.
(vi)
“Increased Costs” means:
(A)
a reduction in the rate of return from a Facility or on a Finance Party’s (or its Affiliate’s) overall capital;
(B)
an additional or increased cost; or
(C)
a reduction of any amount due and payable under any Finance Document,

in each case, which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

(vii)
“UK CRD IV” means:
(A)
Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012 as it forms part of the law of the United Kingdom;
(B)
the law of the United Kingdom or any part of it, which immediately before IP completion day (as defined in the European Union (Withdrawal Agreement) Act 2020) implemented Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC and its implementing measures;
(C)
direct EU legislation (as defined in the Withdrawal Act), which immediately before IP completion day (as defined in the European Union (Withdrawal Agreement) Act 2020) implemented EU CRD IV as it forms part of the law of the United Kingdom;
(D)
CRR rules as amended, restated or re‑enacted, as such term is defined in Article 144A of the Financial Services and Markets Act 2000; and

(E)
any replacement of the legislation or rules referred to in paragraphs (A) to (D) above following revocation of the relevant EU law as it forms part of the law of the United Kingdom, to the extent that such replacement legislation or rules replicate substantially the effect of the law, rules and policy set out in that legislation or those rules.
(viii)
“UK CRD V” means:
(A)
Regulation (EU) 2019/876 of the European Parliament and of the Council of 20 May 2019 amending the Capital Requirements Regulation as regards the leverage ratio, the net stable funding ratio, requirements for own funds and eligible liabilities, counterparty credit risk, market risk, exposures to central counterparties, exposures to collective investment undertakings, large exposures, reporting and disclosure requirements (CRR II) as it forms part of domestic law of the United Kingdom by virtue of the Withdrawal Act;
(B)
the law of the United Kingdom or any part of it, which immediately before IP completion day (as defined in the European Union (Withdrawal Agreement) Act 2020) implemented Directive 2019/878/EU of the European Parliament and of the Council of 20 May 2019 amending the CRD IV Directive as regards exempted entities, financial holding companies, mixed financial holding companies, remuneration, supervisory measures and powers and capital conservation measures; and
(C)
direct EU legislation (as defined in the Withdrawal Act), which immediately before IP completion day (as defined in the European Union (Withdrawal Agreement) Act 2020) implemented EU CRD V as it forms part of domestic law of the United Kingdom by virtue of the Withdrawal Act.

13.2 Increased Cost claims

(a)
A Finance Party intending to make a claim pursuant to Clause 13.1 (Increased Costs) shall notify the Facility Agent of the event giving rise to the claim, following which the Facility Agent shall promptly notify the Borrower.
(b)
Each Finance Party shall, as soon as practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Increased Costs.

13.3 Exceptions

Clause 13.1 (Increased Costs) does not apply to the extent that any Increased Cost is:

(a)
attributable to a Tax Deduction required by law to be made by an Obligor;
(b)
attributable to a FATCA Deduction required to be made by a Party;
(c)
compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 12.3 (Tax indemnity) applied);

(d)
compensated for by Clause 12.7 (Stamp Taxes) (or would have been compensated for under Clause 12.7 (Stamp Taxes) but was not so compensated solely because any of the exclusions set out therein applied);
(e)
attributable to a Bank Levy (or any payment attributable to, or liability arising as a consequence of, a Bank Levy);
(f)
in respect of an amount of VAT (which shall be dealt with in accordance with Clause 12.8 (VAT)); and/or
(g)
attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

14. Mitigation by the Finance Parties

14.1 Mitigation

(a)
Each Finance Party must, in consultation with the Borrower and, as promptly as practicable, take all reasonable steps to mitigate any circumstances which arise and which would result in any Facility ceasing to be available or any amount becoming payable under or pursuant to, or cancelled pursuant to, any of:
(i)
Clause 8.1 (Mandatory prepayment – illegality) to the extent that the relevant Finance Party determines, in its sole discretion, that such mitigation actions are in compliance with Sanctions;
(ii)
Clause 8.5 (Mandatory prepayment – Sanctions) to the extent that the relevant Finance Party determines, in its sole discretion, that such mitigation actions are in compliance with Sanctions;
(iii)
Clause 12 (Tax Gross‑Up and Indemnities); or
(iv)
Clause 13 (Increased Costs),

including transferring its rights and obligations under the Finance Documents to an Affiliate or changing its Facility Office.

(b)
The inability of any Finance Party to mitigate any circumstances under this Clause 14.1 will not limit the obligations of the Borrower under any of the Finance Documents.

14.2 Limitation of liability

(a)
The Borrower shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 14.1 (Mitigation).
(b)
A Finance Party is not obliged to take any steps under Clause 14.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

15. Other Indemnities

15.1 Currency indemnity

(a)
If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:
(i)
making or filing a claim or proof against that Obligor; or
(ii)
obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings, then that Obligor will, as an independent obligation, within five (5) Business Days of demand, indemnify each relevant Finance Party to which that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.
(b)
Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

15.2 Other indemnities

The Borrower will, within five (5) Business Days of demand, indemnify the Arrangers and each other Finance Party against any cost, loss or liability incurred by it as a result of:

(a)
the occurrence of any Event of Default;
(b)
a failure by an Obligor to pay any amount due under a Finance Document on its due date, including any cost, loss or liability arising in connection with the Security Agent redistributing amounts received or recovered by it in accordance with the Accounts Agreement;
(c)
funding, or making arrangements to fund, its participation in a Loan requested by the Borrower in a Utilisation Request but not made for any reason, including by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or
(d)
a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment delivered by the Borrower.

15.3 Indemnity to the Agents

The Borrower will promptly indemnify each Agent against any cost, loss or liability:

(a)
incurred by that Agent as a result of:
(i)
investigating any event which it reasonably believes is a Default; or
(ii)
acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or
(iii)
instructing lawyers, accountants, tax advisors, surveyors or other professional advisors or experts as permitted under the Finance Documents; and
(b)
(including for negligence or any other category of liability whatsoever) incurred by an Agent (otherwise than by reason of that Agent’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 32.11 (Disruption to payment systems) notwithstanding, that Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of that Agent) in acting as Agent under the Finance Documents.

16. Fees

16.1 Commitment fees

(a)
The Borrower must pay to the Facility Agent (for the account of each relevant Lender):
(i)
in relation to any Term Loan, a commitment fee accruing from the Signing Date computed at the rate of [***] of the applicable Margin per annum on that Lender’s Available Commitment under this Agreement; and
(ii)
in relation to any Revolving Loan, a commitment fee accruing from the Signing Date computed at the rate of [***] of the applicable Margin per annum on that Lender’s Available Commitment under this Agreement.
(b)
Accrued commitment fees are payable on the last day of each successive period of three (3) Months which ends during the relevant Availability Period, on the last day of the Availability Period and, if cancelled in full, on the cancelled amount of the relevant Lender’s Commitment at the time the cancellation is effective.
(c)
No commitment fee is payable to the Facility Agent (for the account of a Lender) on any Available Commitment of that Lender for any day on which that Lender is a Defaulting Lender.
(d)
Commitment fees (if any) in respect of any Accordion Facility Loan shall be paid in accordance with the terms set out in the applicable Accordion Facility Notice.

16.2 Arrangement fees

Unless otherwise provided in this Agreement, the Borrower shall pay to each Lender and, to the extent specified in the applicable fee letter, each Arranger or the Facility Agent for the benefit of the Lenders (and, if applicable, Arrangers) (as applicable) the arrangement and structuring and other applicable fees, in the amounts and at the times agreed in the fee letter between the Borrower and that Lender, Arranger or Facility Agent (as applicable).

16.3 Facility Agent’s fees

The Borrower shall pay to the Facility Agent (for its own account) an agency fee in the amount and at the times agreed in the fee letter between the Borrower and the Facility Agent.

16.4 Administrative Agent’s fees

The Borrower shall pay to the Administrative Agent (for its own account) an agency fee in the amount and at the times agreed in the fee letter between the Borrower and the Administrative Agent.

16.5 Security Agent’s fees

The Borrower shall pay to the Security Agent (for its own account) security agency and trustee fees in the amounts and at the times agreed in the fee letter between the Borrower and the Security Agent.

16.6 Refund of Agency Fees

Any refund of an agency fee will be subject to the terms of the relevant Fee Letter.

16.7 Interest, commission and fees on Ancillary Facilities

The rate and time of payment of interest, commission, fees and any other remuneration in respect of each Ancillary Facility shall be determined by agreement between the relevant Ancillary Lender and the Borrower based upon normal market rates and terms.

17. Costs and Expenses

17.1 Transaction expenses

The Borrower shall, on Financial Close or within ten (10) Business Days of any demand made thereafter, pay the Agents and the Arrangers the amount of all costs and expenses (including legal fees) reasonably and properly incurred by any of them (and, in the case of the Security Agent, by any Receiver or Delegate) in connection with the negotiation, preparation, printing, execution, delivery and syndication of:

(a)
this Agreement and any other documents referred to in this Agreement and the Transaction Security; and
(b)
any other Finance Documents executed after the Signing Date,

provided that if Financial Close does not occur, no costs and expenses (other than legal fees incurred in accordance with paragraph (a) above) shall be payable to the Agents and the Arrangers.

17.2 Amendment costs

If:

(a)
an Obligor requests an amendment or Waiver; or
(b)
an amendment is required pursuant to Clause 32.10 (Change of currency),

then the Borrower shall, unless otherwise agreed with the relevant Agent, within five (5) Business Days of demand (each such demand to be accompanied by reasonable details and calculations of the amount demanded), reimburse (or procure reimbursement of) each Agent for the amount of all documented costs and expenses (including legal fees up to any agreed cap) reasonably incurred by that Agent (and, in the case of the Security Agent, by any Receiver or Delegate), in each case subject to any caps as may be agreed between the Borrower and the Agents, in responding to or evaluating, negotiating or complying with that request or requirement.

17.3 Enforcement and preservation costs

The Borrower shall, within five (5) Business Days of demand, pay to each Secured Party the amount of all documented costs and expenses (including legal fees) incurred by it in connection with the enforcement of or the preservation of any rights under any Finance Document and the Transaction Security and any proceedings instituted by or against the Security Agent as a consequence of taking or holding the Transaction Security or enforcing these rights.

17.4 No double recovery

Notwithstanding the provisions of this Clause 17 (Costs and Expenses), in the event the Agents and Arrangers (as applicable) have recovered amounts from the Borrower under similar provisions in the Finance Documents, the Agents and Arrangers (as applicable) shall not recover from the Borrower under this Agreement.

18. Representations and Warranties

18.1 Timing of representation and warranties

(a)
The Original Borrower makes the representations and warranties set out in this Clause 18 to each Finance Party on the Signing Date and on the date of Financial Close.
(b)
The New Borrower makes the representations and warranties set out in this Clause 18 to each Finance Party on and from the Borrower Restructuring Effective Date.
(c)
Land Co makes the representations and warranties set out in this Clause 18 to each Finance Party on and from the occurrence of the Land Co Restructuring Step 2.
(d)
Each Additional Borrower and Additional Land Co makes the representations and warranties set out in this Clause 18 (other than the representations set out at Clauses 18.1(a) (Status) and 18.1(b) (Power and authority) below as the appropriate representation as to status shall be included in the relevant Accession Deed) to each Finance Party on the date of its respective accession to the Finance Documents in accordance with Clause 30.2 (Additional Borrowers and Additional Land Cos).

18.2 Status

(a)
The Original Borrower is:
(i)
prior to the Borrower Restructuring, a partnership (delt ansvar) duly registered with separate legal personality and validly existing under the laws of Norway; and
(ii)
following the Borrower Restructuring, a limited liability company duly incorporated with separate legal personality and validly existing under the laws of Norway.
(b)
On and from the occurrence of the Land Co Restructuring Step 2, Land Co is a limited liability company, duly incorporated with separate legal personality and validly existing under the laws of Norway.
(c)
It has full corporate power and authority to:
(i)
own the assets that it purports to own;
(ii)
lease or licence or operate the assets that it purports to lease, licence or operate; and
(iii)
carry out the Project and the business for which the Project is established, in each case, as contemplated by, and in accordance with, the Transaction Documents to which it is a party.

18.3 Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Transaction Documents to which it is or will be a party and the transactions contemplated by those Transaction Documents.

18.4 Legal validity

(a)
Subject to the Legal Reservations:
(i)
the obligations expressed to be assumed by it in each Finance Document and each Material Project Agreement to which it is a party are legal, valid, binding and enforceable obligations; and
(ii)
(without limiting the generality of paragraph (i) above) and subject to the Transaction Security being Perfected, each Security Document to which it is a party creates the Security Interests which that Security Document purports to create and those Security Interests are valid and effective.
(b)
Subject to the Legal Reservations and the Transaction Security being Perfected, the Transaction Security has or will have the ranking in priority which it is expressed to have in the Security Documents and it is not subject to any prior ranking or pari passu ranking Security Interest.

18.5 Non‑conflict

The entry into and performance by it of, and the transactions contemplated by, the Transaction Documents to which it is a party do not and will not conflict with:

(a)
any law or regulation applicable to it (including any Environmental and Social Requirements);
(b)
its Constitutional Documents; or
(c)
any agreement or instrument binding upon it or any of its assets or constitute a default or termination event (however described) under any such agreement or instrument.

18.6 Validity and admissibility in evidence

(a)
All Authorisations required to:
(i)
enable it to lawfully enter into, exercise its rights and comply with its obligations pursuant to the Transaction Documents to which it is a party; and
(ii)
make the Transaction Documents to which it is a party valid and admissible in evidence in its Relevant Jurisdictions,have been obtained or effected and are in full force and effect.
(b)
It is not aware of:
(i)
any reason why any Authorisation required for the Project will not be obtained or effected by the relevant person (or on its behalf) by the time it is required and without material delay to construction or operations;
(ii)
any steps to revoke, indefinitely suspend or cancel any Authorisation contemplated under paragraph (a) above; or

(iii)
any reason why any Authorisation contemplated under paragraph (a) above that continues to be required will not be renewed by its holder (or on its holder’s behalf) when it expires without the imposition of any new material restriction or condition, which restriction or condition would be adverse to the implementation of the Project or to any Obligor, in each case, in any material respect.

18.7 Governing law and enforcement

Subject to the Legal Reservations:

(a)
the choice of governing law of the Transaction Documents will be recognised and enforced in its Relevant Jurisdictions; and
(b)
any judgment or arbitral award (as applicable) obtained in relation to a Transaction Document in the jurisdiction of the governing law of that Transaction Document or the seat of that arbitral tribunal (as applicable) will be recognised and enforced in its Relevant Jurisdictions.

18.8 Insolvency

No:

(a)
corporate action, legal proceeding or other procedure or step described in paragraph (a) of Clause 23.9 (Insolvency proceedings); or
(b)
creditors’ process described in Clause 23.10,

has been taken or, to the knowledge of any Obligor, threatened in relation to an Obligor or Parent Guarantor, and none of the circumstances described in 23.7 (Insolvency) applies to any Obligor or Parent Guarantor.

18.9 Immunity

(a)
The entry by it into each Finance Document to which it is a party constitutes, and the exercise by it of its rights and performance of its obligations under each Finance Document to which it is a party will constitute, private and commercial acts done and performed by it for private and commercial purposes.
(b)
It is not entitled to claim, for itself or any of its assets, immunity from suit, jurisdiction, execution, enforcement, attachment (whether in aid of execution, before judgment or otherwise) or other legal process or relief in any proceedings taken in any relevant jurisdiction in relation to any Finance Document or Material Project Agreement to which it is a party.

18.10 Material Project Agreements

(a)
Each Material Project Agreement to which an Obligor is a party is in full force and effect and has not been amended, suspended, terminated, cancelled or repudiated (in each case, in whole or in part) other than expiry in accordance with its terms, in each case except as permitted under the Finance Documents.
(b)
Save as disclosed in writing to the Facility Agent, the copies of each Material Project Agreement delivered to the Facility Agent are true, complete and accurate and have not been amended or otherwise modified other than as permitted under the Finance Documents.

(c)
No Obligor is in breach of any obligation under a Material Project Agreement where (i) as of the Signing Date, such breach is of any material obligation, and (ii) as of any other date on which this representation is repeated, such breach could reasonably be expected to have a Material Adverse Effect or result in the suspension, cancellation, termination or forfeiture of that Material Project Agreement.
(d)
As at the Signing Date and the date of Financial Close, to the best of the Obligors’ knowledge and belief:
(i)
no event or circumstance has occurred that:
(A)
gives rise to a right for any party to that document to terminate early, suspend performance under, repudiate or cancel (in each case, in whole or in part) any Material Project Agreement then in force; or
(B)
constitutes a force majeure event (howsoever described) in relation to or under any Material Project Agreement then in force; and
(ii)
no Material Project Party has breached any material obligation under a Material Project Agreement then in force that has or would reasonably be expected to have a Material Adverse Effect.
(e)
To the best of its knowledge and belief, as at the Signing Date and the date of Financial Close, no:
(i)
corporate action, legal proceeding, or other procedure or step described in paragraph (a) of Clause 23.9 (Insolvency proceedings); or
(ii)
creditors’ process described in Clause 23.10 (Creditors’ process), has been taken or threatened in relation to a Material Project Party and none of the circumstances described in Clause 23.7 (Insolvency) applies to any Material Project Party.
(f)
As at the Signing Date, each Material Project Agreement to which an Obligor is a party contains all the terms of the material contractual arrangements in relation to the Project.

18.11 No default

No Event of Default (and, on the date of this Agreement and on Financial Close only, to its knowledge, no Default) is continuing or is reasonably likely to result from the making of any Loan or the entry into, the performance of, or any transaction contemplated by any Transaction Document.

18.12 Security and Financial Indebtedness

(a)
No Security Interest or Quasi‑Security exists over all or any of its present or future assets other than Permitted Security.
(b)
It has no Financial Indebtedness other than Permitted Financial Indebtedness.
(c)
The security conferred by each Security Document constitutes first priority security interest of the type described, over the assets referred to, in that Security Document and those assets are not subject to any prior ranking or pari passu ranking Security Interest.

18.13 Centre of main interests and establishments

For the purposes of Regulation (EU) 2015/848 of 20 May 2015 on insolvency proceedings (recast) (the “Regulation”), its centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in Norway and it has no “establishment” (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction.

18.14 No breach of laws

It is in compliance in all material respects with all applicable laws and regulations applicable to it.

18.15 Environmental and social compliance

It and Nscale Site 4 have obtained all Environmental Approvals and are in compliance in all material respects with all Environmental Approvals, Environmental Laws, Social Laws and Environmental and Social Requirements.

18.16 Environmental Claims/Incidents and Social Claims/Incidents

No Environmental Incident, Social Incident, Environmental Claim or Social Claim has occurred which has not been reported in writing to the Lenders.

18.17 Prohibited Payments

No Prohibited Payment has been received, made or provided, directly or indirectly, by (or on behalf of) any Obligor, its Affiliates or their respective Relevant Persons.

18.18 Compliance with Anti‑Corruption Laws, Anti‑Money Laundering Laws and Sanctions

(a)
In the past five (5) years, none of the Obligors, their Affiliates, nor, to the best of such Obligor’s knowledge, any of their respective Relevant Persons:
(i)
has violated or evaded or violates or evades, or has directly or indirectly engaged in any transaction, activity or conduct which would violate, attempt to violate or evade, Anti‑Corruption Laws, Anti‑Money Laundering Laws or Sanctions;
(ii)
has taken or is taking any action which constitutes or would constitute a violation by any Finance Party of Sanctions, or that would result in any Finance Party being designated as a Restricted Person;
(iii)
has been a Restricted Person or has been or is directly or indirectly engaged in any transaction, activity or conduct:
(A)
that could reasonably be expected to result in it being designated as a Restricted Person; or
(B)
with, or for the benefit of, a Restricted Person in violation of Sanctions; or
(C)
has received notice of, or is otherwise aware of, any inquiry, claim, action, formal notice, suit, proceedings or investigation involving it with respect to Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions, other than any such notice or claim, action, suit, proceedings or investigation notified in writing by the Borrower to the Administrative Agent pursuant to paragraph (b) of Clause 20.5 (Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions Notifications).

(b)
Each Obligor has instituted and maintains policies and procedures reasonably designed to promote and achieve compliance by it and the Project with Anti‑Corruption Laws, Anti‑Money Laundering Laws and Sanctions.

18.19 Financial statements

(a)
Its financial statements most recently delivered to the Facility Agent:
(i)
have been prepared in accordance with GAAP, consistently applied; and
(ii)
if audited, give a true and fair view of its financial condition and results of operations for the relevant financial year or, if unaudited, fairly present its financial condition and results of operations for the relevant financial year, in each case, as at the date on which they are dated.
(b)
There has been no material adverse change in its assets, business or financial condition since the date of its most recent financial statements.
(c)
The models, budgets and forecasts supplied under the Finance Documents were arrived at after careful consideration and have been prepared in good faith on the basis of recent historical information and on the basis of assumptions which were reasonable as at the date they were prepared and supplied.

18.20 No misleading information

Save as disclosed in writing to the Facility Agent prior to the Signing Date (or, in relation to any Written Information, prior to the date on which the Written Information was provided to the Facility Agent or any other Finance Party):

(a)
any factual information contained in the Written Information was true and accurate in all material respects as at the date of the relevant report or document containing the information or (as the case may be) as at the date the information is expressed to be given;
(b)
the Base Case Forecast has been prepared in accordance with GAAP as applied to the financial statements, and the financial projections contained in the Base Case Forecast have been prepared on the basis of recent historical information, are fair and based on reasonable assumptions and have been approved by the board of directors of the Borrower;
(c)
any financial projection or forecast contained in the Written Information has been prepared in good faith on the basis of recent historical information and on the basis of reasonable assumptions and was fair (as at the date of the relevant report or document containing the projection or forecast) and arrived at after careful consideration;
(d)
the expressions of opinion or intention provided by or on behalf of an Obligor for the purposes of the Written Information were made after careful consideration and (as at the date of the relevant report or document containing the expression of opinion or intention) were fair and based on reasonable grounds;
(e)
no event or circumstance has occurred or arisen, no information has been omitted from the Written Information and no information has been given or withheld that results in the information, opinions, intentions, forecasts or projections contained in the Written Information being untrue or misleading in any material respect at the time at which it was given;

(f)
all material information provided to a Finance Party by or on behalf of an Obligor on or before the Signing Date and not superseded before that date (whether or not contained in the Written Information) was accurate and not misleading in any material respect at the time at which it was given and all projections provided to any Finance Party on or before the Signing Date have been prepared in good faith on the basis of assumptions which were reasonable at the time at which they were prepared and supplied; and
(g)
all other written information provided by an Obligor (including its advisors) to a Finance Party in connection with the Transaction Documents was true, complete and accurate in all material respects as at the date it was provided and was not misleading in any material respect as at the date it was provided.

18.21 No other business

It has not traded or carried on any business or entered into any agreement, contract or commitment since the date of its incorporation other than:

(a)
in respect of the Project (or any part thereof); and
(b)
in respect of Original Land Co, the ownership and leasing of the Project Site; and
(c)
in connection with the formation, preservation, maintenance or extension of, and participation in, any VAT Group (including the making or receipt of any VAT Group Settlement Amount).

18.22 Pari passu ranking

Any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except those creditors whose claims are mandatorily preferred by laws of general application to companies.

18.23 Insolvency

No:

(a)
corporate action, legal proceeding or other procedure or step described in paragraph (a) of Clause 23.9 (Insolvency proceedings); or
(b)
creditors’ process described in Clause 23.10 (Creditors’ process),

has been taken or, to the knowledge of any Obligor, threatened in relation to an Obligor, and none of the circumstances described in Clause 23.9 (Insolvency proceedings) applies to any Obligor.

18.24 Deduction of Tax

It is not required to make any Tax Deduction for or on account of Tax imposed by Norway from any payment it may make under any Finance Document to a Lender which is a Qualifying Lender.

18.25 Taxation

(a)
It is not (and none of its Subsidiaries is) materially overdue in the filing of any Tax reports and returns required to be filed by it under any applicable law, and each such

Tax return is complete and accurate, except as would not reasonably be expected to result in a Material Adverse Effect.
(b)
It is not (and none of its Subsidiaries is) overdue in the payment of any amount in respect of Tax (taking into account any extension or grace periods) where such non-payment of Tax has or is reasonably likely to have a Material Adverse Effect, except to the extent that:
(i)
it is contesting in good faith and by appropriate means its obligation to pay the same; and
(ii)
appropriate provisions are being maintained for those Taxes in accordance with, and to the extent required by, GAAP.
(c)
No claims or investigations relating to Tax are being, or, as far as the Borrower is aware, are reasonably likely to be, made or conducted against it (or any member of the Group) that would reasonably be expected to have a Material Adverse Effect.
(d)
It is resident for Tax purposes only in its Original Jurisdiction.

18.26 Good title to assets

(a)
It has, or will have prior to the date by which the same is or are required:
(i)
good title to, or right or freedom to use under any applicable laws, regulations or contracts, the Project Site and any other assets (including intellectual property rights) and access necessary to implement the Project in accordance with the relevant Transaction Documents (in each case, free from any Security Interests, other than Permitted Security);
(ii)
all easements and other rights necessary in order to implement the Project in accordance with the relevant Transaction Documents (in each case, free from any Security Interests other than Permitted Security);
(iii)
access to:
(A)
the Project Site; and
(B)
any buildings or fixtures on the Project Site; and
(iv)
arrangements which are in full force and effect for the supply of such utilities to the Project and the Project Site as are necessary for the implementation of the Project and no Obligor has any reason to believe that it will not be able to enter into suitable supply arrangements for any further utilities that it may require after such date.
(b)
To the best of its knowledge and belief, there are no material adverse rights or claims with respect to any part of the Project Site or the land area, the use of which or access to which is required for the implementation of the Project.
(c)
It is the sole legal and beneficial owner of all assets held by it free of any other third party property right or property interest whatsoever other than Permitted Security.
(d)
It is entering into the Finance Documents and receiving Loans pursuant to the Finance Documents, in each case, acting for its own account and not for the account of a beneficial owner.

(e)
It does not hold any asset, in each case, as a trustee of any trust or settlement or as a partner in any partnership except to the extent and only to the extent that, with respect only to such holding of any asset, it is permitted by any Finance Document.

18.27 Intellectual Property

It:

(a)
has taken all formal or procedural actions (including payment of fees) as are reasonably required to maintain any material Intellectual Property owned by it, and has paid all fees due and payable under any existing licence of material Intellectual Property to which it is a party, in each case, to the extent required for the execution of the Project;
(b)
to the best of its knowledge, does not, in carrying on its businesses, infringe any Intellectual Property of any third party which is required for the execution of the Project, where such infringement could reasonably be expected to have a Material Adverse Effect; and
(c)
is not aware of any circumstances relating to the validity, subsistence or use of any material Intellectual Property owned by it, which is required for the execution of the Project that could reasonably be expected to have a Material Adverse Effect.

18.28 Ownership

(a)
There is no unpaid amount in respect of the shares or partnership interests in the capital of each Obligor on issue.
(b)
The shares or partnership interests of each Obligor are not subject to any Security Interest other than those created pursuant to the Security Documents.
(c)
The Pledgors together are the legal and beneficial owners of:
(i)
until the implementation of the Borrower Restructuring Step 3, one hundred per cent. (100%) of the partnership interests of the Original Borrower; and
(ii)
on and from the Borrower Restructuring Step 3 one hundred per cent. (100%) of the duly issued and fully paid share capital of the New Borrower.
(d)
On and from the Land Co Restructuring Effective Date, the Original Borrower is the legal and beneficial owner of one hundred per cent. (100%) of the issued share capital of Land Co (duly issued and fully paid).
(e)
On and from the occurrence of the Land Co Restructuring Step 2, Original Land Co is the legal and beneficial owner of the Project Site.
(f)
The Constitutional Documents of an Obligor do not prohibit or restrict the creation of Security Interests in, or any disposal upon enforcement of Security Interests in, its shares.

18.29 No adverse consequences

(a)
Subject to the Legal Reservations, it is not necessary under the laws of the jurisdiction of incorporation of any Obligor either:
(i)
in order to enable any Finance Party to enforce its rights under any Finance Document; or

(ii)
by reason of the execution of any Finance Document or the performance by it of its obligations under any Finance Document,

that any Finance Party should be licensed, qualified or otherwise entitled to carry on business in such jurisdiction.

(b)
Subject to the Legal Reservations, no Finance Party is or will be deemed to be resident, domiciled or carrying on business in any Obligor’s jurisdiction of incorporation by reason only of the execution, performance and/or enforcement of any Finance Document.

18.30 Group Structure Chart

The Group Structure Chart is true, complete and accurate in all respects as at the Signing Date.

18.31 Filing and stamp duties

As at the Signing Date and the date on which a Transaction Document is entered into and under the laws of its jurisdiction of incorporation, it is not necessary that any Transaction Document to which it is a party be filed, recorded, notarised or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to any Transaction Document to which it is a party or the transactions contemplated by any Transaction Document to which it is a party except:

(a)
recordation of the Land Lease Agreement for the Project Site in the Norwegian Land Register (Statens kartverk);
(b)
recordation of the mortgages over the freehold interests and the interests in the land lease agreement in the Project Site in the Norwegian Land Register (Statens kartverk);
(c)
recordation in the Norwegian Register of Mortgaged Movable Property (Løsøreregisteret) of each of the floating charges over the operating assets (driftstilbehørspant), trade receivables (factoringpant), inventory (varelagerpant) and motor vehicles (pant i motorvogner, annleggsmaskiner og jernbanemateriell) of the Borrower and Land Co;
(d)
payment of nominal fees to the Norwegian Land Register (Statens kartverk) and the Norwegian Register of Mortgaged Movable Property (Løsøreregisteret) in respect of the recordation of the mortgages and charges referred to above; and
(e)
for any other registrations that may be required in connection with the perfection and/or any other registration requirement of any Transaction Security created under the Security Documents.

18.32 No proceedings

(a)
Other than as disclosed to the Facility Agent prior to the Signing Date, as at the Signing Date, no litigation, arbitration or administrative proceeding is pending or threatened:
(i)
against it; or
(ii)
in relation to any Material Project Agreement or the transactions contemplated thereunder and there are no disputes between an Obligor and a party to any

Material Project Agreement, which would, in each case, if adversely determined, have or be reasonably likely to:
(A)
result in on the Signing Date, a financial liability of an Obligor in excess of USD 10,000,000 (or its equivalent in any other currency); or
(B)
have a Material Adverse Effect.
(b)
No judgment or order of a court, arbitral tribunal or other tribunal or any order or sanction of any governmental or other regulatory body has been made against it.

18.33 Options, warrants, etc.

There does not exist any option, warrant, right, security, agreement or other arrangement pursuant to which any person may call for the issuance or transfer of any new shares by any Obligor (including any option to purchase new shares or similar rights or rights of pre‑emption or conversion), other than pursuant to the Security Documents.

18.34 Options relating to the Project Site

There are no outstanding options to purchase rights of first refusal or rights of first offer to purchase land affecting any part of the Project Site.

18.35 Material Adverse Change

There does not exist any event or circumstance which has or is reasonably likely to have a Material Adverse Effect.

18.36 Subsidiaries

It has not created any Subsidiary or acquired or otherwise legally or beneficially owns or holds any equity or ownership interest (or instrument convertible into an equity or ownership interest) of any person or entity.

18.37 Pensions and employment matters

(a)
It has:
(i)
not, and has not had any employees; and
(ii)
no outstanding liabilities in respect of any retirement or occupational pension scheme.

18.38 Location of business and offices

As of the Signing Date and as of Financial Close, (i) the Original Borrower’s jurisdiction of organisation is Norway; (ii) the name of the Original Borrower as listed in the public records of its jurisdiction of organisation is Nscale Norway DC DA; (iii) the tax identification number of the Original Borrower is [***]; (iv) the organisational identification number of the Original Borrower in its jurisdiction of organisation is [***] and; (v) the Original Borrower’s principal place of business and chief executive office is located at Teknologiveien 2A, 8517 Narvik, Norway.

18.39 Compliance with data protection laws

In respect of its business and operations in Norway in connection with the Project, it (a) is in compliance in all material respects with all applicable Data Protection Laws, (b) maintains written policies and procedures by or on behalf of the Obligors that are reasonably designed to promote and achieve compliance by each Obligor and its directors, officers, employees and agents (in their respective capacities as such) with applicable Data Protection Laws, (c) has implemented any remedial action required by Government Authorities under Data Protection Laws, in each case, except to the extent a non-compliance would not reasonably be expected to have a Material Adverse Effect, and (d) implements and maintains appropriate technical and organisational measures against the unauthorised or unlawful Processing of Personal Data and against the accidental loss or destruction of, or damage to, such Personal Data.

18.40 Insurance

(a)
As of Financial Close, all insurance required to be obtained and maintained by the Obligors pursuant to Clause 20.31 (Insurances) and the Insurance Schedule has been obtained and is in full force and effect.
(b)
As at Financial Close, it has not filed any material insurance claim.

18.41 Repetition

The Repeating Representations are deemed to be repeated by reference to the facts and circumstances then existing on:

(a)
the Signing Date;
(b)
Financial Close;
(c)
the Completion Date;
(d)
each Interest Payment Date;
(e)
the date of each Utilisation Request;
(f)
the date of each Loan;
(g)
in the case of the representation contained in paragraph (b) of Clause 18.19 (Financial statements), the date such models, budgets and forecasts were supplied to the Facility Agent (but only in relation to those models, budget and forecasts); and
(h)
in the case of the representation in Clause 18.6 (Validity and admissibility in evidence), and in relation to any Transaction Document entered into after the Signing Date, the date on which such Transaction Document is entered into.

19. Financial Covenants

19.1 Financial condition

On and from the First Calculation Date and for so long as any amount is outstanding under the Finance Documents or any Commitment is in force the Borrower shall ensure that:

(a)
the Historic DSCR is at least 1.05:1.00; and
(b)
the Historic Net Leverage does not exceed the Historic Net Leverage set out in the Base Case Forecast by more than thirty per cent. (30%).

19.2 Financial testing

The Financial Covenants and the Ratio Cash Trap Test shall be calculated in accordance with US GAAP and tested on each Calculation Date by reference to the financial statements and reconciliation statements delivered by the Borrower in accordance with Clause 21.1 (Financial information) and each Compliance Certificate delivered pursuant to Clause 21.3 (Compliance Certificate).

19.3 Equity cure

(a)
Subject to the other provisions of this Clause 19.3, the Borrower may elect to use the net amounts received in cash in respect of any Equity Funding received during the Equity Cure Exercise Period that has not been reimbursed or otherwise spent (the amount of such Equity Funding, being the “Equity Cure Amount”) to remedy non‑compliance with any requirement set out in Clause 19.1 (Financial condition) as follows:
(i)
in respect of the first election made under this Clause 19.3 over the life of the Facilities (an “EBITDA Cure”), the Equity Cure Amount shall be deemed added to CFADS and EBITDA (as applicable) on the Calculation Date to which the relevant Compliance Certificate relates and on the immediately succeeding Calculation Date for the purposes of curing the relevant ratio breach; and
(ii)
in respect of any election made under this Clause 19.3 after the EBITDA Cure, the Equity Cure Amount shall be deemed to reduce Total Net Debt and must be applied in mandatory prepayment of the Term Facility at the times and in the order of application contemplated by Clause 8.17 (General), provided that, in respect of an EBITDA Cure, the pro forma recalculation will not double-count any voluntary application of the Equity Cure Amount in prepayment.

(b)
The Equity Cure Amount may only be taken into account to remedy non‑compliance with any requirement set out in Clause 19.1 (Financial condition) if each of the following conditions is satisfied:
(i)
following the Borrower’s election to apply the Equity Cure Amount in accordance with paragraph (a) above, the Equity Cure Amount is advanced by a Pledgor at any time before the date which is twenty (20) Business Days after the date of delivery of the Compliance Certificate for the Calculation Period to which the non‑compliance relates (the “Cure Date” and the period ending on such date, the “Equity Cure Exercise Period”); and
(ii)
the Borrower may not make any such election:
(A)
more than four (4) times over the life of the Facilities; or
(B)
in respect of a Compliance Certificate if the Borrower has made any such election in respect of the two (2) immediately preceding Compliance Certificates.
(c)
If the Borrower makes an election pursuant to paragraph (a) above on or prior to the Cure Date, the relevant election notice shall be accompanied by a revised Compliance Certificate showing compliance with the financial covenant in Clause 19.1 (Financial condition) after taking into account the Equity Cure Amount.

(d)
If after the covenants in Clause 19.1 (Financial condition) are re‑calculated, the Borrower is in compliance with the requirements of the covenants in Clause 19.1 (Financial condition), the Borrower shall be deemed to have satisfied the requirements of such financial covenant as of the date of the Compliance Certificate in respect of the relevant Calculation Date as though no breach had ever occurred, and any applicable breach or default of the covenants in Clause 19.1 (Financial condition) shall be deemed never to have occurred.
(e)
If the Borrower makes an election pursuant to paragraph (a) above and has notified the Facility Agent of the same, the Facility Agent shall not exercise (and shall instruct the Security Agent to refrain from exercising) any right pursuant to Clause 23.33 (Remedies following an Event of Default) solely as a consequence of such breach of Clause 19.1 (Financial condition) until the last date on which such Equity Cure Amount may be advanced from a Pledgor pursuant to this Clause 19.3.
(f)
Any failure to comply with Clause 19.1 (Financial condition) shall be deemed to be remedied if the Lenders have not exercised their acceleration rights in respect of such breach prior to the date on which Compliance Certificate is delivered in respect of the next Calculation Date and on such next Calculation Date the Borrower is in compliance with the requirements of the covenants in Clause 19.1 (Financial condition).
(g)
There shall be no limit on the Equity Cure Amount.
(h)
For the avoidance of doubt, Equity Cure Amounts shall not include any amount of Equity Funding that the Borrower has not elected to apply as an Equity Cure Amount in accordance with paragraph (a) above.

20. GENERAL UNDERTAKINGS

20.1 Authorisations

Each Obligor shall promptly obtain, comply with and do all that is necessary to maintain in full force and effect the Authorisations required by it for the implementation and operation of the Project in accordance with the Transaction Documents, and to enable it to lawfully exercise its rights and comply with its obligations under the Transaction Documents.

20.2 Compliance with laws

Each Obligor shall, and shall procure that the Project shall, comply in all respects with all applicable laws, rules, regulations and orders to which it is subject (other than Environmental Laws and Social Laws).

20.3 Environmental and social compliance

(a)
Each Obligor shall:
(i)
comply, and ensure that the Project complies, in all material respects with all Environmental Laws and Social Laws applicable to such Obligor or the Project;
(ii)
obtain and maintain and ensure compliance in all material respects with all requisite Environmental Approvals applicable to such Obligor and/or the Project; and

(iii)
maintain or implement procedures to monitor compliance with and seek to prevent or mitigate liability under any Environmental Laws and Social Laws.
(b)
Each Obligor shall, if requested by Eksfin (or the Facility Agent on its behalf) following any Environmental Incident, Environmental Claim, Social Incident or Social Claim that is continuing, provide a draft Corrective Action Plan (a “Draft CAP A”) to Eksfin (with a copy to the Facility Agent to be distributed to the Lenders for information purposes only) within thirty (30) Business Days of any such request, or such later date as may be agreed by Eksfin.
(c)
Eksfin, acting reasonably, shall notify the Borrower within twenty (20) Business Days of receipt of any Draft CAP A submitted pursuant to paragraph (b) above, whether such Draft CAP A is in form and substance satisfactory to Eksfin and, if any part of such Draft CAP A is not acceptable to Eksfin, shall propose a reasonable period within which a revised draft Corrective Action Plan (a “Draft CAP B”) shall be resubmitted to Eksfin.
(d)
A Draft CAP A submitted pursuant to paragraph (b) above shall be deemed to have been accepted by Eksfin twenty-one (21) Business Days after its submission, unless Eksfin, acting reasonably, provides notice that any part of such Draft CAP A is not acceptable to Eksfin in accordance with paragraph (c) above; provided that, if the circumstances or conditions giving rise to the requirement or election to prepare a Corrective Action Plan pursuant to paragraph (b) above require any Obligor to undertake urgent action or emergency measures, then the Obligors shall not be precluded from undertaking such urgent action or emergency measures prior to acceptance of the Draft CAP A by Eksfin or the expiration of the twenty-one (21) Business Day period specified in paragraph (c) above; provided further that the Obligors shall not be precluded from undertaking any aspects of a Draft CAP A that have not been deemed unacceptable to Eksfin pursuant to paragraph (c) above.
(e)
If Eksfin, acting reasonably, determines that any part of the Draft CAP B submitted pursuant to paragraph (c) above remains unacceptable in terms of its material content, Eksfin (or the Facility Agent acting on its behalf) shall, within twenty (20) Business Days of receipt of the revised Draft CAP B, notify the Borrower of the substance of such issues, including the appropriate measures to be included in the finalised Corrective Action Plan. The Draft CAP B shall be deemed accepted by Eksfin twenty-one (21) Business Days after its submission, unless Eksfin (or the Facility Agent acting on its behalf) provides such notice.
(f)
Should Eksfin (or the Facility Agent acting on its behalf) make a notification in accordance with paragraph (e) above, the Obligors shall, prior to the application of Clause 8.10(b) (Mandatory prepayment - Environmental and Social Incidents and Claims), consult with and give due consideration (acting reasonably and in accordance with Environmental Laws and Social Laws) to the views of Eksfin, acting reasonably and shall agree the appropriate measures to be included in the finalised Corrective Action Plan, recognising that the Obligors (i) may need to take urgent action and implement remedial measures in a timely manner, and (ii) shall bear responsibility for the finalised Corrective Action Plan.
(g)
The Obligors shall procure the implementation of the finalised (or, if so instructed by Eksfin whilst it is reviewing any proposed Corrective Action Plan, such proposed) Corrective Action Plan in line with the timings set out in the Corrective Action Plan or as soon as reasonably practicable in the circumstances, and comply in all material respects with the relevant Corrective Action Plan and with the timelines prescribed therein, acting as a Reasonable and Prudent Operator.

20.4.
Reporting on Greenhouse Gas emissions
(a)
The Borrower shall, to the extent required by Environmental Law and provided that such information is available under the annual report of Nscale Limited, deliver to the Facility Agent, data relating to Scope 1, Scope 2 and, only to the extent such information is readily available to the Borrower, Scope 3 greenhouse gas emissions (CO₂e) from the Project for the preceding financial year, measured in accordance with the GHG Protocol or another emissions accounting framework agreed by the Borrower and Facility Agent. For the avoidance of doubt, such information shall not be required to be verified by an independent third party.
(b)
Such information shall constitute Confidential Information; provided that the Borrower acknowledges and agrees that, in accordance with the GHG Protocol, such information may be used or aggregated as part of the climate related disclosures published by Eksfin regarding their portfolio level climate alignment.
20.5.
Anti‑Corruption Laws, Anti‑Money Laundering Laws and Sanctions
(a)
Each Obligor shall (and shall procure that each of their Affiliates shall) use reasonable endeavours to procure that any of their respective Relevant Persons will comply with Anti‑Corruption Laws, Anti‑Money Laundering Laws and Sanctions.
(b)
Each Obligor shall institute and maintain appropriate policies and procedures reasonably designed to promote and achieve compliance by it and each Affiliate and their respective Relevant Persons with Anti‑Corruption Laws, Anti‑Money Laundering Laws and Sanctions and to prevent any action that would be contrary to Clause 20.6 (Use of proceeds).
(c)
No Obligor shall (and each Obligor shall procure that no Affiliate or any of their respective Relevant Persons will) make any Prohibited Payment.
20.6.
Use of proceeds

No Obligor shall (and each Obligor shall procure that none of its Affiliates, and shall use reasonable endeavours to procure that its or their Relevant Persons, will):

(a)
directly or knowingly indirectly, use all or any part of the proceeds of a Facility or lend, contribute or otherwise make available the proceeds of a Facility to any Affiliate or other person or entity (whether or not related to any Obligor, Affiliate or its or their Relevant Persons), for the purpose of financing or facilitating the activities of, or business or transactions with, any Restricted Person (except to the extent permissible for a person required to comply with the relevant Sanctions), or in any other manner that would result in a violation by any Obligor or any Finance Party of Anti‑Corruption Laws, Anti‑Money Laundering Laws or Sanctions;
(b)
fund all or part of any payment or repayment under the Facilities out of proceeds:
(i)
in which any Restricted Person has any legal or beneficial interest or which are directly or indirectly derived from any activity in a Sanctioned Country or any prohibited transaction with a Restricted Person; or
(ii)
in any other manner that would knowingly create a risk of causing any member of any Investor Group or a Secured Party to be in breach of, or made subject to (as applicable), Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions; and/or

(c)
engage in any activities, business or transactions that could reasonably be expected to result in it or any of the Relevant Persons or a Finance Party being designated as a Restricted Person.
20.7.
Taxation
(a)
Each Obligor shall pay or cause to be paid all Taxes levied, assessed or imposed upon it or its assets by the applicable time limit without incurring material penalties unless and only to the extent that:
(i)
the payment of any such Tax is being contested in good faith and by appropriate means and adequate provision is made for payment of that Tax and the costs required for the contest in accordance with, and to the extent required by, GAAP; or
(ii)
such payment can be lawfully withheld and the failure to pay, discharge or otherwise satisfy those Taxes does not have or is not reasonably likely to have a Material Adverse Effect.
(b)
No Obligor may change its residence for Tax purposes.
20.8.
Centre of main interest

For the purposes of Regulation (EU) 2015/848 of 20 May 2015 on insolvency proceedings (recast) (the “Regulation”), each Obligor shall ensure that its centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in its Original Jurisdiction and it has no “establishment” (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction.

20.9.
Merger

No Obligor shall enter into any amalgamation, demerger, merger, consolidation (other than in respect of a VAT Group) or corporate reconstruction, other than a Permitted Restructuring in the case of the Borrower or Land Co.

20.10 Subsidiaries

No Obligor shall create any Subsidiary or acquire or otherwise legally or beneficially own or hold any equity or ownership interest (or instrument convertible into an equity or ownership interest) of any person or entity, other than in the case of the Borrower, Land Co and, in connection with the Borrower Restructuring, the New Borrower and in the case of an Additional Borrower, an Additional Land Co.

20.11 Change of business

(a)
No Obligor shall change the nature of its business, and each Obligor shall ensure that its sole purpose is, at all times, to serve as borrower and to undertake such other activities as expressly permitted under and contemplated by the Transaction Documents or as otherwise required in connection with any Expansion or any VAT Group.
(b)
No Obligor will conduct any business or enter into any agreement, contract or commitment other than in respect of the Project, any VAT Group or as otherwise expressly permitted under the Finance Documents.
(c)
Each Obligor shall maintain its legal existence as a partnership, company, corporation or other business entity, duly organised and validly existing under the laws of the jurisdiction of its place of incorporation or organisation, amalgamation or continuation, as applicable, with all corporate powers and authority required to implement the Project.

20.12 Preservation of rights

The Obligors shall take all actions necessary to preserve:

(a)
the rights, power and authority to conduct its business, own its assets and perform its obligations under the Transaction Documents;
(b)
its material corporate rights, franchises, licenses and Intellectual Property; and
(c)
its ability to exercise all rights and remedies available to it under or in connection with the Material Project Agreements in a commercially reasonable manner.

20.13 Acquisitions

No Obligor shall acquire or invest in any assets other than:

(a)
in the ordinary course of implementing the Project and consistent with the Construction Budget or Operating Budget (as applicable);
(b)
to the extent otherwise permitted under the Finance Documents, in connection with an Expansion;
(c)
Permitted Investments;
(d)
an acquisition of an asset sold, leased, transferred or otherwise disposed of by another Obligor in circumstances constituting a Permitted Disposal;
(e)
any other acquisition or investment approved by the Facility Agent; or
(f)
to the extent no Event of Default has occurred and is continuing, in connection with a Permitted Contribution.

20.14 Constitutional documents

No Obligor shall, without the prior written consent of the Facility Agent, amend its Constitutional Documents except for any amendment that:

(a)
is immaterial; or
(b)
is not, or would not be reasonably likely to be, adverse to the interests of the Finance Parties in the opinion of the Facility Agent.

20.15 Disposals

No Obligor shall, either in a single transaction or in a series of transactions and whether related or not, dispose of any of its assets unless such disposal is a Permitted Disposal.

20.16 Purpose

The Borrower shall use all of the proceeds of the Loans under the Facilities in and towards the Project in accordance with the terms of the Finance Documents.

20.17 Intellectual Property

(a)
The Obligors shall:
(i)
preserve and maintain the subsistence and validity of the Intellectual Property necessary for the business of the relevant Group member;
(ii)
use reasonable endeavours to prevent any infringement in any material respect of the Intellectual Property;
(iii)
make registrations and pay all registration fees and taxes necessary to maintain the Intellectual Property in full force and effect and record its interest in that Intellectual Property;
(iv)
not use or permit the Intellectual Property to be used in a way or take any step or omit to take any step in respect of that Intellectual Property which may materially and adversely affect the existence or value of the Intellectual Property or imperil the right of any member of the Group to use such property and
(v)
not discontinue the use of the Intellectual Property,

where failure to do so, in the case of (i) and (ii) above, or, in the case of paragraphs (iv) and (v) above, such use, permission to use, omission or discontinuation, is reasonably likely to have a Material Adverse Effect.

(b)
Failure to comply with any part of paragraph (a) above shall not be a breach of this Clause 20.17 to the extent that any dealing with Intellectual Property which would otherwise be a breach of paragraph (a) above is contemplated by the definition of Permitted Transaction.

20.18 Maintenance of property

The Obligors shall maintain and preserve all property necessary to the normal conduct of its business and keep such property in good repair, working order and condition and make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto that are necessary from time to time in order that the business carried on in connection therewith, if any, may be properly conducted at all times (in each case as permitted by this Agreement).

20.19 Material Project Agreements

(a)
The Obligors shall at all times maintain all Material Project Agreements then required for the construction, operation, repair and maintenance of the Project.
(b)
No Obligor shall terminate or cancel any Material Project Agreement to the extent that such termination or cancellation would result in the Obligors not having all Material Project Agreements then required for the construction, operation, repair and maintenance of the Project.
(c)
Each Obligor shall ensure that each Material Project Agreement entered into by it is on arm’s-length or (from the perspective of the Obligor) better terms and for fair market value.

(d)
Each Obligor shall:
(i)
perform and comply in all material respects with the Material Project Agreements to which it is a party where failure to perform would be adverse to the Obligors or to the development, construction and/or operation of the Project in any material respect; and
(ii)
enforce against other parties its rights under each Material Project Agreement to which it is a party in accordance with its interests.
(e)
Each Obligor shall ensure that, in respect of each Material Project Agreement entered into after Financial Close and each related MPA Credit Support Document, it has (in each case, in form and substance satisfactory to the Facility Agent (acting reasonably)):
(i)
executed and delivered to the Security Agent an assignment of rights and interests under such Material Project Agreement or MPA Credit Support Document (to the extent not covered by the then-existing Security Documents); and
(ii)
delivered to the Facility Agent:
(A)
an executed direct agreement in respect of such Material Project Agreement and each MPA Credit Support Document constituting a parent company guarantee; and
(B)
a legal opinion(s) in respect of the capacity and authority of each party to enter into that Material Project Agreement, direct agreement and each MPA Credit Support Document constituting a parent company guarantee and the validity, enforceability and legally binding nature of the obligations thereunder (other than in respect of the obligations of a Finance Party);

provided that the Obligors’ obligations to enter into and deliver a direct agreement and legal opinion under this paragraph (a)(ii) shall apply on a “reasonable efforts” basis to any Material Project Agreement (or related MPA Credit Support Document) that is with a counterparty or counterparties that are not Affiliates of an Obligor.

(f)
Notwithstanding paragraph (e) above, each Obligor shall:
(i)
in respect of each Power Purchase Agreement to which it is a party, use reasonable efforts to procure that each counterparty to such Power Purchase Agreement enters into and delivers a direct agreement and associated legal opinion on market terms, in connection with such Power Purchase Agreement prior to Financial Close; and
(ii)
in respect of each EPC Contract to which it is a party, procure that each counterparty to such EPC Contract enters into and delivers a direct agreement and associated legal opinion on market terms in connection with such EPC Contract as soon as reasonably practicable following Financial Close and in any event no later than thirty (30) days following Financial Close.
(g)
No Obligor shall effect or agree to any material amendment, variation, replacement or modification of, or any waiver of any rights or obligations under a Material Project Agreement to which it is a party (other than the DC Services Agreement) that would be reasonably likely to have an adverse effect on the Lenders without the consent of the Facility Agent (acting on the instructions of the Majority Lenders).
(h)
No Obligor shall effect or agree to any amendment, variation, replacement or modification of, or any waiver of any rights or obligations under the DC Services Agreement that would be reasonably likely to have an adverse effect on the Lenders without the consent of the Facility Agent (acting on the instructions of the Super Majority Lenders).
(i)
No Obligor shall effect or agree to any assignment, novation or transfer of any Material Project Agreement to which it is a party, other than any assignment, novation or transfer:
(i)
expressly contemplated by, and in accordance with the terms of the relevant Material Project Agreement or the Security Documents (as applicable); or
(ii)
that is otherwise approved by the Facility Agent (in consultation with the Lenders’ Technical Advisor).
(j)
No Obligor shall effect or agree to any termination, suspension, cancellation, revocation or repudiation (in each case, in whole or in part) of a Material Project Agreement to which it is a party (other than by reason of full performance of the relevant agreement or expiry of its term), unless such termination, suspension, cancellation, revocation or repudiation is permitted to be terminated under the Finance Documents or is approved by the Facility Agent.
(k)
If a GPU SPV enters into a separate data centre services agreement with the Borrower, such data centre services agreement will be in substantially the same form as the DC Services Agreement, or on terms no less favourable to the Borrower provided that for the avoidance of doubt any associated order form or service level agreement may not be on the same terms as agreed between the Borrower and GPU Co under the DC Services Agreement.

20.20 Negative pledge

(a)
No Obligor shall create or allow to exist any Security Interest on any of its present or future assets other than Permitted Security and in connection with Permitted Financial Indebtedness.
(b)
Except for Permitted Security, no Obligor shall:
(i)
sell, assign or otherwise transfer or dispose of any of its assets on terms where any such asset is or may be leased to or re‑acquired or acquired by it or any of its related entities;
(ii)
sell, assign or otherwise transfer or dispose of any of its receivables on recourse terms;
(iii)
enter into any arrangement under which money or the benefit of a bank or other account may be applied, set off or made subject to a combination of accounts other than, in each case, as expressly provided by any of the Finance Documents; or

(iv)
enter into any other preferential arrangement having a similar effect,

in circumstances where the transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

20.21 Further assurance

(a)
Each Obligor shall promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Facility Agent or the Security Agent may reasonably specify (and in such form as the Facility Agent or the Security Agent may reasonably require in favour of the Security Agent or its nominee(s)):
(i)
to ensure and maintain the legality, validity, enforceability or admissibility of the Charged Property constituted pursuant to the Security Documents to which it is a party;
(ii)
to Perfect the Security Documents and Security Interests created or intended to be created under or evidenced by the Security Documents to which it is a party as soon as reasonably practicable and in any event by the Applicable Perfection Date;
(iii)
for the exercise of any rights, powers and remedies of the Security Agent or the Finance Parties provided by or pursuant to the Security Documents or by law; and/or
(iv)
to facilitate the realisation of the assets which are, or are intended to be, the subject of the Security Documents or Transaction Security created by it.
(b)
Each Obligor shall take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security Document and Security Interest conferred or intended to be conferred by it on any Security Agent or the Finance Parties by or pursuant to the Security Documents.

20.22 Good title to assets

Each Obligor shall maintain good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the Charged Property.

20.23 Contracts with Affiliates

(a)
Other than the Finance Documents, the Material Project Agreements (and in each case the transactions expressly contemplated therein), or as otherwise contemplated or permitted pursuant to paragraph (b) below, or entered into in connection with or in furtherance of a Permitted Restructuring, no Obligor shall enter into any agreement, transaction or other arrangement with any Affiliate of an Obligor.
(b)
The following transactions or arrangements shall not be a breach of paragraph (a) above:
(i)
loans between the Obligors or between any Obligor and any Pledgor to the extent such loans are validly assigned in favour of the Secured Parties pursuant to the Security Documents and subordinated to the interests of the Secured Parties under the Finance Documents;

(ii)
loans by any GPU Co or any GPU SPV to any Obligor that constitute Permitted Financial Indebtedness;
(iii)
arrangements to access the Project Site or the Expansion Site in relation to an Expansion to the extent expressly permitted under the Finance Documents;
(iv)
the formation, preservation, maintenance or extension of, and participation in, any VAT Group;
(v)
notwithstanding paragraph (a) above, any agreement for the purchase of goods or services by an Obligor from another Obligor, any Affiliate of an Obligor, an Initial Investor or any Initial Investor Affiliate where:
(A)
such agreement is on arm’s‑length terms;
(B)
the purchase of such goods or services is reasonably required for the development, construction or operation of the Project as verified by the Lenders’ Technical Advisor;
(C)
the value of the goods or services under such agreement does not exceed USD 20,000,000 in aggregate per annum;
(D)
there is no material financial impact on either party, or any material impact on its ability to comply with its obligations under any material agreement to which it is a party in a timely manner;
(E)
the goods are appropriately insured (including during transport) and the purchase of such goods and services does not have an adverse effect on the Insurances;
(F)
the goods or services are not required by the selling entity and do not otherwise create any delay or adversely impact the selling entity; and
(G)
no payment obligations are created between the parties, except to ensure compliance with applicable transfer pricing rules; and
(H)
the purchase of such goods and services is not otherwise reasonably likely to have a Material Adverse Effect;
(vi)
fees, costs and expenses payable from an Obligor to an Affiliate of an Obligor under the Transaction Documents in the amounts (or using the calculation methodologies) set out in the Transaction Documents;
(vii)
any other agreement approved by the Facility Agent; and
(viii)
so long as no Event of Default has occurred and is continuing, the making and receipt of any Permitted Contributions.

20.24 No guarantees or indemnities

No Obligor shall incur or allow to remain outstanding any guarantee in respect of any obligation of any person other than:

(a)
any Permitted Financial Indebtedness;
(b)
as otherwise expressly contemplated under any Finance Document or Transaction Document;

(c)
guarantees provided to the applicable court or tax authority in respect of amounts being contested in good faith; or
(d)
any joint and several liability or analogous obligation arising by operation of law as a result of any Obligor being, or becoming, a member of a VAT Group.

20.25 Restrictions on movements of cash

No Obligor shall make any payment other than in accordance with the Accounts Agreement. For the avoidance of doubt, so long as no Event of Default has occurred and is continuing, this Clause 20.25 shall not apply to any payment constituting a Permitted Contribution or a VAT Group Settlement Amount.

20.26 Cash Trap Events

(a)
Following the occurrence of any Cash Trap Event that is continuing, the Borrower shall transfer an amount equal to the applicable Cash Trap Amount into the Cash Trap Reserve Account in accordance with the Accounts Agreement.
(b)
An Offtake Cash Trap Event shall continue until any of the following occurs:
(i)
in the case of an Offtake Expiry Event only, GPU Co has agreed with [***] Corporation an extension to the contract term of the [***] Offtake Contract by at least two (2) years;
(ii)
GPU Co has entered into one or more replacement Eligible GPU Offtake Contracts on terms that do not adversely affect the ability of GPU Co to comply with its payment obligations under the DC Services Agreement; or
(iii)
an alternate GPU marketing plan has been approved by the Facility Agent (acting on the instructions of the Super Majority Lenders).

20.27 No Restricted Payments

The Borrower may only make a Restricted Payment in accordance with the terms of the Accounts Agreement.

20.28 Financial Indebtedness

No Obligor shall be a debtor in respect of any Financial Indebtedness other than (i) in the case of the Borrower, Permitted Financial Indebtedness, and (ii) in the case of Land Co, Subordinated Loans provided by the Borrower.

20.29 Loans or credit

No Obligor shall be a creditor in respect of any Financial Indebtedness other than:

(a)
as permitted pursuant to paragraph (b)(i) of Clause 20.23 (Contracts with Affiliates); or
(b)
trade credit pursuant to a Material Project Agreement which constitutes Financial Indebtedness pursuant to paragraph (i) of the definition of Financial Indebtedness.

20.30 Share capital and investments

(a)
No Obligor shall:
(i)
issue any share to any person;
(ii)
grant to any person any option, warrant or other right to call for the issue or allotment of, subscribe for, purchase or otherwise acquire any share or loan capital of any Obligor (including any right of pre‑emption, conversion or exchange);
(iii)
alter any right attaching to any share or loan capital of any Obligor;
(iv)
reduce, cancel, repay, purchase or redeem any of its share capital; or
(v)
register, or allow the registration of, any transfer of any of its share capital,

except as expressly contemplated or permitted by the Finance Documents and provided that any shares issued under this Clause 20.30 must be subject to first ranking fixed charge security in favour of the Security Agent and the Security Agent must have received a share certificate (duly endorsed in blank) (if applicable).

(b)
No Obligor shall make any financial investments other than Permitted Investments.

20.31 Insurances

Each Obligor shall at all times comply in all material respects with its obligations under the Insurance Schedule.

20.32 Insolvency proceedings between Obligors

No Obligor shall take any corporate action, legal proceeding or other procedure or step described in paragraph (a) of Clause 23.9 (Insolvency proceedings) against any other Obligor.

20.33 Change of financial year end

No Obligor shall change its financial year end from 31 December or the immediately prior business day in Norway in the relevant financial year.

20.34 Treasury Transactions

(a)
The Borrower shall not enter into any Treasury Transaction other than:
(i)
the hedging transactions documented by the Secured Hedging Agreements in accordance with the Agreed Hedging Policy; and
(ii)
Treasury Transactions entered into for the hedging of actual or projected real exposures arising in the ordinary course of day-to-day business of the Group, provided they are not for speculative purposes.
(b)
Land Co shall not enter into any Treasury Transactions.

20.35 Settlement of claims

No Obligor shall agree to waive, settle or compromise or permit to be waived, settled or compromised any claim, litigation, arbitration or administrative proceedings to which it is a party in respect of any Material Project Agreement without the prior written consent of the Facility Agent (having consulted with the Lenders’ Technical Advisor) unless:

(a)
such waiver, settlement or compromise or any decision resulting from, or any amount being due or payable by the relevant Obligor as a result of, such waiver, settlement or compromise would not reasonably be expected to have a Material Adverse Effect; or
(b)
any amount being due or payable by the relevant Obligor as a result of such waiver, settlement or compromise is less than USD 10,000,000 (or its equivalent in any other currency).

20.36 Accounts

No Obligor shall establish or maintain any bank account other than the Project Accounts or those otherwise expressly contemplated or permitted by the Finance Documents, including any bank account required in connection with the provision of cash cover or cash collateral in connection with any bond, performance bond, letter of credit, guarantee or other assurance against loss permitted under paragraph (c) of the definition of Permitted Financial Indebtedness.

20.37 Pari passu ranking

Each Obligor shall ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

20.38 Subordination

No Obligor shall take or omit to take any action which may impair the subordination contemplated by any applicable Transaction Document (unless permitted under the Finance Documents or with the prior approval of the Facility Agent).

20.39 Minimum DSRA Required Amount

The Borrower shall procure that the balance (including the face value of any DSRA LC in accordance with the Accounts Agreement) standing to the credit of the Debt Service Reserve Account is in accordance with the terms of the Accounts Agreement.

20.40 Permitted Restructuring

(a) In connection with the Land Co Restructuring:

(i)
on or prior to occurrence of the Land Co Restructuring Step 2, the Borrower shall deliver copies of the following documents and evidence to the Facility Agent, in each case in form and substance substantially similar to the corresponding documents and evidence entered into by the Borrower or Nscale Site 4 AS in connection with Financial Close and/or the Borrower Restructuring, or otherwise in form and substance reasonably satisfactory to the Facility Agent, acting on the instructions of the Majority Lenders:
(A)
an executed copy of a share pledge over all of the shares in Land Co, duly executed in favour of the Security Agent;

(B)
executed copies of the Land Co Restructuring Security Documents (as defined in the Security Agency and Intercreditor Deed) required to be entered into by Land Co pursuant to the Security Agency and Intercreditor Deed, duly executed by Land Co in favour of the Security Agent;
(C)
a copy of the Constitutional Documents of Land Co;
(D)
a copy of a resolution of the board of directors of Land Co approving the terms of, and the transactions contemplated by, the Finance Documents to which Land Co is a party and authorising a specified person or persons to execute the Finance Documents to which Land Co is a party;
(E)
an executed copy of the amendment agreement in respect of the Land Lease Agreement to be entered into between Land Co (as new lessor) and the Borrower (as lessee), together with a direct agreement in respect thereof executed by Land Co, the Borrower and the Security Agent; and
(F)
legal opinions from the Lenders’ Norwegian Legal Advisor and the Lenders’ International Legal Advisor, as applicable, addressed to the Finance Parties confirming the capacity of Land Co to enter into the Finance Documents and the enforceability of the Finance Documents against Land Co (including the validity and enforceability of applicable security interests);
(ii)
on or prior to the date falling 10 Business Days after the occurrence of the Land Co Restructuring Step 2, the Borrower shall deliver to the Facility Agent evidence of registration of the amendment agreement described in paragraph (i)(E) above;
(iii)
on or prior to the occurrence of the Land Co Restructuring Effective Date, and in any event within six (6) months of Financial Close, the Borrower shall deliver copies of the following documents and evidence to the Facility Agent, in each case in form and substance substantially similar to the corresponding documents and evidence entered into by the Borrower or Nscale Site 4 AS in connection with Financial Close and/or the Borrower Restructuring, or otherwise in form and substance reasonably satisfactory to the Facility Agent, acting on the instructions of the Majority Lenders:
(A)
a notice from the Borrower to the Administrative Agent confirming completion of all the steps required in respect of the Land Co Restructuring;
(B)
a written confirmation from the Borrower confirming that the security over the shares of Land Co remains in full force and effect notwithstanding the transfer of shares in Land Co to the Borrower pursuant to the Land Co Restructuring; and
(C)
a copy of the Group Structure Chart, updated to reflect the Land Co Restructuring.

(b)
In connection with the Borrower Restructuring:
(i)
on or prior to occurrence of the Borrower Restructuring Step 1, the Original Borrower shall deliver copies of the following documents and evidence to the Facility Agent, in each case in form and substance substantially similar to the corresponding documents and evidence entered into by the Original Borrower or Nscale Site 4 AS in connection with Financial Close, or otherwise in form and substance reasonably satisfactory to the Facility Agent, acting on the instructions of the Majority Lenders:
(A)
a copy of the constitutional documents of the New Borrower; and
(B)
an executed copy of a share pledge over one hundred percent (100%) of the shares in the New Borrower, duly executed by the Original Borrower in favour of the Security Agent, and a copy of the shareholders’ register of the New Borrower.
(ii)
on or prior to the occurrence of the Borrower Restructuring Step 2, the Original Borrower and the New Borrower shall:
(A)
obtain all consents, licences and approvals from relevant third parties that are required in connection with the Borrower Restructuring Step 2 (including in respect of the transfer of (I) all the right, title, interests and liabilities of the Original Borrower, (II) any Material Project Agreements, and (III) any Authorisations held by the Original Borrower, in each case, that are necessary for the development, construction or operation of the Project); and
(B)
deliver to the Facility Agent, in each case, in form and substance substantially similar to the corresponding documents and evidence entered into by the Original Borrower or Nscale Site 4 AS in connection with Financial Close, or otherwise in form and substance reasonably satisfactory to the Facility Agent, acting on the instructions of the Majority Lenders:
(I)
a copy of a resolution of the board of directors (or other governing body) of the Original Borrower and New Borrower approving the terms of, and the transactions contemplated by, the Borrower Restructuring Step 2 and authorising a specified person or persons to execute any documents required in connection with the Borrower Restructuring Step 2, as applicable;
(II)
executed copies of the Accession Deeds pursuant to which the New Borrower accedes to each of the Finance Documents to which the Original Borrower is a party, duly executed by the Original Borrower and the New Borrower;
(III)
an executed copy of the transfer agreement (or equivalent instrument) entered into pursuant to the Borrower Restructuring Step 2, together with a written confirmation from the New Borrower acknowledging that all charged property transferred pursuant to the Borrower Restructuring Step 2 has been transferred to, and is held by, the New Borrower subject to the existing Security Interests created pursuant to the Security Documents;

(IV)
executed copies of the Borrower Restructuring Security Documents (as defined in the Security Agency and Intercreditor Deed) required to be entered into by the New Borrower pursuant to the Security Agency and Intercreditor Deed, duly executed by the New Borrower in favour of the Security Agent; and
(V)
a legal opinion from Lenders’ Norwegian Legal Advisor addressed to the Finance Parties of (i) the capacity of the New Borrower to enter into the Accession Deeds, (ii) the enforceability of the Finance Documents governed by Norwegian law, and (iii) the validity and enforceability of the security interests created under the Finance Documents and the Borrower Restructuring Security Documents; and
(VI)
a legal opinion from Lenders’ International Legal Advisor in respect of the enforceability of the Finance Documents governed by English law;
(iii)
on or prior to the occurrence of the Borrower Restructuring Step 3, the Original Borrower shall deliver to the Facility Agent, in each case, in form and substance substantially similar to the corresponding documents and evidence entered into by the Original Borrower or Nscale Site 4 AS in connection with Financial Close, or otherwise in form and substance reasonably satisfactory to the Facility Agent, acting on the instructions of the Majority Lenders:
(A)
a copy of the minutes of a board meeting of the Pledgors approving the Borrower Restructuring Step 3;
(B)
copies of notices from each Pledgor to the New Borrower notifying the transfer of shares in the New Borrower to such Pledgor pursuant to the Borrower Restructuring Step 3;
(C)
a copy of the updated shareholders’ register of the New Borrower reflecting the Pledgors as shareholders;
(D)
a written confirmation from each Pledgor confirming that the security over the shares of the New Borrower remains in full force and effect notwithstanding the transfer of shares in the New Borrower to such Pledgor pursuant to the Borrower Restructuring Step 3; and
(iv)
on or prior to the occurrence of the Borrower Restructuring Step 4, the Borrower shall deliver to the Facility Agent, in each case in form and substance substantially similar to the corresponding documents and evidence entered into by the Original Borrower or Nscale Site 4 AS in connection with Financial Close, or otherwise in form and substance reasonably satisfactory to the Facility Agent, acting on the instructions of the Majority Lenders:
(A)
a copy of the constitutional documents of Nscale Ventures DC Holdings AS;
(B)
a copy of a resolution of the board of directors of the Pledgors approving the terms of, and the transactions contemplated by, the Borrower Restructuring Step 4 and authorising a specified person or persons to execute any documents required in connection with the Borrower Restructuring Step 4;

(C)
a copy of a resolution of the board of directors of Nscale Ventures DC Holdings AS approving the terms of, and the transactions contemplated by, the Borrower Restructuring Step 4 and authorising a specified person or persons to execute any documents required in connection with the Borrower Restructuring Step 4;
(D)
executed copies of the Borrower Restructuring Security Documents (as defined in the Security Agency Intercreditor Deed) required to be entered into by Nscale Ventures DC Holdings AS pursuant to the Security Agency and Intercreditor Deed, duly executed by Nscale Ventures DC Holdings AS in favour of the Security Agent;
(E)
a written confirmation from Nscale Ventures DC Holdings AS confirming that the security over the shares of the New Borrower remains in full force and effect notwithstanding the merger of the Pledgors into Nscale Ventures DC Holdings AS pursuant to the Borrower Restructuring Step 4;
(F)
a copy of the Group Structure Chart, updated to reflect the completion of the Borrower Restructuring; and
(G)
a notice from the Borrower to the Facility Agent confirming completion of the Borrower Restructuring.

20.41 Pledgors

The Obligors shall procure that the Pledgors shall not trade, carry on any business, own any assets or incur any liabilities except as permitted under the Finance Documents.

20.42 Nscale Site 4 AS

During the period from and including Financial Close to and including the occurrence of the Land Co Restructuring Step 2, the Obligors shall procure that Nscale Site 4 AS:

(a)
complies with the requirements set out in Clauses 20.1 (Authorisations), 20.2 (Compliance with laws), 20.3 (Environmental and social compliance), 20.5 (Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions), 20.11(c) (Change of Business), 20.12 (Preservation of rights), 20.17 (Maintenance of property), 20.21 (Further assurance), 20.22 (Good title to assets) and 20.31 (Insurances) in each case, as if Nscale Site 4 AS were an Obligor and references therein to an Obligor or the Borrower were references to Nscale Site 4 AS, mutatis mutandis; provided that such compliance requirements shall apply to Nscale Site 4 AS only to the extent that a failure to comply would be adversely prejudicial to Land Co or the Project; and
(b)
does not dispose of the Project Site other than pursuant to the Land Co Restructuring.

20.43 Joint Venture

No Obligor shall:

(a)
enter into, invest in or acquire (or agree to acquire) any shares, stocks, securities or other interest in any Joint Venture; or
(b)
transfer any assets or lend to or guarantee or give an indemnity for or give any Security Interest for the obligations of a Joint Venture or maintain the solvency of or provide working capital to any Joint Venture (or agree to do any of the foregoing).

20.44 Construction, operation, repair and maintenance

Each Obligor shall procure that the Project be implemented:

(a)
in accordance with Industry Practices and in all material respects as contemplated by the Transaction Documents (provided that the Transaction Documents do not conflict with (i) the safe and legal operation of the Project, or (ii) Industry Practices); and
(b)
by the Obligors, acting at all times as a Reasonable and Prudent Operator.

21. Information Undertakings

21.1 Financial information

(a)
The Borrower shall supply to the Administrative Agent as soon as they are available, but in any event within one hundred and eighty (180) days after the end of its financial years, its audited financial statements on an unconsolidated basis for that financial year.
(b)
The Obligors shall supply to the Administrative Agent as soon as they are available, but in any event within sixty (60) days after the end of each quarter of its financial years, its quarterly reconciliation statements on an unconsolidated basis for that financial year.

21.2 Form of financial information

(a)
The Borrower shall procure that each set of financial statements and reconciliation statements supplied by it pursuant to Clause 21.1 (Financial information) in respect of each Obligor gives a true and fair view (in the case of audited financial statements) or fairly represents (in the case of reconciliation statements) the financial condition of the relevant entity to which such documents relate as at the date on which those financial statements or reconciliation statements were drawn up and is certified as such by a director of the Borrower.
(b)
The Borrower shall procure that each set of financial statements delivered by it pursuant to Clause 21.1(a) (Financial information) has been audited by its Auditors.
(c)
The Borrower shall procure that each set of financial statements delivered by it pursuant to Clause 21.1(a) (Financial information) is prepared using Norwegian GAAP consistently applied except as notified pursuant to paragraph (d) below.
(d)
The Borrower shall procure that each set of reconciliation statements delivered by it pursuant to Clause 21.1(b) (Financial information) in respect of each Obligor is prepared using US GAAP consistently applied except as notified pursuant to paragraph (e) below.
(e)
The Borrower shall, together with any financial statements and reconciliation statements delivered to the Facility Agent pursuant to Clause 21.1 (Financial information), notify the Facility Agent of any material change in GAAP, the accounting practices or reference periods in relation to such financial statements or reconciliation statements or the manner in which such financial statements or reconciliation statements are prepared.
(f)
If requested by the Facility Agent, the Borrower shall supply to the Facility Agent:
(i)
a full description of any change notified under paragraph (e) above; and

(ii)
sufficient information, in form and substance as may be reasonably required by the Facility Agent, to enable the Lenders:
(A)
to determine whether any relevant provision of any Finance Document has been complied with following such change; and
(B)
to make an accurate comparison between the financial position and/or the relevant information indicated in those financial statements delivered after such changes came into effect and the most recent financial statements for the relevant entity delivered to the Facility Agent under this Agreement prior to such changes coming into effect.

21.3 Compliance Certificate

(a)
The Borrower shall supply a Compliance Certificate to the Administrative Agent within sixty (60) days after each Calculation Date, commencing on the First Calculation Date.
(b)
Each Compliance Certificate shall set out:
(i)
to the extent required to be tested, computations as to compliance with Clause 19.1 (Financial condition);
(ii)
a confirmation that no Event of Default has occurred or is continuing as at the date of the Compliance Certificate (or, if an Event of Default has occurred and is continuing, the steps being taken to remedy it);
(iii)
the amount standing to the credit of the Cash Trap Reserve Account in respect of any relevant Calculation Period where the Cash Trap Test is not met;
(iv)
computations as to the DSRA Required Amount; and
(v)
the amount standing to the credit of the Debt Service Reserve Account.
(c)
Each Compliance Certificate shall be signed by an authorised signatory of the Borrower.

21.4 Notification of Default

(a)
The Obligors shall notify the Facility Agent (with a copy to the Security Agent) of any Default (i) promptly upon becoming aware of its occurrence and (ii) together with a reasonably detailed description of such Default and the circumstances giving rise thereto and the steps, if any, being or proposed to be taken to remedy it or mitigate its effects.
(b)
Promptly upon a request by the Facility Agent, the Borrower shall supply to the Facility Agent a certificate signed by two (2) of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

21.5 Auditors and access to books and records

(a)
The Obligors will maintain up‑to‑date statutory books, books of account, bank statements and other records in accordance with good business practice and all applicable laws and regulations, and in compliance with GAAP.

(b)
The Obligors shall at all times retain and maintain its Auditors.
(c)
If requested by the Facility Agent at a time when a Default is continuing, the Obligors will authorise its Auditors (as applicable) to discuss its financial matters with the Facility Agent on terms and conditions reasonably acceptable to the Facility Agent and (at the cost of the Borrower) promptly make available to the Facility Agent on request originals or certified copies or extracts of books and records provided that such communication or disclosure of books and records shall be subject to the limitations and conditions imposed by applicable law and the generally applicable policies of such Auditors, including delivery of any required hold harmless or other agreements.

21.6 Inspection

(a)
Subject to the applicable terms of any GPU Offtake Contract, the Borrower shall procure that site visits to the Project Facilities may be conducted upon the reasonable prior request of the Facility Agent, by any Lenders’ Advisor, the Facility Agent, any Facility Agent, the Security Agent and, upon the reasonable prior request of the Facility Agent, any Lender as reasonably may be required for such entity to provide any report, certificate or confirmation expressly required by the terms of the Finance Documents.
(b)
Site visits by Lenders’ Advisors, the Facility Agent, any Facility Agent, the Security Agent, any Lender or their representatives pursuant to this Clause 21.6 will be conducted:
(i)
during normal business hours;
(ii)
in a manner that minimises disruption of the normal implementation of the Project and subject to reasonable advance notification; and
(iii)
subject to (x) applicable health and safety laws and regulations and (y) health and safety policies adopted by the Borrower acting as a Reasonable and Prudent Operator.
(c)
The Borrower shall cooperate with, and provide all reasonable assistance to, and information reasonably required by the representatives and Lenders’ Technical Advisor referred to above in connection with all such visits, including, as reasonably required, access to all relevant books and records for the purposes of the same. Further, the Facility Agent and the Lenders shall be entitled to consult at any time with any of the Lenders’ Technical Advisor.
(d)
Subject to Clause 27.2 (Terms of appointment of Lenders’ Advisors), the Borrower shall pay reasonable and documented out-of-pocket costs and expenses of Lenders’ Advisors incurred from any visits made under this Clause 21.6 (Inspection) including for visits while a Default or material Environmental Incident and/or Social Incident is outstanding for the purposes of preparing any assessment, certificate or report as expressly stated or referred to in the Finance Documents.

21.7 Construction Report

(a)
From Financial Close until the Completion Date has occurred, the Borrower shall, no later than thirty (30) days after the end of each calendar month (commencing on and from the first full calendar month ending after Financial Close) up to and including the calendar month during which the Completion Date occurs (or such later date agreed with the Facility Agent), deliver to the Facility Agent and the Lenders’ Technical Advisor an electronic copy of a construction report prepared by it in good faith and with due care, in form and substance satisfactory to the Lenders’ Technical Advisor (a “Construction Report”) setting out the following:
(i)
a health and safety section, including the following details and information:
(A)
any material environmental incident or health and safety issues since the previous Construction Report; and
(B)
any material breach (or near miss that, if it had occurred and not missed, would have constituted a material breach) of Project safety or security since the previous Construction Report;
(ii)
a schedule section, including the following details and information:
(A)
construction progress during the relevant period and since commencement of construction, and a comparison against the original Project construction schedule, with (if applicable) explanations in relation to any delays (including any steps taken or proposed to be taken to mitigate them); and
(B)
forecast date of the DC Completion Date and the Completion Date, and commentary on critical path activities, with (if applicable) explanations in relation to any potential delays (including any steps taken or proposed to be taken to mitigate them);
(iii)
a construction contracts and procurement section, including the following details and information:
(A)
for each signed EPC Contract that is a Material Project Agreement:
(I)
their status and performance by the relevant parties of the obligations thereunder;
(II)
any material change of work;
(III)
any material delay of work or extensions of time granted;
(IV)
any claim for indemnities or liquidated damages; and
(V)
any other material information;
(B)
copies of any EPC Contracts signed during the relevant period that are Material Project Agreements (and copies of such other agreements as may be agreed);
(iv)
details of any Permitted Expansion Initial Activities carried out during the relevant period (if any), including a description of the activities and costs incurred;
(v)
a financial section, including the following details and information:
(A)
amounts actually spent by the Borrower as part of the Construction Budget during the relevant period and since commencement of construction, and a comparison against the corresponding amounts in the most recent Construction Budget, together with an explanation in the event that these amounts deviate from one another;

(B)
amounts forecast to be spent by the Borrower as part of the Construction Budget during the next period, and a comparison against the corresponding amounts in the most recent Construction Budget, together with an explanation in the event that these amounts deviate from one another (including any steps taken or proposed to be taken to mitigate long term implications);
(C)
amounts forecast to be spent by the Borrower as part of the Construction Budget to reach the Completion Date, and a comparison against the corresponding amounts in the most recent Construction Budget, together with an explanation in the event that these amounts deviate from one another (including any steps taken or proposed to be taken to mitigate long term implications);
(D)
confirmation as to whether the Project Costs have exceeded the Construction Budget (including any contingency) by more than fifteen per cent. (15%) and the applicable amount (in USD) of the contingency that has been utilised (if any);
(E)
details of material damage to or destruction of material assets;
(F)
status of conditions precedent and conditions subsequent; and
(G)
cash balances of the Development Account as at the first day and the last day of the relevant period; and
(vi)
any other information reasonably requested by the Facility Agent in relation to the construction of the Project.
(b)
The Borrower shall, no later than forty five (45) days after the end of the first calendar quarter following Financial Close and each calendar quarter up to and including the calendar quarter during which the Completion Date occurs (or such later date agreed with the Facility Agent), deliver to the Facility Agent a separate monitoring report issued by the Lenders’ Technical Advisor based on the relevant Construction Report (such document to report on each of the relevant sections of the relevant Construction Report and include any conclusions and recommendations of the Lenders’ Technical Advisor) and the Borrower shall deliver to the Lenders’ Technical Advisor the required information and procure access to the Project Site with reasonable notice and within reasonable times in order for the Lenders’ Technical Advisor to complete such monitoring.

21.8 Operations Report

The Borrower shall, no later than thirty (30) days (or such later date agreed with the Facility Agent) after the end of each quarter of its financial years following the Completion Date until the latest Final Maturity Date, deliver to the Facility Agent and the Lenders’ Technical Advisor an electronic copy of an operations report prepared by it in good faith and with due care (an “Operations Report”) following a format pre-agreed with the Lenders’ Technical Advisor and setting out the following (in each case, to the extent not separately delivered to the Facility Agent under Clause 21.7 or this Clause 21.8):

(a)
a health and safety section, including the following details and information:
(i)
any material environmental incident or health and safety issues since the previous Operations Report; and

(ii)
any material breach (or near miss that, if it had occurred and not missed, would have constituted a material breach) of Project safety or security since the previous Operations Report;
(b)
details of any Permitted Expansion Initial Activities carried out during the relevant period (if any), including a description of the activities and costs incurred;
(c)
a financial section, including the following details and information:
(i)
revenues actually received by the Borrower during the relevant period and since commencement of the year, and a comparison against the corresponding amounts in the most recent Operating Budget, together with an explanation in the event that these amounts deviate from one another;
(ii)
revenues forecast to be received by the Borrower during the next period, and a comparison against the corresponding amounts in the most recent Operating Budget, together with an explanation in the event that these amounts deviate from one another (including any steps taken or proposed to be taken to mitigate long term implications);
(iii)
details on material damage to or destruction of material assets;
(iv)
Operating Costs actually spent during the period and since the start of the year, compared against the Operating Budget, with an explanation of any material variances;
(v)
Operating Cost forecast to be spent in the next period, compared against the Operating Budget, with an explanation of any material variances; and
(vi)
any other information reasonably requested by the Facility Agent in relation to the operation of the Project.
(d)
Upon request by the Majority Lenders (which request may be made no more than once per calendar year), the Borrower shall, no later than forty five (45) days following such a request by the Majority Lenders, deliver to the Facility Agent a separate monitoring report issued by the Lenders’ Technical Advisor based on the relevant Operations Report (such document to report on each of the relevant sections of the relevant Operations Report and include any conclusions and recommendations of the Lenders’ Technical Advisor) and the Borrower shall deliver to the Lenders’ Technical Advisor the required information and procure access to the Project Site with reasonable notice and within reasonable times in order for the Lenders’ Technical Advisor to complete such monitoring.

21.9 Anti-Corruption Laws, Anti-Money Laundering and Sanctions

Each Obligor shall supply to the Administrative Agent promptly upon becoming aware of it (unless restricted by applicable law):

(a)
the details of any actual violation by an Obligor or any Affiliate of Anti‑Corruption Laws, Anti-Money Laundering Laws or Sanctions;
(b)
the details of any actual or threatened enquiry, claim, action, suit, proceeding or investigation pursuant to Anti‑Corruption Laws, Anti-Money Laundering Laws and/or

Sanctions against it, its Affiliates or their respective Relevant Person that has been notified to the Obligor, its Affiliates or any of their respective Relevant Persons;
(c)
the details of any Prohibited Payment made or received by (or on behalf of) (i) any Obligor, its Affiliates, or any of their respective Relevant Persons and/or (ii) any Material Project Party (other than an Obligor, its Affiliates or their respective Relevant Persons), its Affiliates or any of its or its Affiliates’ respective officers, directors, employees or agents; and
(d)
a notification that it, any of its Affiliates or any of its Relevant Persons has become a Restricted Person.

21.10 Notification of Social Claims and Environmental Claims

(a)
The Borrower shall inform the Facility Agent in writing promptly, and in any event no later than five (5) Business Days from the date of the Borrower’s discovery thereof, of any Environmental Incident, Social Incident, Environmental Claim or Social Claim.
(b)
Each notification pursuant to paragraph (a) above shall include a description of the relevant event.

21.11 Construction Budgets

(a)
The Borrower shall deliver to the Facility Agent (with a copy to the Lenders’ Technical Advisor) a Construction Budget annually on or prior to the date falling thirty (30) days prior to the first day of each Budgeting Year until the Completion Date.
(b)
The Borrower shall ensure that each Construction Budget to be delivered pursuant to paragraph (a) above:
(i)
is substantially in a form consistent with the Construction Budget delivered by the Borrower as a condition to Financial Close pursuant to Part 1 (Initial Conditions Precedent) of Schedule 2 (Conditions Precedent) (or otherwise reasonably acceptable to the Facility Agent);
(ii)
calculates income and expenditure on a receipts basis and is expressed in US Dollars;
(iii)
reflects the terms of the Material Project Agreements in preparing estimates of income and expenditure;
(iv)
(unless otherwise agreed with the Facility Agent) is consistent with:
(A)
the assumptions agreed or determined for the purposes of the most recent Base Case Forecast delivered in accordance with the Finance Documents; and
(B)
the then current Construction Report;
(v)
is prepared in accordance with GAAP and the accounting practices and financial reference periods applied to financial statements under Clause 21.1 (Financial information);
(vi)
has been approved by the board of directors of the Borrower; and

(vii)
is updated, where necessary, following each Calculation Date falling within the period covered by that Construction Budget so as to include any additional plans or costs.
(c)
The Borrower shall have discretion to update or change the Construction Budget delivered pursuant to paragraph (a) above, provided that any such amendments:
(i)
shall comply with the conditions set out in paragraphs (b)(i), (ii), (iii), (iv), (v) and (vi) above; and
(ii)
any such update or amendments shall not have a Material Adverse Effect or materially impact the Borrower’s ability to conduct or operate the Project in all material respects in accordance with the Environmental and Social Requirements.
(d)
If the Borrower updates or changes a Construction Budget under paragraph (c), it shall promptly deliver to the Facility Agent (with a copy to the Lenders’ Technical Advisor) such updated or changed Construction Budget together with a written explanation of the main changes in that Construction Budget.

21.12 Operating Budgets

(a)
The Borrower shall:
(i)
not less than thirty (30) days after the Completion Date; and
(ii)
thereafter, on an annual basis by no later than the date falling thirty (30) days prior to the first day of each Budgeting Year,

deliver to the Facility Agent (with a copy to the Lenders’ Technical Advisor) a budget, in respect of the revenues and operating and maintenance and other capital expenditure costs which the Borrower anticipates will fall due in that Budgeting Year (each such budget being an “Operating Budget”).

(b)
The Borrower shall ensure that each Operating Budget to be delivered pursuant to paragraph (a) above in this Clause 21.12:
(i)
calculates income and expenditure on a receipts basis and is expressed in US Dollars;
(ii)
reflects the terms of the Material Project Agreements in preparing estimates of income and expenditure;
(iii)
(unless otherwise agreed with the Facility Agent) is consistent with:
(A)
the assumptions agreed or determined for the purposes of the most recent Base Case Forecast delivered in accordance with the Finance Documents; and
(B)
the then current Operations Report;
(iv)
is prepared in accordance with GAAP and the accounting practices and financial reference periods applied to financial statements under Clause 21.1 (Financial information); and

(v)
is updated, where necessary, following each Calculation Date falling within the period covered by that Operating Budget so as to include any additional plans or costs.
(c)
If the Borrower updates or changes an Operating Budget, it shall, without prejudice to paragraph (b)(iii) above, promptly deliver to the Facility Agent (with a copy to the Lenders’ Technical Advisor) such updated or changed Operating Budget together with a written explanation of the main changes in that Operating Budget.

21.13 Information – Material Project Agreements

Each Obligor shall, as soon as reasonably practicable upon becoming aware thereof, notify the Facility Agent of:

(a)
the entry into of any Material Project Agreement by it after Financial Close or delivery to it of any MPA Credit Support Document (or any modification, replacement, increase or supplement thereto) after Financial Close and, in each case, provide a copy thereof to the Facility Agent;
(b)
any termination, suspension, repudiation or cancellation (in each case, in whole or in part) of a Material Project Agreement or notice of termination, suspension, repudiation or cancellation of a Material Project Agreement, by any party thereto (other than as a result of expiry or of full performance of the obligations under such Material Project Agreement by all parties or otherwise as permitted under the Finance Documents);
(c)
the occurrence of any event or circumstance that is reasonably likely to entitle any Material Project Party that is party to a Direct Agreement to suspend performance in part or in whole of any of the Material Project Agreement(s) to which it is a party;
(d)
any executed material amendment, modification or waiver of a Material Project Agreement;
(e)
details of any event or circumstance that constitutes a force majeure event (howsoever described) under any Material Project Agreement;
(f)
a copy of any notice of a force majeure event (howsoever described) under any Material Project Agreement, as evidence of paragraph (e) above;
(g)
any breach by any Obligor or a Material Project Party of any material obligation under a Material Project Agreement;
(h)
any:
(i)
corporate action, legal proceeding or other procedure or step described in paragraph (a) of Clause 23.9 (Insolvency proceedings); or
(ii)
creditors’ process described in Clause 23.10 (Creditors’ process),

taken or threatened in relation to a Material Project Party, or details of any of the circumstances described in Clause 23.7 (Insolvency) that applies to any Material Project Party;

(i)
the details of any event that gives rise to an entitlement to liquidated damages under a Material Project Agreement, or a right for an Obligor to draw on any performance bond, letter of credit or guarantee issued under a Material Project Agreement, in each case, in excess of USD 15,000,000;

(j)
suspension of the construction or operation of all or substantially all of the Project Facilities for a consecutive period of ten (10) days or more; and
(k)
any activity of the Parent Guarantor that is reasonably likely to have a Material Adverse Effect.

21.14 Forecasted Funding Shortfall

The Obligors shall provide to the Facility Agent, promptly upon becoming aware of it, notice of a forecasted funding shortfall (to the extent not covered by the Parent Company Guarantee), by reference to the most recently delivered LTA Construction Report and subject to a reasonable right of the Facility Agent to request a verification from the Lenders’ Technical Advisor.

21.15 Authorisations

The Obligors shall provide to the Administrative Agent:

(a)
any material amendment made to an Authorisation or Material Permit issued to it;
(b)
save to the extent provided as a condition precedent to Financial Close, a certified copy of any new authorisation or Material Permit required under any law or regulation of a relevant jurisdiction for the Project to: (i) enable an Obligor to perform its obligations under the Transaction Documents; (ii) ensure the legality, validity, enforceability or admissibility in evidence in any Obligor’s jurisdiction of incorporation of any Transaction Document; and (iii) enable each Obligor to carry on its business; and
(c)
promptly on becoming aware of it, details of any revocation, denial or non‑renewal of any Authorisation or Material Permit that continues to be required for the Project where failure to hold such Authorisation or Material Permit was or could reasonably be expected to have a Material Adverse Effect.

21.16 Presentations

Once in every calendar year (commencing with the first calendar year beginning after Financial Close), a representative of the Borrower shall (if requested by the Facility Agent acting on the instructions of the Majority Lenders) give a presentation (which can be delivered in person, virtually or by way of a conference call (at the Borrower’s option)), at a time and date agreed with the Borrower, to the Finance Parties about the ongoing business and financial performance of the Group.

21.17 Information – miscellaneous

The Obligors shall provide to the Facility Agent:

(a)
promptly upon incurrence, notice of the incurrence of any Financial Indebtedness resulting in an annual liability in excess of USD 10,000,000;
(b)
promptly upon becoming aware of it, details of any litigation, arbitration or administrative proceedings, including any such dispute with any Government Authority (including under any Environmental Claim and Social Claim and/or in connection with any Environmental Law and Social Law (as applicable)) which are current, threatened or pending against an Obligor and which would, if adversely determined, be reasonably likely to:
(i)
in respect of an Obligor only, result in a financial liability of that Obligor in excess of USD 10,000,000 (or its equivalent in any other currency) in the aggregate; or
(ii)
have a Material Adverse Effect;
(c)
promptly upon becoming aware of it, details of any actual or potential material infringement of any Intellectual Property required for the Project;
(d)
promptly, upon becoming aware of it, details of any claim, action, suit, proceedings or investigation against each Obligor relating to Sanctions brought by any Sanctions Authority to the extent such disclosure is permitted by law;
(e)
promptly upon the reasonable request of the Facility Agent, such further information regarding its financial condition, business, assets and operations of the Project or the Obligors as a Finance Party may reasonably request to the extent such information can be provided without violating any applicable law, rule of a recognised international stock exchange or any confidentiality agreement entered into by any Obligor with a third party, provided that such confidentiality agreement was entered into legitimately on arm’s length terms and prior to the date on which such information was requested by the Facility Agent;
(f)
promptly upon becoming aware of it, details of any claim (or any event or circumstance likely to give rise to a claim) made by or on behalf of an Obligor under any Insurance policy for an amount in excess of USD 5,000,000 (or its equivalent in any other currency) in the aggregate (when taken together, in each case, with other claims or payments relating to the same event);
(g)
promptly upon becoming aware of it, details of any cancellation, termination, suspension or notice of any proposed material variation to be made to the terms of any Insurance with respect to the Project;
(h)
a copy of any amendment made to the Constitutional Documents of any Obligor (except for any amendment that is immaterial);
(i)
promptly upon becoming aware of it, details of any damage to or destruction of any assets of the Project or the whole or a substantial part of the Project where the costs of repair or reinstatement are expected to exceed USD 5,000,000;
(j)
promptly upon becoming aware of it, the details of any:
(i)
corporate action, legal proceeding or other procedure or step described in paragraph (a) of Clause 23.9 (Insolvency proceedings); or
(ii)
creditors’ process described in Clause 23.10 (Creditors’ process),

taken or threatened in relation to any Obligor, Pledgor or Parent Guarantor; and

(k)
as soon as reasonably practicable, details of any Emergency and any steps the Borrower has taken or intends to take in relation to, or to mitigate the effects of, such Emergency.

21.18 “Know your customer” checks

If:

(a)
the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or policy made after the Signing Date;
(b)
any change in the status of an Obligor or the composition of the shareholders of an Obligor after the Signing Date; or
(c)
a proposed assignment or transfer by a Lender of any of its rights and obligations under the Finance Documents to a party that is not a Lender prior to such assignment or transfer,

obliges any Agent or any Lender (or, in the case of paragraph (a) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it or the Facility Agent, each Obligor shall promptly upon the request of any Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself or on behalf of any Agent or Lender) or any Lender (for itself or, in the case of the event described in paragraph (c) above, on behalf of any prospective new Lender) in order for such Agent, such Lender or, in the case of the event described in paragraph (c) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

22. Changes to the Project

22.1 Changes to the Project

(a)
The provisions of paragraphs (b) to (c) below do not apply to:
(i)
increases in Project Costs as a consequence of implementing the Project in all material respects in accordance with the Technical Due Diligence Report or the most recently delivered LTA Construction Report (as applicable); or
(ii)
any Expansion to the extent otherwise permitted under the Finance Documents.
(b)
Prior to the Completion Date, the Borrower will not make or permit any significant or material change to the Project from that provided for in the Technical Due Diligence Report unless:
(i)
such change is required, at any time, to comply with, or ensure there is no breach of, laws, regulations or authorisations issued by or obtained from any Government Authority which are applicable to the Project or with respect to the Environmental and Social Requirements;
(ii)
such change would be implemented by a Reasonable and Prudent Operator to maintain or improve the safety, security or integrity of any Project Facility, in each case, in accordance with, or to comply with, then prevailing Industry Practice;
(iii)
if such change or related series of changes involves additional capital expenditure in an amount that is less than or equal to USD 15,000,000, provided that the Lenders’ Technical Advisor has confirmed that such changes shall not have a material impact on the expected technical performance or production capacity of the Project Facilities or the Borrower’s ability to achieve the Completion Date by the Completion Long-Stop Date; or
(iv)
if such change or related series of changes involves additional capital expenditure in an amount greater than USD 20,000,000 and the Facility Agent (having consulted with the Lenders’ Technical Advisor) has approved such change or related series of changes.
(c)
From and including the Completion Date, the Borrower will procure that there is no change to the Project Facilities that would have a material and adverse impact on the operations or reliability of the Project as compared with the operation and reliability levels as of the Completion Date.
(d)
The Borrower will notify the Facility Agent and the Lenders’ Technical Advisor and provide reasonable detail of any change or related series of changes to the Project that involves capital expenditure in excess of USD 12,500,000.

22.2 Expansion

(a)
Subject to paragraph (b) below, the Borrower may only carry out activities in respect of an Expansion if (in respect of such activities):
(i)
the Borrower has delivered to the Facility Agent an expansion plan (the “Expansion Plan”) (prepared in conjunction with the Lenders’ Technical Advisor) setting out in reasonable detail:
(A)
the nature of the works with respect to the Expansion, the reasons why those works are to be carried out and the scheduled commencement and completion dates for those works;
(B)
the estimated amount of all costs projected to be incurred in respect of the Expansion including an appropriate contingency amount (the “Expansion Estimated Costs”);
(C)
the source(s) of funds to be used to cover the full amount of the Expansion Estimated Costs; and
(D)
the proposed technical requirements and testing regime to be satisfied upon completion and commissioning of such works in respect of the Expansion in order to achieve the completion date of such Expansion;
(ii)
the Lenders’ Technical Advisor has provided a certificate to the Facility Agent confirming that:
(A)
it concurs with the Expansion Estimated Costs set out in the Expansion Plan;
(B)
the implementation of the Expansion Plan is not reasonably expected to have a materially adverse impact on the expected technical performance of the Project Facilities as then constructed or being constructed; and

(C)
if any such construction work is to be carried out before the Completion Date, the Expansion Plan is not reasonably expected to result in the Borrower failing to achieve the Completion Date on or before the Completion Long-Stop Date;
(iii)
the Lenders’ Insurance Advisor has provided a certificate to the Facility Agent confirming that all applicable insurances are or will be in place in respect of such Expansion; and
(iv)
the Borrower has secured connection rights to the Electrical Infrastructure in respect of such Expansion;
(v)
the Expansion shall not materially impair the Transaction Security;
(vi)
in case of any such Expansion funded by an Accordion Facility, GPU Co or any GPU SPV has entered into a GPU Offtake Contract with [***] (or such other Eligible Customer as may be approved by all the Lenders);
(vii)
the Borrower has delivered to the Facility Agent:
(A)
an updated Financial Model demonstrating compliance with the Financial Covenants on a pro forma basis;
(B)
any updated Material Permit (to the extent required to reflect any impact the Expansion Plan may have on the original Material Permit); and
(C)
a certificate from the Borrower confirming that:

(I) the Expansion Plan would not be reasonably expected to result in any breach of Environmental and Social Requirements in any material respect;

(II) the Expansion Plan is or will be implemented in accordance with the applicable Environmental and Social Requirements; and

(III) all Material Permits required for the development, construction and operation of further Expansion activities detailed in the Expansion Plan have been obtained and are in full force and effect.

(b)
The Borrower shall be permitted to carry out Permitted Expansion Initial Activities (including incurring costs and entering into contracts for such purpose) without the prior consent of the Facility Agent provided that:
(i)
such Permitted Expansion Initial Activities are in compliance with Environmental and Social Requirements;
(ii)
any costs or liabilities incurred in relation to such activities are paid solely from Equity Funding;

(iii)
the Lenders’ Technical Advisor has notified the Borrower and the Facility Agent that any such activities:
(A)
are not reasonably expected to negatively and materially impact (I) the expected technical performance of the Project Facilities as then constructed or being constructed or (II) the expected production capacity or performance of the Project Facilities; and
(B)
are not reasonably expected to result in the Borrower failing to achieve the Completion Date on or before the Completion Long-Stop Date.

22.3 Cost Overruns

(a)
The Borrower may not incur any cost or expense for goods or services or otherwise in connection with the Project which is not anticipated in the Construction Budget (including, for the avoidance of doubt, any amount provided for contingency) unless it is funded by:
(i)
subordinated debt under any Subordinated Loan;
(ii)
a forecast cost saving; or
(iii)
a permitted contribution by the Pledgor to the Borrower, or, following the Borrower Restructuring, a permitted subscription by the Pledgor of shares in the share capital of the Borrower.
(b)
The Borrower must (except to the extent such Cost Overrun is funded by way of a forecast cost saving, available contingency or other available funds) ensure funding of each Cost Overrun that is in excess of USD 500,000 into the Development Account within fifteen (15) Business Days of determining such Cost Overrun. The Borrower may not use the proceeds of a Loan (directly or indirectly) for this purpose.
(c)
The Borrower shall promptly, and no later than five (5) days following its determination of the existence of a Cost Overrun, inform the Facility Agent of the existence of such Cost Overrun and expected method for funding.

22.4 Other permitted works and expenditure

Any works and expenditure where the costs of such works constitute Operating Costs or where such works are permitted in accordance with the Accounts Agreement shall not be subject to the regime specified in this Clause 22.

22.5 Disputes

(a)
If a change or related series of changes to the Project requires the approval of the Facility Agent pursuant to paragraph (b) of Clause 22.1 (Changes to the Project), the Facility Agent shall upon its receipt of the notice given by the Lenders’ Technical Advisor pursuant to paragraph (b) of Clause 22.1 (Changes to the Project) as soon as reasonably practicable and no later than twenty (20) Business Days of receipt notify the Borrower whether such request is approved.
(b)
If the Facility Agent notifies the Borrower that such request is not approved pursuant to paragraph (a) above:
(i)
the Facility Agent shall together with such notification give reasonable details of the grounds for its non-approval; and

(ii)
the Borrower and the Facility Agent shall negotiate in good faith in order to agree on a revised development work programme for a period of ten (10) Business Days (or such other period as is agreed between the Borrower and the Facility Agent).

23. Events of Default

The following events or circumstances set forth in Clauses 23.1 (Non‑Payment) to 23.29 (Anti-Corruption Laws representations) shall be the Events of Default.

23.1 Non‑Payment

The Borrower does not pay on the due date any principal, interest, fees or commission payable by it under the Finance Documents in the manner required under the Finance Documents, unless:

(a)
its failure to pay is caused by:
(i)
administrative or technical error; or
(ii)
a Disruption Event; and
(b)
in each case, payment is made within five (5) Business Days of its due date.

23.2 Non-Payment by the Parent Guarantor

The Parent Guarantor does not pay any amount payable by it under the Parent Company Guarantee in the manner required under the Parent Company Guarantee, unless:

(a)
its failure to pay is caused by:
(i)
administrative or technical error; or
(ii)
a Disruption Event; and
(b)
in each case, payment is made within five (5) Business Days of its due date.

23.3 Financial covenant

(a)
Any requirement of Clause 19.1 (Financial condition) is not satisfied (subject to Clause 19.3 (Equity cure) and the expiration of the Equity Cure Exercise Period).
(b)
Any breach of the financial covenant in the Parent Company Guarantee.

23.4 Breach of other obligations

(a)
Subject to paragraph (c) below, an Obligor does not comply with any provision of the Finance Documents to which it is a party, other than those referred to in Clauses 23.1 (Non-Payment), 23.3 (Financial covenant), 23.5 (Misrepresentation), 23.9 (Insolvency proceedings), 23.10 (Creditors’ process), 23.12 (Invalidity of Material Project Agreements and Direct Agreements), 23.13 (Non-performance of Material Project Agreements and Direct Agreements), 23.15 (Invalidity or failure to renew Material Permits), 23.20 (Insurance), 23.25 (Sanctions undertakings), 23.26 (Anti-Money Laundering Laws undertakings), 23.27 (Anti-Corruption Laws undertakings), 23.28 (Anti-Money Laundering Laws representations) or 23.29 (Anti-Corruption Laws representations).

(b)
Subject to paragraph (c) below, a Parent Guarantor does not comply with its material obligations under the Parent Company Guarantee.
(c)
No Event of Default under paragraph (a) or (b) above will occur if the failure to comply is capable of remedy and is remedied within twenty five (25) Business Days of the earlier of (i) the Facility Agent giving notice of failure to comply to the relevant Obligor, the relevant Pledgor or the relevant Parent Guarantor (as applicable) and (ii) the relevant Obligor, the relevant Pledgor or the relevant Parent Guarantor (as applicable) becoming aware of the failure to comply.

23.5 Misrepresentation

(a)
Any representation or warranty made or deemed to be repeated by an Obligor or Parent Guarantor in a Finance Document (or any other document delivered by or on behalf of an Obligor under or in connection with any Finance Document) to which it is a party (other than under Clause 18.15 (Environmental and social compliance), Clause 18.17 (Prohibited Payments) or Clause 18.18 (Compliance with Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions)) is or proves to have been incorrect or misleading in any material respect when made or deemed to be made and, if the circumstances giving rise to the misrepresentation or breach of warranty are remediable, such circumstances are not remedied within twenty five (25) Business Days from the earlier of (i) notice from the Facility Agent to such Obligor or Parent Guarantor specifying such event, and (ii) such Obligor or Parent Guarantor, as applicable, becoming aware of such event.
(b)
Any representation or warranty made or deemed to be repeated by a Pledgor under the Finance Documents to which it is a party (or in any document delivered by or on behalf of that Pledgor under or in connection with a Finance Document to which it is a party) is or proves to have been incorrect or misleading in any material respect when made or deemed to be made and, if the circumstances giving rise to the misrepresentation or breach of warranty are remediable, such circumstances are not remedied within twenty five (25) Business Days from the earlier of (i) notice from the Facility Agent to that Pledgor specifying such event, and (ii) that Pledgor becoming aware of such event.

23.6 Cross default

(a)
Any Financial Indebtedness of an Obligor is not paid when due or within any originally applicable grace period.
(b)
Any Financial Indebtedness of an Obligor is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (howsoever described).
(c)
Any commitment for any Financial Indebtedness of an Obligor is cancelled or suspended by a creditor of the relevant Obligor or Pledgor (as applicable) as a result of an event of default (howsoever described).
(d)
Any creditor of an Obligor becomes entitled to declare any Financial Indebtedness of the relevant Obligor or the relevant Pledgor (as applicable) due and payable prior to its specified maturity as a result of an event of default (howsoever described).
(e)
No Event of Default will occur under this Clause 23.6 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than USD 10,000,000 or, in each case, its equivalent in any other currency.

23.7 Cross acceleration

(a)
Any Financial Indebtedness in an amount in excess of USD 50,000,000 of a Parent Guarantor is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (howsoever described).
(b)
No Event of Default will occur under this Clause 23.7 if the circumstances giving rise to the acceleration have been waived or remedied within thirty (30) Business Days.

23.8 Insolvency

(a)
An Obligor, any Pledgor, a Parent Guarantor or any other Material Project Party:
(i)
is, or is deemed or declared for the purposes of any applicable law to be, unable to pay its debts as they fall due or insolvent; or
(ii)
admits its inability to pay its debts as they fall due;
(iii)
suspends or threatens to suspend making payments on any of its debts;
(iv)
by reason of actual or anticipated financial difficulties commences negotiations with one or more of its creditors (excluding any Finance Party in its capacity as such) with a view to rescheduling any of its indebtedness; or
(v)
agrees or acknowledges any of its indebtedness is subject to a moratorium.
(b)
Paragraph (a) above shall not apply to:
(i)
in the case of any Material Project Party, if any such action, step or procedure referred to in paragraph (a) above is part of a fully solvent reorganisation of the relevant Material Project Party and such action, step or procedure will not or would not reasonably be expected to have an adverse effect on the relevant Material Project Party’s ability to perform its obligations under the Material Project Agreement to which it is party; or
(ii)
in the case of a Material Project Party, if such Material Project Party is replaced by way of a signed contract within ninety (90) days of the occurrence of the relevant event with a substitute acceptable to the Facility Agent to replace the Material Project Party on terms and within a period, in each case, acceptable to the Facility Agent (acting reasonably); provided that such event does not have and is not reasonably likely to have a Material Adverse Effect.

23.9 Insolvency proceedings

(a)
Any of the following occurs in respect of an Obligor, a Parent Guarantor, any Pledgor or any Material Project Party:
(i)
any step is taken with a view to a moratorium or a composition, assignment or similar arrangement with any of its creditors;
(ii)
a meeting of its shareholders, directors or other officers is convened for the purpose of considering any resolution, to petition for or to file documents with a court or any registrar for its winding‑up, administration or dissolution and any such resolution is passed;

(iii)
any person presents a petition, or files documents with a court or any registrar, for the appointment of a person referred to in paragraph (v) below in respect of the relevant party or for the relevant party’s winding‑up, administration, dissolution or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise);
(iv)
an order for its winding‑up, administration or dissolution is made;
(v)
any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer is appointed in respect of it or its assets;
(vi)
its shareholders, directors or other officers request the appointment of, or give notice of their intention to appoint a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer; or
(vii)
any other analogous step or procedure is taken in any applicable jurisdiction.
(b)
Paragraph (a) above shall not apply to:
(i)
any claim which is frivolous or vexatious and is discharged, stayed or dismissed within thirty (30) days of commencement;
(ii)
in the case of the Original Borrower, any action, step or procedure taken in connection with a Permitted Restructuring;
(iii)
in the case of any Material Project Party, if any such action, step or procedure referred to in paragraph (a) above is part of a fully solvent reorganisation of the relevant Material Project Party and such action, step or procedure will not or would not reasonably be expected to have an adverse effect on the relevant Material Project Party’s ability to perform its obligations under the Material Project Agreement to which it is party; or
(iv)
in the case of a Material Project Party, if such Material Project Party is replaced by way of a signed contract within ninety (90) days of the occurrence of the relevant event with a substitute acceptable to the Facility Agent to replace the Material Project Party on terms and within a period, in each case, acceptable to the Facility Agent (acting reasonably); provided that such event does not have and is not reasonably likely to have a Material Adverse Effect.

23.10 Creditors’ process

(a)
Any distress, sequestration, attachment, execution or any analogous process in any jurisdiction affects any asset or assets of an Obligor or a Parent Guarantor and is not discharged, stayed or dismissed within thirty (30) days of commencement.
(b)
Paragraph (a) above shall not apply to any claim in respect of assets of the Parent Guarantor the value of which does not exceed USD 50,000,000.

23.11 Invalidity of Finance Documents

(a)
It is or becomes unlawful for any Obligor, any Pledgor or a Parent Guarantor (as applicable) to perform any of its obligations under any Finance Document to which it is a party (other than a Direct Agreement) and such Finance Document has not been replaced in accordance with the Finance Documents.

(b)
Any obligation or obligations of any Obligor, any Pledgor or a Parent Guarantor under any Finance Document (other than a Direct Agreement) cease to be legal, valid, binding or enforceable and such Finance Document has not been replaced in accordance with the Finance Documents.
(c)
Any Finance Document (other than a Direct Agreement) ceases to be in full force and effect or any Transaction Security or any subordination created under the Security Agency and Intercreditor Deed ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than a Finance Party) to be ineffective and such Finance Document has not been replaced in accordance with the Finance Documents.

23.12 Invalidity of Material Project Agreements and Direct Agreements

(a)
With respect to the DC Services Agreement or the Land Lease Agreement:
(i)
it becomes unlawful for any Obligor, or any Material Project Party (as applicable) to perform any of its obligations under such Material Project Agreement;
(ii)
any obligation or obligations of any Obligor or any Material Project Party under any such Material Project Agreement cease to be legal, valid, binding or enforceable in accordance with its terms; or
(iii)
any such Material Project Agreement is rescinded, terminated, repudiated or otherwise ceases to be in full force and effect.
(b)
With respect to any Material Project Agreement other than the DC Services Agreement or the Land Lease Agreement:
(i)
it becomes unlawful for any Obligor, or any Material Project Party (as applicable) to perform any of its obligations under such Material Project Agreement;
(ii)
any obligation or obligations of any Obligor or any Material Project Party under any such Material Project Agreement cease to be legal, valid, binding or enforceable in accordance with its terms;
(iii)
any such Material Project Agreement, is rescinded, terminated, repudiated or otherwise ceases to be in full force and effect (other than by reason of full performance of the agreement or expiry of its term), and in any such case, this has or is reasonably likely to have a Material Adverse Effect; provided that it shall not constitute an Event of Default under this paragraph (b) if (A) the relevant Material Project Agreement is replaced with a substitute in form and substance satisfactory to the Facility Agent (acting reasonably and having consulted with the Lenders’ Technical Advisor) within ninety (90) days of such event or circumstance occurring, and (B) the Borrower delivers a legal opinion and direct agreement, each in form and substance satisfactory to the Facility Agent (acting reasonably) and on substantially similar terms as, but in any event no more onerous terms than, the same were delivered with respect to the Material Project Agreement that is being replaced.

(c)
It shall not constitute an Event of Default under paragraph (a)(iii) or (b)(iii) above where the notice of rescission, termination or repudiation is cancelled or revoked prior to taking effect.

23.13 Non-performance of Material Project Agreements and Direct Agreements

Any Obligor or any Material Project Party does not perform its obligations under any Material Project Agreement or a Direct Agreement (taking account of any applicable remedy period thereunder) and such breach has or is reasonably likely to have a Material Adverse Effect and which, if capable of remedy, is not remedied within twenty (20) Business Days.

23.14 Offtake Termination Event

If an Offtake Termination Event has occurred and is continuing for one (1) year; provided that no Event of Default will occur in respect of an Offtake Termination Event if GPU Co (or the GPU Co Lenders) is in good faith negotiations with an Eligible Customer to replace the [***] Offtake Contract, unless eighteen (18) months have passed since the Offtake Termination Event occurred.

23.15 Invalidity or failure to renew Material Permits

Any Material Permit that is required for the ongoing legal operation of the Project ceases to be in full force and effect and is not replaced within twenty (20) Business Days.

23.16 Cessation of business

Any Obligor, any Pledgor or Parent Guarantor suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or substantially all of its business, other than in connection with a Permitted Restructuring.

23.17 Repudiation and rescission of agreements

Any Obligor, any Pledgor or Parent Guarantor rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or any of the Transaction Security or evidences an intention to rescind or repudiate a Finance Document or any Transaction Security.

23.18 Suspension and/or abandonment

(a)
The Borrower abandons or ceases (in each case on a permanent basis) the construction or operation of all or substantially all of the Project Facilities.
(b)
The Borrower suspends the construction or operation of all or substantially all of the Project Facilities and:
(i)
expressly gives notice in writing to the Facility Agent of the intention that such activities are not to be resumed; or
(ii)
such cessation continues without interruption for sixty (60) days.
(c)
No Event of Default will occur under paragraph (b) above if the suspension of activities is:
(i)
due to maintenance and repairs to be carried out in accordance with Industry Practices so long as it would not result in a breach of the Borrower’s obligations under the Material Project Agreements or otherwise result in a termination of any Material Project Agreement;
(ii)
arising from an event of force majeure (howsoever described under the relevant Material Project Agreement); or
(iii)
due to the occurrence of an Emergency, provided that, in relation to:

(A)
paragraph (c)(ii) above, such event:
(I)
is capable of remedy and the Borrower is diligently pursuing such remedy; and
(II)
has been outstanding for less than one hundred and eighty (180) days; and
(B)
paragraph (c)(iii) above:
(I)
such event is capable of remedy and the Borrower is diligently pursuing such remedy;
(II)
such event has been outstanding for less than one hundred and eighty (180) days; and
(III)
as soon as reasonably practicable after such event has occurred, an Independent Expert has confirmed in writing to the Facility Agent that the Borrower’s suspension occurred under circumstances constituting an Emergency.

23.19 Destruction of the Project

All or any material part of the Project is:

(a)
destroyed; or
(b)
damaged in any material respect, unless the relevant affected part of the Project is insured and the relevant Excluded Insurance Proceeds are available for such purpose and permitted to be applied in accordance with the terms of the Finance Documents to the repair, replacement or reinstatement of such part.

23.20 Insurance

Any Obligor fails to comply with its obligations under Clause 20.31 (Insurances).

23.21 Failure to achieve Completion Date

The Completion Date does not occur on or before one (1) year after the Target Completion Date.

23.22 Litigation

Any litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency are started or threatened, or any judgment or order of a court, arbitral body or agency is made, against any Obligor or any Pledgor:

(a)
which is in excess of USD 10,000,000 in the aggregate; or
(b)
if reasonably likely to be determined against that party, has or is reasonably likely to have a Material Adverse Effect.

23.23 Audit qualification

The Auditors qualify the audited annual financial statements of the Borrower in any material respect or refuse to issue an opinion in respect of the same.

23.24 Unsatisfied judgments

Any one or more final judgments of any court or tribunal of competent jurisdiction in excess of USD 10,000,000 in the aggregate is or are rendered against an Obligor and such judgment or judgments remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of forty-five (45) days after the date of entry of such judgment.

23.25 Sanctions undertakings

Failure by any Obligor to comply with Clause 20.5 (Anti‑Corruption Laws, Anti‑Money Laundering Laws and Sanctions) or Clause 20.6 (Use of proceeds), in each case, in relation to Sanctions only.

23.26 Anti‑Money Laundering Laws undertakings

Failure by any Obligor to comply with Clause 20.5 (Anti‑Corruption Laws, Anti‑Money Laundering Laws and Sanctions) or Clause 20.6 (Use of proceeds), in each case, in relation to Anti‑Money Laundering Laws only.

23.27 Anti‑Corruption Laws undertakings

Failure by any Obligor to comply with Clause 20.5 (Anti‑Corruption Laws, Anti‑Money Laundering Laws and Sanctions) or Clause 20.6 (Use of proceeds), in each case, in relation to Anti‑Corruption Laws only.

23.28 Anti‑Money Laundering Laws representations

Any representation in Clause 18.17 (Prohibited Payments) or Clause 18.18 (Compliance with Anti‑Corruption Laws, Anti‑Money Laundering Laws and Sanctions) when made or repeated by an Obligor is or proves to have been incorrect or misleading when made or deemed to be made, in each case, in relation to Anti‑Money Laundering Laws only.

23.29 Anti‑Corruption Laws representations

Any representation in Clause 18.17 (Prohibited Payments) or Clause 18.18 (Compliance with Anti‑Corruption Laws, Anti‑Money Laundering Laws and Sanctions) when made or repeated by an Obligor is or proves to have been incorrect or misleading in any respect when made or deemed to be made, in each case, in relation to Anti‑Corruption Laws only.

23.30 Sanctions representations

Any representation in Clause 18.17 (Prohibited Payments) or Clause 18.18 (Compliance with Anti‑Corruption Laws, Anti‑Money Laundering Laws and Sanctions) when made or repeated by an Obligor is or proves to have been incorrect or misleading when made or deemed to be made, in each case, in relation to Sanctions only.

23.31 Expropriation

(a)
Any Government Authority seizes, expropriates, nationalises, compulsorily acquires, confiscates or otherwise commits an act that amounts to actual or de facto expropriation in respect of:
(i)
all or a material part of the Project;
(ii)
all or a material part of the assets of an Obligor;

(iii)
directly or indirectly, all or any of the shares in an Obligor.
(b)
An Obligor’s assets or rights under the Transaction Documents are forfeited, suspended or otherwise abrogated by any Government Authority.

23.32 Exclusion of liability

No Event of Default shall occur under this Clause 23 if and to the extent:

(a)
the relevant Obligor has the right to instruct or request the Facility Agent, the Security Agent and/or the Account Bank and such Obligor has instructed or requested the Facility Agent, the Security Agent and/or Account Bank (as applicable) to make a payment or to take any other action in accordance with the Finance Documents;
(b)
provided that sufficient cash or credit balance is available at the relevant time in order for the Facility Agent, the Security Agent and/or the Account Bank to perform such instruction or request; and
(c)
the Facility Agent, the Security Agent and/or the Account Bank (as applicable) has an obligation under the Finance Documents to comply with such instructions or requests;
(d)
the event or circumstance constituting such Event of Default is directly a result of the Facility Agent’s, the Security Agent’s and/or the Account Bank’s failure to perform such payment or action in accordance with such Obligor’s instruction or request and the relevant Finance Documents.

23.33 Remedies following an Event of Default

Subject to the provisions of the Security Agency and Intercreditor Deed, on and at any time after the occurrence of an Event of Default which is continuing the Facility Agent may and shall if so directed by the Majority Lenders:

(a)
by notice to the Borrower:
(i)
cancel each Available Commitment of each Lender at which time each such Available Commitment shall immediately be cancelled and each Facility shall immediately cease to be available for further utilisation;
(ii)
declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, at which time they shall become immediately due and payable; and/or
(iii)
declare that all or part of the Loans be payable on demand, at which time they shall immediately become payable on demand by the Facility Agent; and/or
(b)
exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.

24. Administrative Parties

24.1 Appointment of the Facility Agent and the Administrative Agent

(a)
Each Finance Party (other than the Facility Agent in its capacity as such) appoints the Facility Agent to act as its agent under and in connection with the Finance Documents in respect of the duties, obligations and responsibilities, and the rights, powers, authorities and discretions, specifically given to the Facility Agent under or in connection with the Finance Documents, together with any other incidental rights, powers, authorities and discretions.

(b)
Each Finance Party (other than the Administrative Agent in its capacity as such) appoints the Administrative Agent to act as its administrative agent under and in connection with the Finance Documents in respect of the duties, obligations and responsibilities, and the rights, powers, authorities and discretions, specifically given to the Administrative Agent under or in connection with the Finance Documents, together with any other incidental rights, powers, authorities and discretions.

24.2 Instructions

(a)
Each Appointed Agent shall:
(i)
unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Facility Agent or Administrative Agent, as applicable, in accordance with any instructions given to it by all of the Lenders, the Super Majority Lenders, the Majority Lenders or any other Lender or group of Lenders to the extent the relevant Finance Document stipulates that the relevant matter is a decision for all of the Lenders, the Super Majority Lenders, the Majority Lenders or such other Lender or group of Lenders; and
(ii)
not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above.
(b)
An Appointed Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for all of the Lenders, the Super Majority Lenders or any other Lender or group of Lenders, from all of the Lenders, the Super Majority Lenders or that other Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion. The relevant Appointed Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.
(c)
Save in the case of decisions stipulated to be a matter for all of the Lenders, the Super Majority Lenders or any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to an Appointed Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.
(d)
An Appointed Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.
(e)
In the absence of instructions, an Appointed Agent may act (or refrain from acting) as it considers to be in the best interests of the Lenders.
(f)
An Appointed Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document.

24.3 Duties of the Facility Agent and the Administrative Agent

(a)
Each Appointed Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

(b)
Subject to paragraph (c) below, each Appointed Agent shall promptly forward to a Party the original or a copy of any document which is delivered to that Appointed Agent for that Party by any other Party.
(c)
Without prejudice to Clause 28.8 (Copy of Transfer Certificate or Assignment Agreement to the Borrower), paragraph (b) above shall not apply to any Transfer Certificate, any Assignment Agreement or any Increase Confirmation.
(d)
Except where a Finance Document specifically provides otherwise, no Appointed Agent is obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.
(e)
If an Appointed Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.
(f)
If an Appointed Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than that Appointed Agent or an Arranger) under this Agreement, it shall promptly notify the other Finance Parties.
(g)
Each Appointed Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).
(h)
The Facility Agent shall not be responsible for any duty, obligation or responsibility expressly allocated to the Administrative Agent, and the Administrative Agent shall not be responsible for any duty, obligation or responsibility expressly allocated to the Facility Agent.

24.4 Role of Arrangers

Except as specifically provided in the Finance Documents, no Arranger has any obligations of any kind to any other Party under or in connection with any Finance Document.

24.5 No fiduciary duties

(a)
Nothing in any Finance Document constitutes the Facility Agent, the Administrative Agent or any Arranger as a trustee or fiduciary of any other person.
(b)
Neither the Facility Agent, the Administrative Agent nor any Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

24.6 Business with the Obligors

The Facility Agent, the Administrative Agent and each Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any Obligor or any Pledgor.

24.7 Rights and discretions

(a)
Each Appointed Agent may:
(i)
rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)
assume that:
(A)
any instructions received by it from the Majority Lenders, the Super Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and
(B)
unless it has received notice of revocation, those instructions have not been revoked; and
(iii)
rely on a certificate from any person:
(A)
as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or
(B)
to the effect that such person approves of any particular dealing, transaction, step, action or thing,
(C)
as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.
(b)
Each Appointed Agent may assume (unless it has received notice to the contrary in its capacity as Facility Agent or Administrative Agent, as applicable, for the Finance Parties) that:
(i)
no Default has occurred (unless it has actual knowledge of an Event of Default arising under Clause 23.1 (Non-Payment));
(ii)
any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised; and
(iii)
any notice or request made by the Borrower (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of all of the Obligors.
(c)
Each Appointed Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.
(d)
Without prejudice to the generality of paragraph (c) above or paragraph (e) below, each Appointed Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to that Appointed Agent (and so separate from any lawyers instructed by the Lenders) if that Appointed Agent in its reasonable opinion deems this to be necessary.
(e)
Each Appointed Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by that Appointed Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.
(f)
Each Appointed Agent may act in relation to the Finance Documents through its officers, employees and agents.
(g)
Unless a Finance Document expressly provides otherwise, each Appointed Agent may disclose to any other Party any information it reasonably believes it has received as Facility Agent or Administrative Agent, as applicable, under this Agreement.

(h)
Notwithstanding any other provision of any Finance Document to the contrary, neither the Facility Agent, the Administrative Agent nor any Arranger is obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.
(i)
Notwithstanding any provision of any Finance Document to the contrary, no Appointed Agent is obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

24.8 Responsibility for documentation

Neither the Facility Agent, the Administrative Agent nor any Arranger is responsible or liable for:

(a)
the adequacy, accuracy or completeness of any information (whether oral or written) supplied by any Appointed Agent, any Arranger, an Obligor, any Pledgor or any other person in or in connection with any Finance Document or the Written Information or any report delivered by a Lenders’ Advisor or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;
(b)
the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security; or
(c)
any determination as to whether any information provided or to be provided to any Finance Party is non‑public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

24.9 No duty to monitor

Each Appointed Agent shall not be bound to enquire:

(a)
whether or not any Default has occurred;
(b)
as to the performance, default or any breach by any Party of its obligations under any Finance Document; or
(c)
whether any other event specified in any Finance Document has occurred.

24.10 Exclusion of liability

(a)
Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of an Appointed Agent), no Appointed Agent will be liable for:
(i)
any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct;

(ii)
exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document, other than by reason of its gross negligence or wilful misconduct; or
(iii)
without prejudice to the generality of paragraphs (i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including for negligence or any other category of liability whatsoever but not including any claim based on the fraud of that Appointed Agent) arising as a result of:
(A)
any act, event or circumstance not reasonably within its control; or
(B)
the general risks of investment in, or the holding of assets in, any jurisdiction,

including such damages, costs, losses, diminution in value or liability arising as a result of nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)
No Party (other than the relevant Appointed Agent) may take any proceedings against any officer, employee or agent of an Appointed Agent in respect of any claim it might have against that Appointed Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document, and any officer, employee or agent of an Appointed Agent may rely on this paragraph (b).
(c)
No Appointed Agent will be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by that Appointed Agent if that Appointed Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by that Appointed Agent for that purpose.
(d)
Nothing in this Agreement shall oblige the Facility Agent, the Administrative Agent or any Arranger to carry out:
(i)
any “know your customer” or other checks in relation to any person; or
(ii)
any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender,

on behalf of any Lender and each Lender confirms to the Facility Agent, the Administrative Agent and the Arrangers that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Facility Agent, the Administrative Agent or any Arranger.

(e)
Without prejudice to any provision of any Finance Document excluding or limiting an Appointed Agent's liability, any liability of an Appointed Agent arising under or in connection with any Finance Document shall be limited to the amount of actual loss which has been suffered (as determined by reference to the date of default of that

Appointed Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to that Appointed Agent at any time which increase the amount of that loss. In no event shall an Appointed Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not that Appointed Agent has been advised of the possibility of such loss or damages.

24.11 Lenders’ indemnity to the Facility Agent and the Administrative Agent

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify each Appointed Agent, within three (3) Business Days of demand, against any cost, loss or liability (including for negligence or any other category of liability whatsoever) incurred by that Appointed Agent (otherwise than by reason of that Appointed Agent’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 32.11 (Disruption to payment systems), notwithstanding that Appointed Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of that Appointed Agent) in acting as Facility Agent or Administrative Agent, as applicable, under the Finance Documents (unless that Appointed Agent has been reimbursed by an Obligor pursuant to a Finance Document).

24.12 Resignation of the Facility Agent or the Administrative Agent

(a)
An Appointed Agent may resign and appoint one of its Affiliates as successor by giving notice to the Lenders and the Borrower.
(b)
Alternatively, an Appointed Agent may resign by giving thirty (30) days’ notice to the Lenders and the Borrower, in which case the Majority Lenders (after consultation with the Borrower) may appoint a successor Facility Agent or Administrative Agent, as applicable.
(c)
If the Majority Lenders have not appointed a successor Facility Agent or Administrative Agent, as applicable, in accordance with paragraph (b) above within twenty (20) days after notice of resignation was given, the retiring Appointed Agent (after consultation with the Borrower) may appoint a successor Facility Agent or Administrative Agent, as applicable.
(d)
The retiring Appointed Agent shall make available to the successor Facility Agent or Administrative Agent, as applicable, such documents and records and provide such assistance as that successor may reasonably request for the purposes of performing its functions as Facility Agent or Administrative Agent, as applicable, under the Finance Documents. The Borrower shall, within three (3) Business Days of demand, reimburse the retiring Appointed Agent for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance.
(e)
An Appointed Agent’s resignation notice shall only take effect upon the appointment of a successor Facility Agent or Administrative Agent, as applicable.
(f)
Upon the appointment of a successor, the retiring Appointed Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (d) above) but shall remain entitled to the benefit of Clause 15.3 (Indemnity to the Agents) and this Clause 24 (and any agency fees for the account of the retiring Appointed Agent shall cease to accrue from, and shall be payable on, that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if that successor had been an original Party.
(g)
After consultation with the Borrower, the Majority Lenders may, by notice to an Appointed Agent, require it to resign in accordance with paragraph (b) above. In this event, that Appointed Agent shall resign in accordance with paragraph (b) above.

24.13 Confidentiality

(a)
In acting as Facility Agent or Administrative Agent for the Finance Parties, each Appointed Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.
(b)
If information is received by another division or department of an Appointed Agent, it may be treated as confidential to that division or department and that Appointed Agent shall not be deemed to have notice of it.

24.14 Relationship with the Lenders

(a)
Subject to Clause 28.10 (Pro rata interest settlement), the Administrative Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Administrative Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:
(i)
entitled to or liable for any payment due under any Finance Document on that day; and
(ii)
entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five (5) Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)
Any Lender may by notice to the Administrative Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents.

24.15 Credit appraisal by the Lenders

Without affecting the responsibility of any Obligor or any Pledgor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Facility Agent, the Administrative Agent and the Arrangers that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including:

(a)
the financial condition, status and nature of each Obligor;
(b)
the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;
(c)
whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security; and
(d)
the adequacy, accuracy or completeness of the Written Information, any report delivered by a Lenders’ Advisor and any other information provided by the Facility Agent, the Administrative Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and
(e)
the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security Interests affecting the Charged Property.

24.16 Agent’s management time

Any amount payable to the Facility Agent or the Administrative Agent under Clause 15.3 (Indemnity to the Agents), Clause 17 (Costs and Expenses) or Clause 24.11 (Lenders’ indemnity to the Facility Agent and the Administrative Agent) shall include the cost of utilising the Facility Agent’s or the Administrative Agent’s management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the relevant Appointed Agent may notify to the Borrower and the Lenders, and is in addition to any fee paid or payable to the Facility Agent or the Administrative Agent under Clause 16 (Fees).

24.17 Deduction from amounts payable by the Facility Agent or the Administrative Agent

If any Party owes an amount to the Facility Agent or the Administrative Agent under the Finance Documents, the Facility Agent or the Administrative Agent, as applicable, may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Facility Agent or the Administrative Agent, as applicable, would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents, that Party shall be regarded as having received any amount so deducted.

25. Conduct of Business by the Finance Parties

No provision of this Agreement will:

(a)
interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;
(b)
oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or
(c)
oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

26. Sharing among the Finance Parties

26.1 Payments to Finance Parties

(a)
Subject to paragraph (b) below, if a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from an Obligor other than in accordance with Clause 32 (Payments) (a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents then:
(i)
the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery to the Facility Agent;
(ii)
the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with Clause 32 (Payments), without taking account of any Tax which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and
(iii)
the Recovering Finance Party shall, within three (3) Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 32.6 (Partial payments).
(b)
Paragraph (a) above shall not apply to any amount received or recovered by an issuing bank in respect of any cash cover or collateral in connection with any bond, performance bond, letter of credit, guarantee or other assurance against loss permitted under paragraph (c) of the definition of Permitted Financial Indebtedness.

26.2 Redistribution of payments

The Facility Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 32.6 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.

26.3 Recovering Finance Party’s rights

On a distribution by the Facility Agent under Clause 26.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

26.4 Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)
each Sharing Finance Party shall, upon request of the Facility Agent, pay to the Facility Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and

(b)
as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

26.5 Exceptions

(a)
This Clause 26 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.
(b)
A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:
(i)
it notified that other Finance Party of the legal or arbitration proceedings; and
(ii)
that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

27. Lenders’ Advisors

27.1 Appointment

The Borrower and the Finance Parties confirm the appointment of each of:

(a)
the Lenders’ International Legal Advisor;
(b)
the Lenders’ Model Auditor;
(c)
the Lenders’ Norwegian Legal Advisor;
(d)
the Lenders’ Insurance Advisor; and
(e)
the Lenders’ Technical Advisor,

in each case, to be solely responsible to and for the benefit of the Finance Parties upon the terms and subject to the conditions separately agreed among the Lenders, the Borrower and the relevant Lenders’ Advisors.

27.2 Terms of appointment of Lenders’ Advisors

Each Party acknowledges that each of the Lenders’ Advisors has been appointed to provide advice to the Finance Parties in relation to matters relating to the Project within its own sphere of competence. The fees and other terms of those appointments are set out in the appointment letters of the Lenders’ Advisors to which the Facility Agent shall be a party and which shall be in form and substance satisfactory to the Facility Agent and the Borrower. The Facility Agent or any other Agent may, acting consistently with the agreed scope of work for the relevant Lenders’ Advisor, at any time request such Lenders’ Advisor to provide advice or services in relation to the Project. If no Event of Default is continuing and if reasonably practicable, the Facility Agent or other Agent (as applicable) shall consult with the Borrower prior to such engagement of a Lenders’ Advisor to agree on the scope of work and associated fees.

28. Transfers by the Lenders

28.1 Assignments and transfers by the Lenders

(a)
Subject to this Clause 28, a Lender (the “Existing Lender”) may assign any of its rights, transfer by novation any of its rights and obligations, or enter into any sub‑participation agreement relating to a Commitment or other agreement or arrangement having a substantially similar economic effect, under any Finance Document to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets, or any insurance or reinsurance company (the “New Lender”) provided that:
(i)
subject to paragraph (b) below, during the period from the Signing Date until the last day of the applicable Availability Period, the assignment or transfer must be to an entity that has a Minimum Rating, unless such assignment or transfer is made:
(A)
after a Material Event of Default has occurred and is continuing; or
(B)
after any step or action has been taken by the Security Agent pursuant to Clause 23.33 (Remedies following an Event of Default);
(ii)
prior to any proposed assignment or transfer pursuant to this Clause 28, the Existing Lender has provided written notice to the Borrower of such proposed assignment or transfer or a reasonable period in advance thereof; and
(iii)
each New Lender must enter into a Confidentiality Undertaking prior to entering into any assignment or transfer pursuant to this Clause 28 (but for the avoidance of doubt, no such requirement shall apply to the entry into by a New Lender of a sub participation agreement).
(b)
The Minimum Rating required pursuant to paragraph (i) above shall not apply to a transfer or an assignment made by an Existing Lender in the following circumstances if:
(i)
the transfer or assignment is to an Affiliate of such Existing Lender;
(ii)
the Existing Lender only assigns its existing and/or future receivables to a New Lender without any transfer of Commitment under the relevant Facility; or
(iii)
the transfer to the New Lender involves a transfer of Commitments and prior to such transfer the Borrower benefits from a first demand guarantee against the Existing Lender (in form and substance satisfactory to the Borrower) to cover any funding obligation of the New Lender resulting from any Utilisation Request.
(c)
The Minimum Rating and Confidentiality Undertaking required pursuant to paragraphs (i) and (iii) above shall not apply to a transfer or an assignment made by an Existing Lender to an Initial Investor Affiliate in accordance with Clause 29 (Restrictions on Debt Purchase Transactions).

28.2 Borrower and Administrative Agent consent

(a)
Subject to paragraph (b) below, the prior written consent (not to be unreasonably withheld, conditioned or delayed) of the Borrower and the Administrative Agent is required for an assignment or transfer by an Existing Lender, unless the assignment or transfer is to any of the following persons, and such proposed assignee or transferee is not a Restricted Lender:
(i)
to any entity identified on the Pre-Approved New Lender List or any of the funds it manages;
(ii)
to another Lender;
(iii)
to a fund which is a Related Fund of that Existing Lender, provided that such fund is an Eligible Lender and is not a Restricted Lender;
(iv)
to an Affiliate of any Lender;
(v)
to any Lender Associate; or
(vi)
without prejudice to paragraph (i) above, to an Arranger or an Affiliate of an Arranger and made in connection with the facilitation of either the primary syndication of a Facility after the Signing Date or the first utilisation of Loans under this Agreement,
(b)
No consent of the Borrower shall be required under paragraph (a) above in respect of any transfer or assignment that is made at a time when a Material Event of Default is continuing.
(c)
The Borrower will be deemed to have given their consent five (5) Business Days after the Existing Lender has requested it unless consent is expressly refused by the Borrower within that time.
(d)
The Security Agent shall, within five (5) Business Days of a reasonable request by any Party, provide a copy of the Pre-Approved New Lender List to that Party.

28.3 Conditions of assignment or transfer

(a)
An assignment in accordance with this Clause 28 will only be effective on:
(i)
receipt by the Administrative Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Administrative Agent) that the New Lender will assume the same obligations to the other Finance Parties and the other Secured Parties as it would have been under if it was an Original Lender;
(ii)
the New Lender entering into the documentation required for it to accede as a party to this Agreement and the Security Agency and Intercreditor Deed; and
(iii)
the performance by the Administrative Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Administrative Agent shall promptly notify to the Existing Lender and the New Lender.

(b)
A transfer will only be effective if the New Lender enters into the documentation required for it to accede as a party to this Agreement and the Security Agency and Intercreditor Deed and if the procedure set out in Clause 28.7 (Procedure for assignment) is complied with.
(c)
If:
(i)
a Lender assigns or transfers any of its rights or obligations under any Finance Document or changes its Facility Office; and
(ii)
as a result of circumstances existing at the date the assignment, transfer or change occurs, the Borrower would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clauses 12 (Tax Gross Up and Indemnities) and 13 (Increased Costs),

then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its new Facility Office would have been if the assignment, transfer or change had not occurred. This paragraph (c) shall not apply in respect of an assignment, transfer or change in Facility Office made when a Material Event of Default is continuing.

(d)
If the Existing Lender has consented to an amendment or waiver request which is outstanding at the time of assignment or transfer, the New Lender shall also be deemed to have consented to that request.
(e)
Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Administrative Agent has authority to execute on its behalf any amendment or Waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement and the Security Agency and Intercreditor Deed on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.
(f)
Subject to Clause 12.7 (Stamp taxes) and paragraph (c) above, the Borrower shall not bear any taxes, notarial costs, security registration or perfection fees or costs, increased costs, gross-up or indemnity costs that arise because of an assignment, transfer or sub participation and as a result of laws in force at the time of the assignment, transfer or sub-participation in respect of the relevant transferee, assignee or sub-participant, except for where such assignment or transfer is made after a Material Event of Default has occurred or is continuing.
(g)
Notwithstanding the foregoing or anything to the contrary in this Agreement (including Clause 28.1 (Assignments and transfers by the Lenders) and this Clause 28.3), nothing in the Finance Documents shall prevent any Lender (and there shall be no requirement to obtain the prior written consent of, or provide any notice to, the Borrower in such circumstances) from obtaining trade or credit insurance, or any analogous form of synthetic credit protection, in connection with any Facility (whether on a disclosed or an undisclosed basis and including, for the avoidance of doubt, any sub-participation or similar arrangements insofar as it relates to procuring insurance or credit protection) from or with an Approved Credit Risk Insurer, provided that the relevant Lender entering into such product (and not any Approved Credit Risk Insurer) shall remain the lender of record and the principal point of contact for all matters.

28.4 Assignment or transfer fee

(a)
Subject to paragraph (b) below and except as otherwise expressly provided in this Agreement, the New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Administrative Agent (for its own account) a fee of USD 5,000.
(b)
No fee is payable pursuant to paragraph (a) above if the assignment or transfer is made by an Existing Lender in connection with primary syndication of that Existing Lender’s Commitments.

28.5 Limitation of responsibility of existing Lenders

(a)
Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:
(i)
the legality, validity, effectiveness, adequacy or enforceability of the Transaction Documents, the Transaction Security or any other documents;
(ii)
the financial condition of any Obligor;
(iii)
the performance and observance by any Obligor or any Pledgor of its obligations under the Transaction Documents or any other documents; or
(iv)
the accuracy of any statements (whether written or oral) made in or in connection with any Transaction Document or any other document,

and any representations or warranties implied by law are excluded.

(b)
Each New Lender confirms to the Existing Lender and the other Finance Parties that it:
(i)
has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Transaction Document or the Transaction Security; and
(ii)
will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities while any amount is or may be outstanding under the Finance Documents or any Commitment is in force.
(c)
Nothing in any Finance Document obliges an Existing Lender to:
(i)
accept a re‑transfer or re‑assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 28.5; or
(ii)
support any losses directly or indirectly incurred by the New Lender by reason of the non‑performance by any Obligor of its obligations under the Transaction Documents or otherwise.

28.6 Procedure for transfer

(a)
Subject to the conditions set out in Clause 28.2 (Borrower consent) and Clause 28.3 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (c) below when the Administrative Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Administrative Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.
(b)
The Administrative Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.
(c)
Subject to Clause 28.10 (Pro rata interest settlement), on the Transfer Date:
(i)
to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Security Interests each of the Obligors, the Pledgors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another under the Finance Documents and in respect of the Transaction Security shall be cancelled (being the “Discharged Rights and Obligations”);
(ii)
each of the Obligors, the Pledgors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor, the Pledgors and the New Lender have assumed and/or acquired the same in place of that Obligor, the Pledgors and the Existing Lender;
(iii)
the other Finance Parties shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights, and/or obligations acquired or assumed by it as a result of the transfer and to that extent such Finance Parties and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and
(iv)
the New Lender shall become a Party as a “Lender”.
(d)
As soon as reasonably practicable after execution of the Transfer Certificate, the Administrative Agent shall: (i) amend the record kept by it pursuant to Clause 28.8 (Copy of Transfer Certificate or Assignment Agreement to the Borrower) to reflect the accession of the New Lender to this Agreement; and (ii) as soon as practicable, notify the Borrower thereof.

28.7 Procedure for assignment

(a)
Subject to the conditions set out in Clause 28.2 (Borrower consent) and Clause 28.3 (Conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (c) below when the Administrative Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Administrative Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)
The Administrative Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.
(c)
Subject to Clause 28.10 (Pro rata interest settlement), on the Transfer Date:
(i)
the Existing Lender will assign absolutely to the New Lender its rights under the Finance Documents and in respect of the Transaction Security expressed to be the subject of the assignment in the Assignment Agreement;
(ii)
the Existing Lender will be released from the obligations (the “Relevant Obligations”) expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of the Transaction Security); and
(iii)
the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.
(d)
As soon as reasonably practicable after execution of the Assignment Agreement, the Administrative Agent shall (i) amend the record kept by it pursuant to Clause 28.8 (Copy of Transfer Certificate or Assignment Agreement to the Borrower) to reflect the accession of the New Lender to this Agreement and (ii) as soon as reasonably practicable, notify the Borrower thereof.
(e)
Lenders may utilise procedures other than those set out in this Clause 28.7 to assign their rights under the Finance Documents (but not, without the prior written consent of the relevant Obligor or unless in accordance with Clause 28.6 (Procedure for transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the relevant Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 28.3 (Conditions of assignment or transfer).

28.8 Copy of Transfer Certificate or Assignment Agreement to the Borrower

The Administrative Agent shall, as soon as reasonably practicable after it has executed one original of a Transfer Certificate or an Assignment Agreement for each party thereto, send to the Borrower a copy of that Transfer Certificate or Assignment Agreement.

28.9 Security over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 28, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security Interests in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including:

(a)
any charge, assignment or other Security Interests to secure obligations to a federal reserve or central bank; and
(b)
any charge, assignment or other Security Interests granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security Interests shall:

(i)
release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security Interests for the Lender as a party to any of the Finance Documents; or
(ii)
require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

28.10 Pro rata interest settlement

(a)
If the Administrative Agent has notified the Lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 28.6 (Procedure for transfer) or any assignment pursuant to Clause 28.7 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):
(i)
any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (“Accrued Amounts”) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six (6) months, on the next of the dates which falls at six (6)‑monthly intervals after the first day of that Interest Period); and
(ii)
the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts so that, for the avoidance of doubt:
(A)
when the Accrued Amounts become payable, those Accrued Amounts will be payable for the account of the Existing Lender; and
(B)
the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 28.10, have been payable to it on that date, but after deduction of the Accrued Amounts.
(b)
In this Clause 28.10 references to “Interest Period” shall be construed to include a reference to any other period for accrual of fees.
(c)
An Existing Lender which retains the right to the Accrued Amounts pursuant to this Clause 28.10 but which does not have a Commitment shall be deemed not to be a Lender for the purposes of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve any request for a Waiver, amendment or other vote of Lenders under the Finance Documents.

28.11 Accession of Secured Hedge Counterparties

(a)
Any person which becomes a party to the Security Agency and Intercreditor Deed as a Secured Hedge Counterparty shall, at the same time, become a Party to this Agreement as a “Secured Hedge Counterparty” in accordance with clause 18.6 (Accession Undertaking) of the Security Agency and Intercreditor Deed.

29. Restrictions on Debt Purchase Transactions

29.1 Prohibition on Debt Purchase Transactions by the Obligors

Each Obligor shall not enter into any Debt Purchase Transaction or beneficially own all or any part of the share capital of a company that is a Lender or a party to a Debt Purchase Transaction of the type referred to in paragraphs (b) or (c) of the definition of “Debt Purchase Transaction”.

29.2 Notification of Debt Purchase Transactions

(a)
Each Lender shall, unless such Debt Purchase Transaction is an assignment or transfer, promptly notify the Facility Agent in writing if it knowingly enters into a Debt Purchase Transaction with an Initial Investor Affiliate (a “Notifiable Debt Purchase Transaction”), such notification to be substantially in the form set out in Part 1 (Form of Notice on Entering into Notifiable Debt Purchase Transaction) of Schedule 12 (Forms of Notifiable Debt Purchase Transaction Notice).
(b)
A Lender shall promptly notify the Facility Agent if a Notifiable Debt Purchase Transaction to which it is a party:
(i)
is terminated; or
(ii)
ceases to be with an Initial Investor Affiliate,

such notification to be substantially in the form set out in Part 2 (Form of Notice on Termination of Notifiable Debt Purchase Transaction/ Notifiable Debt Purchase Transaction Ceasing to be with an Initial Investor Affiliate) of Schedule 12 (Forms of Notifiable Debt Purchase Transaction Notice).

29.3 Initial Investor Affiliates’ notification to other Lenders of Debt Purchase Transactions

Any Initial Investor Affiliate which is or becomes a Lender and which enters into a Debt Purchase Transaction as a purchaser or a participant shall, by 5:00 pm on the Business Day following the day on which it entered into that Debt Purchase Transaction, notify the Administrative Agent and the Security Agent of the extent of the Commitment(s) or amount outstanding to which that Debt Purchase Transaction relates. The Administrative Agent shall promptly disclose such information to the Lenders and the Security Agent shall promptly disclose such information to the Lenders.

30. Changes to the Parties

30.1 Assignments and transfers by Obligors

No Obligor may assign or novate any of its rights or transfer any of its rights or obligations under the Finance Documents, except as expressly permitted by this Clause 30.

30.2 Additional Borrowers and Additional Land Cos

(a)
The Original Borrower may request that any of its Affiliates becomes an Additional Borrower or an Additional Land Co. That Affiliate shall become an Additional Borrower or Additional Land Co if:
(i)
the Borrower delivers to the Facility Agent duly completed and executed Accession Deeds for this Agreement, the Security Agency and Intercreditor Deed and the Accounts Agreement;

(ii)
the Original Borrower confirms that no Default or Event of Default is continuing or would occur as a result of that Affiliate becoming an Additional Borrower or Additional Land Co;
(iii)
the Original Borrower confirms at the time of the proposed accession of an Additional Borrower that either (A) such Additional Borrower will own the Expansion Site; or (B) such Additional Borrower’s wholly-owned subsidiary will be the lessor of the relevant long-term lease agreement with respect to the Expansion Site, in which case such wholly-owned subsidiary shall accede as an Additional Land Co, subject to compliance by such Additional Land Co of the other requirements of this Clause;
(iv)
the Facility Agent has received all of the documents and other evidence listed in Part 2 (Conditions Precedent Required to be Delivered by an Additional Borrower or Additional Land Co) of Schedule 2 (Conditions Precedent) in relation to that Affiliate, each in form and substance satisfactory to the Facility Agent; and
(v)
the Facility Agent has notified the Original Borrower and the Lenders that it has received all such documents and other evidence in form and substance satisfactory to it.
(b)
The Facility Agent shall notify the Original Borrower and the Lenders promptly upon being satisfied that it has received all documents and other evidence in satisfactory form and substance under paragraph (a) above.

30.3 Permitted Restructuring Accessions

(a)
Land Co shall accede as an Obligor under this Agreement and the other Finance Documents by executing an Accession Deed in form and substance satisfactory to the Facility Agent in accordance with Clause 20.40 (Permitted Restructuring). With effect from the date of such accession, Land Co shall assume all the rights and obligations of an Obligor under the Finance Documents as if it had been an original party thereto.
(b)
The New Borrower shall accede as an Obligor under this Agreement and the other Finance Documents by executing an Accession Deed in form and substance satisfactory to the Facility Agent in accordance with Clause 20.40 (Permitted Restructuring). With effect from the date of such accession, the New Borrower shall assume all the rights and obligations of an Obligor under the Finance Documents as if it had been an original party thereto.

30.4 Repetition of Representations

The Repeating Representations are deemed to be made by each Additional Borrower by reference to the facts and circumstances then existing on the date on which the Additional Borrower becomes or became a Borrower (as applicable).

30.5 Replacement of a Parent Guarantor

(a)
Following a disposal by a Parent Guarantor of its direct or indirect interest in Nscale Ventures Holdings Norway AS to the extent that such disposal would not constitute a Change of Control, the Borrower may request that a Parent Guarantor (a “Retiring Guarantor”) be replaced by another entity (a “Replacement Guarantor”) in respect of the proportionate part of the guaranteed liabilities corresponding to the disposed interest under the Retiring Guarantor’s Parent Company Guarantee by delivering to the Facility Agent a notice (a “Replacement Guarantor Notice”).
(b)
A Replacement Guarantor Notice is not effective on delivery and the Facility Agent shall not be required to accept a Replacement Guarantor Notice unless:
(i)
no Default is continuing or would result from the acceptance of the Replacement Guarantor Notice (and the Borrower has confirmed this is the case);
(ii)
the Replacement Guarantor satisfies the Minimum Credit Conditions;
(iii)
the Facility Agent has confirmed to the Borrower (acting upon the instructions of the Majority Lenders) that each Finance Party is satisfied that all applicable “know your customer” and anti-money laundering checks have been completed in respect of the Replacement Guarantor to the satisfaction of each relevant Finance Party;
(iv)
neither the Replacement Guarantor nor any of its Affiliates is a Restricted Person;
(v)
the Replacement Guarantor has provided a replacement Parent Company Guarantee on substantially the same form as the Parent Company Guarantee of the Retiring Guarantor, or such other form and substance satisfactory to the Facility Agent (acting reasonably);
(vi)
the Facility Agent has received a legal opinion(s) from legal counsel to the Obligors acceptable to the Facility Agent (acting reasonably) in respect of the capacity and authority of the Replacement Guarantor to enter into the replacement Parent Company Guarantee and the validity, legality, enforceability and binding nature of the obligations of the Replacement Guarantor thereunder (in form and substance satisfactory to the Facility Agent, acting reasonably); and
(vii)
the Borrower has paid or procured that any costs, fees and expenses (including legal fees) incurred by the Finance Parties in connection with the replacement are paid.
(c)
For the purposes of this Clause 30.5, “Minimum Credit Conditions” means that the Replacement Guarantor shall have:
(i)
a credit rating of at least Baa2 by Moody’s or BBB from S&P or Fitch at the time the Retiring Guarantor transfers the relevant equity interests to the Replacement Guarantor or any of its Affiliates; or
(ii)
on a consolidated basis:
(A)
evidenced financial resources substantially equivalent to or better than that of the Retiring Guarantor as of the date of this Agreement, to the reasonable satisfaction of the Facility Agent;
(B)
the ability to perform and comply with the payment obligations to be assumed under this Agreement and the parent company guarantee to be entered into between the Replacement Guarantor and the Facility Agent; and

(C)
at all times, liquidity in an aggregate amount not less than the Minimum Liquidity Amount (as defined in the Parent Company Guarantee) (or its equivalent in other currencies).

31. Amendments and Waivers

31.1 Security Agency and Intercreditor Deed

This Clause 31 is subject to the terms of the Security Agency and Intercreditor Deed.

31.2 Required consents

(a)
Subject to Clause 31.3 (All Lender matters), Clause 31.4 (Eksfin matters), Clause 31.5 (Super Majority Lender matters), Clause 31.6 (Other exceptions), Clause 31.7 (Excluded Commitments) and Clause 31.9 (Disenfranchisement of Defaulting Lenders), any term of the Finance Documents may be amended or waived only with the prior written consent of the Majority Lenders and the Borrower and any such amendment or waiver will be binding on all Parties.
(b)
The Facility Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 31.2.
(c)
Without prejudice to the generality of clause 24.7 (Rights and discretions) of the Security Agency and Intercreditor Deed, the Facility Agent may engage, pay for and rely on the services of lawyers in determining the consent level required for and effecting any amendment, waiver or consent under this Agreement.
(d)
Each Obligor agrees to any such amendment or waiver permitted by this Clause 31 which is agreed to by the Borrower. This includes any amendment or waiver which would, but for this paragraph (d), require the consent of all of the Obligors.
(e)
Paragraph (c) of Clause 28.10 (Pro rata interest settlement) shall apply to this Clause 31.
(f)
For the avoidance of doubt, no consent from any of the Lenders shall be required in connection with the establishment of an Accordion Facility pursuant to an Accordion Facility Notice (other than the consent of the relevant Accordion Facility Lender(s)) and provided such Facility is established in accordance with Clause 2.2 (Accordion Facility).
(g)
Any amendment or waiver which:
(i)
relates only to the rights or obligations applicable to a particular Utilisation, Facility or class of Lender; and
(ii)
does not materially and adversely affect the rights or interests of the Lenders in respect of any other Utilisation or Facility or another class of Lender,

may be made in accordance with this Clause 31 but as if references in this Clause 31 to the specified proportion of Lenders (including, for the avoidance of doubt, all Lenders) whose consent would, but for this paragraph (g), be required for that amendment or waiver were to that proportion of the Lenders participating in that particular Utilisation or Facility or forming part of that particular class.

31.3 All Lender matters

Subject to Clause 31.5 (Other exceptions), Clause 31.7 (Excluded Commitments) and Clause 31.9 (Disenfranchisement of Defaulting Lenders), an amendment, waiver or (in the case of a Security Document) a consent of, or in relation to, any term of any Finance Document that has the effect of changing or which relates to:

(a)
the definition of “Cash Waterfall”, “Change of Control”, “Change of Law”, “Completion Date”, “Completion Long-Stop Date”, “DC Completion Date”, “Majority Lenders” or “Super Majority Lenders” in Clause 1.1 (Definitions);
(b)
the definition of “Anti‑Corruption Laws”, “Anti‑Money Laundering Laws”, “Blocking Law”, “Material Event of Default”, “Prohibited Payment”, “Relevant Person”, “Restricted Person”, “Sanctions”, “Sanctions Event of Default”, “Sanctions List” or “Sanctions Authority” in Clause 1.1 (Definitions and Interpretation);
(c)
an extension to or postponement of the Final Maturity Date or date of payment of any amount under the Finance Documents (other than in relation to Clause 8 (Prepayment and Cancellation));
(d)
a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;
(e)
a change in currency of payment of any amount under the Finance Documents;
(f)
an increase in any Commitment or the Total Commitments (other than as otherwise permitted by the Finance Documents), an extension of any Availability Period or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably under the relevant Facility;
(g)
a change to any Obligor unless expressly permitted under the Finance Documents;
(h)
an amendment to the nature or scope of, or release of, the Parent Company Guarantee and any guarantee provided by Land Co under the Finance Documents unless permitted by the Finance Documents;
(i)
any change to Clause 1.3 (Blocking laws), Clause 8.5 (Mandatory prepayment – Sanctions), Clause 18.17 (Prohibited Payments), Clause 18.18 (Compliance with Anti‑Corruption Laws, Anti‑Money Laundering Laws and Sanctions), Clause 20.5 (Anti‑Corruption Laws, Anti‑Money Laundering Laws and Sanctions), Clause 20.6 (Use of proceeds), Clause 23.25 (Anti‑Money Laundering Laws undertakings), Clause 23.27 (Anti‑Corruption Laws undertakings), Clause 23.28 (Anti‑Money Laundering Laws representations) or Clause 23.29 (Anti‑Corruption Laws representations);
(j)
any provision which expressly requires the consent of all the Lenders;
(k)
Clause 2.4 (Nature of a Finance Party’s Rights and Obligations), Clause 5.1 (Availability and Drawdown), Clause 8 (Prepayment and Cancellation), Clause 28 (Transfers by the Lenders), Clause 30 (Changes to the Parties), this Clause 31, Clause 43 (Governing Law) or Clause 44 (Jurisdiction and Enforcement);
(l)
a modification related to any of the voting provisions;

(m)
(other than as expressly permitted by the Finance Documents) the nature or scope of:
(i)
the Transaction Security; or
(ii)
the manner in which the proceeds of enforcement of the Transaction Security are distributed;
(n)
the release of any Transaction Security unless permitted under this Agreement or any other Finance Document or relating to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is permitted under this Agreement or any other Finance Document;
(o)
any other provision which requires all Lender consent pursuant to clause 24.1 (Required consents) of the Security Agency and Intercreditor Deed; or
(p)
Clauses 4.1 (Initial Conditions Precedent), 4.2 (Further Conditions precedent) and the conditions precedent and/or subsequent (as applicable) under such foregoing Clauses,

shall not be made, or given, without the prior written consent of all the Lenders.

31.4 Eksfin matters

Any amendment or waiver that relates to Clauses 8.10 (Mandatory prepayment – Environmental and Social Incidents and Claims), 20.3 (Environmental and social compliance) and 20.4 (Reporting on Greenhouse Gas Emissions) may be amended or waived only with the prior written consent of Eksfin.

31.5 Super Majority Lender matters

Subject to Clause 31.7 (Excluded Commitments) and Clause 31.9 (Disenfranchisement of Defaulting Lenders), an amendment, waiver or (in the case of a Security Document) a consent of, or in relation to, any term of any Finance Document that has the effect of changing or which relates to:

(a)
Clause 19 (Financial Covenants);
(b)
the definition of “Eligible Customer”; and
(c)
the DC Services Agreement that would be reasonably likely to have an adverse effect on the Lenders,

in each case, shall not be made, or given, without the prior written consent of the Super Majority Lenders.

31.6 Other exceptions

(a)
An amendment or waiver which relates to the rights or obligations of an Agent, an Arranger or a Secured Hedge Counterparty (each in their capacity as such) may not be effected without the prior written consent of that Agent, that Arranger or that Secured Hedge Counterparty, as the case may be.
(b)
Any amendment or waiver that relates to:
(i)
any pro rata payment or sharing under Clause 26 (Sharing among the Finance Parties), Clause 28.10 (Pro rata interest settlement), Clause 32.4(b) (Impaired Agent), Clause 32.6 (Partial payments) or Clause 32.11(d) (Disruption to payment systems);

(ii)
(subject to any amendment or waiver relating to the definition of “Cash Waterfall” under Clause 31.3 (All Lender matters)) Clause 8.17 (General) and 32.6 (Partial Payments);
(iii)
(subject to any amendment or waiver relating to the definition of “Change of Control” under Clause 31.3 (All Lender matters)) Clause 8.6 (Mandatory Prepayment – Change of Control), Clause 8.17(f)(iii) (General), Clause 8.18 (Facility Agent’s receipt of notices) and 8.19 (Restrictions);
(iv)
an extension of any grace period applicable under the Finance Documents (as permitted by law where applicable);
(v)
any conversion of cash payment to a payment in kind as permitted under the Finance Documents;

shall not be made, or given, without the prior written consent of each Lender directly and adversely affected by such amendment or waiver.

31.7 Excluded Commitments

If any Lender fails to respond to a request for a consent, waiver, amendment of or in relation to any term of any Finance Document or any other vote of Lenders under the terms of this Agreement within fifteen (15) Business Days of that request being made (or, in the case of a Defaulting Lender, ten (10) Business Days) (in each case, unless the Borrower and the Facility Agent agree to a longer time period in relation to any request), (such Lender being a “Non-Responding Lender”) then:

its Commitment(s) shall not be included for the purpose of calculating the Total Term Facility Commitments or Total Commitments under the relevant Facility or Facilities when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Term Facility Commitments or Total Commitments has been obtained to approve that request;

(a)
its Revolving Facility Commitment(s) shall not be included for the purpose of calculating the Total Revolving Facility Commitments under the relevant Revolving Facility when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Revolving Facility Commitments has been obtained to approve that request;
(b)
its share in the outstanding Term Loans shall not be included for the purpose of calculating the aggregate of all the Term Loans outstanding under the relevant Facility or Facilities when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of the outstanding Term Loans has been obtained to approve that request; and
(c)
its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

31.8 Replacement of a Lender

(a)
If:
(i)
any Lender becomes a Non-Consenting Lender (as defined in paragraph (j) below);

(ii)
a Lender has become and continues to be a Defaulting Lender; or
(iii)
the Borrower becomes obliged to repay any amount pursuant to Clause 8.1 (Mandatory prepayment – illegality) or to pay any additional amounts pursuant to Clause 13 (Increased Costs), Clause 12.2 (Tax gross‑up) or Clause 12.3 (Tax indemnity) to any Lender, then the Borrower may upon five (5) Business Days’ notice to the applicable Lender (and ten (10) Business Days’ notice in the case of a Defaulting Lender) and the Facility Agent, replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to this Agreement all (and not part only) of its rights and obligations under the Finance Documents to which it is a party (including any undrawn Revolving Facility Commitment and any rights and obligations in respect of the Revolving Facility), to:

(A)
another Lender who agrees to accept such assignment; or
(B)
where no other Lender agrees to be the assignee or transferee, another bank or financial institution or trust, fund or other entity (other than a Restricted Lender) which is regularly engaged in or is established for the purpose of making, purchasing or investing in loans, securities or other financial assets procured by the Borrower and which confirms its willingness to assume and does assume all the obligations, or all the relevant obligations, of the transferring Lender in accordance with this Agreement.
(b)
On receipt of a notice under paragraph (a)(A) above the applicable Lender must transfer all of its rights and obligations under the Finance Documents to which it is a party:
(i)
in accordance with the assignment or transfer provisions included in the Finance Documents to which it is a party;
(ii)
on the date specified in the notice, and in the case of a Defaulting Lender, such transfer must take place no later than thirty (30) Business Days after the notice referred to in paragraph (a) above; and
(iii)
to the assignee or transferee specified in the notice.
(c)
The obligations of any Lender under paragraph (a)(A) above are subject to:
(i)
the assignee or transferee agreeing to such assignment or transfer being completed in accordance with the assignment or transfer provisions under the Finance Documents to which it is a party;
(ii)
the Borrower having given notice under paragraph (a) above no later than the date falling ninety (90) days after the circumstances or notice described in paragraph (a) above;
(iii)
the applicable assignor or transferor Lender having received payment of, or the assignment or transfer becoming effective upon payment of, an amount equal to the outstanding principal of its Loan, accrued interest thereon, Break Costs (if applicable), accrued fees and all other amounts payable to it under the Finance Documents from the assignee or transferee (in the case of outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) (unless a lesser amount is agreed between the exiting Lender, Borrower and new Lender); and

(iv)
satisfaction of all “know your customer” requirements in relation to the proposed assignee or transferee (with such Lender performing the checks as soon as reasonably practicable following delivery of the notice set out in paragraph (a) above and shall notify the Facility Agent and the Borrower when it is satisfied that it has complied with those checks).
(d)
A Lender shall not be required to make any such assignment or transfer if, before such assignment or transfer, the circumstances entitling the Borrower to require such assignment or transfer cease to apply.
(e)
No Finance Party shall have any obligation to the Borrower to find a replacement Lender.
(f)
In the event of a replacement of a Non-Consenting Lender or Non-Responding Lender, such replacement must take place no later than 90 days after the date the Non-Consenting Lender and/or Non-Responding Lender (as applicable) notifies the Borrower and the Facility Agent of its failure or refusal to give a consent in relation to, or agree to any waiver or amendment to the Finance Documents requested by the Borrower.
(g)
In no event shall the Lender replaced under this Clause 31.8 be required to pay or surrender to such replacement Finance Party any of the fees received by such Lender pursuant to the Finance Documents.
(h)
The Borrower will pay all reasonable costs of each Finance Party incurred in connection with the replacement of a Lender requested by the Borrower.
(i)
For the avoidance of doubt, such replacement of a Lender which is the Facility Agent or the Security Agent (as applicable) shall not affect or replace its role as Facility Agent or the Security Agent (as applicable).
(j)
In the event that:
(i)
the Borrower or the Facility Agent (at the request of Borrower) has requested the Lenders to give a consent in relation to, or to agree to a Waiver or amendment of, any provisions of the Finance Documents;
(ii)
the consent, Waiver or amendment in question requires the approval of all the Lenders or the Super Majority Lenders; and
(iii)
Lenders whose Commitments aggregate either:
(A)
in the case of a consent, Waiver or amendment requiring the approval of all the Lenders, more than seventy-five per cent. (75%) of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than seventy-five per cent. (75%) of the Total Commitments prior to that reduction); or
(B)
in the case of a consent, Waiver or amendment requiring the approval of the Super Majority Lenders, more than sixty-six and two-thirds per cent. (66 2/3%) of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than sixty-six and two-thirds per cent. (66 2/3%) of the Total Commitments prior to that reduction), have consented or agreed to such Waiver or amendment, then any Lender who does not and continues not to consent or agree to such waiver or amendment shall be deemed a “Non-Consenting Lender”.

31.9 Disenfranchisement of Defaulting Lenders

(a)
For so long as a Defaulting Lender has any Available Commitment, in ascertaining:
(i)
the Majority Lenders or the Super Majority Lenders; or
(ii)
whether:
(A)
any given percentage (including, for the avoidance of doubt, unanimity) of the Total Term Facility Commitments, share in the outstanding Term Loans or Total Commitments under the relevant Facility or Facilities; or
(B)
the agreement of any specified group of Lenders,

has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents, that Defaulting Lender’s Commitments under the relevant Facility or Facilities will be reduced by the amount of its Available Commitments under the relevant Facility or Facilities and, to the extent that that reduction results in that Defaulting Lender’s Total Term Facility Commitments, share in the outstanding Term Loans or Total Commitments being zero, that Defaulting Lender shall be deemed not to be a Lender for the purposes of paragraphs (i) and (ii) above.

(b)
For the purposes of this Clause 31.9, the Facility Agent may assume that the following Lenders are Defaulting Lenders:
(i)
any Lender which has notified Facility Agent that it has become a Defaulting Lender; and
(ii)
any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraph (a), (b) or (c) of the definition of “Defaulting Lender” has occurred,

unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Facility Agent) or the Facility Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

31.10 Changes to Reference Rate

Subject to Clause 31.6 (Other exceptions), if a Published Rate Replacement Event has occurred in relation to any Published Rate, any amendment or waiver which relates to:

(a)
providing for the use of a Replacement Reference Rate in place of (or in addition to) the affected Published Rate and;
(b)
(i)
aligning any provision of any Finance Document to the use of that Replacement Reference Rate;

(ii)
enabling that Replacement Reference Rate to be used for the calculation of interest under the Finance Documents (including any consequential changes required to enable that Replacement Reference Rate to be used for the purposes of this Agreement);
(iii)
implementing market conventions applicable to that Replacement Reference Rate;
(iv)
providing for appropriate fallback (and market disruption) provisions for that Replacement Reference Rate; or
(v)
adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Reference Rate (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may, in each case, be made with the consent of the Facility Agent (acting on the instructions of all the Lenders) and the Obligors.

31.11 Technical amendments

Notwithstanding any other provision of this Clause 31.11, the Administrative Agent may at any time without the consent or sanction of the Lenders, concur with the Borrower in making any modifications to any relevant Finance Document, which in the opinion of the Administrative Agent would be proper to make, provided that:

(a)
such modification would not be prejudicial to the position of any Finance Party or adversely affect any individual rights, protections, immunities, indemnities or obligations of the Facility Agent and/or Security Agent; and
(b)
in the opinion of the Administrative Agent such modification is of a formal, minor or technical nature or is to correct a manifest error.

Any such modification shall be made on such terms as the Administrative Agent may determine, shall be binding upon the Lenders, and shall be notified by the Borrower to the Lenders, the Facility Agent and the Security Agent as soon as reasonably practicable thereafter.

32. Payments

32.1 Payments to the Agents

(a)
Unless a Finance Document specifies that payments under it are to be made in another manner, on each date on which an Obligor or a Finance Party is required to make a payment under a Finance Document, that Obligor or Finance Party shall make the same available to the relevant Agent for value on the due date at the time and in such funds specified by that Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.
(b)
Payment shall be made to such account with an office or bank:
(i)
in the principal financial centre of the country of the relevant currency; or
(ii)
in the location of the Facility Office of that Agent,

and with such bank as that Agent, in each case, specifies.

32.2 Distribution

(a)
Each payment received by the Facility Agent under the Finance Documents for another Party must, except as provided below, be made available by the Facility Agent to that Party by payment (as soon as practicable after receipt):
(i)
in the case of a payment to the Borrower, to (A) a Development Account prior to the Completion Date and (B) thereafter, a Revenue Account;
(ii)
in the case of a payment to a Lender, for the account of its Facility Office; and
(iii)
in the case of a payment to a Party other than the Borrower or a Lender, to its account with such office or bank:
(A)
in the principal financial centre of the country of the relevant currency; or
(B)
in the case of a payment in US Dollars, in the location of the Facility Office of that Party,

as it may notify the Facility Agent for this purpose by not less than five (5) Business Days’ prior notice.

(b)
The Facility Agent may apply any amount received by it for the Borrower in or towards payment (as soon as practicable after receipt) of any amount due from the Borrower under the Finance Documents or in or towards the purchase of any amount of any currency to be so applied.

32.3 Clawback

(a)
Where a sum is paid to an Agent under the Finance Documents for another Party, that Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until that Agent has established to its satisfaction that it has actually received that sum.
(b)
Unless paragraph (c) below applies, if an Agent pays an amount to another party and such Agent determines that it has not actually received that amount, then the party to whom that amount (or the proceeds of any related exchange contract) was paid by that Agent shall immediately on demand by that Agent refund the same to the relevant Agent together with interest on that amount from the date of payment to the date of receipt by the relevant Agent at a rate calculated by the relevant Agent to reflect its cost of funds.
(c)
If the Facility Agent has notified the Lenders that it is willing to make available amounts for the account of a Borrower before receiving funds from the Lenders then if and to the extent that the Facility Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to a Borrower:
(i)
the Facility Agent shall notify the Borrower of that Lender's identity and the Borrower shall on formal written demand refund it to the Agent; and
(ii)
the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower to whom that sum was made available, shall on formal written demand pay to the Facility Agent the amount (as certified by the Agent) which will indemnify the Facility Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

32.4 Impaired Agent

(a)
If, at any time, an Agent becomes an Impaired Agent, an Obligor or a Lender which is required to make a payment under the Finance Documents to that Agent may instead either:
(i)
pay that amount direct to the required recipient(s); or
(ii)
if in its absolute discretion it considers that it is not reasonably practicable to pay that amount direct to the required recipient(s), pay that amount or the relevant part of that amount to an interest‑bearing bank account held with an Acceptable Bank and in relation to which no Finance Party Insolvency Event has occurred and is continuing, in the name of the Obligor or the Lender making the payment (the “Paying Party”) and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents (the “Receiving Party” or “Receiving Parties”).

In each case, such Obligor or Lender will make such payments on the due date for payment under the Finance Documents.

(b)
All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the Receiving Party or the Receiving Parties pro rata to their respective entitlements.
(c)
A Party which has made a payment in accordance with this Clause 32.4 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.
(d)
Promptly upon the appointment of a successor Agent in accordance with applicable provision of the relevant Finance Document under which such Agent is appointed, each Paying Party shall (other than to the extent that that Party has given an instruction pursuant to paragraph (e) below) give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Agent for distribution to the relevant Receiving Party or Receiving Parties.
(e)
A Paying Party shall, promptly upon request by a Receiving Party and to the extent:
(i)
that it has not given an instruction pursuant to paragraph (d) above; and
(ii)
that it has been provided with the necessary information by that Receiving Party,

give all requisite instructions to the bank with whom the trust account is held to transfer the relevant amount (together with any accrued interest) to that Receiving Party.

32.5 Communication when Agent is an Impaired Agent

If an Agent is an Impaired Agent the Parties may, instead of communicating with each other through that Agent, communicate with each other directly and (while that Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by that Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Agent has been appointed.

32.6 Partial payments

(a)
If the Facility Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Facility Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:
(i)
first, in or towards payment pro rata of any unpaid amount owing to the Agents;
(ii)
secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under those Finance Documents;
(iii)
thirdly, in or towards payment pro rata of any principal due but unpaid under those Finance Documents; and
(iv)
fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.
(b)
The Facility Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(i) to (a)(iv) above.
(c)
Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

32.7 No set‑off or counterclaim

(a)
All payments made by an Obligor under the Finance Documents must be calculated and made without (and free and clear of any deduction for) set‑off or counterclaim.
(b)
Paragraph (a) above shall not affect the operation of any payment or close‑out netting in respect of any amounts owing under any Secured Hedging Agreement.

32.8 Business Days

(a)
If a payment under the Finance Documents is due on a day which is not a Business Day, the due date for that payment will instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).
(b)
During any extension of the due date for payment of any principal under the Finance Documents in accordance with paragraph (a) above, interest is payable by the Party required to make that payment on that principal at the rate payable on the original due date.

32.9 Currency

(a)
Unless a Finance Document specifies that payments under it are to be made in a different manner, the currency of each amount payable under the Finance Documents is determined under this Clause 32.9.
(b)
A repayment or prepayment of any principal amount shall be made in the currency in which that principal amount is denominated on its due date.
(c)
Each payment of interest shall be made in the currency in which the relevant amount in respect of which the interest is payable was denominated when that interest accrued.
(d)
Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.
(e)
Each other amount payable under the Finance Documents is payable in US Dollars.

32.10 Change of currency

(a)
Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank (or equivalent) of any country as the lawful currency of that country, then:
(i)
any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Facility Agent (after consultation with the Borrower); and
(ii)
any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Facility Agent.
(b)
If a change in any currency of a country referred to in a Finance Document occurs, the Finance Documents will, to the extent the Facility Agent (after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the London interbank market and otherwise to reflect the change in currency.

32.11 Disruption to payment systems

(a)
If either the Facility Agent determines (in its sole discretion) that a Disruption Event has occurred or the Borrower notifies the Facility Agent that a Disruption Event has occurred, the Facility Agent:
(i)
may, and must (subject to paragraph (ii) below) if requested by the Borrower, consult with the Borrower for a period of not more than five (5) days with a view to agreeing any changes to the operation or administration of the Facilities (for the purposes of this Clause 32.11) as the Facility Agent may deem necessary in the circumstances;
(ii)
is not obliged to consult with the Borrower, in accordance with paragraph (i) above, in relation to any changes if, in its opinion, it is not practicable in the circumstances so to do and, in any event, has no obligation to agree to any changes;

(iii)
may consult with the Finance Parties in relation to any changes but is not obliged so to do if, in its opinion, it is not practicable to do so in the circumstances; and
(iv)
must notify the Finance Parties of any changes agreed under this Clause 32.11.
(b)
Any changes agreed between the Facility Agent and the Borrower will be, whether or not it is finally determined that a Disruption Event has occurred, binding on the Parties as an amendment to (or, as the case may be, a Waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 31 (Amendments and Waivers).
(c)
The Facility Agent accepts the discretions given to it by this Clause 32.11 only on the basis that it is not liable (either in contract or tort) for any damages, costs or losses of any kind which any Party may incur or sustain as a result of the Facility Agent taking or not taking any action under this Clause 32.11.
(d)
If the Facility Agent makes any payment to any person in respect of a liability incurred as a result of taking or not taking any action under this Clause 32.11, the amount of that payment is an amount in respect of which each Lender must indemnify the Facility Agent for that Lender’s pro rata share under this Clause 32.11 (unless the Facility Agent has been reimbursed by the Borrower under a Finance Document).
(e)
Paragraphs (c) and (d) above apply:
(i)
notwithstanding any other term of any Finance Document (including any term in Clause 24 (Administrative Parties)); and
(ii)
irrespective of whether the liability arose or payment in respect thereof was made as a result of negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent.

32.12 Timing of payments

If a Finance Document does not provide for when a particular payment is due, that payment will be due within five (5) Business Days of demand by the relevant Finance Party.

32.13 Amounts paid in error

(a)
If the Facility Agent pays an amount to another Party and the Facility Agent notifies that Party that such payment was an Erroneous Payment then the Party to whom that amount was paid by the Facility Agent shall on demand refund the same to the Facility Agent together with interest on that amount from the date of payment to the date of receipt by the Facility Agent, calculated by the Facility Agent to reflect its cost of funds.
(b)
Neither:
(i)
the obligations of any Party to the Facility Agent; nor
(ii)
the remedies of the Facility Agent,

(whether arising under this Clause 32.13 or otherwise) which relate to an Erroneous Payment will be affected by any act, omission, matter or thing which, but for this paragraph (b), would reduce, release or prejudice any such obligation or remedy (whether or not known by the Facility Agent or any other Party).

(c)
All payments to be made by a Party to the Facility Agent (whether made pursuant to this Clause 32.13 or otherwise) which relate to an Erroneous Payment shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.
(d)
In this Agreement, “Erroneous Payment” means a payment of an amount by the Facility Agent to another Party which the Facility Agent determines (in its sole discretion) was made in error.

33. Set‑off

33.1.
Except as otherwise provided in the Finance Documents, a Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the setoff. Each Finance Party shall notify the relevant Obligor and the Facility Agent upon the exercise of any rights of setoff hereunder. This Clause 33.1 shall not affect the operation of any payment or closeout netting in respect of amounts owing under any Secured Hedging Agreement.
33.2.
Any amounts set off by any Lender in accordance with this Clause 33 or under this Agreement shall be subject to the sharing arrangements set forth in the Accounts Agreement.

34. Notices

34.1 Notices

Except as otherwise expressly provided in this Agreement, any communication in connection with this Agreement or any other Finance Document shall be made in accordance with clause 22 (Notices) of the Security Agency and Intercreditor Deed as if such provisions were set out, mutatis mutandis, in this Agreement.

34.2 Change of authorised officer

(a)
In the event of any change in the identity of any of the authorised officers referred to in the documentary evidence provided by the Borrower as a condition to the occurrence of the Signing Date, the applicable party or parties, shall notify the Facility Agent of such change. The Lenders may rely upon and refer to certified signature specimen(s) previously received by the Facility Agent until such time as the Facility Agent receives notice from the Borrower of such change.
(b)
The Borrower shall procure that each authorised signatory referred to in paragraph 1 of Part 1 (Initial Conditions Precedent) of Schedule 2 (Conditions Precedent) shall provide a specimen signature to the Facility Agent certified as true, complete and correct prior to any Finance Document, or any document or notice in connection with any Finance Document, being signed by such authorised signatory.

34.3 Notices and other communications between Agents and Lenders

(a)
The Facility Agent will promptly provide to the Lenders a copy of any notice that the Facility Agent receives from the Security Agent or the Borrower in connection with any Finance Document.

(b)
The Facility Agent will promptly, and in any event no later than one Business Day following the Business Day of its receipt of the same, provide to the Lenders (i) a copy of each Utilisation Request that it receives pursuant to paragraph (a) of Clause 5.1 (Availability and Drawdown) and (ii) a copy of any notice that it receives from or provides to the Security Agent or other Representative in connection with any Finance Document.

35. Calculations and Certificates

35.1 Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

35.2 Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

35.3 Calculations

Any interest, commission or fee accruing under a Finance Document accrues from day to day and is calculated on the basis of the actual number of days elapsed and a year of three hundred and sixty (360) days.

36. Partial Invalidity

If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction that will not affect:

(a)
the legality, validity or enforceability in that jurisdiction of any other provision of the Finance Documents; or
(b)
the legality, validity or enforceability in other jurisdictions of that or any other provision of the Finance Documents.

37. Waivers and Remedies Cumulative

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Finance Document. No election to affirm any Finance Document on the part of any Finance Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

38. Primacy

With respect to the Parties, in the event of any conflict or inconsistency between the terms of this Agreement and the terms of any other Finance Document, clause 26 (Primacy) of the Security Agency and Intercreditor Deed shall apply.

39. Language

Clause 22.8 (English language) of the Security Agency and Intercreditor Deed is hereby incorporated into this Agreement and will apply as if such provisions were set out, mutatis mutandis, in this Agreement.

40. Confidential Information

40.1 Confidentiality

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 40.2 (Disclosure of Confidential Information), Clause 40.3 (Publication of information on websites), Clause 40.4 (Eksfin disclosure) and as reasonably required under the Equator Principles, and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

40.2 Disclosure of Confidential Information

Any Finance Party may disclose:

(a)
to any of its Affiliates, Associates, Lender Associates and Related Funds and any of its or their officers, directors, employees, professional advisors, auditors, insurance and reinsurance brokers, insurers and reinsurers, partners, service providers and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature (except for where such recipient of Confidential Information is subject to professional obligations to maintain the confidentiality of any Confidential Information) and that some or all of such Confidential Information may be price‑sensitive information;
(b)
to any person:
(i)
to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent and, in each case, to any of that person’s Affiliates, Associates, Lender Associates, Related Funds, Representatives and professional advisors;
(ii)
with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub‑participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person’s Affiliates, Associates, Lender Associates, Related Funds, Representatives and professional advisors;
(iii)
appointed by any Finance Party or by a person to whom paragraph (i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf;
(iv)
who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (i) or (ii) above;
(v)
to whom information is required or requested to be disclosed by any court or tribunal of competent jurisdiction, any Sanctions Authority or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange, any applicable securities law and regulations promulgated thereunder, or pursuant to any other applicable law or regulation;

(vi)
to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;
(vii)
to any professional advisors appointed in connection with paragraph (v) above and any transactions or processes undertaken in connection with paragraph (v) above;
(viii)
to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security Interests (or may do so) pursuant to Clause 28.9 (Security over Lenders’ rights);
(ix)
who is a Party; or
(x)
with the consent of the Borrower,

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)
in relation to paragraphs (i), (ii) and (iii) above, the person to whom the Confidential Information is to be given is informed that some or all of such Confidential Information may be price‑sensitive information and that the use of such Confidential Information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the person to whom the Confidential Information is to be given undertakes not to use any Confidential Information for any unlawful purpose and has entered into a Confidentiality Undertaking, except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional advisor and is subject to professional obligations to maintain the confidentiality of the Confidential Information;
(B)
in relation to paragraph (iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price‑sensitive information and that the use of such Confidential Information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the person to whom the Confidential Information is to be given undertakes not to use any Confidential Information for any unlawful purpose; and
(C)
in relation to paragraphs (v), (vi), (vii) and (viii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price‑sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;
(c)
to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking; and

(d)
to any financial or extra‑financial rating agency (including its professional advisors) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price‑sensitive information.

40.3 Publication of information on websites

Without prejudice to any other provisions of this Clause 40, any Lender may, for the purposes of providing details to the public of the transactions contemplated by this Agreement, publish on their respective public web domains and in their published accounts and financial reports, references to their constituting a Lender for purposes of the Project, and, to the extent required by applicable law, the market value of that Lender’s investment (including the denomination of such market value), together with such other information as is approved at such time by the communications team of the Borrower.

40.4 Eksfin disclosure

(a)
Eksfin may disclose such information as it deems appropriate concerning the Obligors, the Project and the Finance Documents to:
(i)
any governmental institution or agency or court of law of Norway; and
(ii)
any relevant office or department of the Organisation for Economic Co-operation and Development (“OECD”).
(b)
The Obligors irrevocably authorise Eksfin to:
(i)
publish the following key information about the transaction (and, for such purpose, to use the Borrower’s and/or the Parent Guarantor’s logo and trademark):
(A)
the name and country of residence of each Obligor;
(B)
the Facility amount;
(C)
the type of assets financed under this Agreement; and
(ii)
Eksfin’s classification of the project risk and the environmental and social impact of the Project;
(iii)
disclose such information as Eksfin deems appropriate concerning the Obligors, the project and the Finance Documents to:
(A)
any governmental institution, agency or court of law in Norway; and
(B)
any relevant office or department of the OECD or the EFTA Surveillance Authority (ESA); and
(iv)
disclose such confidential information as Eksfin deems appropriate concerning the Obligors and the Finance Documents to:
(A)
any person with whom Eksfin proposes to enter (or contemplates entering) into contractual relations in connection with the Finance Documents; and

(B)
any other person in relation to the funding, refinancing, transfer, assignment, sale, sub participation, credit insurance/re insurance or other transaction relating to the Finance Documents (including any enforcement or preservation of rights or obligations thereunder).

40.5 Disclosure to numbering service providers

(a)
Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facilities and/or one or more Obligors the following information:
(i)
names of Obligors;
(ii)
country of domicile of Obligors;
(iii)
place of incorporation of Obligors;
(iv)
the Signing Date;
(v)
Clause 43 (Governing Law);
(vi)
the names of the Agents and the Arrangers;
(vii)
date of each amendment and restatement of this Agreement;
(viii)
amounts of, and names of, the Facilities;
(ix)
amount of Total Term Facility Commitments or Total Commitments;
(x)
currencies of the Facilities;
(xi)
type of Facilities;
(xii)
ranking of Facilities;
(xiii)
the latest Final Maturity Date of the Facilities;
(xiv)
changes to any of the information previously supplied pursuant to paragraphs (i) to (xiii) above (inclusive); and
(xv)
such other information agreed between such Finance Party and the Borrower,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)
The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facilities and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.
(c)
Each Obligor represents that none of the information set out in paragraphs (a)(i) to (a)(xv) above (inclusive) is, nor will at any time be, unpublished price‑sensitive information.

(d)
The Facility Agent shall notify the Borrower and the other Finance Parties of:
(i)
the name of any numbering service provider appointed by the Facility Agent in respect of this Agreement, the Facilities and/or one or more Obligors; and
(ii)
the number or, as the case may be, numbers assigned to this Agreement, the Facilities and/or one or more Obligors by such numbering service provider.

40.6 Entire agreement

This Clause 40 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

40.7 Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price‑sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

40.8 Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrower:

(a)
of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) of Clause 40.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and
(b)
upon becoming aware that Confidential Information has been disclosed in breach of this Clause 40.

40.9 Continuing obligations

The obligations in this Clause 40 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of twelve (12) months from the earlier of:

(a)
the date on which all amounts payable by the Obligors under or in connection with the Finance Documents have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and
(b)
the date on which such Finance Party otherwise ceases to be a Finance Party.

41. Confidentiality of Funding Rates

41.1 Confidentiality and disclosure

(a)
Each Agent and each Obligor agree to keep each Funding Rate confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b) and (c) below.
(b)
Any Agent may disclose:
(i)
any Funding Rate to the Borrower pursuant to the provisions relating to the notification of rates of interest under this Agreement; and

(ii)
any Funding Rate to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a Confidentiality Undertaking.
(c)
Any Agent may disclose any Funding Rate, and each Obligor may disclose any Funding Rate, to:
(i)
any of its Affiliates and any of its or their officers, directors, employees, professional advisors, auditors, partners and Representatives if any person to whom that Funding Rate is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that it may be price‑sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or is otherwise bound by requirements of confidentiality in relation to it;
(ii)
any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price‑sensitive information except that there shall be no requirement to so inform if, in the opinion of the relevant Agent or the Borrower, as the case may be, it is not practicable to do so in the circumstances;
(iii)
any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price‑sensitive information except that there shall be no requirement to so inform if, in the opinion of the relevant Agent or the Borrower, as the case may be, it is not practicable to do so in the circumstances; and
(iv)
any person with the prior written consent of the relevant Lender, as the case may be.

41.2 Related obligations

(a)
Each Agent and each Obligor acknowledge that each Funding Rate is or may be price‑sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each Agent and each Obligor undertake not to use any Funding Rate for any unlawful purpose.
(b)
Each Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender, as the case may be:
(i)
of the circumstances of any disclosure made pursuant to paragraph (c)(ii) of Clause 41.1 (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(ii)
upon becoming aware that any information has been disclosed in breach of this Clause 41.

41.3 No Event of Default

No Event of Default will occur under Clause 23.4 (Breach of other obligations) by reason only of an Obligor’s failure to comply with this Clause 41.

42. Execution

42.1 Counterparts

Each Finance Document may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

43. Governing Law

This Agreement and any non‑contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, English law.

44. Jurisdiction and Enforcement

44.1 Jurisdiction of the English courts

(a)
The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a “Dispute”).
(b)
The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.
(c)
Notwithstanding paragraphs (a) and (b) above, no Finance Party or Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties and Secured Parties may take concurrent proceedings in any number of jurisdictions.

44.2 Service of process

(a)
Without prejudice to any other mode of service allowed under any relevant law, each Obligor:
(i)
irrevocably appoints Nscale Ventures Holdings Norway Limited as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and
(ii)
agrees that failure by an agent for service of process to notify the relevant Obligor of the process will not invalidate the proceedings concerned.
(b)
If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Borrower (on behalf of all the Obligors) must immediately (and in any event within five (5) Business Days of such event taking place) appoint another agent on terms acceptable to the Facility Agent ( acting on the instructions of the Lenders). Failing this, the Facility Agent (acting on the instructions of the Lenders) may appoint another agent for this purpose.

44.3 Waiver of immunity

Each Obligor irrevocably and unconditionally:

(a)
agrees not to claim any immunity from proceedings brought by a Finance Party against an Obligor in relation to a Finance Document and to ensure that no such claim is made on its behalf;
(b)
consents generally to the giving of any relief or the issue of any process in connection with those proceedings; and
(c)
waives all rights of immunity in respect of it or its assets.
45.
Third Party Rights
45.1.
Unless expressly provided to the contrary in a Finance Document, a person who is not a party to this Agreement has no right under the Third Parties Rights Act to enforce or to enjoy the benefit of any term of this Agreement.
45.2.
Notwithstanding any term of this Agreement and subject to the Security Agency and Intercreditor Deed, the consent of any person who is not a Party is not required to amend, terminate or rescind this Agreement at any time.
46.
Survival

The provisions of Clauses 12 (Tax Gross‑Up and Indemnities), 13 (Increased Costs), 14 (Mitigation by the Finance Parties), 16 (Fees), 24 (Administrative Parties), 40 (Confidential Information), 43 (Governing Law) and 44 (Jurisdiction and Enforcement) and this Clause 46 shall survive execution and delivery of each Finance Document, the making and repayment of the Loans, the expiration or termination of the Commitments and the termination of this Agreement.

47.
Entire Agreement

The Finance Documents contain the entire agreement between the parties to the Finance Documents on the matters to which they relate and supersede all prior commitments, agreements and understandings, whether express, implied, written or oral, on those matters.

48.
Limitations on Liability

Subject to express terms of the Finance Documents, no claim shall be made by any Finance Party or any of its respective Affiliates against any other Finance Party or any of its Affiliates, directors, employees, attorneys or agents for any special, indirect, consequential or punitive damages (whether or not the claim therefore is based on contract, tort or duty imposed by law), in connection with, arising out of or in any way related to the transactions contemplated by this Agreement or the other Finance Documents or any act or omission or event occurring in connection therewith; and each Finance Party waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favour.

49.
Bail‑In

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the parties to a Finance Document, each Party acknowledges and accepts that any liability of any party to a Finance Document under or in connection with the

Finance Documents may be subject to Bail‑In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)
any Bail‑In Action in relation to any such liability, including:
(i)
a reduction, in full or in part, in the principal amount or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;
(ii)
a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and
(iii)
a cancellation of any such liability; and
(b)
a variation of any term of any Finance Document and to the extent necessary to give effect to any Bail‑In Action in relation to any such liability.
50.
Acknowledgement Regarding Supported QFCs
50.1.
Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, to the extent that any Finance Document provides support, through a guarantee, Security Interest or otherwise, for any Treasury Transaction that is a QFC or any other agreement or instrument that is a QFC (any such support, “QFC Credit Support”, and any such QFC, a “Supported QFC”), each Party acknowledges and agrees as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd‑Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “US Special Resolution Regimes”) in respect of such Supported QFC and such QFC Credit Support (with the provisions below applicable notwithstanding that any Finance Document or any Supported QFC may in fact be stated to be governed by the laws of the US or a state of the US):
(a)
in the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a US Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and any obligation in or under such Supported QFC or such QFC Credit Support, and any right in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the US Special Resolution Regime if such Supported QFC and such QFC Credit Support (and any such interest, obligation and right in property) were governed by the laws of the US or a state of the US; and
(b)
in the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a US Special Resolution Regime, Default Rights under any Finance Document that may otherwise apply to such Supported QFC or such QFC Credit Support and that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the US Special Resolution Regime if such Supported QFC and each Finance Document were governed by the laws of the US or a state of the US. Without limiting the foregoing, each Party understands and agrees that its rights and remedies with respect to a Defaulting Lender or an Impaired Agent shall not affect any right of any Covered Party with respect to any Supported QFC or any QFC Credit Support.

50.2.
In this Clause 50 (Acknowledgement Regarding Supported QFCs).

“BHC Act Affiliate” means, in respect of a person, its “affiliate” (as that term is defined in, and interpreted in accordance with, 12 United States Code 1841(k));

“Covered Entity” means:

(a)
a “covered entity” as that term is defined in, and interpreted in accordance with, 12 Code of Federal Regulations § 252.82(b);
(b)
a “covered bank” as that term is defined in, and interpreted in accordance with, 12 Code of Federal Regulations § 47.3(b); or
(c)
a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 Code of Federal Regulations § 382.2(b);

“Default Right” has the meaning given to that term in, and shall be interpreted in accordance with, 12 Code of Federal Regulations §§ 252.81, 47.2 or 382.1, as applicable; and

“QFC” has the meaning given to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 United States Code 5390(c)(8)(D).

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

Schedules 1 through 13 and Exhibits to this agreement, which are described above, have been omitted pursuant to Item 601(a)(5) of Regulation S-K because they do not contain information material to an investment or voting decision and that information is not otherwise disclosed in this exhibit or the disclosure document. The registrant will furnish supplementally copies of such schedules and exhibits to the Securities and Exchange Commission or its staff upon request